EXHIBIT 10.45



                   ------------------------------------------

                            Note, Preferred Stock and
                           Warrant Purchase Agreement

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                          Dated as of December 23, 1997



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                                TABLE OF CONTENTS
                                                                            Page

Section 1.   Defined Terms.....................................................1
Section 2.   Purchase and Sale of the Note....................................12
Section 3.   Purchase and Sale of Preferred Stock.............................12
Section 4.   Issuance of Warrants.............................................12
Section 5.   Conditions to Closings...........................................13
Section 6.   Representations and Warranties of Sell...........................14
Section 7.   Representations and Warranties of Purchaser......................20
Section 8.   Financial Reporting..............................................22
             8.1      Financial Reports.......................................22
             8.2      Other Information.......................................23
             8.3      Preparation of Annual and Quarterly Financial
                      Statements in Accordance with GAAP......................23
             8.4      Changes in GAAP and in Practices, Policies and
                      Procedures..............................................23
             8.5      Notice of Certain Events................................24
             8.6      Inspections.............................................25
Section 9.   Affirmative Covenants............................................25
Section 10.  Negative Covenants...............................................27
Section 11.  Financial Tests..................................................31
Section 12.  Events of Default................................................32
Section 13.  Miscellaneous....................................................32

                                    EXHIBITS

Exhibit A - Senior Subordinated Note
Exhibit B - Certificate of Designation
Exhibit C - Warrant Certificate
Exhibit D - Certificate of Responsible Party
Exhibit E - Opinion of TNDE Counsel
Exhibit F - Preemption Agreement
Exhibit G - Certificate of Incorporation

                                    SCHEDULES

Schedule 1 - Liens
Schedule 2 - Trade Names
Schedule 3 - Indebtedness
Schedule 4 - Leases
Schedule 5 - Financial Statements
Schedule 6 - Shareholder Information
Schedule 7 - TNDE Obligations

              NOTE, PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

     This Note, Preferred Stock and Warrant Purchase Agreement (the "Agreement"), dated as of December 23, 1997 (the "Effective Date"), is entered into by and between Tanknology- NDE International, Inc. ("TNDE"), a Delaware corporation, ProEco, Inc. ("ProEco"), a Delaware corporation, Tanknology/NDE Corporation ("NDE"), a Delaware corporation, 2368692 Canada, Inc. ("Canada"), a Canadian Federal corporation and Tanknology-NDE Construction Services, Inc. ("Construction"), a Delaware corporation (collectively referred to herein as "Sellers"), as sellers, and DH Holdings Corp., a Delaware corporation ("Purchaser"), as purchaser.

     WHEREAS, Sellers desire to obtain, and Purchaser is willing to provide, financing of approximately $8 million through (i) the sale and issuance by Sellers to Purchaser of a Senior Subordinated Note (the "Note") in the aggregate principal amount of $6.5 million and (ii) the sale and issuance by TNDE of 150 shares (the "Preferred Shares") of TNDE's Series A Convertible Redeemable Preferred Stock (the "Preferred Stock") at a price of $10,000.00 per share; and

     WHEREAS, TNDE has agreed, in partial consideration of the terms of this Agreement, to issue and sell to Purchaser warrants (the "Warrants") to purchase 4,500,000 shares (the "Warrant Shares") of common stock of TNDE, par value $.0001 per share.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     Section 1. Defined Terms.

     As used herein, the following terms shall have the following meanings, unless the context otherwise requires, as modified, amended or restated from time to time as provided for herein.

     1.1 "Accountant" means TNDE's current independent public accountant or such other independent public accountant as may be selected by TNDE.

     1.2 "Accountant's Statement" means, with respect to each Annual Financial Statement, a written statement of such Accountant stating in effect that in the course of its Audit with respect to such Financial Statement no Default has come to its attention, or, if a Default has come to its attention, stating the nature and period of existence of such Default.

     1.3 "Accounting Period" means the Fiscal Year, Quarter or Month, as applicable.

     1.4 "Accounting Statements" mean collectively, with respect to any Accounting Period, the consolidated balance sheet, consolidated statement of operations, consolidated statement of cash flows and consolidated statement of stockholders equity of TNDE and the Subsidiaries as of the end of such Accounting Period.

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     1.5 "Adjusted EBITDA" means with respect to any Accounting  Period,  EBITDA for that Accounting Period less the sum of (i) taxes paid in cash with respect to such Accounting Period, and (ii) the lesser of (A) $750,000.00 (annualized) and (B) actual Capital Expenditures incurred with respect to that Accounting Period.

     1.6 "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the specified Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     1.7  "Affirmative  Covenants"  means  the  covenants  of TNDE set  forth in
Section 9.

     1.8 "Agreement" means this Note, Preferred Stock and Warrant Purchase Agreement dated as of December 23, 1997 by and among TNDE, ProEco, NDE, Canada, Construction and Purchaser.

     1.9 "Annual Financial Statements" means, with respect to each Fiscal Year, the consolidated and consolidating Accounting Statements of TNDE with respect to such Fiscal Year, presented with corresponding Accounting Statements for the preceding Fiscal Year, which Accounting Statements shall be Audited, prepared in accordance with GAAP and presented in reasonable detail (including appropriate footnotes). Accounting Statements prepared for and contained in TNDE's Form 10-K filed with the SEC shall be deemed to constitute the Annual Financial Statement.

     1.10 "Audit" or "Audited" means, with respect to the Annual Financial Statements, an examination without limitation as to scope by the Accountant in accordance with generally accepted auditing standards for the purpose of expressing an opinion on such Accounting Statements.

     1.11 "Audit Report" means, with respect to the consolidated (but not the consolidating) Annual Financial Statements, the report of the Accountant indicating the scope of the Audit with respect to such Annual Financial Statements and setting forth the opinion of such Accountant with respect to such Annual Financial Statements as a whole, or an assertion to the effect that an overall opinion cannot be expressed. The Audit Report shall set forth any qualification to such opinion and, when such an overall opinion cannot be expressed, set forth the reasons therefor.

     1.12 "Board of Directors" means the board of directors of TNDE and, as applicable and to the extent permitted by law, any committee of such board of directors authorized to exercise the powers of the board of directors.

     1.13 "BOCP" means Bank One Capital Partners, LLC, a Delaware limited liability company.

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     1.14 "BOCP Agreement" means the Note and Warrant Purchase Agreement,  dated as of October 25, 1996, by and among TNDE, certain other parties and BOCP.

     1.15 "Business Day" means any day other than a Saturday, Sunday or day upon which banking institutions are authorized or required by law or executive order to be closed in the City of Houston, Texas.

     1.16 "Capital Stock" of any Person means, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person or partnership interests and any warrants, options or other rights to acquire such stock or interests.

     1.17 "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof which mature within 90 days from the date of acquisition and (ii) time deposits and certificates of deposit, which mature within 90 days from the date of acquisition, of any domestic commercial bank having capital and surplus in excess of $200,000,000.00, which has, or the holding company of which has, a commercial paper rating of at least A-1 or the equivalent thereof by Standard & Poors Corporation or P- I or the equivalent thereof by Moody's Investor Service.

     1.18 "CFO Certificate" means, with respect to the Quarterly Financial Statements and the consolidating Annual Financial Statements, a certificate signed by the Chief Financial Officer of TNDE stating in effect that such Financial Statements, when delivered, (i) were prepared in accordance with GAAP and (ii) fairly present the results of operations for the applicable Accounting Period and the financial condition as of the end of such Accounting Period. The CFO Certificate shall be presented in a standard form reasonably satisfactory to Purchaser.

     1.19 "Closing Date" means December 23, 1997 or such later date as the Parties shall mutually agree in writing.

     1.20 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.21 "Collateral" means the collateral defined in the Pledge Agreement and in the Subordinated Security Agreement.

     1.22 "Common Shares" or "Common Stock" means the shares of common stock, $0.0001 par value, of TNDE, at any time outstanding.

     1.23 "Co-Sale Agreement" means the Co-Sale Agreement dated as of December 23, 1997 by and among TNDE, Proactive Partners, L.P., a California limited partnership, Lagunitas Partners, L.P., a California limited partnership, Jay Allen Chaffee, A. Daniel Sharplin and Purchaser.

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     1.24 "Compliance  Certificate"  means, with respect to each Fiscal Year and each Quarter, a certificate signed by the Chief Financial Officer of TNDE (i) stating that no Default has occurred and is continuing, (ii) stating that, to the best of his knowledge, Sellers are in compliance with each of the Affirmative Covenants and each of the Negative Covenants and (iii) setting forth in reasonable detail a computation of each of the Financial Tests as of the end of the applicable Fiscal Year or Quarter. The Compliance Certificate shall be presented in a standard form reasonably satisfactory to Purchaser.

     1.25 "Debt Service Coverage Ratio" means with respect to any Accounting Period, the ratio of (i) Adjusted EBITDA for such Accounting Period, to (ii) the sum of the following for such Accounting Period: (a) all interest (including interest on the Note); (b) preferred dividends; (c) actual scheduled principal amortization of the Senior Indebtedness for the applicable period; and (d) actual scheduled principal amortization of the Note for the applicable period.

     1.26 "Default" is defined in the Note attached hereto as Exhibit A.

     1.27 "Disposition" means (i) a merger, consolidation or other business combination in which TNDE is not the surviving entity and in which TNDE's stockholders receive cash or non-cash consideration in exchange for or in respect of their shares of Capital Stock of TNDE or (ii) the sale, lease, conveyance, transfer or other disposition (other than the grant of a security interest) in any single transaction or series of related transactions of all or substantially all of the assets of TNDE.

     1.28 "Dividends" in respect of any corporation means:

          (i) Cash distributions or any other distributions on, or in respect of, any class of equity security of such corporation, except for distributions made solely in shares of securities of the same class; and

          (ii) Any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such securities; but shall exclude the exercise of the Warrants or the conversion or redemption of the Preferred Shares.

     1.29 "EBITDA" means, as determined as of any date, earnings of TNDE and the Subsidiaries (as reflected on the most recent Financial Statements) for the applicable period ended immediately prior to any such date of determination determined by excluding all amounts expensed as reflected on such Financial Statements during such applicable period with respect to (i) interest expense with respect to Permitted Indebtedness, (ii) federal and state income tax expense, (iii) depreciation expense, (iv) accretion expense and (v) amortization expense.

     1.30 "Environmental Law" means any and all laws, statutes, judgements, ordinances, rules, regulations, orders, determinations, interpretations or guidance of any governmental authority, whether now existing or hereafter effected, pertaining to health or the

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environment  in  effect  in any  and  all  jurisdictions  in  which  TNDE or the
Subsidiaries are conducting or at any time have conducted business, or where any property of TNDE or the Subsidiaries, whether leased or owned, is located, or where any hazardous substances generated or disposed of by TNDE or the Subsidiaries are located.

     1.31 "ERISA" means the Employee Retirement Security Act of 1974, as amended from time to time.

     1.32 "ERISA Affiliate" means all members of the group of corporations and trades or businesses (whether or not incorporated) which, together with TNDE, are treated as a single employer under Section 414 of the Code.

     1.33 "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA or Section 412 of the Code maintained or contributed to by TNDE or any ERISA Affiliate with respect to which TNDE has a fixed or contingent liability.

     1.34 "Event of Default" is defined in the Note  attached  hereto as Exhibit
A.
     1.35 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     1.36 "Financial Statements" means the Annual Financial Statements, Monthly Financial Statements and Quarterly Financial Statements.

     1.37 "Financial Tests" means the financial tests with respect to TNDE and the Subsidiaries set forth in Section 11, which tests are based upon the Annual Financial Statements and Quarterly Financial Statements and determined as provided for therein.

     1.38 "Fiscal Quarter" means the three-month periods ending on March 31, June 30, September 30 and December 31 of the applicable Fiscal Year.

     1.39 "Fiscal Year" means each year ended on December 31, or other fiscal year of TNDE adopted in the manner provided for in this Agreement. Each Fiscal Year consists of four Quarters.

     1.40 "GAAP" means those generally accepted accounting principles and practices as in effect from time to time which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

     1.41 "Indebtedness" means with respect to TNDE, as of any date of determination, (i) all indebtedness of TNDE and the Subsidiaries for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture, or similar instrument, reflected on the most recent Financial Statements, (ii) all obligations of TNDE and the Subsidiaries under any financing lease, (iii) all obligations of TNDE and the Subsidiaries in respect of letters of credit, acceptances, or similar obligations issued or created for the account of TNDE and the Subsidiaries, (iv) all guaranty obligations of TNDE and the Subsidiaries, and (v) all liabilities secured by any lien on any property owned by TNDE or the Subsidiaries, whether or not TNDE or the Subsidiaries have assumed or otherwise become liable for the payment thereof; provided that, the term "Indebtedness" shall not include any obligations incurred with regard to performance bonds and payment bonds relating to the business of Construction.

     1.42 "Interest Rate"is defined in the Note attached hereto as Exhibit A.

     1.43 "Intercreditor Agreement" means the Intercreditor and Subordination Agreement dated as of December 23, 1997, by and between Purchaser and the Senior Lender, as modified, amended or restated from time to time.

     1.44 "Investment" is defined in Section 10(e) hereof.

     1.45 "Lender Reports" means, without duplication of statements, certificates, notices or reports furnished to Purchaser pursuant to Section 8.1 of this Agreement, copies of all financial statements, certificates, notices, reports or other information furnished to any bank, financial institution or note purchaser pursuant to the requirements of any loan or note purchase or similar agreement with respect to any material Indebtedness of TNDE or any of the Subsidiaries.

     1.46 "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the uniform commercial code or comparable law of any jurisdiction in respect of any of the foregoing).

     1.47 "Litigation" is defined in the Note attached hereto as Exhibit A.

     1.48 "Management Letters" means any letter or report furnished by the Accountants to management of TNDE or any Subsidiary in connection with any Audit or otherwise describing findings or recommendations with respect to the accounting or management practices or procedures of TNDE and the Subsidiaries and, including, all reports submitted to TNDE or the Subsidiaries by the Accountant in connection with any interim or special audit made by the Accountant.

     1.49 "Material Adverse Effect" means a material adverse effect on the respective Person's business, property, assets, prospects, condition (financial or otherwise) or results of operations, or on the rights of such Person hereunder.

     1.50 "Maturity Date" is defined in the Note attached hereto as Exhibit A.

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     1.51  "Minutes"  means all  minutes,  minutes of written  action or reports
(including schedules and exhibits thereto) of a shareholder's meeting or actions and all meetings or actions of the Board of Directors or any committee thereof or appointed thereby of TNDE.

     1.52 "Month" means a calendar month, and "Monthly" means each Month.

     1.53 "Monthly Financial Statements" means, with respect to each Month the consolidated Accounting Statements of TNDE and the Subsidiaries with respect to such Month, which Accounting Statements shall be prepared and presented in the manner customary for purposes of dissemination for management of TNDE and the Subsidiaries.

     1.54 "Net Worth" means at a particular date, the sum of any warrants (including the Warrant Shares), preferred stock (including the Preferred Shares), par value of common stock, capital in excess of par value of common stock, and retained earnings less treasury stock (if any) determined on a consolidated basis in accordance with GAAP.

     1.55 "Negative Covenants" means the covenants of TNDE set forth in Section 10.

     1.56 "Net Income" means for any period, the net income (or loss) of TNDE and the Subsidiaries after allowance for taxes for such period, determined in accordance with GAAP; provided that there shall be excluded from the calculation of such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which TNDE or the Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of TNDE or the Subsidiaries in accordance with
GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to TNDE or the Subsidiaries; (ii) the net income (or loss) of any Person acquired in a pooling-of-interest transaction for any period prior to the date of such transaction and any expenses incurred by TNDE or the Subsidiaries with respect to such transaction; (iii) any extraordinary gains or losses, including gains or losses attributable to property sales not in the ordinary course of business; (iv) the cumulative effect of a change in accounting principles; (v) any gains or losses attributable to writeups or write downs of assets, and (vi) any expenses relating to accretions associated with any warrants, preferred stock, subordinated debt or other convertible securities.

     1.57 "Note" means the $6,500,000.00 aggregate principal amount Senior Subordinated Note issued and sold by Sellers to Purchaser pursuant to this Agreement, due December 31, 2002. The Note is in the form of Exhibit A.

     1.58 "Notice"means any notice required to be given to any Party under this Agreement in accordance with Section 13(h).

     1.59 "Parties" means TNDE, ProEco, NDE, Canada, Construction and Purchaser collectively, and "Party" means any one of the Parties.

     1.60 "Permitted Indebtedness" means, as of any date of determination the aggregate amount of all Indebtedness of TNDE and the Subsidiaries outstanding as of such date of determination but only to the extent that the amount of such Indebtedness does not exceed the amounts permitted under this Agreement.

     1.61 "Permitted Liens" means:

          (i)  Liens  incurred  pursuant  to  this  Agreement  and  the  Related
               Documents;

          (ii) Liens securing the Senior Indebtedness as contemplated in the Intercreditor Agreement;

          (iii)Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons;

          (iv) Liens incurred or deposits made in the ordinary course of business (a) in connection with workers' compensation, unemployment insurance, social security and other like laws, or
               (b) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

          (v) attachment, judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (vi) purchase money security interests granted to secure not more than 75% of the purchase price of assets, the purchase of which does not violate this Agreement or any Related Document;

          (vii)Liens securing indebtedness to BOCP which is extinguished upon the Closing Date;

          (viii)Liens specifically identified in Schedule 1; and

          (ix) Liens securing performance bonds and payment bonds relating to the business of Construction.

     1.62 "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other form of entity.

     1.63 "Pledge Agreement" means the Security Interest-Pledge of Subsidiary Stock Agreement dated as of December 23, 1997 by and between TNDE and Purchaser.

     1.64 "Preemptive Rights Agreement" means the Preemptive Rights Agreement dated as of December 23, 1997 by and between TNDE and Purchaser.

     1.65 "Preferred Shares" or "Preferred Stock" means TNDE's Series A Redeemable Convertible Preferred Stock, par value $.01 per share, carrying the rights, characteristics and obligations set forth in the Certificate of Designation attached hereto as Exhibit B.

     1.66 "Proceeds" means proceeds as such term is used in the Uniform Commercial Code of the State of Delaware, as amended from time to time, together with any successor law and as contemplated in the Pledge Agreement and in the Subordinated Security Agreement.

     1.67 "Purchaser" means DH Holdings Corp., a Delaware corporation, together with its successors and assigns.

     1.68 "Quarter" means each quarter annual period of the Fiscal Year, and "Quarterly" means each Quarter. Each Quarter consists of three Months.

     1.69 "Quarterly Financial Statements" means, with respect to each Quarter, the consolidated Accounting Statements of TNDE and the Subsidiaries with respect to such Quarter and the current Fiscal Year to date, presented with corresponding Accounting Statements for the same Quarter and Fiscal Year to date period for the preceding Fiscal Year, which Accounting Statements shall be prepared in accordance with GAAP (subject to applicable year end adjustments) and presented in reasonable detail (but omitting footnotes that would substantially duplicate footnotes contained in the most recent Annual Financial Statements). Accounting Statements prepared for and contained in TNDE's Form 10-Q filed with the SEC shall be deemed to constitute the Quarterly Financial Statement.

     1.70  "Registration   Rights  Agreement"  means  the  Registration   Rights
Agreement dated as of December 23, 1997 by and between TNDE and Purchaser.

     1.71 "Related Documents" means the Note, the Subordinated Security Agreement, the Pledge Agreement, the Preemptive Rights Agreement, the Registration Rights Agreement, the Warrant Certificate, the Certificate of Designation and the Co-Sale Agreement.

     1.72 "Representation(s) and Warranty(ies)" means the representations and warranties of Sellers set forth in Section 6 and in any certificate of any of the Sellers delivered pursuant to Section 5.

     1.73 "Responsible Officer" means the chairman of the board, chief executive officer, chief operating officer, chief financial officer or chief accounting officer of TNDE or any other officer of TNDE involved principally in its financial administration of its controllership function.

     1.74 "Restricted Payments" means any of the following:

          (i) any dividend on any class of TNDE's Capital Stock (other than with respect to Purchaser's Preferred Stock);

          (ii) any other distribution on account of any class of TNDE's Capital Stock;

          (iii)any  redemption,   purchase  or  other  acquisition,   direct  or
               indirect, of any shares of TNDE's Capital Stock (other than with respect to Purchaser's Preferred Stock); and

          (iv) any  management,  consulting  and other  fees  paid to  Proactive
               Partners, L.P., Lagunitas Partners, L.P., their respective partners and employees and their successors and assigns (other than as provided for in this Agreement).

Notwithstanding the foregoing, Restricted Payments shall not include (A) dividends paid, or distributions made, in Capital Stock of TNDE; or (B) exchanges of Capital Stock of TNDE for another class of Capital Stock of TNDE, except to the extent that cash or other non-stock value is involved in such exchange.

     1.75 "SEC" means the United States Securities and Exchange Commission (or any governmental body or agency succeeding to its functions).

     1.76 "Securities Act" means the Securities Act of 1933, as amended from time to time.

     1.77  "Security   Agreements"  mean   collectively,   the  Senior  Security
Agreement, the Subordinated Security Agreement and the Pledge Agreement.

     1.78 "Sellers" means TNDE, ProEco, Canada and Construction.

     1.79 "Senior Indebtedness" means the Senior Loans and Indebtedness incurred pursuant to the terms of any agreement between TNDE, any of the Subsidiaries and any bank or financial institution providing for revolving credit loans secured by the Collateral; provided that, any other agreement shall be consented to in writing by DH, which consent shall not be unreasonably withheld, and the lender with respect thereto shall have been granted a first perfected security interest in the Collateral on terms substantially equivalent to those set forth in the Senior Security Agreement; further provided that, the term "Senior Indebtedness" may include up to $11 million of Indebtedness incurred by TNDE or the Subsidiaries to replace the indebtedness incurred with respect to the Senior Loan Agreement and such debt replacement need not be consented to by DH; provided further that, notwithstanding the foregoing, any such replacement of Indebtedness by the Company on terms materially adverse to DH shall not be undertaken without the prior written consent of DH.

     1.80 "Senior Lender" means Bank One, Texas, N.A., as lender under the Senior Loan Agreement, together with its successors and assigns in such capacity or any substitutes or Persons acting in the same or similar capacity with respect to Senior Indebtedness.

     1.81 "Senior Loan Agreement" means the Loan Agreement, dated as of October 25, 1996, by TNDE, certain other parties and the Senior Lender, including all extensions, renewals and refinancings thereof.

     1.82 "Senior Loans" means the term loan and revolving line of credit granted by the Senior Lender to TNDE and certain other parties pursuant to the Senior Loan Agreement, including all extensions, renewals and refinancings thereof.

     1.83 "Senior Security Agreement" means the Security Agreement dated as of October 25, 1996, by and among TNDE and the Senior Lender, as modified, amended or restated from time to time, together with any other agreements securing the payment of the obligations evidenced by the Senior Loans or under the Senior Loan Agreement.

     1.84 "Subordinated Debt" means Indebtedness of TNDE and the Subsidiaries which is subordinated, in a manner satisfactory to and approved in writing by Purchaser, to the Indebtedness of Sellers evidenced by the Note.

     1.85 "Subordinated Security Agreement" means the Security Agreement-Personal Property dated as of December 23, 1997 by and between Sellers and Purchaser, as modified, amended or restated from time to time, together with any other agreements securing the payment of the obligations evidenced by the Note or under this Agreement.

     1.86 "Subsidiary" or "Subsidiaries" means any corporation 50% or more of the Capital Stock of which, except directors' qualifying shares, shall at the time as of which any determination is being made, be owned by TNDE either directly or through Subsidiaries.

     1.87 "Subsidiary Stock" is defined in the Pledge Agreement.

     1.88 "Total Liabilities"of any Person shall mean, as of any date, all amounts which would be included as liabilities on a balance sheet of such Person as of such date prepared in accordance with GAAP.

     1.89 "Transfer" means, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

     1.90 "UCC" means the Uniform Commercial Code as in effect in the State of Delaware.

     1.91 "Warrant Certificate" means the Warrant Certificate dated as of December 23, 1997 issued by TNDE to Purchaser evidencing Warrants to purchase 4,500,000 Common Shares.

     1.92 "Warrant Shares" shall have the meaning set forth in the recitals to this Agreement.

     1.93 "Warrants" shall have the meaning set forth in the recitals to this Agreement.

     Section 2. Purchase and Sale of the Note.

     Upon the terms and subject to the conditions set forth in this Agreement, Sellers shall issue and sell to Purchaser, and Purchaser shall purchase from Sellers for a purchase price of $6,500,000.00, the Note, due December 31, 2002 and dated as of the Closing Date, made by Sellers to Purchaser in the principal amount of $6,500,000.00. Such purchase and sale shall be consummated on the Closing Date as provided for in this Agreement, and on such date Purchaser shall make payment of the purchase price of the Note by wire transfer of immediately available funds to an account designated by TNDE. The Note shall be in the form attached hereto as Exhibit A.

     Section 3. Purchase and Sale of Preferred Stock.

     Upon the terms and subject to the conditions set forth in this Agreement, TNDE shall issue and sell to Purchaser, and Purchaser shall purchase from TNDE, the Preferred Shares for an aggregate purchase price of $1,500,000.00. Such purchase and sale shall be consummated on the Closing Date as provided for in this Agreement, and on such date Purchaser shall make payment of the purchase price of the Preferred Shares by wire transfer of immediately available funds to an account designated by TNDE. The Preferred Shares shall have the rights and characteristics set forth in the Certificate of Designation attached hereto as Exhibit B.

     Section 4. Issuance of Warrants.

     Upon the terms and subject to the conditions set forth in this Agreement, TNDE shall issue and sell to Purchaser and Purchaser shall purchase from TNDE, the Warrants evidenced by the

Warrant Certificate dated as of the Closing Date in the form attached hereto as Exhibit C. Such sale and purchase shall be consummated on the Closing Date as provided for in this Agreement.

     Section 5. Conditions to Closings.

     The obligations of Purchaser to purchase the Note, the Preferred Shares and the Warrants on the Closing Date is subject to the fulfillment in a manner reasonably satisfactory to Purchaser and its counsel of each of the following conditions precedent.

     (a) Senior Loan Agreement. No event of default or event which with notice, lapse of time or both would constitute an event of default under the Senior Loan Agreement shall have occurred and be continuing and the Senior Lender and Purchaser shall have executed and delivered the Intercreditor Agreement, Amendment No. 3 to the Senior Loan, the Termination Agreement (as defined in ss.9(j)) and the Post-Closing Agreement (as defined in ss.9(j)).

     (b) Execution and Delivery of Related Documents. Each of the Related Documents shall have been duly executed and delivered by all parties thereto, each dated and effective as of the Closing Date.

     (c)   Certificates,   Opinions,   and  Other   Documents.   The   following
certificates, opinions and other documents shall be delivered by or on behalf of
Sellers:

          (i) a certificate of TNDE executed by a Responsible Officer of TNDE in the form of Exhibit D certifying compliance with the closing conditions set forth in this section and any covenants to be performed by Sellers at or prior to the Closing Date;

          (ii) certified copies of the corporate resolutions of Sellers authorizing the execution, delivery and performance of each of Sellers obligations under this Agreement and all of the Related Documents and any other documents to be delivered pursuant to this Agreement or any of the Related Documents;

          (iii)certified   copies  of  TNDE's   Certificate  of   Incorporation,
               including any and all amendments thereto, and a certified copy of the bylaws of TNDE as in effect on the Closing Date;

          (iv) a certificate of the Secretary of TNDE certifying the names of the officers of Sellers authorized to sign this Agreement, the Related Documents and any other documents or certificates to be delivered pursuant to this Agreement or any of the Related
               Documents by TNDE, together with the true signatures of such officers;

          (v) an opinion of counsel for TNDE, addressed to Purchaser, in the form of Exhibit E;

          (vi) UCC-ls with respect to the Collateral under the Subordinated Security Agreement and Pledge Agreement in the forms and as provided for herein;

          (vii)UCC-3s  with  respect  to  any  financing   statements  filed  in
               connection with TNDE's and the Subsidiaries indebtedness to BOCP;

          (viii) the Warrant Certificate;

          (ix) certificates evidencing 150 shares of Preferred Stock issued to Purchaser pursuant to this Agreement; and

          (x) such other opinions, certificates, affidavits, documents and filings, including any and all UCC filings, as Purchaser may deem reasonably necessary or appropriate.

     (d) Disbursements and Deliveries. The following disbursement shall be made out of the proceeds of the sale of the Note and the Preferred Shares:

               $8,000,000 to BOCP to extinguish any and all indebtedness of TNDE and the Subsidiaries to BOCP.

     Section 6. Representations and Warranties of Sellers.

     The representations and warranties of Sellers set forth in this Section 6 shall survive the purchase and sale of the Note, Preferred Shares and Warrants, and any investigation made by Purchaser shall not diminish the right of Purchaser to rely upon such representations and warranties. Each of the Sellers jointly and severally represents and warrants to Purchaser as follows:

     (a) Organization. TNDE is a corporation duly incorporated and validly existing under the laws of the State of Delaware. The execution, delivery and performance of this Agreement, each of the Related Documents and any instrument or agreement required by this Agreement or any of the Related Documents are within Sellers' powers, have been duly authorized and are not in conflict with the terms of the charter, bylaws or other organizational documents of Sellers.

     (b) Subsidiaries. Each Subsidiary is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation. Immediately after the date of Closing, neither TNDE nor any of the Subsidiaries will own any Capital Stock, membership interest or other equity interest in or of any other Person, other than Subsidiary Stock. As of the date hereof, none of the Subsidiaries other than ProEco, NDE, Canada and Construction own or hold any assets or conduct any business.

     (c) Good Standing. TNDE and the Subsidiaries are properly licensed and in good standing in each state in which they are doing business, and TNDE and the Subsidiaries have qualified under and, where required, complied with the fictitious name statute of each state in which TNDE or any of the Subsidiaries are doing business.

     (d) Information Submitted. The audited consolidated Annual Financial Statements and unaudited Quarterly Financial Statements of TNDE set forth on
Schedule 5 have been prepared in accordance with GAAP consistently applied and fairly present the financial condition of TNDE and the Subsidiaries as of the dates thereof and the results of its operations for the periods then ended.

     (e) No Material Adverse Change. There has been no material adverse change in the consolidated financial condition of TNDE since the later of (i) September 30, 1997 and (ii) the date of the most recent Financial Statements.

     (f) Disclosure. Neither this Agreement nor any other document, opinion, Accounting Statement, certificate or statement by an officer of any of the Sellers furnished or made by or on behalf of any of the Sellers in connection with the transactions contemplated in this Agreement, contains any untrue statement of a material fact or omits to a state a material fact necessary in order to make the statements contained therein not misleading. To the best knowledge of Sellers, there is no fact peculiar to TNDE or the Subsidiaries which materially and adversely affects or in the future may (so far as Sellers can reasonably foresee) materially and adversely affect the business, property, assets or financial condition of TNDE or the Subsidiaries which has not been disclosed to Purchaser in this Agreement or in other documents, opinions, Accounting Statements, certificates or statements furnished to or made by or on behalf of Sellers to Purchaser in connection with the transactions contemplated by this Agreement.

     (g) No Conflicts. The execution, delivery and performance of this Agreement, the Related Documents and any other instrument or agreement required by this Agreement or any of the Related Documents are not in conflict with any law or any indenture, agreement or undertaking to which any of the Sellers are a party or by which any of the Sellers are bound or affected.

     (h) Authorization and Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any governmental authority or any other Person pursuant to applicable law, and no lapse of the waiting period under the applicable law, is necessary or required in connection with the execution, delivery and performance by any of the Sellers or enforcement against any of the Sellers of this Agreement or the Related Documents or the transactions contemplated hereby and thereby.

     (i) Enforceability. This Agreement is a legal, valid and binding agreement of each of the Sellers, enforceable against each of the Sellers in accordance with its terms, and each Related

Document, and any instrument or agreement required under this Agreement or any of the Related Documents, when executed and delivered, will be similarly legal, valid, binding and enforceable in accordance with their respective terms, except, in either case, as enforcement thereof may be affected by bankruptcy, moratorium, insolvency or similar laws affecting creditors' rights generally or by the application by a court of equitable principles.

     (j) Ownership of Collateral. All Collateral is owned, and all Collateral acquired hereafter will be owned, legally and beneficially, by Sellers, free and clear of all security interests, liens, encumbrances, adverse claims and rights of others except for Permitted Liens and those consented to in writing by the Senior Lender and Purchaser.

     (k) Financing Statements. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of the Senior Lender or Purchaser pursuant to this Agreement and except as related to Permitted Liens. Neither TNDE nor any of the Subsidiaries do business and none have done business within the past five years under a trade name or any name other than its respective legal name set forth at the beginning of this Agreement, except as specified in Schedule 2.

     (l) Perfected Security Interest in Collateral. Except for (i) the payment of all outstanding indebtedness of TNDE and the Subsidiaries to BOCP under the BOCP Agreement and the termination of all financing statements and the return of all Collateral, if any, in the possession of BOCP in connection therewith and
(ii) the filing of financing statements (and continuation statements, where appropriate) with respect to the Collateral and the delivery to Purchaser of any Collateral as to which possession is the only method of perfecting a security interest therein, no further action is necessary in order to establish and perfect Purchaser's lien on or perfected security interest in the Collateral, which lien shall be second only to the lien of the Senior Lender and any Permitted Liens.

     (m) Compliance with Laws. To the best knowledge of Sellers, each of the Sellers has complied with all federal, state and local laws, rules and regulations affecting the business, property or assets of TNDE or the Subsidiaries.

     (n) Environmental Compliance. TNDE and the Subsidiaries and all of their respective properties and facilities have, at all times and in all respects, complied with all Environmental Laws, except where the failure to comply would not have a Material Adverse Effect, assuming all such instances of non-compliance were brought to the attention of appropriate governmental authorities.

     (o) Labor and Employee Relations Matters.

          (i) Neither TNDE nor any of the Subsidiaries is or expects to be the subject of any union organizing activity or labor dispute, nor has there been any strike of any kind called or, to the knowledge of Sellers, threatened to be called against TNDE or the Subsidiaries and neither

               TNDE nor any of the Subsidiaries have violated any applicable federal or state law or regulation relating to labor or labor practices.

          (ii) No present or former employee of TNDE or the Subsidiaries has advanced claims in writing against TNDE or the Subsidiaries (whether under any foreign, federal, state or common law, through a government agency, under an employment agreement, collective bargaining agreement, personal service or independent contractor agreement or otherwise) that are currently pending for (a) overtime pay, other than overtime pay for the current payroll period; (b) wages, salaries or profit sharing (excluding wages, salaries or profit sharing for the current payroll period); (c) vacations, time off (including, without limitation, potential sick leave) or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the current Fiscal Year; (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work; (e) discrimination against employees on any basis;
               (f) unlawful employment or termination practices; (g) unfair labor practices or alleged violations of collective bargaining agreements; (h) any violation of occupational safety and/or health standards; (i) benefits under any employee plans or compensation arrangement; and (j) breach of any employment, personal service or independent contractor agreement, except for any such claims referred to in this Paragraph (a) thru (j) which, in the aggregate, do not exceed $100,000.00.

          (iii)There is not pending against TNDE or any of the Subsidiaries or, to the knowledge of the Sellers threatened, any labor dispute, strike or work stoppage that does or may materially affect or materially interfere with the operations of TNDE or the Subsidiaries.

          (iv) There is not pending or, to the knowledge of Sellers, threatened any charge or complaint against TNDE or any of the Subsidiaries by or before the National Labor Relations Board, any representative thereof, or any comparable foreign or state agency or authority.

          (v) All collective bargaining agreements to which TNDE or the Subsidiaries is a party have been furnished to Purchaser.

     (p) No Event of Default. No event has occurred and is continuing or would result from the transactions described in this Agreement which constitutes a Default or an Event of Default or which, upon a lapse of time or notice or both, would become an Event of Default.

     (q) Litigation. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Sellers threatened, against or affecting TNDE or any of the Subsidiaries or their property, or any officer, key employee or principal shareholder of TNDE or any of the Subsidiaries, the adverse determination of which would impair Sellers' ability to perform their obligations hereunder or under any instrument or agreement required hereunder.

     (r) Taxes. All tax returns required to be filed by TNDE and the Subsidiaries in any jurisdiction have been filed or extended and all taxes, assessments, fees and other governmental charges upon TNDE or the Subsidiaries or upon any of their properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on the books of TNDE or the Subsidiaries, as applicable. Sellers have no knowledge of any proposed tax assessment against TNDE or the Subsidiaries.

     (s) Securities Act. Neither TNDE nor the Subsidiaries have issued any unregistered securities in violation of the registration requirements of the Securities Act, any applicable state securities law or of any other requirement of law, and none are violating any rule, regulation or requirement under the Securities Act or the Exchange Act. TNDE and the Subsidiaries are not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with their execution and delivery of the Note.

     (t) Indebtedness. Immediately after the Closing Date, TNDE and the Subsidiaries will not have any outstanding Indebtedness other than under the Note, Related Documents, the Senior Loans, accounts payable and other indebtedness incurred in the ordinary course of business, except as set forth in
Schedule 3.

     (u) ERISA Plan. TNDE has no ERISA Affiliates and does not currently maintain, contribute to, have any requirements to contribute to or have any liability, whether absolute or contingent, with respect to any ERISA Plan.

     (v) Reservation of Conversion Shares. The Common Shares to be issued upon the conversion of the Preferred Shares and the exercise of the Warrants (the "Conversion Shares") have been duly reserved for issuance upon conversion of the Preferred Shares and/or the exercise of the Warrants and, when so issued, will be duly authorized, validly issued, fully paid and non-assessable Common Shares with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through TNDE. Neither the issuance and delivery of the Preferred Shares or the Conversion Shares is subject to any pre-emptive right of stockholders of TNDE or to any right of first refusal or other right in favor of any person.

     (w) Authorized Capital Stock. Immediately after the Closing, the authorized Capital Stock of TNDE will consist of 50,000,000 shares of Common Stock, of which 15,977,636 shares will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and 10,000 shares of preferred stock, of which 150 shares will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. The holders of record of Capital Stock of TNDE and holders of subscriptions, warrants, options, convertible securities and other rights (contingent or other) to purchase or otherwise acquire Capital Stock of TNDE, and the number of shares of Capital Stock, subscriptions, warrants, options, convertible securities and other such rights held by each, are as set forth in the attached Schedule 6. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized Capital Stock of TNDE are as set forth in the Certificate of Incorporation ("Certificate"), a copy of which is attached as Exhibit G, and the Certificate of Designation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule 6, (i) no person owns of record or is known to TNDE to own beneficially any share of Capital Stock of TNDE, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire Capital Stock of TNDE is authorized or outstanding and (iii) there is no commitment by TNDE to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its Capital Stock any evidence of indebtedness or asset. Except as provided for in the Certificate, the Certificate of Designation, or as set forth in the attached Schedule 7, TNDE has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Other than pursuant to this Agreement and the Related Documents, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any of the Capital Stock of TNDE. All of the outstanding securities of TNDE were issued in compliance with all applicable Federal and state securities laws.

     (x) SEC Reports. Since January 1, 1994, TNDE has filed all forms, reports, statements, and other documents required to be filed with the SEC, including without limitation (i) all Annual Reports on Form 10-K, (ii) all Quarterly
Reports on Form 10-Q, (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all Current Reports on Form 8- K, and (v) all other reports, schedules, registration statements, or other documents required to be filed with the SEC (collectively, the "TNDE SEC Reports"), except where the failure to file any such forms, reports, statements, or other documents is not likely to have, individually or in the aggregate, a Material Adverse Effect. The TNDE SEC Reports (a) were prepared in all material respects in accordance with the requirements of the Securities Act or Exchange Act, as the case may be, and (b) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (y) Financial Statements; No Undisclosed Liabilities. The audited consolidated financial statements and unaudited consolidated interim financial statements (including the related notes and schedules) of TNDE included or incorporated by reference in the TNDE SEC Reports (the "Company Financial Statements") were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) and fairly present the consolidated results of operations and cash flows for the periods then ended, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which is likely to have, individually or in the aggregate, a Material Adverse Effect other than liabilities disclosed in the Schedules hereto or in the TNDE SEC Reports or for which TNDE has made adequate reserves as reflected in TNDE's Financial Statements.

     (z) Securities Act. Neither Sellers, nor anyone acting on their behalf has offered any of the Note, the Preferred Shares or the Warrants or similar securities, or solicited any offers to purchase, or made any attempt by preliminary conversation or negotiations to dispose of, the Note, the Preferred Shares or the Warrants or similar securities, to any person other than Purchaser. Neither Sellers nor anyone acting on their behalf has offered or will offer to sell the Note, the Preferred Shares or the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating hereto with, any Person, so as to bring the offer, sale or issuance of the Note, the Preferred Shares or the Warrants to Purchaser within the registration provisions of the Securities Act of 1933, as amended (the "Securities Act").

     (aa) Registration Rights. Except as granted to Purchaser in connection with the transactions contemplated by this Agreement, no Person has any right to cause TNDE to file any registration statement under the Securities Act relating to any securities of TNDE or any right to have any securities of TNDE in any such registration statement.

     Section 7. Representations and Warranties of Purchaser.

     The representations and warranties of Purchaser set forth in this Section 7 shall survive the purchase and sale of the Note, Preferred Shares and Warrants, and any investigation made by Sellers shall not diminish the right of Sellers to rely upon such representations and warranties; provided that, such representations and warranties are made only with respect to items and events which may have a Material Adverse Effect on the rights of Sellers hereunder. Purchaser represents and warrants to Sellers as follows:

     (a) Organization. Purchaser is a corporation duly incorporated and validly existing under the laws of the state of its formation. The execution, delivery and performance of this Agreement, each of the Related Documents and any instrument or agreement required by this Agreement or any of the Related Documents are within Purchaser's powers, have been duly authorized and are not in conflict with the terms of the charter, bylaws or other organizational documents of Purchaser.

     (b) No Conflicts. The execution, delivery and performance of this Agreement, the Related Documents and any other instrument or agreement required by this Agreement or any of the Related Documents are not in conflict with any law or any material indenture, agreement or undertaking to which Purchaser is a party or by which Purchaser is bound or affected.

     (c) Enforceability. This Agreement is a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, and each Related Document, and any instrument or agreement required under this Agreement or any of the Related Documents, when executed and delivered, will be similarly legal, valid, binding and enforceable in accordance with their respective terms, except, in either case, as enforcement thereof may be affected by bankruptcy, moratorium, insolvency or similar laws affecting creditors' rights generally or by the application by a court of equitable principles.

     (d) Authorization and Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any governmental authority or any other Person pursuant to applicable law, and no lapse of the waiting period under the applicable law, is necessary or required in connection with the execution, delivery and performance by Purchaser or enforcement against Purchaser of this Agreement or the Related Documents or the transactions contemplated hereby and thereby.

     (e) Experience. Purchaser is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has substantial experience in evaluating and investing in securities of companies similar to TNDE and the Subsidiaries and has made investments in securities other than those of TNDE and the Subsidiaries. Purchaser acknowledges that by reason of its business or financial experience and financial condition, it has the ability to analyze and bear the entire risk of its investment pursuant to this Agreement.

     (f) Investment Intent. Purchaser is acquiring the Note, Preferred Shares and the Warrants for investment for its own account, not as a nominee or agent of any other Person and not with a view to, or for resale in connection with, any distribution thereof. Purchaser understands that the issuance and sale of such securities purchased by it hereunder (and the issuance to Purchaser of Warrant Shares upon the conversion of the Warrants and the issuance of shares of Common Stock upon the conversion of Purchaser's Preferred Shares) have not been and will not be subject to a registration statement filed under the Securities Act or any applicable state securities law by reason of a specific exemption from the registration provisions of the Securities Act and such state securities laws which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representation as expressed herein.

     (g) Rule 144. Purchaser acknowledges that the securities acquired and which could be acquired hereunder are restricted securities within the meaning of Rule 144 promulgated under the Securities Act and may not be sold unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits the limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions including, without limitation, the existence of a public market for the securities, the availability of certain current public information about TNDE and the Subsidiaries, the resale occurring not less than one year after a party has purchased and paid for any security to be sold, the sale being effected through a "broker's transaction" or a transaction directly with a "market maker" as provided by Rule 144(f) and the number of securities being sold during any three-month period not exceeding specified limitations.

     (h) Knowledge of Purchaser. Purchaser is aware of and has investigated the business, management and financial condition of TNDE and the Subsidiaries, has had the opportunity to inspect their respective facilities and has had access to such other information about TNDE and the Subsidiaries as Purchaser has deemed necessary and desirable to reach an informed and knowledgeable decision to acquire the securities to be purchased by it hereunder. The purchase of such securities is not a result of an advertisement or an offering in connection with the sale of such securities.

     Section 8. Financial Reporting.

         The obligations and covenants of Sellers set forth in this Section 8 shall terminate upon the later of (i) the date on which Purchaser is no longer the holder of the Note and (ii) the date upon which the Purchaser is no longer the holder of at least 50% of the Preferred Shares issued pursuant to this Agreement.

     8.1 Financial Reports.

     Sellers shall deliver, or shall cause to be delivered, to Purchaser the following financial reports within the applicable time periods.

     (a) Annual Financial Statements. The Annual Financial Statements shall be delivered within 90 days (or 120 days if the filing deadline is extended by the SEC) after the end of each Fiscal Year and shall be accompanied by the applicable Audit Report, Accountant's Statement, CFO Certificate and Compliance Certificate.

     (b) Quarterly Financial Statements. The Quarterly Financial Statements shall be delivered within 45 days (or 60 days if the filing deadline is extended by the SEC) after the end of each Quarter (other than the fourth Quarter) of each Fiscal Year and shall be accompanied by the applicable CFO Certificate and Compliance Certificate.

     (c) Monthly Financial Statements. The Monthly Financial Statements shall be delivered promptly upon their dissemination to management of TNDE.

     (d) Projected Financial Statements. The projected Financial Statements with respect to each succeeding Fiscal Year shall be delivered within 60 days after the end of the preceding Fiscal Year.

     (e) Securities Reports. Any reports required by the Securities and Exchange Commission shall be delivered promptly upon their delivery to shareholders, securities holders or the SEC.

     (f)  Lender  Reports  and  Management  Letters.   Any  Lender  Reports  and
Management Letters shall be delivered promptly upon their delivery to any lender or note holder.

     (g) Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the statement of the chief financial officer of TNDE setting forth details of such Event of Default or event and the action which TNDE proposes to take with respect thereto.

     8.2 Other Information.

     Promptly upon reasonable written request therefor, Sellers shall furnish (or cause to be furnished) to Purchaser other financial information with respect to TNDE and the Subsidiaries available in the books, records and files of TNDE and the Subsidiaries; provided, however, that if such information cannot be furnished without undue expense, Sellers may require Purchaser to reimburse it for all reasonable out-of-pocket expenses incurred in connection with furnishing such information.

     8.3 Preparation of Annual and Quarterly Financial Statements in Accordance with GAAP.

     TNDE and the Subsidiaries shall maintain adequate books, accounts and records and shall prepare all Annual Financial Statements, Quarterly Financial Statements and Monthly Financial Statements required to be delivered to Purchaser pursuant to this Section in accordance with GAAP applied in a manner consistent with the practices, policies and procedures applied in connection with the preparation of the Financial Statements of TNDE initially delivered to Purchaser, except for any changes in such practices, policies and procedures permitted or approved in the manner provided for in this Section.

     8.4 Changes in GAAP and in Practices, Policies and Procedures.

     (a) Notice of Proposed Change. In the event that TNDE or the Subsidiaries proposes to make any material change in any of the practices, policies or procedures applied in connection with the preparation of its Annual Financial Statements or Quarterly Financial Statements, Sellers shall:

          (i) notify Purchaser in writing of such proposed change at least 45 days prior to the required delivery date of the first Annual Financial Statements or Quarterly Financial Statements that will be effected by such proposed change;

          (ii) state in reasonable detail in such notice the reason for such change, including, if applicable, a description of any change in GAAP that occasions such change;

          (iii)submit with such notice a written statement by the Chief Financial Officer of TNDE and the Accountants describing the anticipated effect, if any, of the proposed change to the computation of the Financial Tests, or stating that in their opinion such proposed change will have no material effect on the computation of such Financial Tests; and

          (iv) in the event such proposed change will have a material effect on the computation of such Financial Tests, submit with each Compliance Certificate a written reconciliation in reasonable detail demonstrating the computation of the Financial Tests as if such change had not been made.

     (b) Consent to Change. Unless such change in practices, policies or procedures is required by a change in GAAP, TNDE or the Subsidiaries shall not adopt any such proposed change without the written consent of Purchaser, which consent shall not be unreasonably withheld by Purchaser.

     (c) Effect of Change on Financial Tests. In the event that any such change in policies, practices or procedures would materially affect the computation of any Financial Test, and unless this Agreement is amended to make appropriate modifications to such Financial Test, compliance with all such Financial Tests shall be determined on a pro forma basis without giving effect to any such change.

     8.5 Notice of Certain Events.

     Sellers shall give prompt written notice to Purchaser of the occurrence of any of the following events:

     (a)  a Default;

     (b) the occurrence of any event which, with notice, lapse of time or both, would constitute an event of default under any Senior Indebtedness;

     (c) all litigation affecting TNDE or any of the Subsidiaries where the amount or equivalent value claimed is equal to $250,000.00 or more;

     (d) any substantial dispute which may exist between TNDE or any of the Subsidiaries and any governmental regulatory body or law enforcement authority;

     (e) the loss or destruction of any asset of TNDE or the Subsidiaries which loss or destruction would result in a Material Adverse Effect; and

     (f) any other matter which has resulted or is likely to result in a Material Adverse Effect.

     8.6 Inspections.

     (a) Books, Records, Audits and Inspections. TNDE and the Subsidiaries shall
(i) maintain adequate books, accounts and records and prepare all Financial Statements required hereunder in accordance with GAAP consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over TNDE or the Subsidiaries or TNDE's or the Subsidiaries' business and (ii) permit employees or agents of Purchaser at any reasonable time upon reasonable notice to inspect TNDE's and the Subsidiaries' properties and to examine or audit TNDE's and the Subsidiaries' books, accounts and records and make copies and memoranda thereof. In the event any properties, books, accounts or records are in the possession of or under the control of a third party, TNDE shall direct and hereby authorizes such third party to permit access to Purchaser's employees or agents for the purpose of performing the inspections, appraisals, examinations or audits permitted under this Section, and to respond to any reasonable requests from Purchaser for information concerning the amount, status or condition of any assets in a third party's possession or control.

     Section 9. Affirmative Covenants.

     Until payment in full of the Note, TNDE shall and shall cause each of the Subsidiaries to, unless Purchaser waives compliance therewith in writing:

     (a) Insurance. Insure and maintain insurance upon all of its assets and properties with responsible and reputable insurers of such character and in such amounts as are usually maintained by companies engaged in like businesses in the same general area in which TNDE or the Subsidiaries operate.

     (b) Payment of Taxes and Claims. Pay (i) all taxes, assessments and other governmental charges imposed upon any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become due and payable or become a lien or charge upon any of their properties or assets, and (iii) all lease obligations, all trade debt, and all other indebtedness incident to the operations of TNDE or the Subsidiaries, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge, tax, assessment or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

     (c) Compliance with Laws. Comply in all material respects with all applicable statutes, laws, ordinances and governmental rules, regulations and orders including, but not limited to, all Environmental Laws, to which it is subject or which are applicable to its business, properties or assets if noncompliance therewith could have a Material Adverse Effect.

     (d) Preservation of Existence. Except as expressly permitted in Section 10(f), (g) or (h), preserve and maintain its corporate existence, as the case may be, and its rights, franchises and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which the failure to do so would have a Material Adverse Effect. TNDE and the Subsidiaries shall preserve and maintain all licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or used by and necessary to the conduct of its business.

     (e) Maintenance of Tangible Assets. Maintain its tangible assets and properties in good condition and repair in accordance with the requirements of its business and not permit any action or omission which might materially impair the value thereof, normal wear and tear excepted.

     (f) Performance of Contracts. Perform and comply with, in accordance with its terms, all material provisions of each and every contract, agreement or instrument now or hereafter binding upon it, except to the extent it may contest the provisions thereof in good faith and by proper proceedings.

     (g) Punctual Payment. Sellers shall pay the dividends on the Preferred Stock and the principal of and interest on the Note at the times and place and in the manner provided in the Note and herein.

     (h) Access to Information. At any reasonable time and from time to time, TNDE and the Subsidiaries shall permit Purchaser or any representatives thereof to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of, TNDE and the Subsidiaries, and to discuss the affairs, finances and accounts of TNDE and the Subsidiaries with any of their officers or directors and independent accountants.

     (i) Compliance. TNDE shall comply, and cause each Subsidiary to comply, with all applicable laws of the United States and of each other applicable jurisdiction relating to employee safety and workplace practices under OSHA, Environmental Laws and equal employment opportunity, and any rules, regulations, administrative orders and Executive Orders relating thereto and the applicable terms, of any government contract relating thereto; and keep, maintain or file all necessary permits, filings, reports, plans and forms required to be kept, maintained or filed, pursuant to any such applicable law or the terms of any such government contract if the failure to comply would have a Material Adverse Effect; provided, however, TNDE shall not be considered to have failed to comply with the foregoing during any period that any matter relating to TNDE or the Subsidiaries' practices is being contested by TNDE or the Subsidiaries in appropriate proceedings in good faith, or thereafter if TNDE and the Subsidiaries comply with any final determination issued in such proceedings.

     (j) Termination and Post-Closing Agreement. Deliver to Purchaser, within five (5) days of TNDE's receipt thereof, notice and a copy of any proposed modification, amendment, waiver, consent or other change of the rights of any party under, as well as a copy of any modification, amendment, waiver, consent or other change of the rights of any party granted under (i) the Termination Agreement dated December __, 1997, by and among TNDE, ProEco, NDE, Canada and
BOCP (the "Termination Agreement"), or (ii) the Post-Closing Agreement dated December __, 1997, by and between TNDE and BOCP (the "Post-Closing Agreement").

     Section 10. Negative Covenants.

     Until payment in full of the Note, TNDE shall not and shall not permit any of the Subsidiaries to, unless the prior written consent of Purchaser is obtained:

     (a) Other Indebtedness. Create or incur, contract, assume, have outstanding, guarantee or otherwise be or become directly or indirectly liable in respect of any Indebtedness; provided however, that this Section shall not be deemed to prohibit:

          (i)  The Senior Indebtedness;

          (ii) Up to $750,000.00 of Indebtedness (exclusive of Indebtedness referred to in this Section 10(a)(i), (iii), (iv), (v), (vi) and
               (vii) hereof);

          (iii)Capitalized lease financing or purchase money for equipment which is secured by the equipment so leased or purchased;

          (iv) Indebtedness of any Subsidiary to TNDE or another Subsidiary;

          (v)  Existing indebtedness identified in Schedule 3;

          (vi) Indebtedness incurred with respect to BOCP pursuant to the BOCP Agreement which is extinguished at Closing;

          (vii)Operating leases entered into by TNDE or the Subsidiaries (to the extent that such leases would otherwise be included in the definition of "Indebtedness").

     (b) Prepayments. Pay any Indebtedness prior to its scheduled maturity or scheduled payment date other than the Note or the Senior Loans or indebtedness incurred under the BOCP Agreement which will be extinguished at Closing.

     (c) Liens. Grant, create, incur, assume, permit or suffer to exist any Lien, upon any of its properties or assets, whether now owned or hereafter acquired; provided however, that this section shall not be deemed to prohibit:

          (i) other Liens incidental to the conduct of its business or the ownership of its property and assets which do not secure Indebtedness and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

          (ii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to TNDE or another Subsidiary; and

          (iii) Permitted Liens.

     (d) Leases. Enter into or permit to remain in effect any operating lease as lessee, other than operating leases entered into in the ordinary course of TNDE or the Subsidiaries' business; provided that this section shall not be deemed to prohibit leases described on Schedule 4 hereof.

     (e) Loans, Advances and Investments. Make or have outstanding any loan, advance or capital contribution to, or investment in (including any investment in any Person), or purchase or otherwise acquire any of the Capital Stock, securities or evidences of indebtedness of any Person (collectively "Investment"), or otherwise acquire any interest in, or control of, another Person, except for the following:

          (i)  Cash Equivalents;

          (ii) Any acquisition of securities or evidences of indebtedness of others when acquired by TNDE or the Subsidiaries in settlement of accounts receivable or other debts arising in the ordinary course of its business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition (financial or otherwise) of TNDE and the Subsidiaries;

          (iii)Travel and other advances to officers and employees of TNDE or a Subsidiary in the ordinary course of business;

          (iv) Other  loans,   advances  and  investments,   provided  that  the
               aggregate   principal  and  interest   amount  thereof  which  is
               outstanding at no time exceeds $250,000.00; and

          (v) TNDE or Construction may operate a general contracting service to provide outsourcing and project management related to construction projects for customers of TNDE or the Subsidiaries; provided that, the equity investment in, or loans to Construction may not exceed $250,000.00.

     (f) No Acquisition or Merger. Acquire by purchase or otherwise all or substantially all of the assets or Capital Stock of any Person or merge or consolidate with or into any Person, except that:

          (i) Any Subsidiary may merge or consolidate with or into TNDE, provided that TNDE is the continuing or surviving corporation;

          (ii) Any Subsidiary may merge or consolidate with or into another Subsidiary; and

          (iii)Subject to the provisions of ss.3 of the Warrant Certificate, TNDE may merge with any other solvent corporation, provided that
               (a) TNDE shall be the continuing or surviving corporation and (b) no Event of Default then exists or would exist immediately after giving effect to such merger.

     (g) Sale of Stock or Indebtedness of Subsidiaries. Sell or otherwise dispose of, or part with control of, any shares of Capital Stock or Indebtedness of any Subsidiary, except to TNDE or another Subsidiary, and except that all shares of Capital Stock and Indebtedness of any Subsidiary at the time owned by or owed to TNDE and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of TNDE) at the time of sale of the shares of Capital Stock and Indebtedness sold; provided that (A) such sale or other disposition, if treated as a transfer of assets of such Subsidiary, would be permitted by
Section 10(j) and (B) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of Capital Stock or Indebtedness of any other Subsidiary (unless all of the shares of stock and Indebtedness of such other Subsidiary owned directly or indirectly, by TNDE and all Subsidiaries are simultaneously being sold as permitted by this Section 10(g)).

     (h) Sales and Lease Backs. Dispose of any of its assets except for full, fair and reasonable consideration, or enter into any sale and leaseback agreement covering any of its fixed or capital assets.

     (i) Restrictions on Dividends. Directly or indirectly declare or make or incur any liability to make any Dividend other than Dividends with respect to securities owned by Purchaser.

     (j) Transfers, Liquidations and Dispositions of Substantial Assets. Dissolve or liquidate or sell, transfer, lease or otherwise dispose of any material portion of its property or assets or business, other than in the ordinary course of business, except that:

          (i)  any Subsidiary may Transfer assets to TNDE or another Subsidiary;

          (ii) TNDE or any Subsidiary may sell inventory in the ordinary course of business; and

          (iii)TNDE or any Subsidiary may otherwise Transfer assets, provided that the aggregate assets Transferred by TNDE and the Subsidiaries combined shall not exceed $250,000.00 in any twelve-Month period.

     (k) Restricted Payments. Make, pay or declare, or commit to make, pay or declare, any Restricted Payment, other than payments made with respect to dividends or securities owned by Purchaser, without the prior written consent of Purchaser except that so long as no Event of Default shall have occurred and be continuing, or would result therefrom, TNDE may repurchase Common Shares from employees of TNDE or the Subsidiaries upon termination of employment pursuant to arrangements approved by the Board of Directors.

     (l) Business Activities. Engage in any business activities or operations substantially different from or unrelated to its present business; provided that TNDE or the Subsidiaries may engage in the operation of a construction business pursuant to Paragraph 10(e)(v) hereof.

     (m) Transactions with Affiliates. Enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or any partner, officer or director thereof, enter into, assume or suffer to exist any employment or consulting contract with any Affiliate or any partner, officer or director thereof or any former or current officer or director of TNDE, except any transaction or contract which is in the ordinary course of TNDE's or the Subsidiaries' business or which is permitted pursuant to Paragraph 10(e)(v) hereof, and which is upon fair and reasonable terms no less favorable to TNDE or the Subsidiaries than they would obtain in a comparable arms-length transaction with a person not an Affiliate.

     (n) ERISA Plans. Adopt or agree to maintain or contribute to any ERISA Plan without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. TNDE shall promptly notify Purchaser in writing in the event an ERISA Affiliate adopts an ERISA Plan.

     (o) Change in Principal Office. Move its principal office, executive office or principal place of business without prior written notice to Purchaser.

     (p) Termination Agreement and Post-Closing Agreement. Without the prior written consent of Purchaser, modify, amend, grant any consent or waiver or otherwise agree to change any party's rights under the Termination Agreement or the Post-Closing Agreement, which would or may adversely affect the rights or interests of Purchaser.

     Section 11. Financial Tests.

     Until payment in full of the Note, TNDE and the Subsidiaries shall, unless Purchaser waives compliance therewith in writing, meet the following Financial Tests.

     (a) Total Liabilities to Net Worth Ratio. TNDE and the Subsidiaries shall maintain, at all times, a ratio of Total Liabilities less Subordinated Debt (including any preferred stock, warrants or other subordinated debt) to Net Worth plus Subordinated Debt (including any preferred stock, warrants or other subordinated debt) of not greater than the ratio set forth opposite the applicable period below:

          Period Ending                                                   Ratio

          Closing Date through December 31, 1997                        2.50:1.0
          Thereafter through June 30, 1998                              2:25:1.0
          Thereafter through December 31, 1998                          2.00:1.0
          Thereafter through December 31, 1999                          1.75:1.0
          Thereafter through December 31, 2000                          1.75:1.0
          Thereafter through December 31, 2001                          1.75:1.0
          Thereafter through the Maturity Date                          1.75:1.0

     (b) Net Worth. TNDE and the Subsidiaries shall maintain a total Net Worth of not less than the Net Worth of TNDE and the Subsidiaries as of December 31, 1997 less $1 Million, calculated cumulatively as of the end of each year beginning with the year ending December 31, 1998. In addition, TNDE and the Subsidiaries shall maintain, as of the end of each Fiscal Quarter other than the Fiscal Quarter ending on December 31 of any fiscal year, a total Net Worth of not less than the Net Worth of TNDE and the Subsidiaries as of December 31, 1997 less $1.8 Million.

     (c) Debt Service Coverage Ratio. TNDE and the Subsidiaries shall maintain a Debt Service Coverage Ratio of 0.30 to 1.0 for the three (3) months ending March 31, 1998; 0.60 to 1.0 for the six (6) months ending June 30, 1998; 1.10 to 1.0 for the nine (9) months ending  September  30, 1998;  1.35 to 1.0 for the twelve
(12) months ending December 31, 1998; and 1.50 to 1.0 thereafter, calculated on a rolling four quarter basis.

     Section 12. Events of Default.

     The Events of Default are as stated in the Note a form of which is attached as Exhibit A.

     Section 13. Miscellaneous.

     (a) No Implied Rights or Waivers. No notice to or demand on Sellers shall entitle Sellers to any other or further notice or demand in the same, similar or other circumstances except as required by this Agreement. Neither any failure nor any delay on the part of Purchaser in exercising any right, power or privilege hereunder or under the Note, the Preferred Shares or the Warrant Certificate shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

     (b) Modifications, Amendments or Waivers. TNDE and Purchaser may from time to time enter into written agreements amending or changing any provision of this Agreement or the rights hereunder or give waivers or consents to a departure from the due performance of their obligations hereunder, with such waivers or consents not to be unreasonably withheld, provided that no departure from Sellers' due performance of its obligations hereunder shall be effective unless agreed to in writing by Purchaser; provided further that, the terms of this Agreement may not be modified or changed except by a writing executed by both TNDE and the Purchaser.

     (c) Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     (e) Severability. If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions of this Agreement shall nevertheless continue in full force and effect.

     (f) Third Party Beneficiaries. The obligations of each Party under this Agreement shall inure solely to the benefit of the other Parties, and no other person or entity shall be a third party beneficiary of this Agreement.

     (g) Rules of Construction. Unless otherwise specified, the following rules shall be applied in construing the provisions of this Agreement and the Related
Documents:

          (i) Terms that imply gender shall be construed to apply to all genders.

          (ii) References to Paragraphs, Sections, Schedules and Exhibits refer to the numbered Paragraphs of, Sections of, the Schedules of and the

               Exhibits attached to this Agreement or any Related Documents (as applicable).

          (iii)Headings to the various Sections of this Agreement or any Related Documents (as applicable) are included solely for purposes of reference and shall be ignored in construing the provisions of this Agreement or any Related Documents (as applicable).

          (iv) The Exhibits and Schedules attached to this Agreement and the attached Related Documents are incorporated herein by reference.

          (v) "Herein", "hereto", "hereof" and words of similar import refer to this Agreement.

          (vi) The word "and" connotes "each and every", and the word "or" connotes "any one or more".

          (vii)The word "including" connotes "including without limitation".

          (viii) Any reference to any law or regulation refers to that law or regulation as amended from time-to-time after the date of this Agreement or any Related Documents (as applicable) and to the corresponding provision of any successor law or regulation.

          (ix) Any reference to any agreement or other document in this Agreement or any Related Documents (as applicable) refers to that agreement or other document as amended from time-to-time after the date of this Agreement or any Related Documents (as applicable).

          (x) The recitals included in this Agreement or any Related Documents (as applicable) are the mutual representations of the Parties and are a part of this Agreement or any Related Documents (as applicable).

     (h) Notices. Any notice or other communication required or permitted to be made or given under this Agreement shall be in writing and shall be deemed to have been given to the Party to whom it is addressed: (i) on the date indicated on the certified mail return receipt if sent by certified mail return receipt requested; (ii) on the business day actually received if hand delivered or if transmitted by telefax or if delivered or transmitted on a day that is not a business day, then the next business day; or (iii) one business day after such notice was delivered to an overnight delivery service, addressed, delivered or transmitted in each case as follows:

                  Purchaser:

                  DH Holdings Corp.
                  1250 24th Street, N.W.
                  Suite 800
                  Washington, D.C.  20037
                  ATTENTION: Vice President
                  Telephone:         (202) 828-0850
                  Telefax:           (202) 828-0860

                  With a Courtesy Copy (not required for effective Notice) to:

                  Veeder-Root Company
                  125 Powder Forest Drive
                  Simsbury, Connecticut 06070
                  ATTENTION:  Steven H. Sigmon, President
                  Telephone:         (860) 651-2735
                  Telefax:           (860) 651-2727

                  If to any Seller, a single notice to:

                  Tanknology-NDE International, Inc.
                  8900 Shoal Creek Blvd.
                  Building 200
                  Austin, Texas 78758
                  ATTENTION: President
                  Telephone:        (512) 451-6334
                  Telefax:          (512) 459-1459

                  With a Courtesy Copy (not required for effective Notice) to:

                  Tanknology-NDE International, Inc.
                  712 Main Street, Suite 1700
                  Houston, Texas 77002
                  ATTENTION:  Jay Allen Chaffee
                  Telephone:        (713) 223-5730
                  Telefax:          (713) 223-5379

     A Party's address for notice may be changed from time-to-time only by written notice given to each of the other Parties in accordance with this Section.

     (i) Assignment. Except as otherwise provided in this Agreement and the Related Documents, neither this Agreement nor any of the rights or duties hereunder may be assigned by any

Party without the prior written consent of each of the other Parties, and any assignment attempted without such prior consent shall be null and void; provided that the rights and obligations of DH Holdings Corp. under this Agreement and the Related Documents may be transferred or assigned to Danaher Corporation or to any Affiliate of Danaher Corporation.

     (j) Further Acts and Documents. Each of the parties hereby agrees to execute and deliver such further instruments and to do such further acts and things as may be necessary or desirable to carry out the purposes of this Agreement.

     (k) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

     (l) Payments. All payments by Seller to Purchaser hereunder or under the Note should be made to an account in Delaware designated by the Purchaser.

     The Parties have caused this Agreement to be executed and delivered effective as of the date first written above.

                            Sellers:
                                             TANKNOLOGY-NDE INTERNATIONAL, INC.

                                                  //s//  JAY ALLEN CHAFFEE
                                             By:  Jay Allen Chaffee

                                             Its: Chairman of the Board

                                             PROECO, INC.

                                                  //s//  JAY ALLEN CHAFFEE
                                             By:  Jay Allen Chaffee

                                             Its: Chairman

                                             TANKNOLOGY/NDE CORPORATION


                                                  //s//  JAY ALLEN CHAFFEE
                                             By:  Jay Allen Chaffee

                                             Its: Chairman


                                             236862 CANADA, INC.


                                                  //s//  JAY ALLEN CHAFFEE
                                             By:  Jay Allen Chaffee

                                             Its:  President




                                             TANKNOLOGY-NDE CONSTRUCTION
                                                  SERVICES, INC.


                                                  //s//  JAY ALLEN CHAFFEE
                                             By:  Jay Allen Chaffee

                                             Its: Chairman


                           Purchaser:
                                             DH HOLDINGS CORP.

                                             By:  //s//  DANIEL L. COMAS

                                             Its: Vice President

                      Exhibit A - Senior Subordinated Note

                     Exhibit B - Certificate of Designation

                         Exhibit C - Warrant Certificate

                  Exhibit D - Certificate of Responsible Party

                       Exhibit E - Opinion of TNDE Counsel

                        Exhibit F - Preemption Agreement

                    Exhibit G - Certificate of Incorporation

                        Exhibit H - Opinion of DH Counsel

                               Schedule 1 - Liens

                            Schedule 2 - Trade Names

                            Schedule 3 - Indebtedness

                               Schedule 4 - Leases

                        Schedule 5 - Financial Statements

                      Schedule 6 - Shareholder Information

                          Schedule 7 - TNDE Obligations

                                 EXHIBIT 10.46





 -------------------------------------------------------------------------------


                            SENIOR SUBORDINATED NOTE


 -------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            Page

1.   Definitions, Rules of Construction and Notice.............................2
     1.1    Accelerated.......................................................2
     1.2    Affiliate.........................................................2
     1.3    Affirmative Covenants.............................................2
     1.4    Applicable Law....................................................2
     1.5    Business Day......................................................2
     1.6    Collateral........................................................2
     1.7    Company...........................................................2
     1.8    Financial Tests...................................................2
     1.9    Indebtedness......................................................2
     1.10   Insolvency Proceeding.............................................3
     1.11   Insolvency Law....................................................3
     1.12   Insolvency Relief.................................................3
     1.13   Insolvency Order..................................................3
     1.14   Intercreditor Agreement...........................................3
     1.15   Interest..........................................................3
     1.16   Lien..............................................................3
     1.17   Litigation.......................................................3
     1.18   Negative Covenants................................................3
     1.19   Notice............................................................4
     1.20   Quarter...........................................................4
     1.21   Related Documents.................................................4
     1.22   Reporting Covenants...............................................4
     1.23   Representation(s) and Warranty(ies)...............................4
     1.24   Security Documents................................................4
     1.25   Senior Indebtedness...............................................4
     1.26   Senior Loans......................................................4
     1.27   Senior Loan Agreement.............................................4
     1.28   UCC...............................................................4

2.   Maturity and Pay Off......................................................5

3.   Interest..................................................................5

4.   Principal Amount..........................................................6

5.   Prepayments...............................................................6

6.   Late Payments.............................................................6

7.   Payments and Wiring Instructions..........................................6

8.   Events of Default.........................................................7
     (a)    Enumeration of Defaults............................................7
     (b)    Payment Default....................................................7
     (c)    Affirmative Covenant Default.......................................7
     (d)    Reporting Covenant Default.........................................7
     (e)    Negative Covenant Default..........................................7
     (f)    Warranty Default...................................................7
     (g)    Financial Test Default.............................................7
     (h)    Cross Default......................................................8
     (i)    Subordination Default..............................................8
     (j)    Security Default...................................................8
     (k)    Voluntary Insolvency Default.......................................8
     (l)    Insolvency Order...................................................8
     (m)    Fraudulent Conveyance Default......................................9

9.   Remedies and Acceleration.................................................9
     (a)    Remedies...........................................................9
     (b)    Acceleration of Payment............................................9
     (c)    Waiver of Default..................................................9

10.  Waivers by Maker.........................................................10

11.  Security for Payment.....................................................10

12.  Intercreditor Agreement..................................................10

13.  Collection for Costs.....................................................10

14.  Amendment................................................................10

15.  Governing Law............................................................11

16.  Waiver of Jury Trial.....................................................11

17.  Consent to Jurisdiction, Venue and Service of Process....................11

18.  Non Negotiability; Non Assignability; Non-Transferability................11

                            SENIOR SUBORDINATED NOTE

Date                         December 23, 1997

Maker Tanknology-NDE International, Inc., a Delaware corporation, ProEco, Inc., a Delaware corporation, Tanknology/NDE Corporation, a Delaware corporation, 2368692 Canada, Inc., a Canadian Federal corporation and Tanknology-NDE Construction Services, Inc., a Delaware corporation.

Payee                        DH Holdings Corp., a Delaware corporation.

Principal Amount             $6,500,000

Stated Interest Rate         10% per annum

Default Interest Rate        14% per annum

Payment                      Date   Payments   to  be  made   in  12   quarterly
                             installments commencing on March 31, 2000 with the final installment due on December 31, 2002.

Maturity Date                December 31, 2002


     This is the Senior Subordinated Note due December 31, 2002 (the Note) provided for in that certain Note, Preferred Stock and Warrant Purchase Agreement, dated as of December 23, 1997, as amended, restated, supplemented or otherwise modified from time to time (the Purchase Agreement) by and among DH Holdings Corp., a Delaware corporation (DH), as Purchaser, and Tanknology-NDE International, Inc. (TNDE), a Delaware corporation, ProEco, Inc. (ProEco), a
Delaware   corporation,   Tanknology/NDE   Corporation   (NDE),   a   Delaware
corporation, 2368692 Canada, Inc. (Canada), a Canadian Federal corporation, and Tanknology-NDE Construction Services, Inc. (Construction), a Delaware corporation, as Sellers. DH, together with its successors and assigns, is referred to herein as Payee. TNDE, ProEco, NDE, Canada and Construction, together with their respective successors and assigns, are each individually and collectively referred to herein as Maker.

     FOR VALUE RECEIVED, each Maker hereby jointly and severally PROMISES TO PAY TO THE ORDER of Payee the principal amount of SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000), together with Interest (as defined herein), upon the terms and subject to the conditions set forth in this Note.

     1. Definitions, Rules of Construction and Notice

     As used herein, the following terms have the following meaning, unless the context otherwise requires:

     1.1   Accelerated   (and  correlative   terms  such  as   Acceleration,
Accelerating and Accelerated) means with respect to this Note that the entire unpaid Principal Amount, together with all accrued but unpaid Interest, becomes immediately due and payable prior to the Maturity Date, without, except as expressly provided for in this Note, notice of intent to accelerate, notice of acceleration of maturity, presentment, demand, protest, notice of protest or other notice of default or dishonor of any type whatsoever, all of which are expressly waived by Maker.

     1.2  Affiliate   means  any  person  or  entity  directly  or  indirectly
controlling, controlled by or under direct or indirect common control with respect to the specified person or entity.

     1.3  Affirmative  Covenants  means  the  covenants  of TNDE set  forth in
Section 9 of the Purchase Agreement.

     1.4 Applicable Law means, with respect to any person, any and all federal, national, state, regional, local, municipal or foreign laws, statutes, rules, regulations, guidelines, ordinances, licenses, permits, judicial or administrative decisions of any country, or any political subdivision, agency, commission, official or court thereof having jurisdiction over such person.

     1.5 Business Day means any day other than a Saturday, Sunday or day upon which banking institutions are authorized or required by law or executive order to be closed in the City of Wilmington, Delaware.

     1.6 Collateral is the collateral defined in the Pledge Agreement by and between TNDE and DH and the Subordinated Security Agreement by and among TNDE, ProEco, NDE, Canada, Construction and DH both dated as of December 23, 1997.

     1.7  Company  means  Tanknology-NDE   International,   Inc.,  a  Delaware
corporation, together with its Subsidiaries (as defined in the Purchase Agreement).

     1.8 Financial Tests means the financial tests with respect to the Company set forth in Section 11 of the Purchase Agreement.

     1.9 Indebtedness means with respect to the Company, as of any date of determination, (i) all indebtedness of the Company for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture, or similar instrument, reflected on the most recent financial statements, (ii) all obligations of the Company under any financing lease, (iii) all obligations of the Company in respect of letters of credit, acceptances, or similar obligations issued or created for the account of the Company, (iv) all guaranty obligations of the Company, and (v) all liabilities secured by any lien on any property owned by the Company, whether or not the Company has assumed or otherwise become liable for the payment thereof; provided that, the term Indebtedness shall not include any obligations incurred with regard to obtaining performance bonds and payment bonds relating to the business of Construction.

     1.10 Insolvency Proceeding means a proceeding before a court of competent jurisdiction or other duly authorized authority under any Insolvency Law seeking Insolvency Relief.

     1.11  Insolvency  Law means  Title 11 of the United  States  Code (or any
successor  law)  or  any  similar   Applicable  Law  providing  for  bankruptcy,
insolvency, conservatorship, receivership or other similar debtor's relief.

     1.12 Insolvency Relief means discharge of indebtedness, liquidation, reorganization or arrangement, appointment of a receiver, trustee, conservator, custodian or liquidator or the granting of any stay or restraining order against creditors under any Insolvency Law or other similar debtor's relief under any Insolvency Law.

     1.13 Insolvency Order means any order, judgment or decree entered in any Insolvency Proceeding granting any Insolvency Relief.

     1.14 Intercreditor Agreement means the Intercreditor and Subordination Agreement dated as of December 23, 1997, by and between DH and Bank One, Texas, N.A., as modified, amended or restated from time to time.

     1.15 Interest has the meaning set forth in ss. 3 hereof.

     1.16 Lien means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the uniform commercial code or comparable law of any jurisdiction in respect of any of the foregoing).

     1.17 Litigation means any litigation based upon or arising out of this Note or any Related Documents or any related instrument or agreement or any of the transactions contemplated by the Purchase Agreement, this Note or any course of conduct, dealing, statements (whether oral or written) or actions of any of the parties.

     1.18 Negative Covenants mean the covenants of TNDE set forth in Section 10 of the Purchase Agreement.

     1.19 Notice means notice given in accordance with Section 13(h) of the Purchase Agreement.

     1.20 Quarter means each quarter annual period of the Fiscal Year, and Quarterly means each Quarter. Each Quarter consists of three Months.

     1.21  Related   Documents  means  the  Purchase   Agreement,   Note,  the
Subordinated Security Agreement, the Pledge Agreement, the Preemptive Rights Agreement, the Registration Rights Agreement, the Co-Sale Agreement, the Certificate of Designation and the Warrant Certificate entered into pursuant to the Purchase Agreement.

     1.22 Reporting Covenants mean the covenants of Maker set forth in Section 8 of the Purchase Agreement.

     1.23 Representation(s) and Warranty(ies) means the representations and warranties of each Maker set forth in Section 6 of the Purchase Agreement and in any certificate of Maker delivered pursuant to Section 5 of the Purchase Agreement.

     1.24 Security Documents means the Subordinated Security Agreement between TNDE, ProEco, NDE, Canada, Construction and DH and the Pledge Agreement between TNDE and DH both dated as of December 23, 1997.

     1.25 Senior Indebtedness means the Senior Loans and Indebtedness incurred pursuant to the terms of any agreement between the Company and any bank or financial institution providing for revolving credit loans secured by the Collateral; provided that, any other agreement shall be consented to in writing by DH, which consent shall not be unreasonably withheld, and the lender with respect thereto shall have been granted a first perfected security interest in the Collateral on terms substantially equivalent to those set forth in the Senior Security Agreement (as defined in the Purchase Agreement); further provided that, the term Senior Indebtedness may include up to $11 million of Indebtedness incurred by the Company to replace the indebtedness incurred with respect to the Senior Loan Agreement and such debt replacement need not be consented to by DH; provided further that, notwithstanding the foregoing, any such replacement of Indebtedness by the Company on terms materially adverse to DH shall not be undertaken without the prior written consent of DH.

     1.26 Senior Loans means the term loan and revolving line of credit granted by Bank One, Texas, N.A. to TNDE and certain of its subsidiaries pursuant to the Senior Loan Agreement, including all extensions, renewals and refinancings thereof.

     1.27 Senior Loan Agreement means the Loan Agreement, dated as of October 25, 1996, by TNDE, certain of its subsidiaries and Bank One, Texas, N.A., including all amendments, extensions, renewals and refinancings thereof.

     1.28 UCC means the Uniform Commercial Code as in effect in the State of Delaware.

     The rules of construction set forth in ss.13(g) of the Purchase Agreement and the notice provisions set forth in ss.13(h) of the Purchase Agreement shall be applicable to this Note.

     2. Maturity and Pay Off

     The unpaid principal amount of this Note (the Principal Amount), together with all accrued but unpaid Interest shall be due and payable in full on the Maturity Date (specified above). Payment of the Principal Amount and all accrued but unpaid Interest may be Accelerated upon the occurrence of an Event of Default as provided for in ss.9 of this Note.

     The date upon which the Principal Amount and all accrued but unpaid Interest is paid or discharged in full is referred to as the Pay Off Date. Upon written Notice by Maker to Payee, Payee will furnish to Maker a pay off letter setting forth the amount of the payment of Principal Amount and Interest required to pay this Note in full as of a specified Pay Off Date.

     3. Interest

     Interest shall accrue from the date of this Note through and including the Pay Off Date on the unpaid Principal Amount at the Interest Rate (defined in this Section) (Interest). All accrued but unpaid Interest shall be paid Quarterly in arrears on each Payment Date (specified above), commencing with the first Payment Date after the date of this Note.

     The Interest Rate shall be a fixed rate per annum equal to the Stated Interest Rate (specified above) unless the Default Interest Rate (specified above) is in effect. Upon the occurrence of an Event of Default and the election by Payee, in the sole exercise of its discretion, to impose the Default Interest Rate by giving Notice of that election to Maker (the Default Rate Election), the Interest Rate shall be a fixed rate per annum equal to the Default Interest Rate, and the Default Interest Rate shall continue to be the Interest Rate until the first Payment Date after the Default Rate Election at which such Event of Default has been remedied or waived by Purchaser in writing and no other Default or Event of Default is continuing unremedied or unwaived, provided that the Note has not been Accelerated.

     Notwithstanding any provision of this Note to the contrary: (i) in no event shall the Interest Rate be a rate per annum in excess of the maximum interest rate permissible under Applicable Law and (ii) to the extent that Interest or other amounts paid with respect to this Note which are deemed to be interest under Applicable Law result in interest payments in excess of those permitted under Applicable Law, such excess payments shall be applied to the payment of the unpaid Principal Amount or, if the Principal Amount has been paid in full, shall be refunded to Maker.

     Interest shall be calculated based upon: (i) the actual number of days elapsed over each Quarter, including any additional days elapsed because the scheduled Payment Date fell on a non- Business Day; (ii) Quarters consisting of three months; and (iii) Quarterly compounding of any Interest accrued but unpaid as of each Payment Date.

     4. Principal Amount

     The Principal Amount shall be paid in 12 installments of $541,666.67 of Principal Amount each, payable Quarterly on each Payment Date, commencing on March 31, 2000, and continuing until the earlier of the Pay Off Date or the Maturity Date. In the event of any partial prepayment of Principal Amount, each such partial prepayment shall be applied to pay the scheduled installments of Principal Amount in inverse order of the Payment Dates on which such installments are due and payable.

     5. Prepayments

     Maker may prepay the Principal Amount in whole at any time or in part from time to time; provided, that (i) each partial payment of Principal Amount shall be in an amount equal to $250,000 or an integral multiple thereof and (ii) each partial prepayment of Principal Amount shall be applied to pay the scheduled installments of Principal Amount in inverse order of the Payment Dates on which such installments are due and payable.

     All prepayments of Principal Amount shall be accompanied by the payment of all Interest accrued but unpaid through the date of prepayment with respect to the Principal Amount prepaid.

     6. Late Payments

     A payment of Principal Amount or Interest shall be deemed to be in default if such payment is not made in the manner provided for in ss.7 of this Note prior to 2:00 p.m. on the fifth calendar day following Notice by Payee to Maker of such default.

     7. Payments and Wiring Instructions

     All payments of Principal Amount and Interest shall be made by wire transfer of immediately available funds to the account of Payee at or before 2:00 p.m. Wilmington, Delaware time on the Business Day that such payment is due. Any wire transfer received by Payee after 2:00 p.m. Wilmington, Deleware time on any Business Day shall be deemed to have been received by Payee prior to such time on the next Business Day.

     Unless payment is otherwise specified in a Notice by Payee to Maker to be made to another account in the State of Delaware, all such payments shall be wired in accordance with the following instructions:

         Wilmington Trust Company
         ABA#
         Account No.
         Account Name: Danaher Corporation

     In the event that any scheduled Payment Date falls on a non-Business Day, such Payment Date shall be deemed to be the next Business Day following such scheduled Payment Date, and such additional days shall be deemed to have elapsed for purposes of computing the accrued Interest payable on such Payment Date.

     8. Events of Default

          (a) Enumeration of Defaults. Each of the following events shall be an Event of Default for the purposes of this Note. An Event of Default shall be deemed to continue until such default is waived by written Notice by Payee to Maker or remedied by action of Maker, and, in the case of any Event of Default requiring Notice by Payee to Maker, if the Default is not cured within the grace period provided for herein following such Notice, until rescission of such Notice by the further written Notice of Payee to Maker. The term Default means any event which is not an Event of Default as of a specified date, but which with the lapse of time, notice or both would constitute an Event of Default.

          (b) Payment Default. Maker defaults in the payment when due of any installment of Principal Amount or Interest, and such default is not remedied in the manner and within the grace period provided for in ss.6 of this Note (a Payment Default). A Payment Default shall be deemed to have occurred notwithstanding the fact that the default in payment resulted from compliance with or enforcement of the Intercreditor Agreement.

          (c) Affirmative Covenant Default. Maker fails to observe or perform any Affirmative Covenant and such default is not remedied within 30 calendar days after Notice is given by Payee to Maker of such default.

          (d) Reporting Covenant Default. Maker fails to observe or perform any Reporting Covenant and such default is not remedied within 30 calendar days after Notice is given by Payee to Maker of such default.

          (e) Negative Covenant Default. Maker fails to observe or perform any Negative Covenant and such default is not remedied within 30 calendar days after Notice is given by Payee to Maker of such default.

          (f) Warranty Default. Any Representation or Warranty proves to have been untrue, incomplete or misleading in any material respect when made or when deemed to have been made and such breach is not completely remedied within 30 calendar days after Notice is given by Payee to Maker of such default.

          (g) Financial Test Default. As of any applicable date of determination, Maker fails to satisfy any of the Financial Tests and such failure remains uncured for a period of 30 consecutive calendar days after Notice is given by Payee to Maker of such default; provided that, the 30 day cure period of this Section 8(g) shall not apply to Section 11(c) of the Purchase Agreement.

          (h) Cross Default. Maker defaults in the payment of any Indebtedness with an unpaid principal amount in excess of $25,000, but specifically excluding (A) the $300,000 principal amount Gilbarco Patent Note identified in the Purchase Agreement, and (B) any purchase money obligation, the payment of which is being actively contested in good faith by Maker (as guarantor, surety or principal) regardless of whether (i) such default is waived by the obligee unless such waiver constitutes full satisfaction of all amounts then due and payable, (ii) payment of any Indebtedness of Maker is accelerated, (iii) the contractual right of Maker to borrow money under any loan, credit or similar agreement or arrangement is suspended as a result of any default by Maker with respect to such agreement or arrangement or (iv) any action to enforce payment of any Indebtedness of Maker is commenced against Maker or with respect to any collateral securing such Indebtedness, unless such default, acceleration or action is remedied or rescinded within a period of 10 days after Notice is given by Payee to Maker of such default.

          (i) Subordination Default. Any agreement with respect to the Senior Indebtedness is amended or modified in violation of the Intercreditor Agreement, the blocking period provided for in the Intercreditor Agreement is commenced, payment of any amount due under this Note is prevented due to compliance with or the enforcement of the Intercreditor Agreement or any amount previously paid with respect to this Note are repaid or held in constructive trust by Payee due to compliance with or the enforcement of the Intercreditor Agreement or Maker seeks forbearance with respect to the payment of any amounts due under the Senior Indebtedness.

          (j) Security Default. Maker defaults in the observance or performance of any covenant or agreement required under the Security Documents and such default continues for a period of 30 calendar days after Notice is given by Payee to Maker of such default.

          (k) Voluntary Insolvency Default. Maker: (i) discontinues the conduct of its business; (ii) applies for or consents to the imposition of any Insolvency Relief; (iii) voluntarily commences or consents to the commencement of an Insolvency Proceeding; (iv) files an answer admitting the material allegations of any involuntary commencement of an Insolvency Proceeding; (v) makes a general assignment for the benefit of its creditors; or (vi) is unable or admits in writing its inability to pay its debts as they become due (a Voluntary Insolvency Default).

          (l) Insolvency Order. Any Insolvency Order is entered against Maker and such Insolvency Order is not dismissed within 30 calendar days of its entry (an Involuntary Insolvency Default).

          (m) Fraudulent Conveyance Default. Maker: (i) conceals, removes or permits to be concealed or removed all or any part of its property with the intent to hinder, delay or defraud any of its creditors; (ii) makes or permits any conveyance of its material properties that would be deemed fraudulent to creditors under any Insolvency Law or fraudulent conveyance provision of Applicable Law; (iii) engages in a bulk transfer of any of its property without complying with the bulk transfer provisions of Applicable Law; (iv) has, while it is insolvent, caused or permitted any of its creditors to obtain a Lien on any of its property by legal proceedings or otherwise which is not vacated within 30 calendar days.

     9. Remedies and Acceleration

     (a) Remedies.  After payment of this Note is Accelerated,  Payee shall have
(i) all rights and remedies granted to it under this Note, the Purchase Agreement and the Security Documents and continue to have the rights and remedies granted to it under the other Related Documents and (ii) all rights of a creditor under Applicable Law (including the UCC). All such rights and remedies and the exercise thereof shall be cumulative. No exercise of any such rights and remedies shall be deemed to be exclusive or constitute an election of remedies.

          (b) Acceleration of Payment. Upon the occurrence of a Voluntary Insolvency Default or an Involuntary Insolvency Default, payment of this Note shall be Accelerated. Upon the occurrence and during the continuation of any other Event of Default, Payee may, in the sole exercise of its discretion, elect to cause payment of this Note to be Accelerated by giving written Notice of such election to Maker (the Acceleration Notice). Once payment of this Note has been properly Accelerated as provided for in this section, such Acceleration may be revoked only by Payee, in the sole exercise of its discretion, giving written Notice of revocation to Maker, regardless of whether the Event of Default giving rise to such Acceleration has been remedied by action of Maker.

          (c) Waiver of Default. No Default or Event of Default may be waived nor shall be deemed to have been waived except by an express written Notice by Payee to Maker, and any such grant of waiver shall be applicable only to the specific Defaults or Events of Default expressly identified in such Notice and shall not be deemed to apply to any other or subsequent Default or Event of Default. Payee may grant or withhold any such waiver in the sole exercise of its discretion, which may be conditioned upon the payment by Maker of a premium, the grant of additional collateral to secure the payment of this Note or the acceptance of other terms and conditions under this Note or the Purchase Agreement. No course of dealing by Payee or its agents and employees, failure, forbearance or delay by Payee in exercising any of its rights or remedies under this Note, the Purchase Agreement, the

               Security Documents or any other Related Documents shall operate as a waiver of any Default or Event of Default or of any right of Payee under this Note.

     10. Waivers by Maker

     To the fullest extent permitted by Applicable Law, Maker waives with respect to this Note: presentment, protest and demand, notice of protest, demand and dishonor, and diligence in collection. Maker agrees that: Payee may release
(i) all or any part of the collateral securing the payment of this Note or (ii) any guarantor or surety with respect to this Note, all without notice to Maker and without affecting in any way the obligation of Maker under this Note.

     11. Security for Payment

     Payment of this Note is secured under the terms and subject to the conditions of the Security Documents. Nothing in this Note shall be deemed to preclude Payee from obtaining other or additional security for the payment of this Note or to require Payee to elect remedies or proceed against any collateral or guarantee before Accelerating payment of this Note or taking any legal or other action to collect payment of this Note.

     12. Intercreditor Agreement

     Payee and Bank One, Texas, N.A. (BOT) are parties to the Intercreditor Agreement, pursuant to which certain of Payee's rights under this Note and the Security Documents are subordinated to BOT. Nothing in this Note, the Purchase Agreement or such Intercreditor Agreement shall grant to Maker any rights as a beneficiary under such Intercreditor Agreement nor any right to enforce against Payee any provision of such Intercreditor Agreement.

     13. Collection for Costs

     Maker shall reimburse Payee for all reasonable costs and expenses (including legal fees and disbursements) incurred by Payee in connection with the collection or attempted collection of the payment of this Note through legal proceedings or otherwise.

     14. Amendment

     This Note may not be amended, restated, supplemented or otherwise modified except by an express written agreement executed and delivered by Maker and Payee. Compliance with the covenants and other provisions of this Note may not be waived except by an express written waiver signed and delivered by Payee.

     15. Governing Law

     This Note and the rights and obligations of Payee and Maker under this Note shall be governed by and construed under the laws of the State of Delaware.

     16. Waiver of Jury Trial

     Payee and Maker, after consulting or having had the opportunity to consult with legal counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any Litigation. Neither Payee nor Maker shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either Payee or Maker except by written instrument executed by both of them.

     17. Consent to Jurisdiction, Venue and Service of Process

     Payee and Maker, each after having consulted or having had the opportunity to consult with legal counsel, hereby knowingly, voluntarily and intentionally:
(i) consents to the jurisdiction of the Delaware State Court sitting in New Castle County, Delaware and the United States District Court with jurisdiction over New Castle County, Delaware with respect to any Litigation; (ii) waives any objections to the venue of any Litigation in either such court; (iii) agrees not to commence any Litigation except in one or the other of such courts and agrees not to contest the removal of any Litigation commenced in any other court to one or the other of such courts; (iv) agrees not to seek to remove, by consolidation or otherwise, any Litigation commenced in either of such courts to any other court; and (v) waives personal service of process in connection with any Litigation and consents to service of process by registered or certified mail in accordance with Applicable Law. These provisions shall not be deemed to have been modified in any respect or relinquished by either Payee or Maker except by written instrument executed by all of them.

     18. Non Negotiability; Non Assignability; Non-Transferability

     This Note shall be non-negotiable, non-assignable and non-transferable and any attempted negotiation, assignment, or transfer shall be void and of no effect, without the express written consent of the Maker; provided that DH Holdings Corp. may negotiate, assign, or transfer this Note without the consent of the Maker to Danaher Corporation or to any Affiliate of Danaher Corporation.


     IN WITNESS WHEREOF, this Note has been executed and delivered by and on behalf of Maker by its duly authorized officer, effective as of the Date of Note (set forth above).

TANKNOLOGY-NDE INTERNATIONAL, INC.


By:  //s//  JAY ALLEN CHAFFEE
Name:     Jay Allen Chaffee
Title:    Chairman


PROECO, INC.


By:  //s//  JAY ALLEN CHAFFEE
Name:     Jay Allen Chaffee
Title:    Chairman


TANKNOLOGY/NDE CORPORATION


By:  //s//  JAY ALLEN CHAFFEE
Name:     Jay Allen Chaffee
Title:    Chairman


2368692 CANADA, INC.


By:  //s//  JAY ALLEN CHAFFEE
Name:     Jay Allen Chaffee
Title:    President


TANKNOLOGY-NDE CONSTRUCTION SERVICES, INC.


By:  //s//  JAY ALLEN CHAFFEE
Name:     Jay Allen Chaffee
Title:    Chairman

                                 EXHIBIT 10.47




--------------------------------------------------------------------------------



                 DISTRIBUTION, SERVICES AND MARKETING AGREEMENT


--------------------------------------------------------------------------------



                          Dated as of December 23, 1997

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1
     SPIRIT OF AGREEMENT; COOPERATION..........................................1
          1.1      Spirit of Agreement.........................................1
          1.2      Cooperation.................................................1
          1.3      Type of Agreement...........................................1
          1.4      Transaction.................................................1

ARTICLE 2
     DEFINITIONS...............................................................1
          2.1      "Agreement".................................................1
          2.2      "Agreement Term"............................................1
          2.3      [reserved]..................................................2
          2.4      [reserved]..................................................2
          2.5      "Authorized Distributor"....................................2
          2.6      "Authorized Service Company"................................2
          2.7      "Auxiliary Leak Detection Retrofit System"..................2
          2.8      "Claim".....................................................2
          2.9      "CMS".......................................................2
          2.10     "Compliance Management Services"............................2
          2.11     "Confidential Information"..................................2
          2.12     "Demand"....................................................2
          2.13     "Dispute"...................................................2
          2.14     "Distribution Territory"....................................2
          2.15     "Effective Date"............................................2
          2.16     "Indemnitee"................................................2
          2.17     "Indemnitor"................................................2
          2.18     "Installation Services".....................................3
          2.19     "JAMS"......................................................3
          2.20     "Level III Certification"...................................3
          2.21     "Litigation"................................................3
          2.22     "Losses"....................................................3
          2.23     "National Account Pricing"..................................3
          2.24     [reserved]..................................................3
          2.25     "Parties"...................................................3
          2.26     "Party".....................................................3

          2.27     "Remote Monitoring".........................................3
          2.28     "Simplicity Petroleum Data Services"........................3
          2.29     "Third Party"...............................................3
          2.30     "TNDE"......................................................4
          2.31     "TNDE Standard Price(s)"....................................4
          2.32     "Value Added Reseller"......................................4
          2.33     "VR"........................................................4
          2.34     "VR Products"...............................................4

ARTICLE 3
     TERM; RENEWAL.............................................................4
          3.1      Term........................................................4
          3.2      Renewal.....................................................4
          3.3      Termination for Cause ......................................4
          3.4      Survival....................................................5

ARTICLE 4
     DISTRIBUTION AGREEMENT....................................................5
          4.1      Appointment.................................................5
          4.2      Authorized Service Company..................................5
          4.3      Non-Compete.................................................5
          4.4      VR Products.................................................6
          4.5      Distribution Territory......................................6
          4.6      Purchases of VR Products by TNDE............................6
          4.7      Orders and Delivery.........................................6
          4.8      Shipment Obligations........................................6
          4.9      Designation of TNDE as a "Value Added Reseller".............7
          4.10     Prices for VR Products......................................7

ARTICLE 5
     INSTALLATION SERVICES.....................................................7
          5.1      Purchases of Installation Services..........................7
          5.2      Price of Installation Services..............................7
          5.3      Installation Preferences and Obligations....................7

ARTICLE 6
     COMPLIANCE MANAGEMENT SERVICES............................................8

          6.1      VR's Grant of Exclusive Right to Perform
                   Compliance Management Services to TNDE......................8
          6.2      Non-Compete.................................................8
          6.3      Consents....................................................8
          6.4      Listing of Customers........................................8
          6.5      Purchase of CMS by VR.......................................8

ARTICLE 7
     SIMPLICITY PETROLEUM DATA SERVICES........................................9
          7.1      Grant of  Non-Exclusive Right to Sell Simplicity
                   Petroleum Data Services.....................................9
          7.2      Purchase of Simplicity Petroleum Data Services..............9
          7.3      Allocation of Revenues......................................9

ARTICLE 8
     REMOTE MONITORING SERVICES AND RELATIONSHIPS..............................9
          8.1      Transfer of Remote Monitoring Relationships to VR...........9
          8.2      Acknowledgment..............................................9
          8.3      Non-Compete.................................................9
          8.4      Access to Facilities.......................................10
          8.5      Allocation of Revenues.....................................10

ARTICLE 9
     AUXILIARY LEAK DETECTION RETROFIT........................................10
          9.1      Auxiliary Leak Detection Retrofit License Agreement........10

ARTICLE 10
     MARKETING AND SALES......................................................10
          10.1     Commercially Reasonable Efforts of TNDE....................10
          10.2     Commercially Reasonable Efforts of VR......................10
          10.3     Facilities and Staff-TNDE..................................11
          10.4     Facilities and Staff-VR....................................11
          10.5     Promotional Literature-TNDE................................11
          10.6     Promotional Literature-VR..................................11
          10.7     Technical Sales Support-TNDE...............................11
          10.8     Technical Sales Support-VR.................................12
          10.9     Marketing and Sales Coordination; Standards of Performance.12
          10.10    Performance Target Reports.................................12

ARTICLE 11
     ACCESS TO INFORMATION....................................................13
          11.1     Technical Support-TNDE.....................................13
          11.2     Technical Support-VR.......................................13

ARTICLE 12
     CONFIDENTIALITY OF INFORMATION...........................................13
          12.1     Confidentiality Provisions.................................13
          12.2     Return of Information......................................14
          12.3     Remedies...................................................14

ARTICLE 13
     DISPUTE RESOLUTION.......................................................14
          13.1     Informal Dispute Resolution................................14
          13.2     Institution of Formal Resolution Proceedings...............15
          13.3     Arbitration................................................15
          13.4     Immediate Injunctive Relief................................16
          13.5     Continued Performance......................................16

ARTICLE 14
     AUDITS...................................................................16
          14.1     Audit Rights...............................................16

ARTICLE 15
     LIMITATIONS ON RECRUITING................................................17
          15.1     Limitations on Recruiting..................................17

ARTICLE 16
     INDEMNIFICATION..........................................................17
          16.1     Indemnification of TNDE....................................17
          16.2     Indemnification of VR......................................17
          16.3     Infringement Indemnity of TNDE.............................18
          16.4     Infringement Indemnity of VR...............................18
          16.5     Exclusive Remedy for Infringement Claims...................18
          16.6     Indemnification for Third Party Claims.....................18
          16.7     Contractual Statute of Limitations.........................19
          16.8     Allocation of Risks........................................20

ARTICLE 17
     MUTUAL REPRESENTATIONS AND WARRANTIES....................................20
          17.1     Mutual Representations and Warranties......................20
          17.2     Warranties.................................................20

ARTICLE 18
     TAXES....................................................................21
          18.1     Resale Certificates........................................21

ARTICLE 19
     ASSIGNMENTS..............................................................21
          19.1     No Assignment Without Consent..............................21
          19.2     Procedures for Assignment..................................21

ARTICLE 20
     MISCELLANEOUS............................................................21
          20.1     No Implied Rights or Waivers...............................21
          20.2     Modifications, Amendments or Waivers.......................21
          20.3     Accounting Terms...........................................21
          20.4     Entire Agreement...........................................22
          20.5     Severability...............................................22
          20.6     Third Party Beneficiaries..................................22
          20.7     Rules of Construction......................................22
          20.8     Notices....................................................23
          20.9     Further Acts and Documents.................................24
          20.10    Counterparts...............................................24
          20.11    Force Majeure..............................................24
          20.12    Governing Law..............................................24
          20.13    Waiver of Jury Trial.......................................24
          20.14    [reserved].................................................25
          20.15    Joint Customers............................................25

                 DISTRIBUTION, SERVICES AND MARKETING AGREEMENT

     This Distribution, Services and Marketing Agreement (the "Agreement"), dated as of December __, 1997 (the "Effective Date"), is by and between Tanknology-NDE International, Inc., a Delaware corporation ("TNDE"), and Veeder-Root Company, a Delaware corporation ("VR").


                                    ARTICLE 1
                        SPIRIT OF AGREEMENT; COOPERATION

     1.1 Spirit of Agreement. TNDE and VR recognize that optimum performance of this Agreement requires a cooperative working environment established upon good communications and a good faith working relationship between both Parties. It is within this cooperative spirit that TNDE and VR agree to interact in the performance of this Agreement.

     1.2 Cooperation. The Parties will cooperate with each other in good faith in the performance of the activities contemplated by this Agreement through, among other things, making available, as reasonably requested, such management decisions, information, approvals, authorizations and acceptances so that each Party may fulfill its obligations hereunder in a timely and efficient manner.

     1.3 Type of Agreement. This Agreement is not a partnership agreement and shall not be construed as creating any duties, obligations or rights which are independent of this Agreement and which would otherwise arise in the context of a partnership.

     1.4 Transaction. This Agreement is being entered into in consideration of and as a condition to DH Holdings Corp.'s execution, delivery and performance of that certain Note, Preferred Stock and Warrant Purchase Agreement between TNDE, certain of its subsidiaries, and DH Holdings Corp. (the "Purchase Agreement").


                                    ARTICLE 2
                                   DEFINITIONS

     For the purposes of this Agreement, the following definitions shall apply to the respective capitalized terms:

     2.1 "Agreement" means this Distribution, Services and Marketing Agreement dated as of the Effective Date by and between TNDE and VR.

     2.2  "Agreement Term" is defined in Section 3.2.

     2.3  [reserved]

     2.4  [reserved]

     2.5 "Authorized Distributor" means a non-exclusive, independent organization selling to the retail and wholesale petroleum industry of which the customers would include independent gas station owners, major oil companies and certain direct consumers of gasoline and related fuel oil products in accordance with a marketing plan mutually acceptable to such distributor and VR.

     2.6 "Authorized Service Company" means a independent organization servicing petroleum equipment owned or operated by petroleum marketers, such as major and independent oil companies, retail service stations, oil equipment jobbers, tank builders and fuel oil distributors.

     2.7 "Auxiliary Leak Detection Retrofit System" means a device that enhances the capabilities of existing tank gauges by adding data logging, data storage, and communications capabilities that TNDE is developing in conjunction with a data logger manufacturer and outside contractors.

     2.8  "Claim" is defined in Section 16.6.

     2.9  "CMS" means Compliance Management Services.

     2.10 "Compliance Management Services" means those services that facilitate regulatory compliance for storage tank owners, including but not limited to, the services described on Exhibit A.

     2.11 "Confidential Information" is defined in Section 12.1.

     2.12 "Demand" is defined in Section 13.3.

     2.13 "Dispute" is defined in Section 13.1.

     2.14 "Distribution Territory" is defined in Section 4.5.

     2.15 "Effective Date" means the date first written above.

     2.16 "Indemnitee" is defined in Section 16.6.

     2.17 "Indemnitor" is defined in Section 16.6.

     2.18 "Installation Services" means the common activities conducted on a customer's site to install gauge systems and their components.

     2.19 "JAMS" is defined in Section 13.3.

     2.20 "Level III Certification" means installation checkout, startup training and line leak detection, programming and operations training, system troubleshooting, service techniques and warranty dispatch program training in connection with all VR underground storage tank monitoring systems.

     2.21 "Litigation" is defined in Section 20.13.

     2.22 "Losses" means losses, liabilities, damages, actions, claims, costs and expenses (including reasonable attorneys' fees and disbursements).

     2.23 "National Account Pricing" means, as to each Party, the prices and pricing terms customarily charged by such Party to its significant, national customers for products and/or services of the nature to be provided hereunder.

     2.24 [reserved]

     2.25 "Parties" means TNDE and VR collectively.

     2.26 "Party" means any one of the Parties.

     2.27 "Remote Monitoring" means the monitoring via modem of gauge systems 24 hours per day/ 365 days per year by technically trained and competent personnel to ensure that the gauges are functioning properly, to ensure compliance with the leak detection requirements as set forth in 40 CFR 280, and to minimize environmental liability associated with storage tanks.

     2.28 "Simplicity Petroleum Data Services" means a remote monitoring and data collection service that connects trained technicians to line and tank monitoring equipment installed at customer sites, as more particularly described on Exhibit B.

     2.29 "Third Party" means a person other than TNDE, VR, any officer, director or employee of TNDE or VR, any Affiliate of TNDE or VR and any officer, director or employee of any Affiliate of TNDE or VR, where the term "Affiliate" means any person directly or indirectly controlling, controlled by, or under direct or indirect common control with the specified person, where a person shall be deemed to control another person if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

     2.30 "TNDE" means Tanknology-NDE International, a Delaware corporation.

     2.31 "TNDE Standard Price(s)" means the then current list pricing of TNDE gauge installation services and Compliance Management Services for US customers or any other pricing the Parties mutually agree to.

     2.32 "Value Added Reseller" means a person who is limited to selling VR products or services only in conjunction with the sale of such person's own products or services.

     2.33 "VR" means Veeder-Root Company, a Delaware corporation.

     2.34 "VR Products" is defined in Section 4.4.


                                    ARTICLE 3
                                  TERM; RENEWAL

     3.1 Term. The initial term of this Agreement will commence on the Effective Date and will continue until December 31, 2000, unless earlier terminated by the mutual consent of the Parties or in accordance with Section 3.3 or 3.5 below.

     3.2 Renewal. Upon expiration of the initial term of this Agreement, the term of this Agreement will automatically be renewed for successive one-year periods unless either Party gives written notice to the other Party, at least thirty days before the scheduled date of expiration of the initial term or any renewal term, that the term of this Agreement will not be so extended. The initial term of this Agreement, together with any such renewal terms, is referred to herein as the "Agreement Term."

     3.3 Termination for Cause. Subject to the provisions of this Section 3.3, either Party may terminate this Agreement at any time after the first anniversary of the Effective Date for cause. A Party shall only have the right to terminate this Agreement for cause upon the determination of a panel of arbitrators, pursuant to the procedures set forth in Article 13 that are not initiated until after the first anniversary of the Effective Date, that the other Party failed to use "commercially reasonable efforts" in performing its obligations hereunder where such Party was required to do so pursuant to the terms of this Agreement. In the event one Party (the "Terminating Party") terminates this Agreement for cause, all of the rights and obligations of each Party set forth herein shall terminate except (i) as provided in Section 3.4 below and (ii) that if the Terminating Party is VR all of the non-competition provisions applicable to TNDE shall continue in full force and effect until the expiration of the Agreement Term. Such termination shall be effective immediately upon notice by the Terminating Party to the non-Terminating Party following completion of the procedures set forth in Article 13.

     3.4 Survival. Following the expiration or termination of all or any portion of this Agreement, whether for cause or otherwise, the rights and obligations relating to Confidential Information pursuant to Article 12 shall survive for a period of five years from the date of termination or expiration and the rights and obligations relating to indemnification pursuant to Article 13 for any Losses incurred prior to the date of such termination or expiration shall survive as provided in Section 16.7.

     3.5 Failure to Make Payment Under Purchase Agreement. In the event that TNDE is in default under the Note or Preferred Stock (as defined in the Purchase Agreement) for failure to make payments of principal or interest on the Note or dividends on the Preferred Stock, and all applicable notice and cure periods, if any, have lapsed, (a) VR may give notice to terminate this Agreement which termination shall be effective as set out in such notice and (b) TNDE may not terminate the Agreement for cause under Section 3.3 until such default is cured.

                                    ARTICLE 4
                             DISTRIBUTION AGREEMENT

     4.1 Appointment. Subject to the terms and conditions of this Agreement, VR hereby grants to TNDE, and TNDE hereby accepts from VR, the non-exclusive right to market, sell, install, maintain and support the products and services referred to in Section 4.4 (the "VR Products") within the territory referred to in Section 4.5 (the "Distribution Territory"). Except upon the prior, written consent of VR, TNDE shall be prohibited from appointing or otherwise authorizing any subdistributors, dealers, agents or other resellers under this Article 4 or otherwise assigning any of its duties or obligations hereunder. If TNDE appoints or otherwise authorizes any subdistributors, dealers, agents or other resellers with the consent of VR under this Agreement, a copy of the appointment or authorization shall be delivered to VR. In the event of termination or expiration of this Agreement, VR shall have the right, without any obligation whatsoever to TNDE, directly or indirectly, to enter into an agreement with any such Third Party appointed by TNDE or to cause TNDE to assign any such agreement, at VR's option, to VR or its designee.

     4.2 Authorized Service Company. Subject to the terms and conditions of this Agreement, VR hereby appoints TNDE as an Authorized Service Company for VR Products, on the most favorable terms and conditions as any other Authorized Service Company for VR Products has been or in the future is appointed. A sample of such terms and conditions as of the date hereof is attached hereto as Exhibit
C. VR further agrees to provide advertising and sales incentives, credits and rebates which are consistent with the most favorable incentives, credits and rebates which are offered to any other Authorized Service Company, Authorized Distributor, or Value Added Reseller. TNDE agrees to use its commercially reasonable efforts to enable its service technicians to achieve and maintain Level III Certification.

     4.3 Non-Compete. TNDE covenants and agrees that it shall not, during the Agreement Term, without the express prior written consent of VR (which consent may be withheld in the sole discretion of VR), manufacture, distribute, market, promote or sell, directly or indirectly, any products or services that compete directly with VR Products and Simplicity Petroleum Data Services within the Distribution Territory; provided that nothing set forth herein shall be deemed to limit or restrict TNDE from installing products that compete directly with VR Products or providing any of its currently existing services, field services, construction services or compliance management services and its maintenance management services (as currently planned by TNDE) to customers utilizing products or services that compete directly with VR. In no event shall TNDE provide Remote Monitoring.

     4.4 VR Products. The term "VR Products" means gauging systems consisting of in-tank level and various sensors operating in conjunction with a dedicated site computer and line leak equipment that are manufactured and/or marketed by VR and installed permanently at a site in order to meet the leak detection regulations as set forth in 40 CFR 280 and Simplicity Petroleum Data Services, which are described on Exhibits B and D. Upon reasonable notice to TNDE, VR may add new products to or delete existing products from Exhibit D, with such additions and deletions becoming effective under this Agreement upon such notice. Upon consent of TNDE (which consent may be withheld in the sole discretion of TNDE), VR may add new services to Exhibit B. Any changes to exhibits B and D shall apply to the Non-Compete provided in section 4.3 above.

     4.5 Distribution Territory. The term "Distribution Territory" means the United States of America and its Territories.

     4.6 Purchases of VR Products by TNDE. In consideration of the foregoing, TNDE agrees to use commercially reasonable efforts to purchase, either directly or indirectly through the sale of TNDE services which include the sale of VR Products to customers of TNDE, from VR, VR Products in each of the calendar years 1998, 1999 and 2000.

     4.7 Orders and Delivery. Orders for VR Products by TNDE pursuant to this Agreement will be placed through VR's regular distribution channel, unless otherwise agreed in writing on a case-by-case basis. All orders will be placed in writing in accordance with the then current standard VR order form terms and conditions, an example (as of the date hereof) of the terms and conditions are attached hereto as Exhibit E ("Terms and Conditions"). The terms and conditions of all orders for VR Products by TNDE pursuant to this Agreement, including without limitation all shipment, delivery, inspection and cancellation terms, shall be governed by the then current, standard VR Terms and Conditions.

     4.8 Shipment Obligations. VR shall supply VR Products to TNDE in a timely fashion which is consistent with the then current industry lead times. If at any time, VR is unable to supply such VR Products to TNDE in a timely fashion which is consistent with the then current industry lead times, then VR shall so notify TNDE and TNDE may purchase substitute products of similar like and kind from a vendor of its choosing, until such time as VR notifies TNDE in writing that it is capable of supplying such products in a timely fashion consistent with the then current industry lead times. Notwithstanding any provision herein to the contrary, the provisions of Section 4.3 shall not apply to purchases and sales of products that compete directly with VR Products in accordance with this
Section 4.8.

     4.9 Designation of TNDE as a "Value Added Reseller". Subject to the terms and conditions of this Agreement, VR hereby appoints TNDE as a Value Added Reseller. TNDE agrees that it will sell VR Products and Simplicity Petroleum

Data Services only in conjunction with TNDE Compliance Management Services, field services and construction services.

     4.10 Prices for VR Products. For purposes of this Agreement, the amount payable by TNDE for any VR Product sold, either directly or indirectly through the sale of such products to customers of TNDE, to TNDE will conform to the VR National Account Pricing; provided that, such National Account Pricing schedules may be adjusted from time to time in accordance with the then current market conditions.


                                    ARTICLE 5
                              INSTALLATION SERVICES

     5.1 Purchases of Installation Services. In consideration of the mutual promises and terms of this Agreement, VR agrees to use commercially reasonable efforts to purchase from TNDE, either directly or indirectly through the sale of Installation Services to VR customers, Installation Services in each of the calendar years 1998, 1999 and 2000.

     5.2 Price of Installation Services. For purposes of this Agreement, the amount payable for any Installation Services sold to VR by TNDE, directly or indirectly, will conform to the TNDE National Account Pricing. TNDE agrees to establish and maintain current National Account Pricing schedules for Installation Services based on common site configurations; provided that, such current National Account Pricing schedules may be adjusted from time to time in accordance with the then current market conditions.

     5.3 Installation Preferences and Obligations. TNDE agrees that it will use commercially reasonable efforts to accommodate a request for Installation Services from VR in a timely fashion. In this regard, TNDE will not give any other customer's request for Installation Services priority over a prior request for Installation Services by VR; provided that, TNDE shall not be required to grant priority to VR's request for Installation Services over another customer's prior request for Installation Services. TNDE and VR may mutually agree to give certain requests for Installation Services by VR priority over certain of TNDE's customers on a case by case basis. If at any time, TNDE is unable to supply such Installation Services in a timely fashion which is consistent with the then current industry lead times, then VR may purchase substitute services of similar like and kind from an installer of its choosing, until such time as TNDE notifies VR in writing that it is capable of supplying such Installation Services in a timely fashion consistent with then current industry lead times.

                                    ARTICLE 6
                         COMPLIANCE MANAGEMENT SERVICES

     6.1 VR's Grant of Exclusive Right to Perform Compliance Management Services to TNDE. Subject to the terms and conditions of this Agreement, VR hereby grants to TNDE, and TNDE hereby accepts from VR, the exclusive right to perform Compliance Management Services for direct customers of VR within the Distribution Territory (provided that this exclusive right shall not apply to customers of VR for whom Compliance Management Services are provided by a distributor of VR which is not an Affiliate of VR) who consent to TNDE's performance of Compliance Management Services or from whom consent is not required under any applicable contract or law. In the event that TNDE is unable to provide Compliance Management Services directly to customers of VR pursuant to the above grant, VR agrees to use commercially reasonable efforts to subcontract to TNDE as necessary to enable TNDE to perform and be paid for such services. TNDE shall not be prohibited from appointing or otherwise authorizing any subcontractors, agents or other resellers under this Article 6 or otherwise assigning any of its rights, duties or obligations hereunder.

     6.2 Non-Compete. VR covenants and agrees that it shall not, during the Agreement Term without the express prior written consent of TNDE (which consent may be withheld in the sole discretion of TNDE), perform, either directly, indirectly or in conjunction with any other person or entity, any Compliance Management Services for any person or entity within the Distribution Territory (provided that this non-compete shall not apply to distributors of VR that are no Affiliates of VR). The non-competition covenant set forth in this Section 6.2 shall terminate upon the first to occur of VR's termination of this Agreement pursuant to Section 3.3 or 3.5 or upon the expiration of the Term hereof.

     6.3 Consents. VR will use commercially reasonable efforts to (i) obtain all consents necessary to enable TNDE to perform and be paid for Compliance Management Services for both current customers of VR and future customers of VR and (ii) market and sell Compliance Management Services of TNDE to both its existing and future customers.


     6.4 Listing of Customers. Periodically as agreed to by the Parties, VR shall provide TNDE with a current version of a complete list of VR's customers for purposes of determining compliance with Section 6.1 hereof.

     6.5 Purchase of CMS by VR. VR agrees to use commercially reasonable efforts to purchase from TNDE, either directly or indirectly through the sale of such services to customers of VR, Compliance Management Services in each of the calendar years, 1998, 1999 and 2000.

     6.6 Fees for Compliance Management Services. Fees payable to TNDE for its performance of Compliance Management Services shall be determined by reference to the TNDE National Account Pricing for such services; provided that, such National Account Pricing schedules may be adjusted from time to time in accordance with the then current market conditions.

                                    ARTICLE 7
                       SIMPLICITY PETROLEUM DATA SERVICES

     7.1 Grant of Non-Exclusive Right to Sell Simplicity Petroleum Data Services. Subject to the terms and conditions of this Agreement, VR hereby grants to TNDE, and TNDE hereby accepts from VR, the non-exclusive right to sell Simplicity Petroleum Data Services within the Distribution Territory. Except upon the prior, written consent of VR, TNDE shall be prohibited from appointing or otherwise authorizing any subdistributors, dealers, agents or other resellers under this Article 7 or otherwise assigning any of its duties or obligations hereunder.

     7.2 Purchase of Simplicity Petroleum Data Services. TNDE agrees to use commercially reasonable efforts to purchase from VR, either directly or indirectly through the sale of such services to TNDE customers, Simplicity Petroleum Data Services in each of the calendar years 1998, 1999 and 2000.

     7.3 Allocation of Revenues. Allocation of revenues with respect to the sale of Simplicity Petroleum Data Services will be determined by mutual agreement of the Parties.


                                    ARTICLE 8
                  REMOTE MONITORING SERVICES AND RELATIONSHIPS

     8.1 Transfer of Remote Monitoring Relationships to VR. Within 30 days of the Effective Date of this Agreement, TNDE agrees to use commercially reasonable efforts to facilitate the transfer of all Remote Monitoring obligations and Remote Monitoring rights with regard to all existing and future customers of TNDE during the Agreement Term to VR, provided that, TNDE shall retain all rights and obligations with regard to such customers other than Remote

Monitoring obligations and Remote Monitoring rights. VR agrees to assume any and all obligations arising after the transfer thereof with respect to Remote Monitoring obligations and Remote Monitoring rights transferred by TNDE to VR. In this regard, VR's obligations will include providing customers with remote monitoring, maintenance and service which is available 24 hours a day, 365 days per year. In the event that VR is unable to provide such services and for the duration of such inability, TNDE may assume such obligations and any associated rights.

     8.2 Acknowledgment. VR acknowledges that some of the Remote Monitoring obligations and Remote Monitoring rights transferred may require VR to monitor non-VR gauge systems unless or until such gauge systems are replaced in conformity with the terms of the applicable contracts.

     8.3 Non-Compete. TNDE covenants and agrees that it shall not, without the express prior written consent of VR (which consent may be withheld in the sole discretion of VR), perform any Remote Monitoring services for any person or entity within the Distribution Territory; provided that, to the extent and for the time period that VR is unable to perform its obligations pursuant to Section
8.1 hereof, TNDE may perform such Remote Monitoring services.

     8.4 Access to Facilities. VR shall provide TNDE with reasonable access to its Remote Monitoring facilities for purposes of fulfilling TNDE's obligations pursuant to the terms and provision of this Agreement.

     8.5 Allocation of Revenues. Allocation of revenues with respect to the sale of Remote Monitoring services will be determined by mutual agreement of the Parties.


                                    ARTICLE 9
                        AUXILIARY LEAK DETECTION RETROFIT

     9.1 Auxiliary Leak Detection Retrofit License Agreement. Following the execution and delivery of this Agreement, the Parties shall enter into good faith negotiations in an effort to enter into a License Agreement relating to TNDE's Auxiliary Leak Detection Retrofit System, a form of which is attached hereto as Exhibit F. TNDE covenants and agrees that during the Term of this Agreement, it shall not make, have made, use, sell, reproduce, modify, license, sublicense or otherwise exploit in any manner, in any country in the world, in any media, whether now known or hereafter developed, that relate to the Auxiliary Center Detection Retrofit system and the technology underlying such system.

                                   ARTICLE 10
                               MARKETING AND SALES

     10.1 Commercially Reasonable Efforts of TNDE. During the Agreement Term, TNDE will use commercially reasonable efforts throughout the Distribution Territory to diligently (i) promote, solicit and obtain orders for VR Products,
(ii) promote, solicit and obtain orders for Simplicity Petroleum Data Services and Remote Monitoring services, (iii) perform its installation, maintenance and support services in a timely and professional manner and (iv) develop the goodwill and reputation of VR. TNDE further agrees to give strong preference in the use of, and to promote the sale and use of VR Products and Simplicity Petroleum Data Services and Remote Monitoring services. TNDE represents that it possesses the experience, skills and resources required to carry out these marketing and service activities.

     10.2 Commercially Reasonable Efforts of VR. During the Agreement Term, VR will use commercially reasonable efforts throughout the Distribution Territory to diligently (i) promote, solicit and obtain orders for Installation Services, Compliance Management Services and such other products and services offered by TNDE, as may be mutually agreed upon by the Parties, (ii) perform its Remote Monitoring obligations and Simplicity Petroleum Data Services in a timely and professional manner and (iii) develop the goodwill and reputation of TNDE. With consideration given to the preferences of VR distributors and customers of VR distributors, VR further agrees to give strong preference in the use of, and to promote the sale and use of TNDE's Compliance Management Services, Installation Services and other services and products of TNDE as may be mutually agreed upon by the Parties. VR represents that it possesses the experience, skills and resources required to carry out these marketing and service activities.

     10.3 Facilities and Staff-TNDE. TNDE represents that it has or will possess and maintain facilities and staff sufficiently trained to market the VR Products and Simplicity Petroleum Data Services effectively throughout the Distribution Territory during the Agreement Term. TNDE agrees that, without limitation, such sufficient training will include the attendance of at least one reasonably appropriate member of staff of TNDE at a three day training conference that VR shall organize and that shall be relevant to any VR Products or Simplicity Petroleum Data Services being sold pursuant to this Agreement. TNDE also agrees to send such staff to participate in such additional training programs and distributor meetings as VR may hold from time to time.




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



     10.4 Facilities and Staff-VR. VR represents that it has or will possess and maintain facilities and staff sufficiently trained to market the Compliance Management Services, Installation Services and other products and services offered by TNDE as may be mutually agreed upon by the Parties effectively throughout the Distribution Territory during the Agreement Term. VR agrees that, without limitation, such sufficient training will include the attendance of at least one reasonably appropriate member of staff of VR at a three day training conference that TNDE shall organize and that shall be relevant to any of the Compliance Management Services, Installation Services or other products and services of TNDE as may be mutually agreed upon by the Parties being offered or sold pursuant to this Agreement. VR also agrees to send such staff to participate in such additional training programs as TNDE may hold from time to time. All persons that VR uses to market the Compliance Management Services, Installation Services or other products and services of TNDE as may be mutually agreed upon by the Parties will be employees or authorized distributors of VR unless otherwise agreed on a case-by-case basis in writing.

     10.5 Promotional Literature-TNDE. TNDE may use the brochures and other promotional literature describing VR Products and Simplicity Petroleum Data Services in the English language that VR may provide to TNDE (the "VR
Promotional Literature"). TNDE will affix VR's copyright notice to all reproductions thereof. VR will bear all reproduction costs with respect to such material.

     10.6 Promotional Literature-VR. VR may use the brochures and other promotional literature describing the Compliance Management Services and other products and services of TNDE in the English language that TNDE may provide to VR (the "TNDE Promotional Literature"). VR will affix TNDE's copyright notice to all reproductions thereof. TNDE will bear all reproduction costs with respect to such material.

     10.7 Technical Sales Support-TNDE. TNDE agrees to provide sufficient technical sales support to aid VR in the sale of Compliance Management Services, Installation Services, and such other services and products of TNDE as may be mutually agreed upon by the Parties for the purposes of (i) facilitating the terms and conditions of this Agreement, (ii) developing the business contemplated by this Agreement and (iii) enhancing the business relationship of the Parties. Such support will include making available at least one qualified employee of TNDE to assist VR by providing technical sales support upon the reasonable request of VR.

     10.8 Technical Sales Support-VR. VR agrees to provide sufficient technical sales support to aid TNDE in the sale of VR Products and Simplicity Petroleum Data Services for the purposes of (i) facilitating the terms and conditions of this Agreement, (ii) developing the business contemplated by this Agreement and

(iii) enhancing the business relationship of the Parties. Such support will include making available at least one qualified employee of VR to assist TNDE by providing technical sales support upon the reasonable request of TNDE. VR further agrees to provide TNDE with all of VR's standard list prices, standard pricing reports, product specifications, service protocols, warranty descriptions, and any applicable technical manuals related to VR Products to be distributed or services to be rendered pursuant to this Agreement upon the reasonable request of TNDE.

     10.9 Marketing and Sales Coordination; Standards of Performance. The Parties agree to have periodic sales coordination and planning sessions. Each of the parties hereto agrees and covenants to perform the services and/or to supply products as required under this Agreement in accordance with the standards and levels of quality adhered to by the leading industry providers of such services and/or products. The parties hereto expressly agree that a party's performance of services and/or supply of products pursuant to this Agreement below standards and levels of quality adhered to by the leading industry providers of such services and/or products shall constitute cause for termination of this Agreement by the other party pursuant to Section 3.3 hereof.

     10.10 Performance Target Reports. Each Party hereby agrees to provide to the other, on a quarterly and annual basis commencing with the second quarter of calendar 1998, confidential reports setting forth targeted performance goals of products and services to be purchased or provided pursuant to this Agreement based on such Party's reasonable good faith belief of the performance level such Party will obtain within the specified period. Such reports will be prepared and delivered by the senior executives of each of the Parties as provided in Section 13.1(a) (initially Daniel Sharplin for TNDE and Steven Sigmon for VR). Such reports shall be non-binding indications of performance expectations hereunder, and the Parties hereby agree that in the event that one Party should claim the other is not utilizing its commercially reasonable efforts in accordance with the terms of this Agreement, such reports may be submitted in any arbitration proceedings relating to such claim. Notwithstanding the foregoing, the Parties expressly recognize and agree that any reports prepared pursuant to this Section
10.10 shall be forward-looking statements and information based upon beliefs of the Parties as well as assumptions made by and information available to each Party. Such reports and targets are subject to numerous risks and uncertainties and the attainment of such targets are beyond the control of the Parties. Should the underlying risks materialize or should the underlying assumptions prove incorrect, actual results may vary materially from those described in the reports. Accordingly, such reports shall be only one factor in any such arbitration, and the failure by a Party to perform in accordance with the expectations set forth in such reports will not be exclusively determinative as to whether such Party's performance was consistent with commercially reasonable efforts.

                                   ARTICLE 11
                              ACCESS TO INFORMATION

     11.1 Technical Support-TNDE. TNDE agrees to provide sufficient technical support to aid VR in accessing TNDE's information systems for the purposes of facilitating the terms and conditions of this Agreement. Such support will include making available at least one qualified employee of TNDE to assist VR in accessing TNDE's information systems upon the reasonable request of VR.

     11.2 Technical Support-VR. VR agrees to provide sufficient technical support to aid TNDE in accessing VR's information systems for the purposes of facilitating the terms and conditions of this Agreement. Such support will include making available at least one qualified employee of VR to assist TNDE in accessing VR information systems upon the reasonable request of TNDE.


                                   ARTICLE 12
                         CONFIDENTIALITY OF INFORMATION

     12.1 Confidentiality Provisions. Each of TNDE and VR acknowledges and agrees that, in order to perform this Agreement, it may disclose to the other Party information that it considers proprietary and confidential, which (i) relates to its business operations, services or technical knowledge and (ii) has been designated as such, either in writing or orally and confirmed in writing (the "Confidential Information"). All Confidential Information communicated to the receiving party by the disclosing party in connection with the negotiation, preparation and performance of this Agreement was and shall be received in confidence, and was and shall be used only for purposes of this Agreement and protected in the same manner as the receiving party protects its own Confidential Information, but in any event not less than a reasonable manner. The receiving party shall not disclose any Confidential Information to a Third Party except (a) as may be necessary by reason of legal or regulatory requirements applicable to the receiving party or disclosing party, (b) in respect of a validly initiated judicial or administrative process, including pursuant to a subpoena or request for documents, provided that if either party receives a subpoena, request for documents, or other judicial or administrative process requiring the disclosure of Confidential Information of the disclosing party, then the receiving party shall promptly notify the disclosing party of the receipt of process, and, except to the extent that the receiving party deems necessary to avoid suffering civil or criminal sanctions, permit the disclosing party an opportunity to respond to such process, (c) to the extent such Confidential Information is or becomes generally available to the public other than as a result of improper disclosure by or through the receiving party, (d) to the extent such Confidential Information becomes available to the receiving party from a Third Party who received such information on a non-confidential basis, (e) to the extent such Confidential Information was known by the receiving party at the time of its receipt and was not the subject of a pre-existing confidentiality obligation, (f) is independently developed by the receiving party without the use of the disclosing party's Confidential Information, or (g) as TNDE and VR may agree from time to time.

     12.2 Return of Information. The Parties hereby covenant and agree that upon the termination of this Agreement, each Party will return promptly to the other all copies of Confidential Information of the other Party then in such Party's possession or in the possession of any of their representatives or affiliates, and any copies, notes or extracts thereof, without retaining any copy thereof, except that the Parties may destroy promptly (in lieu of returning) all copies of any analyses, compilations, studies or other documents, records or data prepared by such Party or their representatives which contain or otherwise reflect or are generated from the Confidential Information, and each Party will certify to the other that such destruction has been accomplished. The Parties further covenant and agree that, for a period of five years after the date of the termination of this Agreement, they shall not in any way use or communicate the Confidential Information of the other Party unless and except such Confidential Information would be permitted to be disclosed pursuant to clauses
(a) through (g) of Section 12.1.

     12.3 Remedies. The Parties recognize and agree that money damages would not be a sufficient remedy for any breach of the provisions of this Article 12 and that a non- breaching Party shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this agreement, in addition to all other remedies available to such Party at law or in equity. Each Party also agrees to reimburse the other for all reasonable costs and expenses, including reasonable attorneys' fees, incurred by a Party to enforce its rights under this Article 12.


                                   ARTICLE 13
                               DISPUTE RESOLUTION

     13.1 Informal Dispute Resolution. Prior to the initiation of formal dispute resolution procedures, the parties will first attempt to resolve any dispute, interpretation, accounting, controversy or claim arising under this Agreement ("Dispute") informally, as follows:

     (a) Upon the request of either party, the Dispute will be referred to a senior executive of each party. Initially, such senior executives shall be Daniel Sharplin for TNDE and Steven H. Sigmon for VR. Other senior executives may be substituted for the initial senior executives upon written notice by the party replacing its representative. Such senior executives shall use reasonable efforts to resolve such Dispute or, if appropriate, to negotiate a modification or amendment to this Agreement.

     (b) Such senior executives shall meet as often, for a duration, and as promptly as the parties reasonably deem necessary to discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding.

     (c) During the course of these discussions, all reasonable requests made by one party to another for non-privileged and non-confidential information, reasonably related to the Dispute, will be honored in order that each of the parties may be fully advised of the other's position.

     (d)  The specific format for the discussions will be left to the discretion
          of  the  senior  executives,   but  may  include  the  preparation  of
          agreed-upon statements of fact or written statements of position.

     (e) If, after the expiration of 15 days from the referral of such Dispute to the senior executives, such dispute has not been resolved, the Dispute will be referred to the top management officials of TNDE and VR. Initially, such top management officials shall be Jay Allen Chaffee for TNDE and Lawrence Culp, Jr. for VR. Other top management officials may be substituted for the initial top management officials upon written notice by the party replacing its representative. Such parties shall negotiate in the manner previously specified in this
          Section 13.1.

     13.2 Institution of Formal Resolution Proceedings. Formal proceedings for the resolution of a Dispute may not be commenced until the earlier of:

     (a) The good faith determination by the top management officials that amicable resolution through continued negotiation of the matter does not appear likely; or

     (b) 30 days following the date that the Dispute was first referred to the senior executives.

     13.3 Arbitration. A Dispute which cannot be resolved as provided in Section 13.1, shall be settled by binding arbitration administered by the JAMS/Endispute, Inc. ("JAMS") under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceedings shall be conducted in Washington, D.C. and the laws of the State of Delaware shall apply to such proceedings. Any Dispute submitted for arbitration shall be referred to a panel of three arbitrators. The party or parties submitting the intention to arbitrate (the "Demand") shall nominate one arbitrator, who shall be independent of the party or parties nominating him. The party or parties required to answer the Demand shall nominate one arbitrator, who shall be independent of the party or parties nominating him. If the arbitrator chosen by the party or parties submitting the Demand and the arbitrator chosen by the party or parties answering the Demand can agree upon a neutral arbitrator within seven days of submission to the JAMS of the answer to the Demand, then such individual shall serve as the third arbitrator. If no such agreement is reached or if the Party required to answer the Demand fails to nominate an arbitrator, the arbitrator or arbitrators shall be appointed by the JAMS. The arbitration shall consist of one hearing, which shall last for only one day and which shall take place within 45 days after the submission of the Dispute to arbitration. Each Party will be permitted to submit a maximum of two pre-hearing briefs and one post-hearing brief. The arbitration award shall be made within 15 days of the date of the hearing, shall be final and binding on the parties and shall be enforced in accordance with its terms. The arbitration award shall be enforceable by any court having jurisdiction over the party against which the award has been rendered. Unless otherwise set forth in the final determination of the arbitrators, all costs and expenses of any arbitration proceeding shall be shared equally by the Parties, and each Party shall be responsible for the payment of all attorneys' fees incurred by such Party. In Disputes regarding whether a party is entitled to terminate this Agreement for cause due to the other Party's failure to use commercially reasonable efforts in performing its obligations under this Agreement, the decision of the panel of arbitrators shall be limited to a determination of whether a Party has failed to use commercially reasonable efforts and that the other party is entitled to terminate this Agreement as a result thereof. The panel of arbitrators shall have no right to award any damages or other awards in connection with such a Dispute.

     13.4 Immediate Injunctive Relief. The only circumstances in which Disputes between the parties will not be subject to the provisions of this Article 13 are
(i) breaches of the terms of Article 12 and (ii) where a party makes a good faith determination that a breach of this Agreement by the other party is such that the damages resulting from the breach will be so immediate, so large or severe, and so incapable of adequate redress after the fact that a temporary restraining order or other immediate injunctive relief is the only adequate remedy.

     13.5 Continued Performance. Subject to any right to terminate this Agreement in accordance with the terms hereof, each party agrees to continue performing its obligations under this Agreement while any dispute is being resolved unless and until such obligations are concluded by the termination or expiration of this Agreement.


                                   ARTICLE 14
                                     AUDITS

     14.1 Audit Rights. No more than once during any calendar year and on at least five days' prior written notice, either Party may audit and inspect the other Party's records maintained in connection with this Agreement including all transactions and procedures related thereto to the extent necessary to perform audits (including any audits necessary to enable either Party to meet any applicable regulatory requirements) and inspections to confirm the other Party's compliance with this Agreement. Such audits and inspections may be carried out by such Party or its authorized representatives (which representatives shall be reasonably acceptable to the other Party) and may be undertaken at such time as such Party reasonably requests (after a reasonable period following the date of this Agreement). Each Party agrees not to use any competitor of the other Party to conduct such audits or inspections. The Parties shall use all reasonable endeavors to conduct any such audits and inspections in a manner that will result in a minimum of inconvenience and that will maintain the confidentiality of the other Party's records. Any auditors or inspectors will execute and deliver such confidentiality and non-disclosure agreements and adhere to such other customary confidentiality and security requirements as may reasonably be requested in connection with such audits and inspections. The Parties shall provide such auditors and inspectors with routine assistance in connection with such audits and inspections. Within 30 days after a Party's receipt of any audit findings or exceptions, such Party shall respond and address any identified issues. Any amounts found to have been incorrectly billed by either Party shall be corrected in the next regular payment submitted by such Party with interest at 8% per annum.


                                   ARTICLE 15
                            LIMITATIONS ON RECRUITING




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



     15.1 Limitations on Recruiting. During the Agreement Term and for two years thereafter, neither Party shall solicit for employment or otherwise retain (whether as an employee, officer, agent, consultant, advisor or in any capacity whatsoever) any employee of the other Party, without the prior written consent of such Party.


                                   ARTICLE 16
                                 INDEMNIFICATION

     16.1 Indemnification of TNDE. VR shall release, indemnify, defend and hold harmless TNDE and its respective officers, directors, employees, agents, successors and assigns, from and against any and all Losses of TNDE or its respective officers, directors, employees, agents, successors or assigns, whether based in whole or in part in contract, tort, negligence, statute or otherwise, arising from any of the following:

     (a) Any claim arising from the death of or personal injury to any employee of VR, excluding any such claim based upon an indemnitee's negligence, recklessness or intentional misconduct;

     (b) Any claim arising from the loss of or damage to the real or personal tangible property (whether owned or leased) of VR or any of its respective employees, excluding any such claim based upon an indemnitee's negligence, recklessness or intentional misconduct; and

     (c) The failure of VR to perform any obligations under this Agreement or any license, lease or other agreement between VR and a Third Party.

         16.2 Indemnification of VR. TNDE shall release, indemnify, defend and hold harmless VR and its respective officers, directors, employees, agents, successors and assigns, from and against any and all Losses of VR or its respective officers, directors, employees, agents, successors or assigns, whether based in whole or in part in contract, tort, negligence, statute or otherwise, arising from any of the following:

     (a)  Any claim arising from the death of or personal injury to any employee
          of  TNDE,   excluding  any  such  claim  based  upon  an  indemnitee's negligence, recklessness or intentional misconduct;

     (b) Any claim arising from the loss of or damage to the real or personal tangible property (whether owned or leased) of TNDE or any of its respective employees, excluding any such claim based upon an indemnitee's negligence, recklessness or intentional misconduct; and

     (c) The failure of TNDE to perform any obligations under this Agreement or any license, lease or other agreement between TNDE and a Third Party.

     16.3 Infringement Indemnity of TNDE. VR will defend any action brought or threatened against TNDE to the extent that such action is based on a claim that any portion of the products and services provided by VR and delivered to or on behalf of TNDE pursuant to this Agreement (i) infringes a copyright enforceable in the United States, (ii) infringes a United States patent or (iii) constitutes misappropriation or unlawful disclosure or use of a Third Party's trade secrets. VR will bear the expense of such defense and pay all damages and attorneys' fees finally awarded by a court of competent jurisdiction which are attributable to such claim, provided that TNDE has complied with Section 16.6.

     16.4 Infringement Indemnity of VR. TNDE will defend any action brought or threatened against VR to the extent that such action is based on a claim that any products or services provided by TNDE and delivered to or on behalf of VR pursuant to this Agreement (i) infringes a copyright enforceable in the United States, (ii) infringes a United States patent or (iii) constitutes misappropriation or unlawful disclosure or use of a Third Party's trade secrets. TNDE will bear the expenses of such defense and pay all damages and attorneys' fees finally awarded by a court of competent jurisdiction which are attributable to such claim, provided that VR has complied with Section 16.6.

     16.5 Exclusive Remedy for Infringement Claims. NOTWITHSTANDING ANY PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, THE FOREGOING REMEDIES CONTAINED IN SECTIONS 16.3 AND 16.4 HEREOF CONSTITUTE THE PARTIES' SOLE AND EXCLUSIVE REMEDIES AND EACH PARTY'S ENTIRE LIABILITY, WITH RESPECT TO INFRINGEMENT CLAIMS DESCRIBED IN SUCH SECTIONS.

     16.6 Indemnification for Third Party Claims. The following procedures shall apply with respect to indemnification for Third Party claims arising in connection with this Agreement:

     (a) Promptly after receipt by a Party entitled to indemnification hereunder (an "Indemnitee") of written notice of the assertion or the commencement of any claim, demand, action, cause of action or other proceeding by a Third Party, whether by legal process or otherwise (a "Claim"), with respect to any matter within the scope of Section 16.1,



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



          16.2, 16.3 or 16.4 the Indemnitee shall give written notice thereof (the "Notice") to the Party from whom indemnification is sought pursuant hereto (the "Indemnitor") and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided, however, that the failure of the Indemnitee to give the Indemnitor prompt written notice as provided herein shall not relieve the Indemnitor of its obligations hereunder unless such failure results in a default judgment, the expiration of the time to answer a complaint or material prejudice to Indemnitor's defense of such Claim. In case any such Claim is brought against any Indemnitee, the Indemnitor will be entitled to assume the defense thereof, by written notice of its intention to the Indemnitee within 30 days after receipt of the Notice, with counsel reasonably satisfactory to the Indemnitee at the Indemnitor's own expense. If the Indemnitor assumes the defense of such Claim, it shall not settle such Claim without the prior written consent of the Indemnitee which consent shall not be unreasonably withheld or delayed. Notwithstanding the assumption by the Indemnitor of the defense of any Claim as provided in this Section 16.6, the Indemnitee shall be permitted to join in the defense of such Claim and to employ counsel at its own expense.

     (b) If the Indemnitor fails to notify the Indemnitee of its desire to assume the defense of any such Claim within the prescribed period of time, or notifies the Indemnitee that Indemnitor will not assume the defense of any such Claim, then the Indemnitee shall assume the defense of any such Claim, in which event it may do so in such manner as it may deem appropriate, provided that it shall not settle any Claim that would give rise to the Indemnitor's liability under Section 16.1, 16.2, 16.3 or 16.4, as the case may be, without the Indemnitor's prior written consent which consent shall not be unreasonably withheld or delayed. The Indemnitor shall be permitted to join in the defense of such Claim and to employ counsel at its own expense.

     (c) The Indemnitee shall provide reasonable assistance to the Indemnitor (at the Indemnitor's expense), including reasonable assistance from the Indemnitee's employees, agents, independent contractors and Affiliates, as applicable.

     16.7 Contractual Statute of Limitations. With respect to any claim brought pursuant to this Article 16, the indemnity provisions of this Article 16 shall survive for a period of two years following the expiration or termination of this Agreement, provided, however, that, any Claim that is pending on the



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



expiration of such two-year period shall continue to be indemnified hereunder until such Claim is finally resolved.

     16.8 Allocation of Risks. The parties expressly acknowledge that the limitations contained in this Article 16 represent the express agreement of the parties with respect to the allocation of risks between the parties under this Agreement. Each Party fully understands and irrevocably accepts such limitations.

                                   ARTICLE 17
                      MUTUAL REPRESENTATIONS AND WARRANTIES

     17.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:

     (a) Organization; Power. Such Party is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Such Party has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     (b) Authority; Enforceability. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Party. This Agreement constitutes the legal, valid and binding agreement of such Party, enforceable against such Party in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     (c) Noncontravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in any violation of any provision of the charter or bylaws of such Party, each as amended to date; (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void or voidable, any term or provision of any note, bond, mortgage, indenture, lease, license, contract or other instrument to which such Party is a party or by which any of its properties or assets are or may be bound; or (iii) violate any order,



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



          writ, injunction, decree, statue, rule or regulation applicable to such Party.

     17.2 Warranties. The Parties hereby agree that all products and services provided by a Party pursuant to this Agreement will be subject to and governed by all warranties customarily provided by such Party in connection with such product or service, subject to such instructions and information as may be provided by the other Party. In the event of any breach of any such warranty, the breaching Party shall take any and all actions customarily performed by such Party following the breach of the applicable warranty.

                                   ARTICLE 18
                                      TAXES

     18.1 Resale Certificates. Items purchased by TNDE from VR hereunder are meant ultimately and primarily for resale to TNDE's customers. TNDE will supply VR with a resale certificate for such items purchased as VR shall reasonably request.


                                   ARTICLE 19
                                   ASSIGNMENTS

     19.1 No Assignment Without Consent. Except as otherwise expressly provided in this Agreement, neither Party may assign this Agreement or any part thereof without the express written consent of the other Party.

     19.2 Procedures for Assignment. In the event of any assignment of this Agreement by either Party, the designated assignee shall assume, in writing (in form and substance reasonably satisfactory to the other Party), the rights and obligations of the assigning Party under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.


                                   ARTICLE 20
                                  MISCELLANEOUS

     20.1 No Implied Rights or Waivers. No notice to or demand on a Party shall entitle the other Party to any other or further notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

     20.2 Modifications, Amendments or Waivers. The Parties may from time to time enter into written agreements amending or changing any provision of this Agreement or the rights hereunder or give waivers or consents to a departure from the due performance of their obligations hereunder, with such waivers or consents not to be unreasonably withheld, provided that no departure from a Party's due performance of its obligations hereunder shall be effective unless agreed to in writing by the other Party.

     20.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, as previously and consistently applied by the relevant person.

     20.4 Entire Agreement. This Agreement, including the License Agreement and the other Exhibits hereto, constitutes the entire agreement relating to the subject matter hereof among the Parties hereto. Each Party acknowledges that no representation, inducement, promise or agreement has been made, orally or otherwise, by any other Party, or anyone acting on behalf of any other Party, unless such representation, inducement, promise or agreement is embodied in this Agreement, including the License Agreement and the other Exhibits hereto, expressly or by incorporation.

     20.5 Severability. If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions of this Agreement shall nevertheless continue in full force and effect.

     20.6 Third Party Beneficiaries. Except as provided for in Article 16 the obligations of each Party under this Agreement shall inure solely to the benefit of the other Parties, and no other person or entity shall be a Third Party beneficiary of this Agreement.

     20.7 Rules of Construction. Unless otherwise specified, the following rules shall be applied in construing the provisions of this Agreement:

          (a) Terms that imply gender shall be construed to apply to all genders.

          (b) References to Exhibits refer to the Exhibits attached to this Agreement.

          (c) Headings to the various Articles and Sections of this Agreement are included solely for purposes of reference and shall be ignored in construing the provisions of this Agreement.

          (d) The Exhibits attached to this Agreement are incorporated herein by reference.

          (e) "Herein", "hereto", "hereof" and words of similar import refer to this Agreement.

          (f)  The word "including" connotes "including without limitation".

          (g) Any reference to any law or regulation refers to that law or regulation as amended from time-to-time after the date of this Agreement and to the corresponding provision of any successor law or regulation.

          (h) In determining whether a Party has used "commercially reasonable efforts" in performing its obligations hereunder, such Party's performance will be measured by weighing the economic costs of such performance to it versus the economic benefits to be gained as a result of such performance by it.

     20.8 Notices. Any notice or other communication required or permitted to be made or given under this Agreement shall be in writing and shall be deemed to have been given to the Party to whom it is addressed: (i) on the date indicated on the certified mail return receipt if sent by certified mail return receipt requested; (ii) on the business day actually received if hand delivered or if transmitted by telefax or if transmitted or delivered on a day that is not a business day, the next business day; or (iii) one business day after such notice was delivered to an overnight delivery service, addressed, delivered or transmitted in each case as follows:

                  VR:
                  Veeder-Root Company
                  125 Power Forest Drive
                  Simsbury, Connecticut 06070
                  ATTENTION:  Steven H. Sigmon, President
                  Telephone:        (860) 651-2735
                  Telefax:          (860) 651-2727

                  With a Courtesy Copy (not required for effective Notice) to:

                  Danaher Corporation 1250 24th Street, N.W.
                  Suite 800
                  Washington, D.C.  20037
                  ATTENTION: Daniel Comas, Vice President
                  Telephone:        (202) 828-0850
                  Telefax:          (202) 828-0860

                  Company:
                  Tanknology-NDE International, Inc.
                  8900 Shoal Creek Blvd.
                  Building 200
                  Austin, Texas 78758
                  ATTENTION: President
                  Telephone:        (512) 451-6334
                  Telefax:          (512) 459-1459

                  With a Courtesy Copy (not required for effective Notice) to:
                  Tanknology-NDE International, Inc.
                  712 Main Street, Suite 1700
                  Houston, Texas 77002
                  ATTENTION:  Jay Allen Chaffee
                  Telephone:        (713) 223-5730
                  Telefax:          (713) 223-5379

     A Party's address for notice may be changed from time to time only by written notice given to each of the other Parties in accordance with this Section.

     20.9 Further Acts and Documents. Each of the parties hereby agrees to execute and deliver such further instruments and to do such further acts and things as may be necessary or desirable to carry out the purposes of this Agreement.

     20.10   Counterparts.   This   Agreement   may  be   executed  in  multiple
counterparts, each of which shall be deemed to be an original and all of which shall constitute one in the same agreement.

     20.11 Force Majeure. "Force Majeure" occurrence shall mean an occurrence beyond the control and without the fault or negligence of the Party affected. "Force Majeure" occurrences shall include, for example and without limitation,
(i) acts of God, (ii) acts of war (declared or  undeclared),  acts of terrorism,

(insurrection, rebellion or sabotage (iii) acts of federal, state, local or foreign governmental authorities or courts, (iv) labor disputes, strikes or other industrial action, whether direct or indirect and whether lawful or unlawful, (v) explosion, fires, flood, earthquakes, catastrophic weather conditions, or other natural physical disaster, (vi) failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications service or equipment and (vii) delays caused by the other Party, Third Party nonperformance or other such causes beyond a Party's control.

     (a) If either Party is prevented from, or delayed in performing any of its obligations under this Agreement by Force Majeure, it shall promptly notify the other Party of the circumstances constituting the Force Majeure and of the obligations, the performance of which are thereby delayed or prevented.

     (b) Each Party will be excused from performance under this Agreement (other than obligations to make payments that have become due and payable pursuant to this Agreement) for any period to the extent that it is prevented from performing any obligations pursuant to this Agreement, in whole or in part, as a result of Force Majeure.

     20.12 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     20.13 Waiver of Jury Trial. The Parties, after consulting or having had the opportunity to consult with legal counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement, or any of the transactions contemplated by this Agreement, or any course of conduct, dealing, statements (whether oral or written) or actions of any of them ("Litigation"). Neither Party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either Party except by written instrument executed by either of them. This provision shall only be applicable to the extent that Article 13 hereof is inapplicable.

     20.14 [reserved]

     20.15 Joint Customers. The Parties recognize that it is in their best interest to cooperate and to coordinate their efforts with respect to the solicitation and sale of products and services covered by this Agreement to those persons and entities who are currently both customers of TNDE and customers of VR. In recognition of the inherent difficulties in attempting to delineate the rights and obligations with respect to such customers, the Parties have agreed to separately negotiate the Parties' rights and obligations with respect to such customers on a case by case basis. Accordingly, the Parties agree that this Agreement shall be inapplicable with regard to the sale of services and products to such customers unless otherwise agreed in writing by the Parties. In this regard, the Parties agree to use their commercially reasonable efforts to agree upon the terms and conditions governing the sales of the products and services otherwise covered by this Agreement and to coordinate their efforts with respect to developing and implementing a mutually desirable sales plan and customer service plan with regard to such customers within 60 days of the Effective Date of this Agreement. In the event that the Parties are unable to agree upon the mutual terms and conditions governing the sales of the products and services otherwise covered by this Agreement and to coordinate their efforts with respect to developing and implementing a mutually desirable sales plan and customer service plan with regard to such customers, the Parties agree that this Agreement shall be wholly inapplicable with regard to any such customers. For purposes of this Section 20.15, a customer shall be considered a current customer of a Party if such Party has either performed services or sold products to such customer within the one year prior to this Agreement.

     The parties acknowledge that it may be in the respective best interests of both parties to jointly provide or apply (i) invoicing and other administrative services, and/or (ii) pricing provisions and other sales terms and conditions, with respect to certain customers for whom the parties both supply products and/or services. The parties therefore agree to exercise commercially reasonable efforts to mutually indemnify customers for whom application of such joint efforts would benefit both parties, and to enter into agreements to provide or apply certain joint services and/or joint sales terms for such customers. The parties further agree that, in the event they enter into any joint invoicing arrangements with respect to such customers, such arrangements shall expressly provide that each party shall have the sole and exclusive right to that portion of the invoiced payment reasonably allocable to the services and/or products supplied by such party, and that upon the insolvency, bankruptcy, reorganization under bankruptcy or similar laws or assignment for the benefit of the creditors of either party, or the termination of this Agreement, each party shall have the express right to receive from the customer such party's allocable portion of the invoiced payment.

     20.16 Public Announcements. Except as may be required by applicable laws or regulatory requirements, neither Party shall issue any press release or information to the public or the industry relating to the subject matter of this Agreement unless such press release or information disclosure has been mutually release or information disclosure has been mutually agreed to, in advance, by the parties as to form, content and timing.

     The Parties have caused this Agreement to be executed and delivered effective as of the date first written above.

                                      TNDE:


                                      TANKNOLOGY-NDE INTERNATIONAL, INC.



                                      By:    By:  //s// A. DANIEL SHARPLIN
                                      Name:  A. Daniel Sharplin
                                      Title: President / CEO


                                      VR:

                                      VEEDER-ROOT COMPANY



                                      By:    //s// STEVEN H. SIGMON
                                      Name:  Steven H. Sigmon
                                      Title: President North America

                                    EXHIBIT A

                         Compliance Management Services

A.    WORK TO BE PERFORMED

1. Storage Tank Permitting - Agency notification, permit modification, invoice processing, and the interaction with other Client departments and the governing agencies.

The Service Provider is to apply for, maintain, renew and pay applicable fees for all storage tank, environmental-related approvals, certificates and permits required to be secured to operate subject client sites. These permits come in the form of notifications, registrations, invoices, and renewals. All permit activity should be tracked on a database by location. This includes, but is not limited to

Regulated underground storage tank systems
-     Stage I
-     Stage II
-     Emissions
-     Air Toxics
-     Operating
-     Hazardous Material/Flammable Liquid

2. SARA Title III Reporting for storage tanks - Tier Two Emergency and Hazardous Chemical Inventory Reporting

The Service Provider is to complete all SARA Title III, Tier II annual reporting on Hazardous Chemical Inventory and pay appropriate fees. Client will reimburse fees. Some states which include: ME, NJ, RI, VT and WI, (and any other states now or in the future) require the applicant to complete a state-specific form and/or submit fees (reimbursable by Client) based typically on weight of petroleum or chemical stored.

3. Financial Responsibility Certification/Reporting: complete the annual report required to demonstrate financial responsibility for underground petroleum storage tanks as specified in 40 CFR 280.96 (b).

The Service Provider is to submit Financial Responsibility Certificates in conjunction with a state-specific service station summary to the appropriate agencies.

4. Compliance Assessment Reporting: The annual compliance assessment report is furnished to Client's Engineering department and used as a capital budget forecasting tool. The report is formatted to provide location-specific information as well as a summary of the required equipment upgrades remaining to be installed for each state/market.

The Service Provider is to prepare and submit to Client's Engineering Department an annual compliance assessment summary. All corrections made to the report are to be updated in the Service Provider's database.

This report is internal to the Client organization and is not provided to any government agencies or authorities. To maintain data integrity/security however, the Service Provider is expected to incorporate all changes/corrections into the central database.

5. Environmental Incident Hotline/Reporting/Investigation: Service Provider will manage a 24-hour telephone hot-line for environmental incident reporting (spills: suspected/confirmed leak detection equipment alarms, inventory losses, etc.), make all agency and Client contacts within the allowable time frame and include incident documentation, reporting and tracking.

The Service Provider is to establish an 800 Hotline manned 24 hours/day to receive reports of environmental incidents in support of Client's sites. Operator should be able to determine whether the incident is reportable and make all required contacts and report filings with the governing agencies.

Environmental incidents should be categorized by nature of problem (such as):

-     Operator Responsibility (Negligence)
-     Contractor Responsibility (Negligence)
-     Aboveground Equipment Leaks
-     Vapor Detected and confirmed to be Client source
-     Inventory Variation
-     Leak Detection Alarm
-     Customer Responsibility
-     Contamination Discovered
-     Delivery Overfill/Spill
-     Underground Leaks
-     Free Product/Contamination in Wells

Make all agency and Client contacts within the allowable time frame, this also includes incident documentation, reporting and tracking.

6. Hazardous Waste Management Reporting: track all hazardous waste manifests from the marketing facility to the waste disposal destination. Follow-up to ensure that all paperwork is complete within the allowable time frames, detailed quarterly/annual state reporting and payment of required fees.

The Service Provider is to track and close-out all hazardous waste manifests from generator site to TSD (cradle to grave) for Client sites. Also included in this work activity is the maintenance of EPA ID#'s for all marketing facilities if required, and the periodic state- specific activity reporting and payment of fees. All marketing hazardous waste manifest activity is to be monitored and reported by the Service Provider.

7. Notice of Violation "NOV" Resolution: resolve notices of violation received from regulatory agencies for environmental-related matters. Work closely with other Client personnel and the government agencies to reach resolution.

The Service Provider is to receive, document, and track through resolution all NOV's received from Client's sites. This work activity involves close coordination with several Client internal and external resources as well as governmental agencies. Service Provider is to pay for all fines/penalties and administrative fees to resolve NOV's on behalf of Client and will be reimbursed for those fines except where the NOV/penalty was the result of Service Provider's failure to perform its duties under the terms of the contract. All steps toward NOV resolution are to be well-documented.

8. Monitoring Plan Reporting (CA,NJ): Complete the required monitoring plans for California and New Jersey, and any other states in the future. Plans are required to be submitted for new sites or any changes in the monitoring plan (CA/NJ) and annually in NJ.

The Service Provider is to complete all monitoring plans which detail the method of release detection as required by the NJ and CA state, county and municipal regulations. Any change to the monitoring plan requires that the regulatory authorities be notified. The NJ plan is required to be completed annually. The CA regulations require that the plan be reviewed and signed by the operator before submission to the governing agencies.

9. Business Plans (CA): In CA a Chemical Inventory Disclosure is required under this plan.

The Service Provider is to complete all business plans which includes a hazardous inventory disclosure, emergency response plan and site map as required by all CA state, county and municipal regulations, and for all states now and in the future that require it.

10.  Tank/Equipment   Testing/Certification.   Test  and/or  certify  UST,  Leak
Detection, Electronic Monitoring, and Stage II equipment.

The Service Provider is to provide oversight and management to the UST/equipment testing and certification program. Provide the testing contractor with the required tests to be performed in accordance with the UST system/equipment requirements and all applicable state/local regulation. Record all testing results into the central computer database and maintain the testing records on file.

                                    EXHIBIT B

                       Simplicity Petroleum Data Services

                                    EXHIBIT C

                           Authorized Service Company
                              Terms and Conditions

                                    EXHIBIT D

                                   VR Products


See attached list.

                                    EXHIBIT E

                          Standard Terms and Conditions

                                    EXHIBIT F

               Auxiliary Leak Detection Retrofit License Agreement

                                 EXHIBIT 10.48




       ------------------------------------------------------------------

                          CERTIFICATE OF DESIGNATION OF
                       PREFERENCES AND RIGHTS OF SERIES A
                    REDEEMABLE CONVERTIBLE PREFERRED STOCK OF
                       TANKNOLOGY-NDE INTERNATIONAL, INC.
             ------------------------------------------------------

                                TABLE OF CONTENTS


1.   Designation and Amount....................................................1

2.   Dividends.................................................................1

3.   Preference on Liquidation or Sale.........................................1

4.   Redemption................................................................2

5.   Conversion Rights.........................................................3
     a.   Conversion Right.....................................................3
     b.   Conversion Price.....................................................3
     c.   Mechanics of Conversion..............................................3
     d.   Fractional Shares....................................................4
     e.   Adjustment For Change in Capital Stock...............................4
     f.   Adjustment for Other Distributions...................................5
     g.   Preservation of Conversion Rights Upon Reclassification,
          Consolidation, etc...................................................5
     h.   When Adjustment May Be Deferred......................................6
     i.   When Adjustment Is Not Required......................................6
     j.   Notice of Adjustments and Certain Transactions.......................6
     k.   Reservation of Stock Issuable Upon Conversion........................7
     l.   Payment of Taxes.....................................................8
     m.   No Reissuance of Preferred Stock.....................................8

6.   Authorization of Additional Classes of Shares.............................8

7.   Reissuance of Shares......................................................8

8.   Preemptive Rights.........................................................8

9.   Voting Rights.............................................................8
     (a)  General..............................................................8
     (b)  Class Voting.........................................................9
     (c)  Removal and Vacancy..................................................9

10.  Sale, Transfer and Assignment.............................................9

                          CERTIFICATE OF DESIGNATION OF
                       PREFERENCES AND RIGHTS OF SERIES A
                    REDEEMABLE CONVERTIBLE PREFERRED STOCK OF
                       TANKNOLOGY-NDE INTERNATIONAL, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


     We, the undersigned, Jay Allen Chaffee, Chairman of the Board, and David G. Osowski, Secretary, respectively, of Tanknology-NDE International, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designation and do hereby state and certify that, pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors at a meeting held on December 22, 1997, unanimously adopted the following resolutions providing for the issuance of a series of Preferred Stock designated as the Series A Redeemable Convertible Preferred Stock:

     RESOLVED, that the Board of Directors of the Corporation, pursuant to the authority expressly vested in it by the Certificate of Incorporation, does hereby provide for the issue of a series of the Corporation's Preferred Stock, par value of $.0001 per share, and does hereby fix and herein state the preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein that are defined in the Certificate of Incorporation to have the meanings provided therein):

     1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series A Redeemable Convertible Preferred Stock" ("Series A Preferred"), and the number of shares constituting such series shall initially be 150.

     2. Dividends. The holders of shares of Series A Preferred shall be entitled to receive annual dividends of $1000.00 per share payable beginning on June 30, 1998, semi-annually in arrears on June 30 and December 31.

     3. Preference on Liquidation or Sale. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series A Preferred shall be entitled to receive, in preference to all shares of any class, series or issue of capital stock of the Corporation ranking junior to the Series A Preferred in payments upon liquidation (the "Common Stock"), an amount in cash for each share of Series A Preferred equal to $10,000.00 (the "Liquidation Preference), before any distribution shall be made to the holders of the Common Stock upon the liquidation, dissolution or winding up of the Corporation. The currently outstanding capital stock of the Corporation is junior to the Series A

Preferred. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of Series A Preferred shall be insufficient to permit the payment in full of the Liquidation Preference to all the holders of the then outstanding shares of Series A Preferred, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the Series A Preferred in proportion to the respective aggregate amounts otherwise payable with respect thereto. A consolidation or merger of the Corporation with or into one or more corporations or the sale or transfer of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation, if, as a result of such consolidation, merger, sale or transfer, the holders of Series A Preferred retain the liquidation preference set forth in this Section 3.

     4. Redemption. At any time after the later of (i) June 30, 2001 and (ii) the date upon which all principal and interest on the $6,500,000.00 note payable to DH Holdings Corp. and dated December 23, 1997, is paid in full, the Corporation may redeem either (i) all, or (ii) in any single redemption or series of redemptions, an aggregate not exceeding 49% of, the outstanding shares of Series A Preferred at the redemption price per share, payable in cash, of $10,000.00 (the "Redemption Price"). Any shares of Series A Preferred which are outstanding at December 31, 2004, shall be redeemed by the Corporation at the Redemption Price.

     Notice of any proposed redemption of shares of Series A Preferred shall be made by means of certified mail return receipt requested, addressed to the holders identified in the records of the Corporation (the "Registered Holders") of the Series A Preferred to be redeemed, at their respective addresses then appearing on the books of the Corporation, not less than thirty (30) nor more than sixty (60) days prior to the date fixed for such redemption (herein referred to as the "Redemption Date"). Each such notice shall specify (i) the Redemption Date, (ii) the Redemption Price, (iii) the place for payment and for delivering the stock certificate(s) and transfer instruments(s) in order to collect the Redemption Price, (iv) the shares of Series A Preferred to be redeemed and (v) the then effective Conversion Price (as defined below in Section 5(b)) and that the right of holders of Series A Preferred being redeemed to exercise their conversion right shall terminate as to such shares at the close of business on the fifth business day prior to (and exclusive of) the Redemption Date.

     The Registered Holder of any shares of Series A Preferred redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such Series A Preferred and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such Series A Preferred to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any Series A Preferred after its Redemption Date. Any redemption of less than all outstanding shares of Series A Preferred shall be pro rata in proportion to each Registered Holder's ownership percentage of all outstanding Series A Preferred.

     At the close of business on the Redemption Date for any Series A Preferred, such stock shall be deemed to cease to be outstanding and all rights of any person other than the Corporation in such stock shall be extinguished on the Redemption Date for such stock except for the right to receive the Redemption Price, without interest, for such stock in accordance with the provisions of this Section 4, subject to applicable escheat laws.

     In the event that any Series A Preferred shall, pursuant to Section 5, be converted into Common Stock, (i) the Corporation shall not have the right to redeem such stock and (ii) any funds which shall have been deposited for the payment of the Redemption Price for such stock shall be returned to the Corporation immediately after such conversion.

     5. Conversion Rights. Each share of Series A Preferred shall be convertible into Common Stock as follows:

          a. Conversion Right. Subject to, and upon compliance with, the provisions of this Section 5, at the option of the registered holder, the shares of Series A Preferred may be converted into the number of fully paid and nonassessable shares of Common Stock set forth in paragraph (b) of this Section 5 at any time after December 31, 1997.

          b. Conversion Price. Each share of Series A Preferred may be converted into such number of shares of Common Stock as is determined by dividing the sum of $10,000.00 by the Conversion Price in effect on the Conversion Date, with the resulting amount rounded to the nearest whole share. The Conversion Price (the "Conversion Price") at which shares of Common Stock shall be issuable upon conversion of shares of the Series A Preferred initially shall be $0.50. The Conversion Price shall be subject to adjustment as set forth in paragraphs (e) through (g) of this
               Section 5.

          c. Mechanics of Conversion. The holder of any shares of Series A Preferred may exercise the conversion right specified in paragraph (a) of this Section 5 as to all or any part thereof by surrendering to the Corporation or to such other person as the Board of Directors may have designated, the certificate or certificates for the shares to be converted, duly endorsed and assigned to the Corporation or in blank, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Conversion shall be considered to have been effected at the close of business on the date when delivery of notice of an election to convert and certificates for the shares to be converted is made in accordance with this Section 5(c), and such date is referred to herein as the "Conversion Date." Subject to the provisions of paragraphs (e) through (g) of this Section 5, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series A Preferred), the Corporation shall issue and deliver to a converting holder or, upon the written order of such holder, to another person so designated, subject to any applicable securities laws, a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be considered to have become a holder of record of such Common Stock as of the close of business on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred surrendered for conversion, the Corporation shall issue and deliver to the holder, or, upon the written order of the holder of the certificate so surrendered for conversion, to another person at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred representing the unconverted portion of the certificate so surrendered.

          d. Fractional Shares. The Corporation shall not be required to issue fractional shares of Common Stock on the conversion of the Series A Preferred. The record holder and any subsequent holder of Series A Preferred by the acceptance thereof expressly waives his right to receive any fractional shares upon conversion of any shares of Series A Preferred.

          e. Adjustment For Change in Capital Stock. The Conversion Price shall be subject to adjustment from time to time in case the Corporation shall (i) declare a dividend or make a distribution payable in Common Stock on any class or series of capital stock of the Corporation other than the Series A Preferred, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, (iv) make a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issue by reclassification of its Common Stock any shares of its capital stock. The Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately reduced in the case of any increase in the number of shares of Common Stock outstanding, and increased in the case of any reduction in the number of shares of Common Stock outstanding, so that the holder of any Series A Preferred surrendered for conversion after such time shall be entitled to receive the kind and number of shares of Common Stock that he or she would have owned or have been entitled to receive had such Series A Preferred been converted into Common Stock immediately prior to such time and had such Common Stock received such dividend or other distribution or participated in such subdivision, combination or reclassification. Such adjustment shall be effective as of the record date for such dividend or distribution or the effective date of such combination, subdivision or reclassification and shall be made successively whenever any event listed above shall occur.

               If after an adjustment a holder of Series A Preferred upon its conversion may receive shares of two or more classes of capital stock of the Corporation, the Board of Directors shall determine the allocation of the adjusted Conversion Price between or among the classes of capital stock. After such allocation, the Conversion Prices of the classes of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock herein in this Section 5.

          f. Adjustment for Other Distributions. If the Corporation distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase assets, debt securities or other securities of the Corporation (including, without limitation, by way of dividend or spin-off, reclassification, recapitalization or similar rearrangement), the Conversion Price shall be adjusted in accordance with the following formula:

                                         M - F
                           C' = C x    --------
                                           M

         where

          C' = the adjusted Conversion Price.

          C = the then current Conversion Price.

          M = the fair market value (as reasonably determined by the Board of Directors in good faith) of each share of Common Stock outstanding on a fully diluted basis on the record date mentioned below.

          F = the fair market value on the record date of the assets, securities, rights or warrants distributed which are applicable to one share of Common Stock (as reasonably determined by the Board of Directors in good faith).

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. This paragraph does not apply to (a) dividends or distributions in cash or in property paid out of consolidated current or retained earnings as shown on the books of the Corporation and determined in accordance with generally accepted accounting principles or (b) any distributions requiring an adjustment under any other provision of this Section 5.

          g. Preservation of Conversion Rights Upon Reclassification, Consolidation, etc. In case of (i) any reclassification or change of outstanding Common Stock or other securities issuable upon conversion of the Series A Preferred (other than a change in par value or as a result of a subdivision or combination of shares of Common Stock), (ii) any consolidation or merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the surviving corporation and which does not result in any reclassification of or change in the outstanding shares of Common Stock) or (iii) any sale or conveyance to another corporation of the property of the Corporation, then the Corporation or such successor or purchasing corporation, as the case may be, shall be required to provide that subject to the obligations and rights of the Corporation in

               Sections 3 and 4, (a) a holder of Series A Preferred shall have the right thereafter to receive upon conversion of the Series A Preferred the kind and amount of shares and other securities and property that such holder would have owned or have been entitled to receive after the happening of such reclassification, consolidation, merger, sale or conveyance had such Series A Preferred been converted immediately prior to such action and (b) such right shall be subject to adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(g) shall similarly apply to successive reclassifications, consolidations, mergers, sales or conveyances.

          h. When Adjustment May Be Deferred. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least $.02 in the Conversion Price. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations of the Conversion Price shall be made to the nearest cent.

          i. When Adjustment Is Not Required. Unless this Section 5 provides otherwise, no adjustment in the Conversion Price shall be made because the Corporation issues, in exchange for cash, property or services, Common Stock, or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase Common Stock or such convertible or exchangeable securities. Furthermore, no adjustment in the Conversion Price need be made under this Section 5 in the event the par value of the Common Stock is changed; provided, however, that in no event shall the Corporation increase the par value of the Common Stock to an amount greater than the Conversion Price that would be in effect subsequent to the transaction in which the par value would be increased.

          j.   Notice of Adjustments and Certain Transactions.

               1. Whenever the number of shares of Common Stock purchasable upon the conversion of the Series A Preferred or the
                    Conversion Price of such shares is adjusted, as herein provided, the Corporation shall within 15 days after the effective date of such adjustment, notify each record holder of Series A Preferred of such adjustment or adjustments setting forth the number of shares of Common Stock purchasable upon the conversion of the Series A Preferred and the Conversion Price after such adjustment and setting forth the computation by which such adjustment was made.

               2.   In  case  at  any  time  (i) there   shall  be  any  capital
                    reorganization or reclassification of the capital stock of the Corporation, or a sale of all or substantially all of the assets of the Corporation, or a consolidation or merger of the Corporation with another corporation (other than a merger in which the Corporation is the continuing corporation, and which does not result in any reclassification or change of the then outstanding shares of

                    Common Stock or other capital stock issuable upon conversion of the Series A Preferred other than a change in par value or a subdivision or combination of such shares); (ii) there shall be a distribution of Corporation non-cash assets to all of the holders of Common Stock; (iii) there shall be a subscription offer made to all holders of Common Stock; or
                    (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall cause to be sent by certified mail return receipt requested, facsimile or telex to each of the Registered Holders, at the earliest practicable time (and in any event not less than 15 days before any record date or other date set for definitive action), written notice of the date on which the books of the Corporation shall close or a record shall be taken or such distribution, reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of the shares of stock and other securities and property deliverable upon conversion of the Series A Preferred. Such notice shall also specify the date as of which the record holders of the shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the right to convert the Series A Preferred shall terminate).

               3. Without limiting the obligation of the Corporation to provide notice to the Registered Holders of corporate actions hereunder, it is agreed that failure of the Corporation to give notice shall not invalidate such corporate action of the Corporation.

          k. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred, the number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series A Preferred. For the purpose of this Section 5(k), the number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series A Preferred shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding shares of Series A Preferred were held by a single holder. The Corporation shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series A Preferred at the time outstanding. If any shares of Common Stock required to be reserved for issuance upon conversion of shares of Series A Preferred hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon such conversion, the Corporation will in good faith and as promptly as practicable use all reasonable efforts to cause such shares to be so registered or approved.

          l. Payment of Taxes. The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series A Preferred pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid. In no event shall the Corporation be required to pay or reimburse a Registered Holder for any income tax payable by such holder as a result of such issuance.

          m. No Reissuance of Preferred Stock. Shares of Series A Preferred converted as provided herein will be cancelled.

     6. Authorization of Additional Classes of Shares. So long as any shares of Series A Preferred remain outstanding, the Board of Directors shall not authorize the creation of a new class or series of shares having dividend rights or liquidation preferences or other rights equal, prior or superior to the Series A Preferred, or increase the dividend rights or liquidation preferences of any class or series in such a manner as to make such class or series become equal, prior or superior to the Series A Preferred, without first obtaining the written consent of holders holding a majority of the then outstanding shares of Series A Preferred.

     7. Reissuance of Shares. Any shares of the Series A Preferred which are redeemed or otherwise reacquired by the Corporation shall assume the status of authorized but unissued Preferred Stock undesignated as to series, subject to later issuance, and shall not be reissued as shares of Series A Preferred.

     8. Preemptive Rights. No holder of shares of Series A Preferred by reason of holding such shares shall have any preemptive or preferential right to purchase or subscribe to any securities of the Corporation, now or hereafter to be authorized.

     9. Voting Rights.

          (a) General. The holders of the Series A Preferred Stock will be entitled to 20,000 votes per share of Series A Preferred, subject to adjustment in accordance with Article 5 hereof, on all matters subject to a vote of stockholders of the Corporation (except as provided in subsection 9(b) below), such that holders of the Series A Preferred shall have the same voting rights as they would have if the shares of Series A Preferred held by them had been converted into Common Stock.

          (b) Class Voting. Except as specified herein, the holders of the Common Stock and the holders of the Series A Preferred shall be entitled to vote as separate classes only when required by applicable law to do so. So long as any shares of Series A Preferred remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of all outstanding Series A Preferred voting separately as a class, (i) amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the Bylaws of the Corporation, as amended, or this Certificate of Designation, so as to adversely affect the relative rights, preferences, qualification, limitations or restrictions of the Series A Preferred; (ii) increase the number of members of the Board of Directors to more than seven (7); or (iii) effect any reclassification of the Series A Preferred. As long as at least one-half (1/2) of the originally issued shares of Series A Preferred are outstanding, the holders of the Series A Preferred shall have the right to elect one member of the Board of Directors by the affirmative vote of a majority of the Series A Preferred shares that are then voting.

          (c) Removal and Vacancy. Only Holders of the Series A Preferred (to the extent they are entitled to vote thereon) shall be entitled to vote on the removal, with cause, of any director elected by the holders of Series A Preferred (to the extent they are entitled to vote thereon). Any vacancy in the office of a director created by the death, resignation or removal of a director elected by the holders of the Series A Preferred (to the extent they are entitled to vote thereon) may be filled only by a vote of holders of the Series A Preferred. Any director elected by the stockholders to fill a vacancy shall serve until the annual meeting at which time such director's term expires and until his or her successor has been elected and has qualified, unless removed and replaced pursuant to this subsection 9(c).

     10. Sale,  Transfer and  Assignment.  Except as otherwise  provided in this
Section 10, the Series A Preferred may not be sold, transferred or assigned, without the express written consent of the Corporation. Any attempted sale, transfer or assignment shall be null and void without the express written consent of the Corporation; provided that, the sale, transfer or assignment of any Common Stock received pursuant to the conversion of the Series A Preferred shall not be prohibited by this Section 10; further provided that, the Series A Preferred may be assigned to Danaher Corporation or any affiliate of Danaher Corporation. For purposes of this Section 10, the term "affiliate" means any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with respect to Danaher Corporation.

     RESOLVED FURTHER, that, before the Corporation shall issue any shares of the Series A Preferred, a certificate pursuant to Section 151 of the General Corporation Law of the State of Delaware shall be made, executed, acknowledged, filed and recorded in accordance with the provisions of said Section 151; and that the proper officers of the Corporation are hereby authorized and directed to do all acts and things which may be necessary or proper in their opinion to carry into effect the purposes and intent of this and the foregoing resolutions.

     IN WITNESS WHEREOF, this Certificate of Designation has been made under the seal of the Corporation and the hands of the undersigned, said Jay Allen Chaffee, Chairman of the Board, and Carol Rogerson, Assistant Secretary, respectively, of the Corporation, this 23 day of December, 1997.

                                    TANKNOLOGY-NDE INTERNATIONAL, INC.


                                        //s//  JAY ALLEN CHAFFEE

                                       By:
                                         Jay Allen Chaffee
                                         Chairman of the Board

ATTEST:

//s//  CAROL ROGERSON

Carol Rogerson
Assistant Secretary

                                 EXHIBIT 10.49




-------------------------------------------------------------------------------


                           Preemptive Rights Agreement

-------------------------------------------------------------------------------


                          Dated as of December 23, 1997

                                TABLE OF CONTENTS

Section 1.   Definitions.......................................................1

Section 2.   Preemptive Rights.................................................2
             2.1   Right of First Refusal......................................2
             2.2   Notice of Preemption Offering...............................2
             2.3   Manner of Exercise..........................................2
             2.4   Participation by Holder.....................................2
             2.5   Unsold Securities...........................................4
             2.6   Termination of Preemptive Rights............................4

Section 3.   Miscellaneous.....................................................4
             3.1   Rules of Construction.......................................4
             3.2   Notices.....................................................4
             3.3   Further Acts and Documents..................................6
             3.4   Counterparts................................................6
             3.5   Assignment..................................................6
             3.6   Amendments.  ...............................................6
             3.7   Governing Law...............................................6

                           Preemptive Rights Agreement


     This is the  PREEMPTIVE  RIGHTS  AGREEMENT  dated as of  December  23, 1997
("Agreement") by and between Tanknology-NDE International, Inc. ("TNDE"), a Delaware corporation, and DH Holdings Corp. ("DH"), a Delaware corporation, entered into pursuant to the Note, Preferred Stock and Warrant Purchase Agreement, dated December 23, 1997, as amended, restated, supplemented or otherwise modified from time to time ("Purchase Agreement") by and between DH, as purchaser, and TNDE, ProEco, Inc. ("ProEco"), a Delaware corporation, Tanknology/NDE Corporation ("NDE"), a Delaware corporation, 2368692 Canada, Inc. ("Canada"), a Canadian Federal corporation, and Tanknology-NDE Construction Services, Inc. ("Construction"), a Delaware corporation, as sellers.

     TNDE, together with its successors and assigns, is referred to as the "Company" and DH, is referred to as the "Holder." The Company and the Holder are referred to collectively as the "Parties" and individually as a "Party."

     This Agreement is one of the "Related Documents" referred to in the Purchase Agreement.

     In consideration of their mutual promises set forth in this Agreement and the Purchase Agreement, the Parties hereby agree as follows.

Section 1.  Definitions.
     As used in this Agreement, the following terms shall have the following meanings:

          (a) "Common Stock" means the shares of the Company's Common Stock, par value $.0001, at any time outstanding.

          (b) "GAAP" means generally accepted accounting principles.

          (c) "Person" or "Persons" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other form of entity.

          (d) "Preemption Offering" means (i) any Rights Offering, (ii) the Company's issuance of any warrants, options or rights entitling any person to purchase Common Stock (or securities convertible into Common Stock) for cash consideration or non-cash consideration; and (iii) the Company's issuance of shares of Common Stock for cash consideration or non-cash consideration, other than (A) issuances of Common Stock pursuant to the conversion of any preferred stock issued under the Purchase Agreement, or outstanding as of the date hereof, or (B) the exercise of any warrants or options issued pursuant to the Purchase Agreement or as reflected on Schedule 6 of the Purchase Agreement.

          Notwithstanding the foregoing, the term "Preemption Offering" shall not include (i) the issuance or sale of any options, warrants or similar instruments which are issued with respect to any employee or director stock option plan or other employee benefit plan of the Company which is in effect on the date of this Agreement, or (ii) the issuance or sale of Common Stock pursuant to the exercise or conversion of any options, warrants or similar instruments which are issued with respect to any employee or director stock option plan or other employee benefit plan of the Company which is in effect on the date of this Agreement; provided that the maximum number of options, warrants, similar instruments or shares of Common Stock which is subject to such plans is not greater than the number of options, warrants, similar instruments or shares of Common Stock, respectively, subject to such plans on the date of this Agreement.

          (e) "Rights Offering" means any offering of Common Stock, Convertible Securities or other shares of capital stock of the Company or any distribution of rights to purchase Common Stock or Convertible Securities by or on behalf of the Company that is made substantially on a prorata basis among the holders of Common Stock.

Section 2. Preemptive Rights.

2.1 Right of First Refusal. During the term of this Agreement, the Holder shall have a right of first refusal in any Preemption Offering upon the terms and subject to the conditions set forth in this Section to purchase either all or a portion of the securities to be offered in such Preemption Offering as defined below.

2.2 Notice of Preemption Offering. The Company shall give the Holder at least 30 days' prior Notice of each Preemption Offering. Such Notice shall set forth: (i) the proposed commencement date for such Preemption Offering;
     (ii) the number and description of the securities to be offered pursuant to the Preemption Offering; and (iii) the purchase price for such securities and other material terms of the Preemption Offering.

2.3 Manner of Exercise. The Holder may, in the sole exercise of its discretion, elect to participate in any such Preemption Offering by giving Notice of its election to participate to the Company within 5 business days after being given Notice of such Preemption Offering. Such Notice shall set forth the number and description of the securities to be purchased pursuant to Holder's right of first refusal. If the consideration payable in the Preemption Offering is not cash, the Board of Directors shall, in good faith determine the cash equivalent of such non-cash consideration and Holder may participate in the Preemption Offering on a cash basis.

2.4 Participation by Holder. If Holder elects to exercise its right of first refusal in such Preemption Offering, the Holder shall have the right to purchase for cash, upon the same terms and conditions as those provided for in such Preemption Offering, up to a pro rata portion ("Pro Rata Portion") equal to that percentage of the securities of each type issued in such Preemption Offering not exceeding the Holder's percentage record ownership of the Company's Common Stock immediately before the Preemption Offering on a fully diluted basis adjusted to include in both the numerator and the denominator any shares of the Company's Common Stock which would be issuable upon the conversion of preferred stock or warrants issued to
     Holder pursuant to the Purchase Agreement and which have not been so converted; provided that, Holder shall purchase an equal percentage of the securities of each type to be issued in such Preemption Offering; provided further that, in the event of a Preemption Offering that involves the issuance of any Common Stock or securities convertible into Common Stock or warrants, options or rights ("Options") entitling any person to purchase Common Stock (or securities convertible into Common Stock) for cash or cash equivalent consideration which is less than $0.425 (the "Weighted Average Conversion Price") per share of Common Stock or per share of Common Stock issuable upon excercise of such Options and/or conversion of such Convertible Securities, Holder shall have the right of first refusal to purchase for cash, upon the same terms and conditions as those provided for in such Preemption Offering, either up to the Pro Rata Portion or the entire amount of the securities of each type issued in such Preemption Offering; provided further that, the Weighted Average Conversion Price shall be subject to appropriate adjustment from time to time in case the Corporation shall (i) declare a dividend or make a distribution payable in Common Stock on any class or series of capital stock of the Corporation other than the Series A Preferred, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, (iv) make a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issue by reclassification of its Common Stock any shares of its capital stock in which case, the Weighted Average Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately reduced in the case of any increase in the number of shares of Common Stock outstanding, and proportionately increased in the case of any reduction in the number of shares of Common Stock outstanding.

     For purposes of calculating the Weighted Average Conversion Price with respect to any Options offered in a Preemption Offering, the price per share of the Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of the Convertible Securities issuable upon the exercise of such Option shall be determined by dividing (i) the total amount, if any, receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.

     For purposes of calculating the Weighted Average Conversion Price with respect to any Convertible Securities offered in a Preemption Offering, the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities shall be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

2.5 Unsold Securities. The Company may for a period of not more than 90 days after the commencement date for any Preemption Offering offer and sell the securities subject to such Preemption Offering which were not sold to the Holder pursuant to this Agreement to any Person or Persons upon the terms and subject to the conditions of such Preemption Offering.

2.6 Termination of Preemptive Rights. The rights of the Holder under this Agreement and the obligations of the Company hereunder shall terminate on the earlier of (i) the repayment of the note dated December 23, 1997, in the principal amount of $6,500,000, by and between TNDE, ProEco, NDE, Canada and Construction, as sellers and DH, as purchaser including all principal and interest due thereunder and (ii) December 31, 2004.

Section 3. Miscellaneous.

3.1 Rules of Construction. Unless otherwise specified, the following rules shall be applied in construing the provisions of this Agreement:

     (a) Headings to the various Sections of this Agreement are included solely for purposes of reference and shall be ignored in construing the provisions of this Agreement.

     (b) The word "including" connotes "including without limitation".

     (c) Any reference to any agreement or other document in this Agreement refers to that agreement or other document as amended from time to time after the date of this Agreement.

3.2 Notices. Any notice or other communication required or permitted to be made or given under this Agreement shall be in writing and shall be deemed to have been given to the Party to whom it is addressed: (i) on the date indicated on the certified mail return receipt if sent by certified mail return receipt requested; (ii) on the business day actually received if hand delivered or if transmitted by telefax or if delivered or transmitted on a day that is not a business day, the next business day or (iii) one business day after such notice was delivered to an overnight delivery service, addressed, delivered or transmitted in each case as follows:

                  Purchaser:

                  DH Holdings Corporation 1250 24th Street, N.W.
                  Suite 800
                  Washington, D.C.  20037
                  ATTENTION: Vice President
                  Telephone:        (202) 828-0850
                  Telefax:          (202) 828-0860


                  With a Courtesy Copy (not required for effective Notice) to:

                  Veeder-Root Company
                  125 Powder Forest Drive
                  Simsbury, Connecticut  06070
                     ATTENTION: Steven H. Sigmon, President
                            Telephone: (860) 651-2735
                             Telefax: (860) 651-2727


                  Company:

                  Tanknology-NDE International, Inc.
                  8900 Shoal Creek Blvd.
                  Building 200
                  Austin, Texas 78758
                  ATTENTION: Daniel Sharplin, President
                  Telephone:        (512) 451-6334
                  Telefax:          (512) 459-1459

                  With a Courtesy Copy (not required for effective Notice) to:

                  Tanknology-NDE International, Inc.
                  712 Main Street, Suite 1700
                  Houston, Texas 77002
                  ATTENTION:  Jay Allen Chaffee
                  Telephone:        (713) 223-5730
                  Telefax:          (713) 223-5379

     A Party's address for notice may be changed from time to time only by written notice given to each of the other Parties in accordance with this Section.

     3.3 Further Acts and Documents. Each of the parties hereby agrees to execute and deliver such further instruments and to do such further acts and things as may be necessary or desirable to carry out the purposes of this Agreement.

     3.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which shall constitute one in the same agreement.

     3.5 Assignment. The rights of the Holder hereunder may not be sold, assigned or otherwise transferred, except with the express written consent of the Company; provided that, this Section 3.5 shall not prohibit the assignment or transfer of such rights to Danaher Corporation or to any affiliate of Danaher Corporation. For purposes of this Section 3.5, the term "affiliate" shall mean any person or entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Danaher Corporation.

     3.6 Amendments. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by duly authorized representatives of the Parties hereto. Any waiver by a Party of its rights hereunder shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such Party. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing.

     3.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     The parties have executed and delivered this Agreement effective as of the day and year first above written.

                                 Company:

                                 TANKNOLOGY-NDE INTERNATIONAL, INC.

                                   //s//  JAY ALLEN CHAFFEE

                                 By:    Jay Allen Chaffee

                                 Its:   Chairman

                                 Holder:

                                 DH HOLDINGS CORPORATION


                                 By:    //s// DANIEL L. COMAS

                                 Its:  Vice President

                                 EXHIBIT 10.50



--------------------------------------------------------------------------------


                          REGISTRATION RIGHTS AGREEMENT

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


         1.  Definitions......................................................1
             1.1      Code....................................................1
             1.2      Commission..............................................1
             1.3      Demand Registration.....................................1
             1.4      Exchange Act............................................1
             1.5      Exempt Offering.........................................1
             1.6      Registrable Common......................................1
             1.7      Registration Notice.....................................2
             1.8      Requesting Holders......................................2
             1.9      Rule 144................................................2
             1.10     Securities Act..........................................2
             1.11     Selling Stockholder.....................................2

         2.  Piggyback Registration Rights....................................2

         3.  Demand Registration Rights.......................................3

         4.  Registration Procedures..........................................4

         5.  Underwriting Agreement...........................................6

         6.  Priority in Registrations........................................6

         7.  Rule 144 Reporting...............................................7

         8.  Adjustments Affecting Registrable Common.........................7

         9.  Registration Expenses............................................7

         10. Participation in Underwritten Registrations......................8

         11. Assignment of Registration Rights................................8

         12. Indemnification and Contribution.................................8
             12.1     Indemnification by the Company..........................8
             12.2     Conduct of Indemnification Proceedings..................9
             12.3     Indemnification by Holders of Registrable Common........9
             12.4     Contribution...........................................10

         13. Miscellaneous...................................................11
             13.1     Amendments.............................................11
             13.2     Notices................................................11
             13.3     Successors and Assigns.................................12
             13.4     Counterparts...........................................12
             13.5     Headings...............................................12
             13.6     Governing Law..........................................12
             13.7     Entire Agreement; Termination..........................12

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of December 23, 1997 by and between Tanknology-NDE International, Inc., a Delaware corporation ("TNDE" or the "Company"), and DH Holdings Corp., a Delaware corporation ("DH").

     WHEREAS, pursuant to the Note, Preferred Stock and Warrant Purchase Agreement entered into between TNDE, ProEco, Inc., a Delaware corporation, Tanknology/NDE Corporation, a Delaware corporation, 2368642 Canada, Inc., a Canadian Federal corporation, Tanknology-NDE Construction Services Inc., a Delaware corporation and DH on December 23, 1997 (the "Purchase Agreement"), DH has purchased preferred stock of TNDE (the "Preferred Stock") which is initially convertible into 3,000,000 shares of TNDE's common stock, par value of $.0001 per share (the "Common Stock"), and warrants (the "Warrants") for the purchase of 4,500,000 shares of Common Stock; and

     WHEREAS, in order to induce DH to enter into the Purchase Agreement, TNDE has agreed to provide registration rights on the terms set forth in this Agreement for the benefit of DH;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. Definitions. The following capitalized terms shall have the meanings assigned to them in this Section 1 or in the parts of this Agreement referred to below:

          1.1 Code: the Internal Revenue Code of 1986, as amended, and any successor thereto.

          1.2 Commission: the Securities and Exchange Commission, and any successor thereto.

          1.3 Demand Registration: as defined in Section 3.

          1.4 Exchange Act: the Securities Exchange Act of 1934, as amended, and any successor thereto, and the rules and regulations thereunder.

          1.5 Exempt Offering: an offering or issuance of shares in connection with (i) employee compensation or benefit plans or (ii) one or more acquisition transactions under a Registration Statement on either Form S-1 or form S-4 under the Securities Act (or a successor to either Form S-1 or Form S-4).

     1.6 Registrable Common: shares of Common Stock that are issuable or issued to DH pursuant to the conversion of the Preferred Stock or the exercise of the Warrants and any additional shares of Common Stock issued or distributed in respect of any other shares of Common Stock by way of a stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. For purposes of this Agreement, shares of Registrable Common will cease to be Registrable Common when and to the extent that a registration statement covering such shares has been declared effective under the Securities Act.

          1.7 Registration Notice: as defined in Section 2.

          1.8 Requesting Holders: as defined in Section 3.

          1.9 Rule 144: Securities Act Rule 144 (or any similar or successor provision under the Securities Act).

          1.10 Securities Act: the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations thereunder.

          1.11 Selling Stockholder: as defined in Section 12.

     2. Piggyback Registration Rights. At any time during the term of this Agreement that shares of Registrable Common remain outstanding, if TNDE proposes to register any Common Stock under the Securities Act for a public offering for cash, other than a registration relating to an Exempt Offering, TNDE will give DH prompt written notice of its intent to do so (a "Registration Notice") at least 45 days prior to the filing of the related registration statement with the Commission. Such notice shall specify the approximate date on which TNDE proposes to file such registration statement and shall set forth the maximum number of shares of Common Stock which TNDE intends to register in the proposed offering. Upon receipt of a Registration Notice, DH shall be entitled to participate on the same terms and conditions as TNDE in the public offering to which such Registration Notice relates and to offer and sell shares of Registrable Common therein to the extent provided in this Section 2. DH shall notify TNDE of its desire to participate in such offering no later than thirty days following the Registration Notice, which notice shall state the aggregate number of shares of Registrable Common that DH then desires to sell in the offering. TNDE shall select in its sole discretion, any managing underwriter or underwriters to administer such offering, and shall determine in its sole discretion the offering price and underwriting discount or commission. If DH desires to participate in such public offering, DH may include shares of Registrable Common in the registration statement relating to the offering to the extent that the inclusion of such shares shall not reduce the number of shares of Common Stock to be offered and sold by TNDE to be included therein. If the lead managing underwriter selected by TNDE for a public offering (or, if the offering is not underwritten, a financial advisor to TNDE) determines that marketing factors require a limitation on the number of shares of Registrable Common to be offered and sold in such offering and notifies DH in writing to that effect, there shall be included in the offering only that number of shares of Registrable Common, if any, that such lead managing underwriter or financial advisor, as the case may be, believes will not jeopardize the success of the offering. In this regard, priority in registration shall be determined in accordance with Section 6 hereof. No registration effected under this Section 2 shall relieve TNDE of its obligation to effect any registration upon request under Section 3, nor shall any registration under this section 2 be deemed to have been effected under Section 3.

     3. Demand Registration Rights. At any time during the period beginning on the second anniversary of the date of this Agreement and ending on December 31, 2007, DH may request in writing that TNDE file a registration statement under the Securities Act covering the registration of all or a part of the shares of Registrable Common then held by DH (a "Demand Registration"). TNDE shall use its commercially reasonable best efforts to effect as soon as practicable the registration under the Securities Act in accordance with Section 4 hereof (including without limitation, the execution of an undertaking to file post-effective amendments) of all shares of Registrable Common which DH requests be registered within 30 days after the mailing of such notice; provided, however, that TNDE shall be obligated to effect only two Demand Registrations pursuant to this Section 3. In connection with a Demand Registration, DH, in its sole discretion, shall determine whether (a) to proceed with, withdraw from or terminate such offering and (b) to take such actions as may be necessary to close the sale of Registrable Common contemplated by such offering, including, without limitation, waiving any conditions to closing such sale that may not have been fulfilled. In the event DH exercises its discretion under this paragraph to terminate a proposed Demand Registration, the terminated Demand Registration shall not constitute a Demand Registration under this Section 3 only if the determination to terminate such Demand Registration (i) follows the exercise by TNDE of any of its rights provided by the last two paragraphs of this Section 3 or (ii) results from a material adverse change in the condition (financial or other), results of operations or business of TNDE and its subsidiaries taken as a whole. TNDE expressly reserves the right to select, subject to the approval of DH (which approval shall not be unreasonably withheld), any managing underwriter or underwriters to administer such offering; and DH shall determine the offering price and underwriting discount or commission.

     Notwithstanding the preceding paragraph, if TNDE shall furnish to DH a certificate signed by the President of TNDE stating that in the reasonable judgment of the President, it would be detrimental to TNDE or its stockholders if such registration statement were to be filed and it is therefore beneficial to defer the filing of such registration statement, TNDE shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of DH. TNDE shall promptly give notice to DH at the end of any delay period under this paragraph.

     Notwithstanding the preceding two paragraphs, if at the time of any request by DH for a Demand Registration, TNDE has plans to file within 90 days after such request for the sale of any of its securities in a public offering under the Securities Act (other than an Exempt Offering), no Demand Registration shall be initiated under this Section 3 until 90 days after the effective date of such registration unless TNDE is no longer actively employing in good faith all reasonable efforts to effect such registration; provided that TNDE shall provide DH the right to participate in such public offering pursuant to, and subject to,
Section 2 hereof.

     4. Registration Procedures. In connection with registrations under Sections 2 and 3 hereof, and subject to the terms and conditions contained therein, TNDE shall:

          (a) use its commercially reasonable best efforts to prepare and file with the Commission as soon as reasonably practicable, a registration statement with respect to the Registrable Common and use its commercially reasonable best efforts to cause such registration to become and remain effective for a period of at least 120 days (or such shorter period during which DH shall have sold all Registrable Common which it requested to be registered);

          (b) prepare and file with the Commission such amendments (including post- effective amendments) to such registration statement and supplements to the related prospectus to reflect appropriately the plan of distribution of the securities registered thereunder until the completion of the distribution contemplated by such registration statement or for so long thereafter as a dealer is required by law to deliver a prospectus in connection with the offer and sale of the shares of Registrable Common covered by such registration statement and/or as shall be necessary so that neither such registration statement nor the related prospectus shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and so that such registration statement and the related prospectus will otherwise comply with applicable legal requirements;

          (c) provide to DH's counsel an opportunity to review and provide comments with respect to such registration statement and each prospectus included therein (and any post- effective amendment or supplements thereto) prior to such registration statement (or post-effective amendment or supplements) becoming effective;

          (d) use its commercially reasonable best efforts to register and qualify the Registrable Common covered by such registration statement under applicable securities or "Blue Sky" laws of such jurisdictions as DH shall reasonably request for the distribution of the Registrable Common, and to keep such registrations or qualifications in effect for as long as the Securities Act registration of such Registrable Common remains in effect;

          (e) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act;

          (f)  furnish  such  number  of  prospectuses   (including  preliminary
          prospectuses) and documents incident thereto as DH from time to time may reasonably request;

          (g) provide to DH and any managing underwriter participating in any distribution thereof, and to any attorney, accountant or other agent retained by DH or managing underwriter, reasonable access to appropriate officers and directors of TNDE to ask questions and to obtain information reasonably requested by DH or any managing underwriter, attorney,accountant or other agent in connection with such registration statement or any amendment thereto, as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act of 1933; provided, however, that (i) in connection with any such access or request, any such requesting persons shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by TNDE of its business and (ii) any records, information or documents shall be kept confidential by such requesting persons, unless (A) such records, information or documents are in the public domain or otherwise publicly available or (B) disclosure of such records, information or documents is required by court or administrative order or by applicable law (including, without limitation, the Securities Act);

          (h) notify DH and the managing underwriters participating in the distribution pursuant to such registration statement promptly (i) when TNDE is informed that such registration statement or any post-effective amendment to such registration statement becomes effective, (ii) of any request by the Commission for an amendment or any supplement to such registration statement or any related prospectus, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose, (iv) of the suspension of the qualification of any shares of Registrable Common included in such registration statement for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose, (v) of any determination by TNDE that any event has occurred which makes untrue any statement of a material fact made in such registration statement or any related prospectus or which requires the making of a change in such registration statement or any related prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (vi) of the completion of the distribution contemplated by such registration statement if it relates to an offering by TNDE and
          (vii) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective-amendment to the registration statement has been filed;

          (i) in the event of the issuance of any stop order suspending the effectiveness of such registration statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Registrable Common included in such registration statement for sale in any jurisdiction, use its commercially reasonable best efforts to obtain its withdrawal;

          (j) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than fifteen months after the effective date of such registration statement, an earnings statement covering the period of at least twelve months beginning with the first full fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (k) use reasonable diligence to cause all shares of Registrable Common included in such registration statement to be listed on any securities exchange (including, for this purpose, the Nasdaq National Market) on which the Common Stock is then listed at the initiation of TNDE;

          (l) use reasonable diligence to obtain an opinion from legal counsel in customary form and covering such matters of the type customarily covered by opinions as the underwriters, if any, may reasonably request;

          (m) provide a transfer agent and registrar for all such Registrable Common not later than the effective date of such registration statement;

          (n) enter into such customary agreements (including an underwriting agreement in customary form) as the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of such shares of Registrable Common;

          (o) use reasonable diligence to obtain a "comfort letter" from TNDE's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters, if any, may reasonably request; and

          (p) use all reasonable efforts to cause all Registrable Common covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Registrable Common.

     As used in this Section 4 and elsewhere herein, the term "underwriters" does not include DH.

     5. Underwriting Agreement. In connection with each registration pursuant to Sections 2 and 3 covering an underwritten registered public offering, TNDE and DH agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of TNDE's size and investment stature, including provisions for representations, warranties and indemnification by TNDE and each Selling Stockholder which may be different from those described in Section 12 hereof.

     6. Priority in Registrations. If (i) a registration pursuant to Section 2 hereof involves an underwritten offering of securities and (ii) the managing underwriter shall inform the Company and the holders of the Registrable Common requesting such registration of its belief that the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, then the Company will include in such registration, to the extent to which the Company is advised can be sold in such offering, securities as follows:

          (i) if such registration is for an offering of securities for the account of the Company, first, all securities proposed by the Company to be sold for its own account, second, such Registrable Common requested by the Selling Stockholders to be included in such registration pursuant to Section 2 hereof and then all other securities of the Company requested to be included in such registration;

          (ii) if such  registration is for other than an offering  described in
(i) above, such Registrable Common requested to be included in such registration and all other securities proposed by the Company to be sold for its own account shall be included in such registration pro rata on the basis of the number of shares of such Registrable Common and such other securities so proposed to be sold.


     7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the shares of Registrable Common held by DH to the public without registration, TNDE agrees to:

          (a) make and keep public information available (as those terms are understood and defined in Rule 144) at all times from and after one year after the date hereof until such date as no shares of Registrable Common remain outstanding;

          (b) use its commercially reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of TNDE under the Securities Act and the Exchange Act at any time that it is subject to such reporting requirements until such date as no shares of Registrable Common remain outstanding; and

          (c) if required by the transfer agent and registrar for the Common Stock, use reasonable diligence to obtain an opinion from legal counsel addressed to such transfer agent and registrar, with respect to any sale of shares of Registerable Common pursuant to Rule 144.

     8. Adjustments Affecting Registrable Common. The Company will not effect or permit to occur any combination or subdivision of Registrable Common for so long as DH holds shares of Registrable Common, and except as permitted by Section 2 and 3 hereof, DH will not sell, transfer or otherwise dispose of, including without limitation through put or short sale arrangements, shares of Common Stock in the ten days prior to the effectiveness of any registration of Common Stock for sale to the public and for up to 120 days following the effectiveness of such registration; provided, that such holdback applies to TNDE and holders of substantially all other securities of TNDE on terms equal to or less favorable than the terms applicable to the holders of the Registrable Common.

     9. Registration Expenses. All expenses incurred in connection with any registration, qualification and compliance under Section 2 of this Agreement (including, without limitation, all registration, filing, qualification, listing, insurance, legal, printing and accounting fees, but not including, without limitation, any underwriting fees, discounts or commissions attributable to the sale of Registrable Common, fees and expenses of counsel and any other special experts retained by the holders of Registrable Common in connection with a registration required hereunder, and transfer taxes, if any) shall be borne by TNDE. All expenses incurred in connection with any registration, qualification and compliance under Section 3 of this Agreement (including, without limitation, all registration, filing, qualification, legal, printing and accounting fees of
TNDE) shall be borne by DH. All underwriting commissions and discounts applicable to shares of Registrable Common included in the registrations under this Agreement shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

     10. Participation in Underwritten Registrations. No holder of Registrable Common may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder's securities on the same basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes, executes, and delivers promptly all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     11. Assignment of Registration Rights. DH may assign its rights hereunder only (a) in connection with the sale or other disposition of (i) all of its Registrable Common or (ii) all of its Warrants, (b) with the express written consent of the Company, which consent may be withheld by the Company in the exercise of its sole discretion, or (c) to Danaher Corporation or to any person or entity under direct or indirect control of Danaher Corporation or controlled by or under direct or indirect common control with Danaher Corporation.

         12.      Indemnification and Contribution.

          12.1 Indemnification by the Company. To the extent permitted by law, TNDE agrees to indemnify and hold harmless any stockholder who sells shares of Registrable Common in a registered offering pursuant to either Section 2 or
Section 3 hereof (a "Selling Stockholder"), from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Common or in any amendment or supplement thereto or in any related preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to TNDE by or on behalf of such Selling Stockholder or an underwriter expressly for use therein. In connection with an underwritten offering of shares of Registrable Common, TNDE will indemnify any underwriters of the Registrable Common, their officers and directors and each person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) on substantially the same basis as that of the indemnification of the Selling Stockholders provided in this Section 12.1. Notwithstanding the foregoing, TNDE's indemnification obligations with respect to any preliminary prospectus shall not inure to the benefit of any Selling Stockholder or underwriter with respect to any loss, claim, damage, liability (or actions in respect thereof) or expense arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in such preliminary prospectus, in any case where (i) a copy of the prospectus used to confirm sales of shares of Registrable Common was not sent or given to the person asserting such loss, claim, damage or liability at or prior to the written confirmation of the sale to such person and (ii) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in such prospectus.

          12.2 Conduct of Indemnification Proceedings. Promptly after receipt by a Selling Stockholder of notice of any claim or the commencement of any action or proceeding brought or asserted against such Selling Stockholder in respect of which indemnity may be sought from TNDE, such Selling Stockholder shall notify TNDE in writing of the claim or the commencement of that action or proceeding; provided, however, that the failure to so notify TNDE shall not relieve TNDE from any liability that it may have to the Selling Stockholder otherwise than pursuant to the indemnification provisions of this Agreement. If any such claim or action or proceeding shall be brought against a Selling Stockholder and such Selling Stockholder shall have duly notified TNDE thereof, TNDE shall have the right to assume the defense thereof, including the employment of counsel. Such Selling Stockholder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Selling Stockholder unless (i) TNDE has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding include both such Selling Stockholder and TNDE, and such Selling Stockholder and TNDE shall have been advised by Selling Stockholder's counsel in writing that there may be one or more legal defenses available to such Selling Stockholder which are different from or additional to those available to TNDE, in which case, if such Selling Stockholder notifies TNDE in writing that it elects to employ separate counsel, TNDE shall not have the right to assume the defense of such action or proceeding on behalf of such Selling Stockholder; it being understood, however, that TNDE shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Selling Stockholders. TNDE shall not be liable for any settlement of any such action or proceeding effected without TNDE's prior written consent.

          12.3 Indemnification by Holders of Registrable Common. In connection with any registration in which a Selling Stockholder is participating, such Selling Stockholder will furnish to TNDE in writing such information and affidavits as TNDE reasonably requests for use in connection with any related registration statement or prospectus. To the extent permitted by law, each Selling Stockholder agrees to indemnify and hold harmless TNDE, its directors and officers who sign the registration statement relating to shares of Registrable Common offered by such Selling Stockholder and each person, if any, who controls TNDE within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from TNDE to such Selling Stockholder, but only with respect to information concerning such Selling Stockholder furnished in writing by such Selling Stockholder or on such Selling Stockholder's behalf expressly for use in any registration statement or prospectus relating to shares of Registrable Common offered by such Selling Stockholder, or any amendment or supplement thereto, or any related preliminary prospectus. In case any action or proceeding shall be brought against TNDE or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against such Selling Stockholder, such Selling Stockholder shall have the rights and duties given to TNDE, and TNDE or its directors or officers or such controlling persons shall have the rights and duties given to such Selling Stockholder, by the preceding paragraph. Each Selling Stockholder also agrees to indemnify and hold harmless any underwriters of the Registrable Common, their partners, officers and directors and each person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) on substantially the same basis as that of the indemnification of TNDE provided in this Section 12.3. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder for any indemnification under this section shall be limited to the aggregate net proceeds received by such Selling Stockholder from the sale of securities pursuant to such registration statement. The Selling Stockholders agree to contribution and indemnity provisions in the agreement to the extent customarily requested by the underwriter.

          12.4 Contribution. If the indemnification provided for in this Section 12 is unavailable to any indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnified party or indemnified parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. TNDE and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 12.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this
Section  12.4.  No person  guilty of  fraudulent  misrepresentation  (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 12, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 12.1 and Section 12.3 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 12.4

     13. Miscellaneous.

          13.1 Amendments. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, except upon the written consent of both TNDE and DH.

          13.2 Notices. Any notice or other communication required or permitted to be made or given under this Agreement shall be in writing and shall be deemed to have been given to the Party to whom it is addressed: (i) on the date indicated on the certified mail return receipt if sent by certified mail return receipt requested; (ii) on the business day actually received if hand delivered or if transmitted by telefax or if transmitted or delivered on a day that is not a business day, the next business day or (iii) one business day after such notice was delivered to an overnight delivery service, addressed, delivered or transmitted in each case as follows:

                  Purchaser:

                  DH Holdings Corp.
                  1250 24th Street, N.W.
                  Suite 800
                  Washington, D.C.  20037
                  ATTENTION: Vice President
                  Telephone:        (202) 828-0850
                  Telefax:          (202) 828-0860

                  With a Courtesy Copy (not required for effective Notice) to:

                  Veeder-Root Company
                  125 Powder Forest Drive
                  Simsbury, Connecticut  06070
                     ATTENTION: Steven H. Sigmon, President
                            Telephone: (860) 651-2735
                             Telefax: (860) 651-2727

                  Company:

                  Tanknology-NDE International, Inc.
                  8900 Shoal Creek Blvd.
                  Building 200
                  Austin, Texas 78758
                  ATTENTION: Daniel Sharplin, President
                  Telephone:        (512) 451-6334
                  Telefax:          (512) 459-1459

                  With a Courtesy Copy (not required for effective Notice) to:

                  Tanknology-NDE International, Inc.
                  712 Main Street, Suite 1700
                  Houston, Texas 77002
                  ATTENTION:  Jay Allen Chaffee
                  Telephone:        (713) 223-5730
                  Telefax:          (713) 223-5379

     A Party's address for notice may be changed from time to time only by written notice given to each of the other Parties in accordance with this Section.

          13.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of each of the parties.

          13.4 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          13.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          13.6 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state of Delaware applicable to contracts made and to be performed wholly within that state.

          13.7 Entire Agreement; Termination. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement, except the provisions of Section 12 (which shall survive until the expiration of the applicable statutes of limitations) and this
Section 13, shall commence on and as of the date hereof and shall terminate and be of no further force or effect on December 31, 2007.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         TANKNOLOGY-NDE INTERNATIONAL, INC.

                                             //s//  JAY ALLEN CHAFFEE
                                       By:   Jay Allen Chaffee
                                      Its:   Chairman


                                         DH HOLDINGS CORP.

                                       By:   //s// DANIEL L. COMAS
                                      Its:   VP

                                 EXHIBIT 10.51




     -----------------------------------------------------------------------




                                Co-Sale Agreement


 -------------------------------------------------------------------------------



                           Dated as of December , 1997

                                TABLE OF CONTENTS


                                                                            Page


Section 1.  Definitions........................................................1

Section 2.  Sales by Shareholder...............................................2
             2.1    Notice of Purchase Offers..................................2
             2.2    Right of First Refusal. ...................................3
             2.3    Right to Participate.......................................3
             2.4    Consummation of Sale.......................................4
             2.5    Ongoing Rights.............................................4
             2.6    Permitted Exemptions.......................................4

Section 3.  Prohibited Transfers...............................................4
             3.1    Treatment of Prohibited Transfers..........................4
             3.2    Put Option.................................................4

Section 4.  Legended Certificate...............................................5
             4.1    Legend.....................................................5
             4.2    Legend Removal.............................................5

Section 5.  Miscellaneous Provisions...........................................6
             5.1     Termination of Co-Sale Rights.............................6
             5.2     Notices...................................................6
             5.3     Successors and Assigns....................................8
             5.4     Severability..............................................8
             5.5     Amendments................................................8
             5.6     Governing Law.............................................9
             5.7     Other Obligations of Company..............................9

                                Co-Sale Agreement


     This CO-SALE AGREEMENT dated as of December 23, 1997 ("Agreement") by and between Tanknology-NDE International, Inc., a Delaware corporation ("TNDE"), Proactive Partners, L.P., a California limited partnership ("Proactive"), Lagunitas Partners, L.P., a California limited partnership ("Lagunitas"), Jay Allen Chaffee, A. Daniel Sharplin and DH HOLDINGS CORP., a Delaware corporation ("DH"), is entered into pursuant to the Note, Preferred Stock and Warrant Purchase Agreement, as amended, restated, supplemented or otherwise modified from time to time ("Purchase Agreement") by and between DH, as purchaser, and TNDE, ProEco, Inc., a Delaware corporation, Tanknology/NDE Corporation, a Delaware corporation, 2368692 Canada, Inc., a Canadian Federal corporation, and Tanknology-NDE Construction Services, Inc., a Delaware corporation, as sellers, and dated as of December _23, 1997.

     TNDE, together with its successors and assigns, is referred to as the "Company." Proactive, Lagunitas, and Messrs. Chaffee and Sharplin together with their respective, bound successors and assigns, are referred to collectively as the "Shareholders" and individually as a "Shareholder." DH, together with its permitted successors and assigns, is referred to as the "Holder." The Company, the Shareholders and the Holder are referred to collectively as the "Parties" and individually as a "Party."

     This Agreement is one of the "Related Documents" referred to in the Purchase Agreement.

     In consideration of the mutual promises set forth in this Agreement and the Purchase Agreement, the Parties hereby agree as follows.

     Section 1. Definitions.

     As used herein, the following terms shall have the following meanings:

     1.1 "Business Days" means any days other than Saturday, Sunday or any days upon which banking institutions are authorized or required by law or executive order to be closed in the City of Washington, D.C.

     1.2 "Common Share Equivalent" means an equivalent number of Common Shares which would be issuable upon either the conversion or exercise of Convertible Securities.

     1.3 "Common Shares" means the shares of common stock, $0.0001 par value, of the Company, at any time outstanding.

     1.4 "Convertible Securities" means any securities which are convertible into Common Shares of the Company and including any options, warrants or other rights for which Common Shares of the Company are issuable upon their exercise.

     1.5 "Fiscal Year" means the fiscal year ending on December 31 of the applicable year.

     1.6 "Notice" means notice given in accordance with Section 5.2 hereof.

     1.7 "Warrant Certificate" means the Warrant Certificate dated December 23, 1997 and issued by the Company to DH evidencing Warrants to purchase 4,500,000 Common Shares.

     1.8 "Warrant Shares" means the Common Shares which are issuable upon the exercise of the Warrants.

     1.9 "Warrant(s)" means the right to purchase Common Shares of the Company pursuant to the Warrant Certificate.

     Section 2. Sales by Shareholders.

     2.1 Notice of Purchase Offers. Should any Shareholder ("Selling Shareholder") propose to accept one or more binding, written bona fide offers from any persons to purchase Common Shares or Convertible Securities from such Selling Shareholder other than (i) an offer from the Company to purchase such Common Shares or Convertible Securities pursuant to an existing agreement, plan or policy by reason of such Selling Shareholder's death, disability, retirement or termination of employment or (ii) in the event of such an offer to Lagunitas, any one or more bona fide offers which would not result in the sale by Lagunitas during any Fiscal Year of Common Shares (including, Common Shares which would be issuable upon the conversion or exercise of Convertible Securities) in excess of 3% of the total Common Shares (including, Common Shares which would be issuable upon the conversion or exercise of Convertible Securities) held by Lagunitas as of the beginning of such Fiscal Year or (iii) in the event of such an offer to Proactive, any one or more bona fide offers which would not result in the sale by Proactive during any Fiscal Year of Common Shares (including, Common Shares which would be issuable upon the conversion or exercise of Convertible Securities) in excess of 3% of the total Common Shares (including, Common Shares which would be issuable upon the conversion or exercise of Convertible Securities) held by Proactive as of the beginning of such Fiscal Year or (iv) in the event of such an offer to a Selling Shareholder other than Lagunitas and Proactive, any one or more bona fide offers which would not result in the sale by such other Selling Shareholder during any Fiscal Year of Common Shares (including, Common Shares which would be issuable upon the conversion or exercise of Convertible Securities) in excess of 5% of the total Common Shares (including, Common Shares which would be issuable upon the conversion or exercise of Convertible Securities) held by such other Selling Shareholder as of the beginning of such Fiscal Year (the "Purchase Offer"), then such Selling Shareholder shall promptly give Notice to the Holder of the terms and conditions of, and a copy of, each such Purchase Offer. In addition, the Selling Shareholder shall give Notice to the Holder of any bona fide purchase offer received which falls within the exceptions enumerated in this Section 2.1(i),
(ii), (iii) and (iv). Such notice shall include a copy of the purchase offer and the terms and conditions thereof.

     2.2 Right of First Refusal. Subject to the terms and conditions of this Agreement, the Holder shall have a limited right of first refusal with respect to any Purchase Offer; provided that, if the Holder does not exercise its limited right of first refusal, Holder shall have a limited right to participate in the Purchase Offer as specified in Paragraph 2.3. Holder's limited right of first refusal shall be subject to the following terms:

     (a) Holder must agree to purchase all (but not less than all) of the Common Shares and Convertible Securities which are offered for sale pursuant to the Purchase Offer upon the same terms and conditions as those contained in the Purchase Offer, provided that, Holder may substitute an equivalent amount of cash for the fair market value of any non-cash consideration offered pursuant to the Purchase Offer; and

     (b) Holder must give Notice to the Selling Shareholder of its intent to exercise its right of first refusal within five Business Days after being given Notice of the Purchase Offer by the Selling Shareholder.

     2.3 Right to Participate. In the event that the Holder does not exercise its right of first refusal with respect to a Purchase Offer, Holder shall have a limited right to participation in such Selling Shareholder's proposed sale of Common Shares and/or Convertible Securities on the same (or, in the case of Convertible Securities, equivalent) terms and conditions. To the extent that the Holder exercises such right of participation, the number of Common Shares and Convertible Securities which such Selling Shareholder may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation of the Holder shall be subject to the following terms and conditions:

     (a) Holder must give Notice to the Selling Shareholder of its intent to exercise its right of participation within fifteen Business Days after being given Notice of the Purchase Offer by the Selling Shareholder.

     (b) The Holder may sell all or any part of its Warrant Shares and/or Common Shares owned of record by Holder up to a number equal to the product obtained by multiplying (i) the aggregate number of Common Shares (including the Common Share Equivalent of any Convertible Securities) covered by the Purchase Offer by (ii) a fraction (A) the numerator of which is the aggregate number of Common Shares (including the Common Share Equivalent of Convertible Securities) owned of record by Holder, and (B) the denominator of which is the sum of (x) the combined number of such Common Shares (including the Common Share Equivalent of Convertible Securities) at the time owned by all of the Shareholders, and (y) the number of Common Shares (including the Common Share Equivalent of Convertible Securities) at that time owned of record by the Holder.

     (c) The Holder may participate in the sale by delivering to the Selling Shareholder for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, free and clear of all adverse claims, which represent the number of currently exercisable

          Warrant Shares and/or Common Shares which the Holder elects to sell pursuant to this Section 2.3. Notwithstanding any provision of the Warrant Certificate to the contrary, the Holder may exercise such Warrant for the number of Warrant Shares to be purchased and deliver such Warrant Shares as provided in this Section 2.3, and such exercise shall not constitute the single exercise of the Warrant or otherwise affect any future exercise of the Warrant.

     2.4 Consummation of Sale. The stock certificate or certificates which a Holder delivers to the Selling Shareholder pursuant to Section 2.3 shall be transferred by the Selling Shareholder to the purchase offeror in consummation of the sale pursuant to the terms and conditions specified in the Notice delivered pursuant to Section 2.1, and such Selling Shareholder shall promptly thereafter remit to the Holder that portion of the sale proceeds to which the Holder is entitled by reason of its participation in such sale; provided, however, that if the Holder has delivered a Warrant to be transferred to the purchase offeror, the Holder shall receive for such Warrant only the difference between the purchase price set forth in the Purchase Offer and the exercise price set forth in the Warrant and the Company shall receive the balance. Notwithstanding the foregoing, the Selling Shareholder shall not be responsible or liable to the Holder in the event of non-performance by the purchaser unless such non-performance is caused by the wrongful conduct of the Selling Shareholder.

     2.5 Ongoing Rights. The exercise or non-exercise of the rights of the Holder hereunder to participate in one or more sales made by the Selling Shareholder shall not adversely affect the Holder's right with regard to subsequent sales by a Selling Shareholder pursuant to Section 2 hereof.

     2.6 Permitted Exemptions. The participation rights of the Holder shall not apply to any bona fide gift; provided that a Shareholder shall inform the Holder of such gift prior to effecting it and the donee shall furnish the Holder with a written agreement to be bound by, and comply with, all provisions of this Agreement applicable to such Shareholder.

     Section 3. Prohibited Transfers.

     3.1 Treatment of Prohibited Transfers. In the event a Shareholder should sell any Common Shares or Convertible Securities in contravention of the participation rights of the Holder under this Agreement (a "Prohibited Transfer"), the Holder, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section
3.2 and such Shareholder shall be bound by the applicable provisions of such put option.

     3.2 Put Option. In the event of a Prohibited Transfer by any Shareholder, the Holder shall have the right to sell to such Shareholder that number of shares of Common Shares (including the Common Share Equivalent of Convertible Securities) (either directly or through delivery of such Common Shares and the Common Share Equivalent of Convertible Securities) equal to the number of shares the Holder would have been entitled to transfer to the purchaser in the Prohibited Transfer pursuant to the terms hereof. Such sale shall be made on the following terms and conditions:

     (a) The price per share at which such shares are to be sold to the Shareholder shall be equal or equivalent to the price per share paid by the purchaser to the Shareholder in the Prohibited Transfer. The Shareholder shall also reimburse the Holder for any and all reasonable fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Holder's rights under this Article 3.

     (b) Within thirty (30) days after the earlier of the date on which the Holder (i) receives notice from a Shareholder of the Prohibited Transfer, or (ii) otherwise becomes aware of the Prohibited Transfer, the Holder shall, if exercising the put option created hereby, deliver to such Shareholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

     (c) A Shareholder shall, upon receipt of the certificate or certificates for the shares to be sold by a Holder, pursuant to Section 3.2(b), free and clear of all adverse claims, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 3.2(a), by certified or cashier's check made payable to the order of the Holder.

     (d) Notwithstanding the foregoing, any attempt to transfer shares of the Company in violation of the terms of this Agreement shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Holder.

     Section 4. Legended Certificate.

     4.1 Legend. Each certificate representing Common Shares now or hereafter owned by any Shareholder shall be endorsed with the following legend:

          THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO- SALE AGREEMENT BY AND AMONG CERTAIN SHAREHOLDERS, THE COMPANY AND DH HOLDINGS CORP. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

     4.2 Legend Removal. The Section 4.1 legend shall be removed upon the earlier of the date upon which the provisions of this Agreement are no longer applicable to such securities in accordance with the provisions of Section 5.1, or the date on which the shares represented by such certificate are no longer owned of record beneficially by a Shareholder, pursuant to a transfer consummated in compliance with this Agreement.

     Section 5. Miscellaneous Provisions.

     5.1 Termination of Co-Sale Rights. The rights of the Holder under this Agreement and the obligations of the Shareholders with respect to the Holder shall terminate on the earlier of (i) December 31, 2004, (ii) the liquidation, dissolution or indefinite cessation of the business operations of the Company; or (iii) the first date on which the Holder is no longer the record and beneficial owner of at least 1,500,000 Common Shares (including the Common Share Equivalent of Convertible Securities).

     5.2 Notices. Any notice or other communication required or permitted to be made or given under this Agreement shall be in writing and shall be deemed to have been given to the Party to whom it is addressed: (i) on the date indicated on the certified mail return receipt if sent by certified mail return receipt requested; (ii) on the business day actually received if hand delivered or if transmitted by telefax or if delivered or transmitted on a day that is not a business day, then the next business day, or (iii) one business day after such notice was delivered to an overnight delivery service, addressed, delivered or transmitted in each case as follows:

                  If to the Holder:

                  DH HOLDINGS CORP.
                  1250 24th Street, N.W.
                  Suite 800
                  Washington, D.C.  20037
                  ATTENTION: Vice President
                  Telephone:        (202) 828-0850
                  Telefax:          (202) 828-0860

                  With a courtesy copy (not required for effective Notice) to:

                  Veeder-Root Company
                  125 Powder Forest Drive
                  Simsbury, Connecticut 06070
                  ATTENTION:  Steven H. Sigmon
                  Telephone:        (860) 651-2735
                  Telefax:          (860) 651-2727

                  If to the Company:

                  Tanknology-NDE International, Inc.
                  8900 Shoal Creek Blvd.
                  Building 200
                  Austin, Texas 78758
                  ATTENTION: Daniel Sharplin, President
                  Telephone:        (512) 451-6334
                  Telefax:          (512) 459-1459

                  With a Courtesy Copy (not required for effective Notice) to:

                  Tanknology-NDE International, Inc.
                  712 Main Street, Suite 1700
                  Houston, Texas 77002
                  ATTENTION:  Jay Allen Chaffee
                  Telephone:        (713) 223-5730
                  Telefax:          (713) 223-5379

                  If to Proactive:

                  Proactive Partners, L.P.
                  50 Osgood Place, Penthouse
                  San Francisco, CA 94153
                  ATTENTION:  Charles McGettigan
                  Telephone:        (415) 986-4433
                  Telefax:          (415) 986-3617

                  If to Lagunitas:

                  Lagunitas Partners, L.P.
                  50 Osgood Place, Penthouse
                  San Francisco, CA 94153
                  ATTENTION:  Patrick McBane
                  Telephone:        (415) 981-2101
                  Telefax:          (415) 521-1744

                  If to Mr. Chaffee:

                  Jay Allen Chaffee
                  Tanknology-NDE International, Inc.
                  712 Main Street, Suite 1700
                  Houston, TX 77002
                  Telephone:        (713) 223-5730
                  Telefax:          (713) 223-5379

                  If to Mr. Sharplin:

                  A. Daniel Sharplin
                  Tanknology-NDE International, Inc.
                  8900 Shoal Creek Blvd.
                  Building 200
                  Austin, TX 78758
                  Telephone:        (512) 451-6334
                  Telefax:          (512) 459-1459

     A Party's address for notice may be changed from time to time only by written notice given to each of the other Parties in accordance with this Section.

     5.3 Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives; provided that, the rights of the Holder hereunder may not be sold, assigned or otherwise transferred without the prior, express written consent of the Company and all of the Shareholders; provided further that DH Holdings Corp. may negotiate, assign, or transfer its rights and obligations hereunder without the consent of the Company or the Shareholders to Danaher Corporation or to any person or entity under direct or indirect control of Danaher Corporation or controlled by or under direct or indirect common control with Danaher Corporation.

     5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     5.5 Amendments. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by duly authorized representatives of the Parties hereto. Any waiver by a Party of its rights hereunder shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such Party. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing.

     5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     5.7 Other Obligations of Company. The Company agrees to use all commercially reasonable efforts to enforce the terms of this Agreement, to inform the Holder of any breach hereof and to assist the Holder in the exercise of its rights and performance of its obligations under Sections 4 and 5 hereof.

     The parties have executed and delivered this Agreement effective as of the day and year first above written.

SHAREHOLDERS:                                 HOLDER:

PROACTIVE PARTNERS, L.P.
                                              DH HOLDINGS CORP.
By:  //s// C.C. McGETTIGAN
Its: General Partner

LAGUNITAS PARTNERS, L.P.
                                              By: //s// DANIEL L. COMAS
By:  //s//  JON D. GRUBER
Its:  General Partner                        Its: VP




//s//  JAY ALLEN CHAFFEE

JAY ALLEN CHAFFEE

//s//  A. DANIEL SHARPLIN

A. DANIEL SHARPLIN

COMPANY:

TANKNOLOGY-NDE INTERNATIONAL, INC.


By:  //s//  JAY ALLEN CHAFFEE

Its:   Chairman

                                 EXHIBIT 10.52




-------------------------------------------------------------------------------


                       Tanknology-NDE International, Inc.

                     Security Agreement - Personal Property

-------------------------------------------------------------------------------


                          Dated as of December23, 1997

                                TABLE OF CONTENTS

1.  Definitions................................................................1
    1.1      Applicable Law....................................................1
    1.3      Collateral........................................................1
    1.4      Event of Default..................................................2
    1.5      Intercreditor Agreement...........................................2
    1.6      Lien..............................................................2
    1.7      Note..............................................................2
    1.8      Permitted Liens...................................................2
    1.9      Person............................................................2
    1.10     Pledge Agreement..................................................2
    1.11     Proceeds..........................................................2
    1.12     Secured Obligations...............................................3
    1.13     Senior Lender.....................................................3
    1.14     Senior Loan Agreement.............................................3

2.  Security Interest..........................................................3
    2.1      Grant of Security Interest........................................3

3.  Enforcement, Remedies and Application of Proceeds..........................3
    3.1      Remedies..........................................................3
    3.2      Discontinuance of Remedies........................................5
    3.3      Cumulative Remedies...............................................5
    3.4      Power of Attorney.................................................6

4.  Covenants, Warranties and Agreements of Debtors............................6
    4.1      Records...........................................................6
    4.2      Accounting........................................................6
    4.3      Cooperation.......................................................7
    4.4      Discharge Taxes, Assessments, Etc.................................7
    4.5      Expenses..........................................................7
    4.6      Limitations on Dispositions of Accounts and Contracts.............7
    4.7      Negative Pledge...................................................7
    4.8      Notices...........................................................7
    4.9      Preservation of Collateral........................................8
    4.10     Chief Executive Office............................................8

5.  Indemnification............................................................8
    5.1      Indemnification of Secured Party..................................8
    5.2      Costs and Expenses................................................9

6.  Termination................................................................9

7.  Recordation and Filing.....................................................9

8.  Waivers...................................................................10

9.  Security Interest Absolute................................................10

10  Release...................................................................10

11  Miscellaneous.............................................................11
    11.1     Rules of Construction............................................11
    11.2     Notices..........................................................11
    11.3     Severability.....................................................12
    11.4     Amendments.......................................................13
    11.5     Successors and Assigns...........................................13
    11.6     Further Acts and Documents.......................................13
    11.7     Counterparts.....................................................13
    11.8     Governing Law....................................................13
    11.9     Waiver of Jury Trial.............................................13
    11.10    Consent to Jurisdiction, Venue and Service of Process............13

                     SECURITY AGREEMENT - PERSONAL PROPERTY


     This SECURITY AGREEMENT, dated as of December 23, 1997 ("Agreement"), is entered into by and between Tanknology-NDE International, Inc. ("TNDE"), a Delaware corporation, ProEco, Inc. ("ProEco"), a Delaware corporation, Tanknology/NDE Corporation ("NDE"), a Delaware corporation, 2368692 Canada, Inc. ("Canada"), a Canadian Federal corporation, Tanknology-NDE Construction
Services, Inc. ("Construction"), a Delaware corporation and DH Holdings Corp. ("DH"), a Delaware corporation, provided for in and entered into pursuant to the Note, Preferred Stock and Warrant Purchase Agreement, as amended, restated, supplemented or otherwise modified from time to time ("Purchase Agreement") by and among DH, as purchaser, and TNDE, ProEco, NDE, Canada and Construction, as sellers, dated as of December 23, 1997.

     TNDE, ProEco, NDE, Canada and Construction together with their respective successors and assigns, are referred to as "Debtors." DH, together with its successors and assigns, is sometimes referred to as the "Secured Party." The Debtors and the Secured Party are referred to collectively as the "Parties" and individually as a "Party."

     This Agreement is one of the Related Documents referred to in the Purchase Agreement.

     In consideration of their mutual promises set forth in this Agreement and the Purchase Agreement, the Parties hereby agree as follows.

1.       Definitions.

     As used herein, the following terms shall have the following meanings:

     1.1 "Applicable Law" means, with respect to any Person, any and all federal, national, state, regional, local, municipal or foreign laws, statutes, rules, regulations, guidelines, ordinances, licenses, permits, judicial or administrative decisions of any country, or any political subdivision, agency, commission, official or court thereof having jurisdiction over such Person.

     1.2 "Code" means the Uniform Commercial Code of the State of Delaware, as amended from time to time, together with any successor law.

     1.3 "Collateral" means all tangible and intangible personal property now or hereafter owned, acquired, arising or existing by or of the Debtors, whether acquired by contract or operation of law and wherever located, including all of the following types of personal property:

               (i) all Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, Goods, Instruments and Securities (all as defined in the Code);

               (ii) all  accessions  to,  substitutions  for,  replacements  and products of the foregoing;

               (iii)all books and  records  (including  customer  lists,  credit files, tapes, ledger cards, computer software and hardware, electronic data processing software, computer programs, print-outs and other computer materials and records) of the Debtors evidencing or containing information regarding or otherwise pertaining to any of the foregoing; and

               (iv) all Proceeds of or from the foregoing.

     1.4 "Event of Default" means any event of default as defined by Section 8 of the Note.

     1.5 "Intercreditor Agreement" means the Intercreditor and Subordination Agreement dated as of December 23, 1997, by and between DH and Bank One Texas, N.A., as modified, amended or restated from time to time.

     1.6 "Lien" means mean any mortgage, pledge, security interest, encumbrance, lien, assignment or charge of any kind.

     1.7 "Note" means the Senior Subordinated Note by and between TNDE, ProEco, NDE, Canada and Construction as sellers, and DH as purchaser, in the principal amount of $6,500,000 and dated as of December 23, 1997.

     1.8 "Permitted Liens" means any and all liens that are permitted by the Purchase Agreement.

     1.9 "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other form of entity.

     1.10 "Pledge Agreement" means the Security Interest--Pledge of Subsidiary Stock Agreement dated as of December 23, 1997 by and between TNDE and DH.

     1.11 "Proceeds" means any "proceeds" as such term is defined in the Code, including the following, at any time whatsoever arising or receivable: (i) whatever is received upon any collection, exchange, sale or other disposition, of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtors from time to time with respect to any of the Collateral, including claims paid and premium refunds, (iii) any and all payments (in any form whatsoever) made or due and payable to the Debtors from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     1.12 "Secured Obligations" means (i) all obligations of the Debtors evidenced by the Senior Subordinated Note due December 31, 2002, and dated as of December 23, made payable by the Debtors to the Secured Party in the principal amount of $6,500,000, which note was purchased by the Secured Party for $6,500,000 pursuant to the Purchase Agreement, together with all extensions, renewals, amendments, modifications and novations thereof, and (ii) all obligations of the Debtors to make payments or reimburse costs and expenses under this Agreement or the Purchase Agreement.

     1.13 "Senior Lender" means Bank One Texas, N.A., as lender under the Senior Loan Agreement, together with its successors and assigns in such capacity or any substitutes or Persons acting in the same or similar capacity with respect to any indebtedness incurred to replace amounts borrowed by Debtors pursuant to the Senior Loan Agreement.

     1.14 "Senior Loan Agreement" means the loan agreement, dated as of October 25, 1996, by TNDE, certain of its subsidiaries and Bank One Texas, N.A. including all amendments, extensions, renewals and refinancings thereof.

2.       Security Interest.

     2.1 Grant of Security Interest. As security for the timely payment of the Secured Obligations, the Debtors hereby grant to the Secured Party a security interest in all of the Collateral whether now or hereafter owned, acquired, arising or existing, whether acquired by contract or operation of law and wherever located.

3.       Enforcement, Remedies and Application of Proceeds.

     3.1 Remedies. The Debtors agree that when an Event of Default has occurred and is continuing, the Secured Party shall have the rights, options, duties and remedies of a secured party, and the Debtors shall have the rights and duties of a debtor, under the Code (regardless of whether such Code or a law similar thereto has been enacted in a jurisdiction wherein the rights or remedies are asserted), as applicable, and the Secured Party shall have the following rights and remedies.

          (a) The Secured Party shall have all of the rights and remedies provided for under the Note and the Purchase Agreement.

          (b) The Secured Party shall have all the rights of a secured party under the Code or by other provisions of applicable law to enforce the security interests contained herein, including without limitation, the right to sell or otherwise dispose of any or all of the Collateral.

          (c) The Secured Party personally, or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may enter any of the premises of the Debtors, with or without notice, demand, process of law or legal procedure, if this can be done without breach of the peace, and search for, take possession of, remove, keep and store the Collateral, or use and operate or lease the Collateral until sold.

          (d) Any Collateral repossessed by the Secured Party under or pursuant to this Section 3.1 may be sold, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of a gathering at the place of sale of the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Secured Party may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Secured Party or after any repair which the Secured Party shall determine to be commercially reasonable. Any such disposition which shall be a public or private sale or other private proceedings permitted by such requirements shall be made upon not less than ten (10) business days' written notice to the Debtors specifying the times at which such disposition is to be made and the intended sale price or other consideration therefor. To the extent permitted by any such requirement of law, the Secured Party may itself bid for and become the purchaser of the Collateral or any part thereof without accountability to the Debtors. In the payment of the purchase price therefor, the Secured Party shall be entitled to have credit on account of the purchase price thereof of amounts owing to the Secured Party on account of the indebtedness hereby secured and the Secured Party may deliver the claims for interest on or principal of the Note or other indebtedness hereby secured in lieu of cash up to the amount which would, upon distribution of the net proceeds of such sale, be payable thereon. If, under mandatory requirements of applicable law, the Secured Party shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Debtors as hereinabove specified, the Secured Party need give the Debtors only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

          (e) The Secured Party may proceed to protect and enforce this Agreement by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted, or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Collateral or any part thereof, for the recovery of judgment for the indebtedness hereby secured or for the enforcement of any other legal or equitable remedy available under applicable law.

          (f) Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Debtors in and to the property sold and shall be a perpetual bar, both at law and in equity, against the Debtors, their successors and assigns, and against any and all persons claiming the property sold, or any part thereof under, by or through the Debtors, their successors or assigns.

          (g) Nothing hereby contained is intended, nor should it be construed, to preclude the Secured Party from pursuing any other remedy provided by law for the collection of the Secured Obligations or any portion thereof, or for the recovery of any other sums to which the Secured Party may be or become entitled for the breach of this Agreement by the Debtors.

          (h) Until termination of this Agreement, the Secured Party shall have and may exercise any and all of its rights and remedies given by this Agreement or under any applicable law. This Agreement and all such rights and remedies shall inure to the benefit of the Secured Party's successors and permitted assigns that derives from the Secured Party title to or an interest in the Note, the Secured Obligations or any portion thereof or participation therein, and shall bind the Debtors and the successors and assigns of the Debtors.

          (i) Upon the occurrence and during the continuance of an Event of Default, in the case of any sale or disposition of the Collateral, or the realization of funds therefrom, the Proceeds thereof shall be applied: first, to the payment of the reasonable expenses of such sale, reasonable commissions, reasonable attorneys' fees and all reasonable charges paid or incurred by the Secured Party pertaining to said sale, including any taxes or other charges imposed by law upon the Collateral and/or the owning, holding or transferring thereof; second, to pay, satisfy and discharge the Secured Obligations; and, third, to pay the surplus, if any, to the Debtors. To the extent such Proceeds do not satisfy the foregoing items, the Debtors hereby promise and agree to pay any deficiency.

     3.2 Discontinuance of Remedies. In case the Secured Party shall have proceeded to enforce any right under this Agreement by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, the Debtors and the Secured Party shall be restored to their former respective positions and rights hereunder with respect to the property subject to the security interest created under this Agreement.

     3.3 Cumulative Remedies. No delay or omission of the Secured Party to exercise any right or power arising from an Event of Default shall exhaust or impair any such right or power or prevent its exercise during the continuance of such Event of Default. No waiver by the Secured Party of any such Event of Default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent Event of Default, or to impair the rights resulting therefrom except as may be otherwise provided herein. The Secured Party may exercise any one or more or all of the remedies hereunder and no remedy is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing now or hereafter at law or in equity; nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment of the indebtedness secured under this Agreement operate to prejudice, waive or affect the security of this Agreement or any rights, powers or remedies hereunder, nor shall the Secured Party be required to first look to, enforce or exhaust such other additional security, collateral or guaranties.

         3.4      Power of Attorney.

          (a) The Debtors do hereby irrevocably constitute and appoint the Secured Party and its successors and assigns and agents, upon the occurrence and during the continuance of an Event of Default, their true and lawful attorney with full power of substitution for them and in their name, place and stead, to ask, demand, collect, receive, receive for and sue for any and all Proceeds with full power to settle, adjust or compromise any claim thereunder as fully as the Debtors could themselves do, and to endorse the name of the Debtors on all instruments or commercial paper given in payment or in part payment thereof, and in its reasonable discretion to file any claim or take any other action or proceedings, either in its own name or in the name of the Debtors or otherwise, which the Secured Party may deem necessary in its reasonable discretion to perfect, protect and preserve the right, title and interest of the Secured Party in and to such Proceeds and the security intended to be afforded hereby. Without limiting the generality of the foregoing, Secured Party or its agents shall specifically be authorized to do all acts and things necessary to fulfill the Debtors' obligations under the Purchase Agreement.

          (b) The Parties acknowledge that the powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and that anything herein contained to the contrary notwithstanding, neither the Secured Party nor its successors or assigns or agents shall have any duty, obligation or liability by reason of or arising out of this Agreement to make any inquiry as to the nature or sufficiency of, to present or file any claim with respect to, or to take any action to collect or enforce the payment of, any amounts to which it may be entitled at any time by virtue of this Agreement.

4.       Covenants, Warranties and Agreements of Debtors.

     The Debtors covenant, warrant and agree with Secured Party that until the Secured Obligations are paid in full:

     4.1 Records. The Debtors shall keep accurate and complete books and records of the Collateral in a manner consistent with the reasonable requirements of the Secured Party and the requirements of any governmental agency and allow the Secured Party, during regular business hours and upon reasonable notice, reasonable access to examine, inspect and make abstracts from, or copy any of such books and records.

     4.2 Accounting. The Debtors shall at the reasonable request of the Secured Party, which request shall be made no more frequently than monthly, deliver to it copies of all accounting and other records pertaining to the Collateral or any portion thereof.

     4.3 Cooperation. The Debtors will faithfully preserve and protect the Secured Party's security interest in the Collateral and will, at their own cost and expense, cause such security interest to be perfected and to continue to be perfected so long as the Secured Obligations or any portion thereof are outstanding and unpaid, and for such purpose the Debtors will from time to time at the reasonable request of the Secured Party file or record, or cause to be filed or recorded, such instruments, documents and notices, including without limitation, financing statements and continuation statements, as the Secured Party may deem reasonably necessary or advisable from time to time in order to perfect and continue perfected said security interests. The Debtors will do all such other acts and things and will execute and deliver all such other instruments and documents, including without limitation, further security agreements, pledges, endorsements, assignments and notices, as the Secured Party may deem reasonably necessary or advisable from time to time in order to perfect and preserve the priority of said security interest.

     4.4 Discharge Taxes, Assessments, Etc. The Debtors will pay promptly and within the time that they can be paid without interest or penalty, all taxes, assessments and similar imposts and charges which are now, or hereafter during the effective period of this Agreement may become, a lien, charge or encumbrance upon any of the Collateral except to the extent contested in good faith and except for Permitted Liens. If the Debtors fail to pay any such taxes, assessments or other charges as they become due, the Secured Party shall have the option to do so and the Debtors agree to repay, with interest, at the rate publicly established by Bank One, Texas, N.A. or any successor thereto from time to time as its prime rate, all amounts so expended by the Secured Party.

     4.5 Expenses. The Debtors will reimburse the Secured Party in accordance with the provisions of the Code for all reasonable expenses, including the reasonable attorney's fees and legal expenses, incurred by the Secured Party in seeking to collect the Secured Obligations or any part thereof, or in pursuing any of its rights or remedies hereunder.

     4.6 Limitations on Dispositions of Accounts and Contracts. The Debtors will not sell, assign, transfer or otherwise dispose of any material portion of the Accounts or contracts which constitute a part of the Collateral, or attempt, offer or contract to do so except, so long as no Event of Default has occurred and is continuing, for the disposition of such Accounts and contracts in the ordinary course of business to third party purchasers without recourse to the Debtors.

     4.7 Negative Pledge. The Debtors will not create or permit to be created any lien, encumbrance or security interest of any kind (other than the Permitted Liens and the lien in favor of the Senior Lender as provided for in the Intercreditor Agreement) on any of the Collateral other than for the benefit of the Secured Party unless authorized by the Secured Party in writing.

     4.8 Notices.

     The Debtors will provide the Secured Party promptly, in reasonable detail, written notice of:

               (i)  any material change in the composition of the Collateral;

               (ii) the  occurrence of any other event which is likely to have a materially adverse effect on the aggregate value of the Collateral or on the security interests created hereunder; and

               (iii)any  other  notices  specifically  required  to be  given by
                    Debtors under this Agreement.

     4.9 Preservation of Collateral.

          (a) The Debtors will warrant and defend the title to the Collateral against all claims and demands of all Persons except Persons claiming by, through or under the Secured Party. Except as otherwise permitted herein, the Debtors will not assign, sell, lease, or permit any of the same to occur with respect to the Collateral. The Debtors will not create, assume or suffer to exist any Lien on the Collateral other than Permitted Liens and the Debtors shall pay or discharge, at their own cost and expense, any and all claims, Liens or charges other than Permitted Liens.

          (b) Secured Party may, in its sole discretion, discharge or obtain the release of any security interest, Lien, claim or encumbrance against the Collateral, other than a Permitted Lien. All sums so paid by the Secured Party shall be payable, on demand, by the Debtors to the Secured Party and shall constitute a part of the Secured Obligations.

          (c) The Debtors shall advise the Secured Party promptly, in reasonable detail, of any Lien or claim, other than Permitted Liens, made or asserted against any of the Collateral and of any event affecting the Secured Party's security interest in the Collateral.

     4.10 Chief Executive Office. The chief executive office of each of the Debtors is located at the location specified in Exhibit A and all the records related to each of the Debtors respective Collateral are, and will continue to be, kept in such respective office. The Debtors shall give the Secured Party and any collateral agent thirty (30) days' advance written notice of any change of such office address or of any change in the location of the records concerning the Collateral, and, with respect to such change, shall take all action as may be necessary to maintain the security interest granted hereunder at all times fully perfected and in full force and effect.

5.       Indemnification.

     5.1 Indemnification of Secured Party. The Debtors agree to indemnify, protect and hold harmless the Secured Party and its assigns, directors, officers, employees, agents or representatives (each an "Indemnified Party") from and against all losses, damages, injuries, liabilities, claims, suits, obligations, penalties, actions, judgments, costs, interest and demands of any kind or nature whatsoever (all the foregoing losses, damages, etc. are the "Indemnified Liabilities"), and expenses in connection therewith (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Party shall be designated a party thereto) arising outof, in connection with, or as the result of any claim for injury or damage arising from the operation, use, condition, possession, storage or repossession of any of the Collateral, or any claim relating to any laws, rules or regulations, or the entering into or performance of this Agreement and the Note, the enforcement of any rights hereunder or thereunder, the retention by the Secured Party of a security interest in the Collateral, provided, however, that the Debtors shall have no obligation to so indemnify any Indemnified Party for any indemnified liabilities arising from its willful misconduct or gross negligence. The foregoing indemnity shall survive the termination of this Agreement and payment in full of the Secured Obligations.

     5.2 Costs and Expenses. Any and all reasonable fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and legal expenses incurred by the Secured Party, in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of financing statements and other documents (including all taxes in connection with the filing and recording of such documents) in public offices, the payment or discharge of any taxes relating to the Collateral or imposed upon the Debtors, insurance premiums, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or the enforcing, foreclosing, retaking, holding, storing, processing, selling or otherwise realizing upon the Collateral and the security interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the transaction to which this Security Agreement relates, shall be borne and paid by the Debtors on demand by the Secured Party and until so paid shall be added to the principal amount of the Secured Obligations and shall bear interest commencing five days from the date Debtors receive demand therefor, at the default rate prescribed in the Note.

6.       Termination.

     The security interest of Secured Party in the Collateral shall be deemed to be terminated when the Secured Obligations have been paid in full as provided for in the Purchase Agreement, at which time the Secured Party shall, at the Debtors' expense, execute and deliver to the Debtors at its expense all Code termination statements and such similar documents or proper instrument or instruments which the Debtors shall reasonably request to evidence such termination and release of Collateral.

7.       Recordation and Filing.

     The Debtors agree to execute, deliver and pay the reasonable costs of filing any financing statement or other notices appropriate under applicable law in respect of the security interest created pursuant to this Security Agreement which may at any time be required or be deemed by the Secured Party to be necessary or desirable and to execute such other documents as the Secured Party shall reasonably request with respect to the security interest created hereunder. In the event that any re- recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien or security interest, the Debtors shall, at their reasonable cost and expense, cause the same to be re-recorded and/or refiled at the time and in the manner requested by the Secured Party.

     A carbon, photostatic or other reproduction of this Agreement shall be sufficient as a financing statement even though only the original hereof contains an original signature.

8.       Waivers.

     The Debtors waives demand, presentment and protest. No delay or omission or forbearance by the Secured Party in exercising any rights under this Agreement, the Note or the Purchase Agreement shall operate as a waiver of the rights of the Secured Party under this Agreement, the Note or the Purchase Agreement or of any other rights and shall not affect, discharge, diminish or impair the Debtors' obligations hereunder or the Secured Obligations. Waiver on any one occasion shall not be construed as a bar to or waiver of any rights or remedies on any future occasion. All the Secured Party's rights and remedies, whether evidenced hereby or by any other agreement or note, shall be cumulative and may be exercised singularly or concurrently.

9.       Security Interest Absolute.

     All rights of the Secured Party and all obligations of the Debtors hereunder shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Note or any other agreement or instrument governing or evidencing any Secured Obligations;

          (b) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

          (c) any other circumstance which might otherwise constitute a defense available to, or discharge of the Debtors.

10.      Release.

     The Debtors consent and agree that the Secured Party may at any time, or from time to time, release and/or surrender all or any of the Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Secured Party or its agent in connection with all or any of the Secured Obligations, all in such manner and upon such terms as the Secured Party may deem proper, and without notice to or further assent from the Debtors, it being hereby agreed that the Debtors shall be and remain bound upon this Agreement, irrespective of the existence, value or condition of any of the Collateral, and notwithstanding any such exchange, surrender or release. The Debtors hereby waive notice of acceptance of this Agreement, and promptness in commencing suit against any Party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon the Debtors.

11.      Miscellaneous.

     11.1 Rules of Construction. Unless otherwise specified, the following rules shall be applied in construing the provisions of this Agreement:

          (a) Terms that imply gender shall be construed to apply to all genders.

          (b) References to Paragraphs and Sections refer to the numbered Paragraphs of and Sections of this Agreement.

          (c) Headings to the various Sections of this Agreement are included solely for purposes of reference and shall be ignored in construing the provisions of this Agreement .

          (d) The Exhibits attached to this Agreement are incorporated herein by reference.

          (e) "Herein", "hereto", "hereof" and words of similar import refer to this Agreement or any Related Documents (as applicable).

          (f) The word "and" connotes "each and every", and the word "or" connotes "any one or more".

          (g) The word "including" connotes "including without limitation".

          (h) Any reference to any law or regulation refers to that law or regulation as amended from time-to-time after the date of this Agreement and to the corresponding provision of any successor law or regulation.

          (i) Any reference to any agreement or other document in this Agreement refers to that agreement or other document as amended from time-to-time after the date of this Agreement.

          (j)  The  recitals   included  in  this   Agreement   are  the  mutual
representations of the Parties and are a part of this Agreement.

     11.2 Notices. Any notice or other communication required or permitted to be made or given under this Agreement shall be in writing and shall be deemed to have been given to the Party to whom it is addressed: (i) on the date indicated on the certified mail return receipt if sent by certified mail return receipt requested; (ii) on the business day actually received if hand delivered or if transmitted by telefax or if delivered or transmitted on a day that is not a business day, then the next business day, or (iii) one business day after such notice was delivered to an overnight delivery service, addressed, delivered or transmitted in each case as follows:

                  Assignee:

                  DH Holdings Corp.
                  1250 24th Street, N.W.
                  Suite 800
                  Washington, D.C.  20037
                  ATTENTION:  Vice President
                  Telephone:        (202) 828-0850
                  Telefax:          (202) 828-0860

                  With a Courtesy Copy (not required for effective Notice) to:

                  Veeder-Root Company
                  125 Powder Forest Drive
                  Simsbury, Connecticut  06070
                     ATTENTION: Steven H. Sigmon, President
                            Telephone: (860) 651-2735
                             Telefax: (860) 651-2727

                  Assignor:

                  Tanknology-NDE International, Inc.
                  8900 Shoal Creek Blvd.
                  Building 200
                  Austin, Texas 78758
                  ATTENTION: President
                  Telephone:        (512) 451-6334
                  Telefax:          (512) 459-1459

                  With a Courtesy Copy (not required for effective Notice) to:

                  Tanknology-NDE International, Inc.
                  712 Main Street, Suite 1700
                  Houston, Texas 77002
                  ATTENTION:  Jay Allen Chaffee
                  Telephone:        (713) 223-5730
                  Telefax:          (713) 223-5379

     A Party's address for notice may be changed from time-to-time only by written notice given to each of the other Parties in accordance with this Section.

     11.3  Severability.  In the  event  one or more of the  provisions  of this
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     11.4 Amendments. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by duly authorized representatives of the Parties hereto. Any waiver by a Party of its rights hereunder shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such Party. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing.

     11.5 Successors and Assigns. Whenever any of the Parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such Party; and all the covenants, promises and agreements in this Security Agreement contained by or on behalf of the Debtors shall bind and inure to the benefit of the successors and assigns of such Parties.

     11.6 Further Acts and Documents. Each of the Parties hereby agrees to execute and deliver such further instruments and to do such further acts and things as may be necessary or desirable to carry out the purposes of this Agreement.

     11.7 Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of such counterparts constituting an original but all together constituting only one Agreement.

     11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     11.9 Waiver of Jury Trial. The Secured Party and the Debtors, after consulting or having had the opportunity to consult with legal counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement, the Purchase Agreement or the Note or any related instrument or agreement, or any of the transactions contemplated by this Agreement, the Purchase Agreement or the Note, or any course of conduct, dealing, statements (whether oral or written) or actions of any of them ("Litigation"). Neither the Secured Party nor the Debtors shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Secured Party or the Debtors except by written instrument executed by both of them.

     11.10 Consent to Jurisdiction, Venue and Service of Process. The Secured Party and the Debtors, each after having consulted or having had the opportunity to consult with legal counsel, hereby knowingly, voluntarily and intentionally:
(i) consents to the jurisdiction of State Court sitting in New Castle County, Delaware and the United States District Court with jurisdiction over New Castle

County, Delaware with respect to any Litigation; (ii) waives any objections to the venue of any Litigation in either such court; (iii) agrees not to commence any Litigation except in one or the other of such courts and agrees not to contest the removal of any Litigation commenced in any other court to one or the other of such courts; (iv) agrees not to seek to remove, by consolidation or otherwise, any Litigation commenced in either of such courts to any other court; and (v) waives personal service of process in connection with any Litigation and consents to service of process by registered or certified mail in accordance with or relinquished by either the Secured Party or the Debtors except by written instrument executed by either of them.

     The parties have executed and delivered this Agreement effective as of the day and year first above written.

DEBTORS:                                     SECURED PARTY:

TANKNOLOGY-NDE INTERNATIONAL,                DH HOLDINGS CORP.
INC.

By:  //s//  JAY ALLEN CHAFFEE                By:  //s// DANIEL L. COMAS
Its:   Chairman                              Its: VP


PROECO, INC.


By:  //s//  JAY ALLEN CHAFFEE
Its:   Chairman


TANKNOLOGY/NDE CORPORATION


By:  //s//  JAY ALLEN CHAFFEE
Its:   Chairman


2368692 CANADA, INC.


By:  //s//  JAY ALLEN CHAFFEE
Its:   President

TANKNOLOGY-NDE CONSTRUCTION
SERVICES, INC.


By:  //s//  JAY ALLEN CHAFFEE
Its:   Chairman

                                    EXHIBIT A

                             Chief Executive Offices

8900 Shoal Creek Blvd.
Building 200
Austin, Texas 78758

                                 EXHIBIT 10.53





                       Tanknology-NDE International, Inc.
                 Security Agreement - Pledge of Subsidiary Stock


                          Dated as of December 23, 1997

                                TABLE OF CONTENTS

                                                                            Page


Section 1.        Definitions.................................................1

Section 2.        Grant of Security Interest..................................3

Section 3.        Perfection of Security Interest.............................3

Section 4.        Covenants with Respect to Collateral........................4

Section 5.        Rights with Respect to Collateral...........................4

Section 6.        Defaults and Remedies.......................................5

Section 7.        Waiver......................................................6

Section 8.        Security Interest Absolute..................................6

Section 9.        Release.....................................................6

Section 10.       Indemnification.............................................7

Section 11.       Termination.................................................7

Section 12.       Miscellaneous...............................................7

                 SECURITY AGREEMENT - PLEDGE OF SUBSIDIARY STOCK


     This SECURITY AGREEMENT - PLEDGE OF SUBSIDIARY STOCK, dated as of December 23, 1997 ("Agreement"), is entered into by and between Tanknology-NDE International, Inc. ("TNDE"), a Delaware corporation, and DH Holdings Corp. ("DH"), a Delaware corporation, provided for in and entered into pursuant to that certain Note, Preferred Stock and Warrant Purchase Agreement, as amended, restated, supplemented or otherwise modified from time to time (the "Purchase Agreement") by and among DH, as purchaser, and TNDE, ProEco, Inc. ("ProEco"), a Delaware corporation, Tanknology/NDE Corporation ("NDE"), a Delaware corporation, 2368692 Canada, Inc. ("Canada"), a Canadian Federal corporation and Tanknology-NDE Construction Services, Inc. ("Construction"), a Delaware corporation, as sellers, dated as of December 23, 1997.

     TNDE, together with its successors and assigns, is sometimes referred to as the "Debtor" or as the "Assignor", as applicable, and DH, together with its successors and assigns, is sometimes referred to as the "Secured Party" or as the "Assignee", as applicable. The Assignor and the Assignee are referred to collectively as the "Parties" and individually as a "Party".

     This Agreement is one of the "Related Documents" referred to in the Purchase Agreement.

     In consideration of their mutual promises set forth in this Agreement and the Purchase Agreement, the Parties hereby agree as follows.

     Section 1. Definitions.

     As used herein, the following terms shall have the following meanings:

     1.1 "Applicable Law" means, with respect to any Person, any and all federal, national, state, regional, local, municipal or foreign laws, statutes, rules, regulations, guidelines, ordinances, licenses, permits, judicial or administrative decisions of any country, or any political subdivision, agency, commission, official or court thereof having jurisdiction over such Person.

     1.2 "Capital Stock" of any Person means, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person or partnership interests and any warrants, options or other rights to acquire such stock or interests.

     1.3 "Code" means the Uniform Commercial Code of the State of Delaware, as amended from time to time, together with any successor law.

     1.4 "Collateral" is defined in Section 2.1.

     1.5 "Event of Default" means any event of default as defined by Section 8 of the Note.

     1.6 "Intercreditor Agreement" means the Intercreditor and Subordination Agreement dated as of December 23, 1997, by and between DH and Bank One Texas, N.A., as modified, amended or restated from time to time.

     1.7 "Note" means the Senior Subordinated Note by and between TNDE, ProEco, NDE, Canada and Construction as sellers, and DH as purchaser, in the principal amount of $6,500,000, and dated as of December 23, 1997.

     1.8 "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other form of entity.

     1.9 "Proceeds" means any "proceeds" as such term is defined in the Code, including the following, at any time whatsoever arising or receivable: (i) whatever is received upon any collection, exchange, sale or other disposition, of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral, including claims paid and premium refunds, (iii) any and all payments (in any form whatsoever) made or due and payable to any Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     1.10 "Secured Obligations" means (i) all obligations of the Debtor evidenced by the Note, which note was purchased by the Secured Party for $6,500,000 pursuant to the Purchase Agreement, together with all extensions, renewals, amendments, modifications and notations thereof, and (ii) all obligations of the Debtor to make payments or reimburse costs and expenses under this Agreement or the Purchase Agreement.

     1.11 "Senior Lender" means Bank One Texas, N.A., as lender under the Senior Loan Agreement, together with its successors and assigns in such capacity or any substitutes or Persons acting in the same or similar capacity with respect to any indebtedness incurred to replace amounts borrowed by Debtor pursuant to the Senior Loan Agreement.

     1.12 "Senior Loan Agreement" means the loan agreement, dated as of October 25, 1996, by TNDE, certain of its subsidiaries and Bank One Texas, N.A.

     1.13 "Share Interests" is defined in Section 2.1.

     1.14 "Subordinated Security Agreement" means the Security Agreement-Personal Property dated as of December 23, 1997 by and between TNDE, ProEco, NDE, Canada, Construction and DH, as modified, amended or restated from time to time, together with any other agreements securing the payment of the obligations evidenced by the Note or under this Agreement.

     1.15 "Subsidiary Stock" means all of the Capital Stock of ProEco, NDE, Canada and Construction and any other Capital Stock TNDE owns now or in the future.

     Section 2. Grant of Security Interest.

     2.1 As security for the prompt and full payment and performance of the Secured Obligations the Assignor hereby pledges (and shall cause to be pledged) to the Assignee and grants (and shall cause to be granted) to the Assignee a security interest in all of its right, title and interest in all of the Subsidiary Stock now or hereafter owned beneficially or of record by it, including all right, title and interest in and to any distributions, dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Subsidiary Stock, and any certificates now or hereafter evidencing such Subsidiary Stock ("Share Interests"); together in each case with all Proceeds. Such Share Interests and Proceeds are referred to collectively as "Collateral."

     Section 3. Perfection of Security Interest.

     3.1 The certificates evidencing the Share Interests have been pledged and delivered by the Assignor to the Senior Lender pursuant to the Pledge and Security Agreement dated as of October 25, 1996. Pursuant to the Intercreditor Agreement, the Senior Lender has agreed to hold such certificates on behalf of the Secured Party and upon its release of its pledge under such agreement to deliver such certificates to the Secured Party in pledge under this Agreement. The Assignor hereby consents to such delivery by the Senior Lender to the Assignee. In addition, with respect to the Share Interests, the Assignor has (i) caused the security interest created by this Agreement to be noted on the stock register of each Debtor subsidiary; and (ii) delivered to the Assignee, financing statements (form UCC-1) in proper form for filing under the Code in each jurisdiction as may be necessary or, in the reasonable opinion of Assignee, desirable to perfect the security interest created herein. Assignor hereby authorizes Assignee to file, and appoints Assignee its attorney-in-fact for the purpose of executing and filing, such financing statements or any additional financing statement or any continuation statement without the signature of the Assignor to the extent permitted by Applicable Law.

     3.2 Any certificates now or hereafter issued to the Assignor representing or evidencing all or any part of the Collateral, together with duly executed instruments of transfer or assignment in blank, in a form reasonably satisfactory to the Assignee, shall be delivered to (i) the Senior Lender so long as TNDE owes Senior Lender any amount pursuant to the Senior Loan Agreement or (ii) the Assignee in the event that TNDE is no longer obligated to repay any amounts pursuant to the Senior Loan Agreement, in each case in pledge as additional Collateral.

     Section 4. Covenants with Respect to Collateral.

     Assignor covenants to the Assignee as follows.

     4.1 Without the prior written consent of the Assignee, the Assignor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Collateral or any distributions or payments with respect thereto or grant a lien, security interest or encumbrance thereon, except to the extent permitted by the Purchase Agreement.

     4.2 The Assignor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Assignee from time to time may reasonably request in order to ensure to the Assignee the benefits of the liens and security interest in and to the Collateral intended to be created by this Agreement.

     4.3 The Assignor has and will defend the title to the Collateral and the liens and security interest of the Assignee thereon against the claim of any person and will maintain and preserve such liens and security interest until such time as the Secured Obligations have been paid or performed in full.

     4.4 The Assignor will not change its name or identity in any manner which is reasonably likely to make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of the Code unless it shall have given the Assignee at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Assignee to amend such financing statement or continuation statement so that it is not seriously misleading. The Assignor will not change its principal place of business unless it shall have given the Assignee prior written notice of its intent to do so.

     Section 5. Rights with Respect to Collateral.

     5.1 As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to the Assignor by the Assignee, the Assignor shall have the right, from time to time, to receive distributions and to vote and give consents with respect to the Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement and any other agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of materially impairing the position or interest of the Assignee in respect of the Collateral (except the declaration and payment of distributions to the Assignor as contemplated in the Purchase Agreement) or which would authorize or effect (except as and to the extent expressly consented to in writing by the Assignee or as contemplated in the Purchase Agreement) (i) the dissolution or liquidation, in whole or in part, of any Debtor Subsidiary, (ii) the consolidation or merger of any Debtor Subsidiary with any other entity or person, (iii) the sale, disposition or encumbrance of all or substantially all of the assets of any Debtor Subsidiary or (iv) the issuance of any additional Capital Stock of any Debtor Subsidiary.

     Section 6. Defaults and Remedies.

     6.1 Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and following ten Business Days' written notice to Assignor, the Assignee may cause the transfer and register in its name or in the name of its designee the whole or any part of the Collateral, exercise any voting rights with respect thereto, collect and receive all distributions made thereon, sell in one or more sales after ten Business Days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice the Assignor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Collateral and to otherwise act with respect to the Collateral as though the Assignee was the outright owner thereof, the Assignor hereby irrevocably constituting and appointing the Assignee, as the proxy and attorney-in-fact of the Assignor, with full power of substitution, to sign any document or take any act in order to do so; provided, however, that the Assignee shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at the Assignee's place of business, or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Assignee may deem commercially reasonable, and the Assignee may be the purchaser of the whole or any part of the Collateral so sold and hold the same thereafter in its own right free, to the extent permitted by law, from any claim of the Assignors as applicable. Each sale shall be made to the highest bidder, but the Assignee reserves the right to reject any and all bids at such sale which, in its absolute discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale (except as otherwise herein specifically provided for), advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Assignee.

     6.2 Assignor agrees that following the occurrence and during the continuance of an Event of Default, (i) it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and Assignor waives the benefit of all such laws to the extent it lawfully may do so and (ii) it will not interfere with any right, power and remedy of the Assignee provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Assignee of any one or more of such rights, powers or remedies. No failure or delay on the part of the Assignee to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Assignor by the Assignee with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Assignee's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Assignor in any respect.

     6.3 Assignor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Assignee, that the Assignee has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section shall be specifically enforceable against the Assignor and Assignor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

         Section 7.        Waiver.

         7.1 Assignor waives demand, presentment and protest. No delay or omission or forbearance by the Assignee in exercising any rights under this Agreement, the Note, the Subordinated Security Agreement or the Purchase Agreement or any of the other Related Documents (as defined in the Purchase Agreement) shall operate as a waiver of the rights of the Assignee under this Agreement, the Note, the Subordinated Security Agreement or the Purchase Agreement or any of the other Related Documents (as defined in the Purchase Agreement) or of any other rights and shall not affect, discharge, diminish or impair the Assignor's obligations hereunder or the Secured Obligations. Waiver on any one occasion shall not be construed as a bar to or waiver of any rights or remedy on any future occasion. All the Assignee's rights and remedies, whether evidenced hereby or by any other agreement or note or by operation of law, shall be cumulative and may be exercised singularly or concurrently.

     Section 8. Security Interest Absolute.

     8.1 All rights of the Assignee and all obligations of the Assignor hereunder shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of the Note, the Purchase Agreement, the Subordinated Security Agreement, any of the other Related Documents (as defined in the Purchase Agreement) or any other agreement or instrument governing or evidencing any Secured Obligations;

     (b) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

     (c) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Assignor or Debtor.

     Section 9. Release.

     9.1 Assignor consents and agrees that the Assignee may at any time, or from time to time, in its discretion exchange, release and/or surrender all of the Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Assignee in connection with all or any of the Secured Obligations, all in such manner and upon such terms as the Assignee may deem proper, and without notice to or further assent from the Assignor, it being hereby agreed that the Assignor shall be and remain bound upon this Agreement, irrespective of the existence, value or condition of any of the Collateral, and notwithstanding any such exchange, surrender or release. Assignor hereby waives notice of acceptance of this Agreement, and promptness in commencing suit hereunder, and in giving any notice to or of making any claim or demand hereunder upon the Assignor. No act or omission of any kind on the Assignee's part shall in any event affect or impair this Agreement.

     Section 10. Indemnification.

     10.1 The Assignor agrees to indemnify and hold the Assignee harmless from and against any taxes (excluding income taxes), liabilities, claims and damages, including reasonable attorneys' fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by the Assignee, in good faith, in respect of any transaction effected under this Agreement or in connection with the lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Collateral as provided herein; provided, however, the Assignor shall not be liable for such indemnification to the Assignee to the extent that such indemnified liability results from the Assignee's gross negligence or willful misconduct. The Assignor agrees to pay to the Assignee all reasonable out-of-pocket costs and expenses, including reasonable fees and disbursements of counsel, reasonably incurred by the Assignee in connection with the performance by the Assignee of the provisions of this Agreement and of any transactions effected pursuant to this Agreement. The obligations of the Assignor under this Section shall survive the termination of this Agreement.

     Section 11. Termination.

     11.1 This  Agreement  shall be  terminated  upon the payment in full of the
Note in accordance with its terms. Until terminated, the security interest created hereby shall continue in full force and effect and shall secure and be applicable to all advances now or hereafter made by the Secured Party to the Debtors. Upon termination, the Assignee shall cooperate with the Assignor to secure the release of the security interest, assignment and pledge created hereby, including release and return of all pledged items of Collateral and the execution of any releases of financing statements reasonably requested by the Assignor.

     Section 12. Miscellaneous.

     12.1 Rules of Construction. Unless otherwise specified, the following rules shall be applied in construing the provisions of this Agreement:

     (a)  Terms that imply gender shall be construed to apply to all genders.

     (b) References to Paragraphs and Sections refer to the numbered Paragraphs of and Sections of this Agreement unless another agreement is specifically referred to.

     (c) Headings to the various Sections of this Agreement are included solely for purposes of reference and shall be ignored in construing the provisions of this Agreement .

     (d) The Exhibit attached to this Agreement is incorporated herein by reference.

     (e) "Herein", "hereto", "hereof" and words of similar import refer to this Agreement or any Related Documents (as applicable).

     (f)  The word "including" connotes "including without limitation".

     (g) Any reference to any law or regulation refers to that law or regulation as amended from time-to-time after the date of this Agreement and to the corresponding provision of any successor law or regulation.

     (h)  Any  reference to any  agreement or other  document in this  Agreement
          refers  to  that   agreement   or  other   document  as  amended  from
          time-to-time after the date of this Agreement.

     12.2 Notices. Any notice or other communication required or permitted to be made or given under this Agreement shall be in writing and shall be deemed to have been given to the Party to whom it is addressed: (i) on the date indicated on the certified mail return receipt if sent by certified mail return receipt requested; (ii) on the business day actually received if hand delivered or if transmitted by telefax or if delivered or transmitted on a day that is not a business day, then the next business day, or (iii) one business day after such notice was delivered to an overnight delivery service, addressed, delivered or transmitted in each case as follows:

                  Assignee:

                  DH Holdings Corp.
                  1250 24th Street, N.W.
                  Suite 800
                  Washington, D.C.  20037
                  ATTENTION:  Vice President
                  Telephone:        (202) 828-0850
                  Telefax:          (202) 828-0860

                  With a Courtesy Copy (not required for effective Notice) to:

                  Veeder-Root Company
                  125 Powder Forest Drive
                  Simsbury, Connecticut 06070
                  ATTENTION:  Steven H. Sigmon, President
                  Telephone:        (860) 651-2735
                  Telefax:          (860) 651-2727

                  Assignor:

                  Tanknology-NDE International, Inc.
                  8900 Shoal Creek Blvd.
                  Building 200
                  Austin, Texas 78758
                  ATTENTION: Daniel Sharplin, President
                  Telephone:        (512) 451-6334
                  Telefax:          (512) 459-1459

                  With a Courtesy Copy (not required for effective Notice) to:

                  Tanknology-NDE International, Inc.
                  712 Main Street, Suite 1700
                  Houston, Texas 77002
                  ATTENTION:  Jay Allen Chaffee
                  Telephone:        (713) 223-5730
                  Telefax:          (713) 223-5379

     A Party's address for notice may be changed from time-to-time only by written notice given to each of the other Parties in accordance with this Section.

     12.3  Severability.  In the  event  one or more of the  provisions  of this
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     12.4 Amendments. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by duly authorized representatives of the Parties hereto. Any waiver by a Party of its rights hereunder shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such Party. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing.

     12.5 Successors and Assigns. Whenever any of the Parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such Party and all the covenants, promises and agreements in this Agreement contained by or on behalf of the Assignor shall bind and inure to the benefit of the successors and assigns of such Parties whether so expressed or not. The covenants, promises and agreements in this Agreement may be assigned or otherwise transferred to Danaher Corporation or an affiliate of Danaher Corporation. For purposes of this Section 12.5, the term "affiliate" shall mean any person or entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, Danaher Corporation.

     12.6 Further Acts and Documents. Each of the Parties hereby agrees to execute and deliver such further instruments and to do such further acts and things as may be necessary or desirable to carry out the purposes of this Agreement.

     12.7 Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of such counterparts constituting an original but all together constituting only one Agreement.

     12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     12.9 Waiver of Jury Trial. The Assignee and the Assignor, after consulting or having had the opportunity to consult with legal counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement, the Purchase Agreement or the Note or any related instrument or agreement, or any of the transactions contemplated by this Agreement, the Purchase Agreement or the Note, or any course of conduct, dealing, statements (whether oral or written) or actions of any of them ("Litigation"). Neither the Assignee nor the Assignor shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Assignee or the Assignor except by written instrument executed by both of them.

     12.10 Consent to Jurisdiction, Venue and Service of Process. The Assignee and the Assignor, each after having consulted or having had the opportunity to consult with legal counsel, hereby knowingly, voluntarily and intentionally: (i) consents to the jurisdiction of the State Court sitting in New Castle County, Delaware and the United States District Court with jurisdiction over New Castle County, Delaware with respect to any Litigation; (ii) waives any objections to the venue of any Litigation in either such court; (iii) agrees not to commence any Litigation except in one or the other of such courts and agrees not to contest the removal of any Litigation commenced in any other court to one or the other of such courts; (iv) agrees not to seek to remove, by consolidation or otherwise, any Litigation commenced in either of such courts to any other court; and (v) waives personal service of process in connection with any Litigation and consents to service of process by registered or certified mail in accordance with Applicable Law. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Assignee or the Assignor except by written instrument executed by both of them.

     The parties have executed and delivered this Agreement effective as of the day and year first above written.

ASSIGNOR:                                    ASSIGNEE:

TANKNOLOGY - NDE INTERNATIONAL,              DH HOLDINGS CORP.
INC.


By:  //s//  JAY ALLEN CHAFFEE                By:  //s// DANIEL L. COMAS
Its:   Chairman                              Its: VP

                                 EXHIBIT 10.54





                AMENDMENT NO. 1 TO THE NOTE, PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT


     This Amendment No. 1 to the Note, Preferred Stock and Warrant Purchase Agreement (the "Amendment No. 1"), effective as of December 23, 1997, is entered into by and among Tanknology-NDE International, Inc. ("TNDE"), a Delaware corporation, ProEco, Inc. ("ProEco"), a Delaware corporation, Tanknology/NDE Corporation ("NDE"), a Delaware corporation, 2368692 Canada, Inc. ("Canada"), a Canadian Federal corporation, and Tanknology- NDE Construction Services, Inc. ("Construction"), a Delaware corporation (collectively referred to herein as "Sellers"), and DH Holdings Corp., a Delaware corporation ("Purchaser"). Capitalized terms used herein but not defined herein shall have the meaning assigned to them in the Note, Preferred Stock and Warrant Purchase Agreement (the "Agreement"), dated as of December 23, 1997, by and among Sellers and Purchaser.

                               W I T N E S S E T H

     WHEREAS,  the  Seller  and the  Purchaser  desire to  conform  the terms of
Section 11(a) of the Agreement to reflect the terms contained in Section 5.19 of the Loan Agreement dated as of the 25th day of October, 1996, as amended (the "Loan Agreement") by and among Tanknology-NDE International, Inc., a Delaware Corporation, Tanknology/NDE Corporation, a Delaware corporation, ProEco, Inc., a Delaware Corporation, 2368692 Canada, Inc., a Canadian Federal Corporation, and Tanknology-NDE Construction Services, Inc, a Delaware corporation, and Bank One, Texas, N.A.; and

     WHEREAS, the sole purpose of this Amendment No. 1 is to conform Section 11(a) of the Agreement to Section 5.19 of the Loan Agreement.

     NOW THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

     1. Pursuant to Section 13(a) of the Agreement, Sellers and Purchaser agree to amend Section 11(a) of the Agreement to replace and supersede the language currently in that section. Section 11(a) shall henceforth read as follows:

     (a) Total Liabilities to Net Worth Ratio. TNDE and the Subsidiaries shall maintain, at all times, a ratio of (A) Total Liabilities less (i) Subordinated Debt, (ii) unrestricted cash, (iii) cash pledged to Bank One, Texas, N.A., a national banking association, (iv) the outstanding indebtedness of Sellers evidenced by the Note and (v) dividends of any kind due to Purchaser with respect to TNDE Preferred Stock to (B) Net Worth plus (i) Subordinated Debt, (ii) the outstanding indebtedness of Sellers evidenced by the Note and (iii) dividends of any kind due to Purchaser with respect to TNDE Preferred Stock of not greater than the ratio set forth opposite the applicable period below:

         Period Ending                                                 Ratio

         Closing Date through December 31, 1997                       2.50:1.0
         Thereafter through June 30, 1998                             2:25:1.0
         Thereafter through December 31, 1998                         2.00:1.0
         Thereafter through December 31, 1999                         1.75:1.0
         Thereafter through December 31, 2000                         1.75:1.0
         Thereafter through December 31, 2001                         1.75:1.0
         Thereafter through the Maturity Date                         1.75:1.0

     2. Sellers hereby warrant and represent that the sole purpose and effect of this Amendment No. 1 is to conform the provisions of Section 11(a) of the Agreement to the provisions of Section 5.19 of the Loan Agreement and that the amendment contained in Section 1 hereof is such a conforming change.

     IN WITNESS WHEREOF, the Sellers and the Purchaser have executed this Amendment No. 1 effective as of the date first above written.

                                    Sellers:

                   TANKNOLOGY-NDE INTERNATIONAL, INC.


                   By:  //s//  JAY ALLEN CHAFFEE
                   Its:   Chairman



                   PROECO, INC.


                   By:  //s//  JAY ALLEN CHAFFEE
                   Its:   Chairman

                   TANKNOLOGY/NDE CORPORATION


                   By:  //s//  JAY ALLEN CHAFFEE
                   Its:   Chairman


                   2368692 CANADA, INC.


                   By:  //s//  JAY ALLEN CHAFFEE
                   Its:   President


                   TANKNOLOGY-NDE CONSTRUCTION
                   SERVICES, INC.


                   By:  //s//  JAY ALLEN CHAFFEE
                   Its:   Chairman


                   Purchaser:

                   DH HOLDINGS CORP.


                   By:   //s// DANIEL L. COMAS

                   Its: Vice President

                                 EXHIBIT 10.55




                        AMENDMENT NO. 3 TO LOAN AGREEMENT
                             DATED OCTOBER 25, 1996
               BY AND BETWEEN TANKNOLOGY-NDE INTERNATIONAL, INC.,
                           TANKNOLOGY/NDE CORPORATION,
                   TANKNOLOGY-NDE CONSTRUCTION SERVICES, INC.,
                      PROECO, INC. AND 2368692 CANADA, INC.
                            AND BANK ONE, TEXAS, N.A.

     This Amendment No. 3 ("Third Amendment") to the Loan Agreement dated as of the 25th day of October, 1996, as amended ("Loan Agreement"), by and among
TANKNOLOGY-NDE INTERNATIONAL, INC. (formerly known as NDE ENVIRONMENTAL CORPORATION) ("NDE"), a Delaware corporation, TANKNOLOGY/NDE CORPORATION, a Delaware corporation, PROECO, INC., a Delaware corporation, 2368692 CANADA, INC. (formerly known as TANKNOLOGY CANADA (1988) INC.), a Canadian federal corporation, and TANKNOLOGY-NDE CONSTRUCTION SERVICES, INC., a Delaware corporation (collectively, "Borrower") and BANK ONE, TEXAS, N.A., a national banking association (the "Bank") is entered into this 23rd day of December 1997.

                              W I T N E S S E T H:

     WHEREAS, each Borrower (except for Tanknology-NDE Construction Services, Inc.) is a party to that certain Note and Warrant Purchase Agreement dated as of October 25, 1996 with Banc One Capital Partners, L.P., an Ohio limited partnership (now known as Banc One Capital Partners, L.L.C., a Delaware limited liability company, hereinafter called "BOCP") whereby BOCP agreed to make certain loans and accommodations available to Borrower upon terms and conditions therein contained, such loans and accommodations (the "Subordinated Indebtedness") evidenced, in part, by the Senior Subordinated Note dated of even date therewith, which is subordinated to Borrower's Obligations to Bank under the Loan Agreement;

     WHEREAS, Borrower desires to repay the Subordinated Indebtedness and discharge all other obligations owed to BOCP;

     WHEREAS, DH Holdings Corp., a Delaware corporation ("DHH"), desires to provide a certain loan to, and capital investment in, Borrower, pursuant to that certain Note, Preferred Stock and Warrant Purchase Agreement to be entered into on or soon after the date hereof, between Borrower and DHH (the "DHH
Agreement"), a part of the proceeds of which shall be used to repay the Subordinated Indebtedness to BOCP;

     WHEREAS, Borrower, DHH and BOCP have requested that Bank consent to the aforementioned transactions in accordance with the terms and provisions herein;

     WHEREAS, Borrower is desirous of engaging, as a general contractor, in certain construction activities (as herein defined) associated with retail service stations ("Construction Business");

     WHEREAS, bonding requirements would be facilitated if the Construction Business is conducted as a subsidiary of NDE that could pledge its assets (subject to the Surety Subordination Agreement) to secure its obligations to Surety;

     WHEREAS, NDE has formed a new wholly owned Subsidiary of NDE named Tanknology-NDE Construction Services, Inc. ("NDE Construction Services"), a Delaware corporation, to engage in the Construction Business, and such Subsidiary desires to become a Borrower under the Revolving Note;

     WHEREAS, Borrower has requested that Bank consent to the formation by NDE of NDE Construction Services to engage in the Construction Business in accordance with the terms and provisions hereof;

     WHEREAS, Borrower has further requested that Bank waive Borrower's non-compliance with certain covenants, insofar as such non-compliance is the result of (1) NDE's formation of NDE Construction Services or (2) the pledging of assets by NDE Construction Services (subject to the Surety Subordination Agreement) to secure its obligations to Surety; and

     WHEREAS, Bank is willing to agree to the foregoing in accordance with, and subject to, the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

         I.       Amendments to Loan Agreement.

     Preamble. The first grammatical paragraph of the Loan Agreement is amended by: (1) deleting the reference to "NDE ENVIRONMENTAL CORPORATION, a Delaware corporation" and substituting in lieu thereof: "TANKNOLOGY-NDE INTERNATIONAL, INC., a Delaware corporation," (2) deleting the reference to "USTMAN INDUSTRIES, INC. ("USTMAN"), a Delaware corporation" and substituting in lieu thereof:
"TANKNOLOGY-NDE CONSTRUCTION SERVICES, INC., a Delaware corporation," and (3) deleting the reference to "TANKNOLOGY CANADA (1988) INC." and substituting in lieu thereof: "2368692 CANADA, INC."

     Article I, DEFINITIONS, is amended by deleting "Banc One Capital Partners, L.P." and substituting in lieu thereof "DH Holdings Corp." in the definition of "Subordinated Commitment Indebtedness".

     Article I, DEFINITIONS, is further amended by deleting "USTMAN" from and adding "NDE CONSTRUCTION SERVICES" to the definition of "Pledged Stock".

     Article I, DEFINITIONS, is further amended by revising the following defined terms in their entirety to read as follows:

          "Adjusted Liabilities" means Total Liabilities less the sum of Subordinated Indebtedness, unrestricted cash, and cash pledged to Bank.

          "Agreement" or "Loan Agreement" shall mean this Loan Agreement, as the same may be amended or supplemented from time to time.

          Permitted Liens (I) Purchase money security interests granted to secure not more than seventy-five per cent (75%) of the purchase price of assets, except as permitted by Sections 6.14 and 6.15, the purchase of which does not violate this Agreement or any instrument required hereunder;

          "Revolving Note" means that certain promissory note in the original face amount of $5,000,000.00 dated of even date with the Third Amendment made by the Borrower payable to the order of the Bank in the form attached as Exhibit "A" to the Third Amendment, together with all deferrals, renewals, extensions, amendments, modifications or rearrangements thereof, which promissory note shall evidence certain advances to the Borrower by the Bank pursuant to Section 2.01 of the Loan Agreement.

          "Subordinated Indebtedness" means the Indebtedness incurred by Borrower in accordance with Section 3.14, being (a) the Senior Subordinated Note due December 31, 2002, in the initial principal amount of $6,500,000 payable to Subordinated Lender and (b) the Subordinated Preferred Stock dividends of any kind due Subordinated Lender from Borrower.

     Article I, DEFINITIONS, is further amended by adding the following definitions:

          "Agreement of Indemnity" shall mean that certain indemnification agreement entered into, from time to time, by and between NDE Construction Services, and Surety, the form of which is attached as Exhibit "B" to the Third Amendment.

          "Consolidated" or "consolidated" as used with respect to financial reporting requirements shall mean the reporting of financial information by Borrower so as to include all Subsidiaries of Borrower.

          "Construction Business" shall mean engaging, as a general contractor, in construction activities related to the upgrading, modification and/or retrofitting of underground storage tanks located at retail gasoline service stations.

          "NDE Construction Services" shall mean Tanknology-NDE Construction Services, Inc., a Delaware corporation, being that certain Subsidiary of NDE, formed in accordance with the Third Amendment, engaged in the Construction Business.

          "Subordinated Lender" shall mean BOCP from the effective date of the Loan Agreement until 7:00 A.M. on the effective date of the Third Amendment and shall mean DHH from 7:00 A.M. on the effective date of the Third Amendment and thereafter, according to the terms of the Loan Agreement, as amended from time to time.

          "Subordinated Preferred Stock" means the preferred stock issued and/or to be issued by Borrower to Subordinated Lender, and any dividends owed pursuant to such preferred stock, which are and shall be subordinated to the Obligations of Borrower to Bank pursuant to the Loan Agreement.

          "Surety" shall mean First Indemnity of America Insurance Company or any replacement thereof.

          "Surety Subordination Agreement" shall mean a subordination agreement substantially in the form attached hereto as Exhibit "C", that may be entered into by and between NDE Construction Services, Bank and Surety, and which would subordinate the Bank's liens and security interests relating to the assets of NDE Construction Services to liens in favor of Surety securing NDE Construction Services's obligations to Surety pursuant to the Agreement of Indemnity, not to exceed $1,000,000.00.

          "Subordination   Agreement"  shall  have  the  meaning  set  forth  in
          paragraph IV.F. of the Third Amendment.

          "Third Amendment" means Amendment No. 3 to this Loan Agreement, executed by Borrower and Bank on December 23, 1997.

               Section 2.01 is amended by deleting subsection (C) (Revolving Commitment Reserve) in its entirety.

     Article II, THE LOAN, is modified by adding the following new section:

               2.17 Obligations of NDE Construction Services. Notwithstanding anything contained herein to the contrary, while NDE Construction Services is deemed a Borrower for all other purposes (except as otherwise noted herein), NDE Construction Services is not a Borrower with respect to the Term Note.

     Article IV, REPRESENTATIONS AND WARRANTIES, is modified by adding the following new section:

               4.18 Representations and Warranties of NDE Construction Services. With respect to any representations and warranties made by NDE Construction Services with respect to the Notes, such representations and warranties shall be applicable only to the Revolving Note.

     Article V, AFFIRMATIVE COVENANTS, of the Loan Agreement is hereby amended by revising the following Sections in their entirety to read as follows:

               5.19 Adjusted Liabilities to Adjusted Net Worth. Maintain a ratio of Adjusted Liabilities to Adjusted Net Worth of not more than 2.25 to
          1.0 through June 30, 1998; thereafter 2.00 to 1.0 through September 30, 1998; thereafter 1.75 to 1.0 through June 30, 1999; thereafter
          1.25 to 1.0 through December 31, 1999; and thereafter 1.0 to 1.0.

               5.20 Net Worth Requirement. Maintain its Net Worth as of December 31, 1997, which shall not be less than a negative $1,100,000.00 at that time, with allowable cumulative interim losses during fiscal year 1998 of not more than $1,000,000 (tested as of the end of each calendar quarter), and as of December 31, 1998, and thereafter, maintain at least the Net Worth in effect as December 31, 1997, increasing by 70% of positive annual income after December 31, 1998.

               5.21 Debt Service Coverage Ratio. Maintain a Debt Service Coverage Ratio of 0.30 to 1.0 for the three (3) months ending March 31, 1998; 0.60 to 1.0 for the six (6) months ending June 30,1998; 1.10 to 1.0 for the nine (9) months ending September 30, 1998; 1.35 to 1.0 for the twelve (12) months ending December 31, 1998; and 1.50 to 1.0 thereafter, calculated on a rolling four quarter basis.

     Article V, AFFIRMATIVE COVENANTS, is modified by adding the following new sections:

               5.34 Affirmative Covenants of NDE Construction Services. With respect to any affirmative covenants made by NDE Construction Services with respect to the Notes, such affirmative covenants shall be applicable only to the Revolving Note.

     Article VI, NEGATIVE COVENANTS, of the Loan Agreement is hereby amended by revising the following Sections in their entirety to read as follows:

               6.01 Other Indebtedness. Incur, create, assume or suffer to exist any Indebtedness, whether by way of loan or the issuance or sale of securities except (A) Loans hereunder, (B) loans and other Indebtedness by the Bank under other credit arrangements, (C) accounts payable incurred in the ordinary course of business which are in compliance with Section 6.05, (D) loans, advances or extensions of credit from suppliers, contractors or other nonaffiliated Persons under applicable contracts or agreements in connection with Borrowers' customary business operations, which are not overdue or are being contested in good faith, (E) Existing Indebtedness described on
          Schedule 4.09, (F) Subordinated Indebtedness, (G) Subordinated Commitment Indebtedness; (H) Indebtedness for the payment of insurance premiums in the ordinary course of business; (I) other Indebtedness not to exceed the total aggregate amount of $750,000.00 at any time outstanding, excluding (i) the $517,000 of Existing Indebtedness as item 2 in Schedule 4.09 and (ii) the $300,000 Gilbarco Patent Note identified in Schedule 4.09; and (J) indebtedness permitted by Sections 6.14 and 6.15.

               6.11 Restricted Payments. Except as provided on Schedule 6.11 or in the Intercreditor and Subordination Agreement, (A) declare or pay any dividend, (B) issue, purchase, redeem or otherwise acquire for value any of its outstanding stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of capital stock of Borrower, (C) return any capital to its stockholders, or (D) make any distribution of its assets to its stockholders as such provided, however, if no Event of Default or Unmatured Event of Default has occurred, Borrower may permit the accrual of obligations to pay dividends or other similar distributions to its stockholders, provided such obligations are fully subordinated to all of Borrower's obligations to the Bank or on terms acceptable to the Bank.

               6.13 Payment of Subordinated Indebtedness. Make any payment of Subordinated Indebtedness principal unless: (i) such payments are otherwise permitted by the Subordination Agreement, and (ii) Borrower's Consolidated Net Worth has increased during the period from December 31, 1997 to the end of the fiscal quarter immediately preceding the quarter in which such payment of Subordinated Indebtedness is proposed by an amount at least equal to 1.5 times the aggregate amount of all prior principal payments of Subordinated Indebtedness plus the amount of the proposed principal payment of Subordinated Indebtedness.

               6.14  Capital  Expenditures  Limitation.  Except as  permitted by
          Section 6.15, make Capital Expenditures in excess of: $3,000,000 in the 1997 fiscal year; $2,500,000 in the 1998 fiscal year; and $2,000,000 for each fiscal year thereafter; not more than $750,000 of which, per annum, shall be financed or incurred as indebtedness to finance up to 100% of the cost of the acquisition of vehicles and non-gauge equipment to be used in Borrower's business.

     Article VI, NEGATIVE COVENANTS, is modified by adding the following new sections:

               6.15 Additional Allowed Capital Expenditures. Make purchase money Capital Expenditures, or incur related indebtedness or liens, except to the extent that such Capital Expenditures, indebtedness or liens, do not exceed, in the aggregate, $1,000,000 financed by DHH or its affiliates up to 100% for gauge purchase and related installation, per annum commencing with fiscal year 1998.

     Article VI, NEGATIVE COVENANTS, is modified by adding the following new section:

               6.16 Negative Covenants of NDE Construction Services. With respect to the any negative covenants made by NDE Construction Services with respect to the Notes, such negative covenants shall be applicable only to the Revolving Note.

     Schedule 1.01(a), Collateral, is hereby amended by replacing "NDE Environmental Corporation" with "Tanknology-NDE International, Inc." and adding "Tanknology-NDE Construction Services, Inc." as the second item in line (a) under Tanknology-NDE International, Inc. and by deleting the reference to "USTMAN Industries, Inc." therefrom.

     Schedule 4.01, Information Regarding the Jurisdiction in Which Each Borrower and its Subsidiaries Are Incorporated and in Which Each Does Business and Is Qualified as a Foreign Corporation, is hereby amended by deleting the following:

         USTMAN Industries, Inc.
         State of Incorporation:                              Delaware
         Qualifications:                                      Colorado

and replacing same with the following:

         NDE Construction Services
         State of Incorporation:                              Delaware

     Schedule 4.01 is further amended by adding the following address as the principal place of business of each of the companies named therein:

                     Principal Place of Business of Borrower
                           8900 Shoal Creek, Bldg. 200
                               Austin, Texas 78757

     II. Certain Waivers. Bank hereby waives non-compliance by Borrower with (1) the covenants set forth in Section 6.11 to the extent that Borrower may issue 150 shares of Subordinated Preferred Stock pursuant to the Certificate of
Designation of Preferences and Rights of Series A Redeemable Convertible Preferred Stock of Tanknology-NDE International, Inc., as part of the Subordinated Indebtedness pursuant to this Third Amendment and may pay dividends thereon, to the extent permitted by Intercreditor and Subordination Agreement; and (2) the covenants set forth in Sections 6.04 and 6.08 of the Loan Agreement, but only to the extent that such non-compliance was the result of NDE's formation of NDE Construction Services. Notwithstanding anything that may be contained herein to the contrary, except as provided in the Surety Subordination Agreement, if in effect at the time, no waiver or any other provision contained herein shall serve to subordinate any of Borrower's Obligations to Bank to any of Borrower's Obligations to any third party, including, but not limited to, any of NDE Construction Services' obligations to Surety.

     III. Certain Consents. Bank hereby consents to (a) the formation by NDE of, and the investment by NDE of up to $250,000 in, NDE Construction Services as a wholly owned subsidiary of NDE; (b) the pledge by NDE Construction Services of its assets (subject to the terms and conditions of the Surety Subordination
Agreement) to secure its obligations to Surety pursuant to the Agreement of Indemnity, which pledge (subject to, and conditioned on prior execution of, the terms and limitations of the Surety Subordination Agreement) shall constitute a Permitted Encumbrance.

     IV. Conditions to the Effectiveness of the Third Amendment. As a condition to the effectiveness of the Third Amendment by Bank, Borrower has satisfied the following conditions:

               A. Receipt of Revolving Note, Third Amendment and Certificate of Compliance. The Bank shall have received the amended Revolving Note (the form of which is attached hereto as Exhibit "A"), multiple counterparts of this Third Amendment, as requested by the Bank, and the Compliance Certificate duly executed by an authorized officer for each Borrower.

               B. Receipt of Articles of Incorporation, Bylaws and Directors Organizational Meeting Minutes. The Bank shall have received from NDE Construction Services its Articles of Incorporation certified by the Secretary of State of the jurisdiction of its incorporation and its bylaws and the minutes of its organizational meeting of directors, certified by the Secretary or an Assistant Secretary of such entity.

               C. Receipt of Certified Copy of Corporate Proceedings and Certificate of Incumbency. The Bank shall have received from each Borrower copies of all resolutions of its board of directors with respect to the transactions set forth in this Third Amendment and the execution of this Third Amendment, the amended Revolving Note, and the Collateral Documents, such copy or copies to be certified by the Secretary or an Assistant Secretary as being true and correct and in full force and effect as of the date hereof. In addition, the Bank shall have received from each Borrower a certificate of incumbency signed by the Secretary or an Assistant Secretary setting forth (a) the names of the officers executing this Third Amendment, the amended Revolving Note, and the Collateral Documents, (b) the office(s) to which such Persons have been elected and in which they presently serve and (c) an original specimen signature of each such person.

               D. Receipt of Certificates of Authority and Certificates of Good Standing. The Bank shall have received certificates, as of the most recent dates practicable, of the Secretary of State of Delaware as to its existence, and of the Secretary of State of each other jurisdiction in which NDE Construction Services is qualified as a foreign corporation as to its qualification, and of the department of revenue or taxation of each of the foregoing jurisdictions, as to the good standing of NDE Construction Services.

               E. Collateral Documents. As security for the payment of the Revolving Note and the performance of the obligations of NDE Construction Services under the Loan Agreement, Bank shall have received the duly executed and acknowledged Collateral Documents described on Schedule 1 attached hereto.

               F. Receipt of the Intercreditor and Subordination Agreement. Bank shall have received evidence satisfactory to the Bank, in its sole discretion, that Borrower has received advances of at least Eight Million Dollars ($8,000,000) of Indebtedness and equity on terms and conditions satisfactory to the Bank, in its sole discretion, and Borrower, the Bank and DHH shall have entered into an Intercreditor and Subordination Agreement (the "Subordination Agreement") in the form as attached as Exhibit "D".

               G. DHH Agreement. True and correct copies of the DHH Agreement and all documents and instruments to be executed or delivered by any party thereto, as set forth therein or as contemplated thereby (collectively, the "DHH Agreement Documents"), shall have been provided to Bank, and all of the terms and provisions of the DHH Agreement Documents shall be satisfactory to Bank, in its sole discretion.

               H. Modification Fee. As partial consideration for its agreement to the terms of the Third Amendment, Bank shall have received $50,000 in cash from Borrower.

               I. Facility Fee. As further partial consideration for its agreement to the terms of the Third Amendment, Bank shall have received three hundred and fifty thousand (350,000) stock warrants, evidenced by a warrant certificate in the form as attached as Exhibit "E", at a strike price no greater than $.375 per share.

               J.  Receipt  of  the  Standby  Commitment.   Bank,  Borrower  and
     Proactive  shall  have  entered  into  an  Amended  and  Restated   Standby
     Commitment in the form attached as Exhibit "F".

               K. Receipt of the Certified Copy of Corporate Proceedings and Certificate of Incumbency. Bank shall have received from DHH and from Borrowers, respectively, copies of all resolutions of their respective boards of directors with respect to the transactions contemplated by the DHH Agreement and this Third Amendment, such copy or copies to be certified by the Secretary or an Assistant Secretary as being true and correct and in full force and effect as of the date hereof. In addition, the Bank shall have received from each Borrower a certificate of incumbency signed by the Secretary or an Assistant Secretary setting forth (a) the names of the officers executing this Third Amendment, and (b) the office(s) to which such Persons have been elected and in which they presently serve and (c) an original specimen signature of each such person.

               L. Opinions of Counsel. Bank shall have received from counsel for Borrower and counsel for DHH, respectively, written opinions in form and substance satisfactory to Bank, in its sole discretion, as to the matters set forth on Exhibits G-1 and G-2, respectively, attached to the Third Amendment.

               M. Repayment of BOCP. Bank shall have received evidence satisfactory to it, in its sole discretion, that all Indebtedness and other obligations of Borrower to BOCP have been fully and finally paid and discharged, and that BOCP has terminated all agreements to which it is a party with Bank that relate to the Loan Agreement, the Intercreditor and Subordination Agreement by and between Bank and BOCP dated October 25, 1996, the Standby Commitment by and between Bank, Borrower, BOCP and Proactive dated October 25, 1996, and the Investment Agreement by and between Bank and BOCP dated October 24, 1996.

     V. Surety Subordination Agreement. If requested by Bank, Surety or NDE Construction Services, each such party shall execute (and NDE Construction Services shall cause Surety to execute) the Surety Subordination Agreement.

     VI. Satisfaction of Conditions to Third Amendment. Upon the satisfaction of the conditions to the effectiveness of the Third Amendment, as set forth in
Article IV hereof, Borrower shall execute and deliver to Bank a Certificate of Compliance, and if Bank has been reasonably satisfied that such conditions have been fulfilled, Bank shall contemporaneously provide a letter to Borrower and DHH stating "Bank One, Texas, N.A. is satisfied that the conditions set forth in

Article IV of the Third Amendment to that certain Loan Agreement dated October 25, 1996, among the Bank and Tanknology-NDE International, Inc. et al. have been fulfilled," whereupon the Third Amendment shall become effective.

     VII. Reaffirmation of Representations and Warranties. To induce Bank to enter into this Third Amendment, Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

               A. The execution and delivery of this Third Amendment and the performance by Borrower of its obligations under this Third Amendment are within the Borrower's corporate power, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of any agreement binding upon the Borrower.

               B.  The  Loan  Agreement  as  amended  by  this  Third  Amendment represents the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

               C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof, subject to the waivers as set out in Section II.

     VIII. Defined Terms. Except as amended hereby, terms used herein that are defined in the Loan Agreement shall have the same meanings herein.

     IX. Reaffirmation of Loan Agreement. This Third Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Loan Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

     X. Entire Agreement. The Loan Agreement, as hereby amended, embodies the entire agreement between Borrower and Bank, and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Agreement as hereby amended and the other documents previously executed or executed of even date herewith.

     XI. Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Third Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Borrower and Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Third

Amendment or any other Loan Document; and venue in any such dispute wFhether in federal or state court shall be laid in Harris County, Texas.

     XII. Severability. Whenever possible each provision of this Third Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Third Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Third Amendment.

     XIII. Execution in Counterparts. This Third Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

     XIV. Section Captions. Section captions used in this Third Amendment are for convenience of reference only, and shall not affect the construction of this Third Amendment.

     XV. Successors and Assigns. This Third Amendment shall be binding upon the Borrower and Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and Bank, and the respective successors and assigns of Bank.

     XVI. Non-Application of Chapter 15 of Texas Credit Codes. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to the Loan Agreement as hereby amended or any of the other Loan Documents or to the transactions contemplated hereby.

     XVII. Notice. THIS THIRD AMENDMENT TOGETHER WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written.


                                        BORROWER:

                                        TANKNOLOGY-NDE INTERNATIONAL, INC.
                                        (formerly known as NDE ENVIRONMENTAL
                                        CORPORATION)

                                        By:  //s//  JAY ALLEN CHAFFEE
                                           Jay Allen Chaffee
                                           Chairman of the Board

                                        TANKNOLOGY/NDE CORPORATION

                                        By:  //s//  JAY ALLEN CHAFFEE
                                           Jay Allen Chaffee
                                           Chairman of the Board

                                        TANKNOLOGY-NDE CONSTRUCTION
                                        SERVICES, INC.

                                        By:  //s//  JAY ALLEN CHAFFEE
                                           Jay Allen Chaffee
                                           Chairman of the Board

                                        PROECO, INC.

                                        By: //s//  JAY ALLEN CHAFFEE
                                           Jay Allen Chaffee
                                           Chairman of the Board

                                        2368692 CANADA, INC. (formerly known as
                                        TANKNOLOGY CANADA (1988) INC.)

                                        By:  //s//  JAY ALLEN CHAFFEE
                                           Jay Allen Chaffee
                                           President

                                      BANK:

                                        BANK ONE, TEXAS, N.A.


                                        By:  //s// CHARLES KINGSWELL-SMITH
                                           Charles Kingswell-Smith
                                           Senior Vice President

                                   Schedule 1

1. Stock Power executed by Tanknology-NDE International, Inc. with respect to its shares of Tanknology-NDE Construction Services, Inc., a wholly owned subsidiary.

2.        Amendment   to   Stock   Pledge   and   Security   Agreement   between
          Tanknology-NDE International, Inc. and Bank One, Texas.

3.        Security Agreement between Tanknology-NDE  Construction Services, Inc.
          and Bank One, Texas.

4.        Financing Statements

         Tanknology-NDE International, Inc.
         DELAWARE: Secretary of State
         TEXAS: Secretary of State & Travis County

         Tanknology-NDE Construction Services, Inc.
         DELAWARE: Secretary of State
         TEXAS: Secretary of State

                                    EXHIBIT A

                             Form of Revolving Note

                                 REVOLVING NOTE

$5,000,000.00                                                  December 23, 1997

     FOR VALUE RECEIVED, TANKNOLOGY-NDE INTERNATIONAL, INC., a Delaware corporation, TANKNOLOGY/NDE CORPORATION, a Delaware corporation, PROECO, INC., a Delaware corporation, TANKNOLOGY-NDE CONSTRUCTION SERVICES, INC., a Delaware corporation, and 2368692 CANADA, INC., a Canadian federal corporation, all of the foregoing having an address at 8900 Shoal Creek Bldg. 200, Austin, Texas 78757, (collectively, "Borrower") unconditionally promise to pay to the order of BANK ONE, TEXAS, NATIONAL ASSOCIATION, (herein called "Bank"), at its offices at 910 Travis, Houston, Texas 77001, the principal sum of FIVE MILLION DOLLARS ($5,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Loan Agreement) made by the Bank to the Borrower pursuant to the Loan Agreement, as shown in the records of the Bank, outstanding on such date.

     The undersigned also promise to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Agreement; provided, however, that in no event shall such interest exceed the Maximum Rate (as hereinafter defined).

     "Maximum Rate" means the Maximum Rate of non-usurious interest permitted from day to day by Applicable Law.

     "Applicable Law" means that law in effect from time to time and applicable to this Note which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest on this Note, including laws of the State of Texas and laws of the United States of America. It is intended that Article 1.04, Title 79, Revised Civil Statutes of Texas, 1927, as amended (Article 5069-1.04, as amended, Vernon's Texas Civil Statutes) shall be included in the laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Article 1.04 to this Note, the interest ceiling applicable to this Note under said Article 1.04 shall be the indicated weekly rate ceiling from time to time in effect. The Borrower and the Bank hereby agree that Chapter 15 of Subtitle 3, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Note or the loan transaction evidenced by, and referenced in, the Loan Agreement (hereinafter defined) in any manner, including without limitation, to any account or arrangement evidenced or created by, or provided for in, this Note.

     In no event shall the aggregate of the interest on this Note, plus any other amounts paid in connection with the loan evidenced by this Note which would under Applicable Law be deemed "interest," ever exceed the maximum amount of interest which, under Applicable Law, could be lawfully charged on this Note. The Bank and the Borrower specifically intend and agree to limit contractually the interest payable on this Note to not more than an amount determined at the Maximum Rate. Therefore, none of the terms of this Note or any other instruments pertaining to or securing this Note shall ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate, and neither the Borrower nor any other party liable herefor shall ever be liable for interest in excess of that determined at the Maximum Rate, and the provisions of this paragraph shall control over all provisions of this Note or of any other instruments pertaining to or securing this Note. If any amount of interest taken or received by the Bank shall be in excess of the maximum amount of interest which, under Applicable Law, could lawfully have been collected on this Note, then the excess shall be deemed to have been the result of a mathematical error by the parties hereto and shall be refunded promptly to the Borrower. All amounts paid or agreed to be paid in connection with the indebtedness evidenced by this Note which would under Applicable Law be deemed "interest" shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of this Note.

     This Note is the Revolving Note referred to in and is entitled to the benefits of a certain Loan Agreement, dated as of October 25, 1996 (as the same may be amended, modified, supplemented, extended, rearranged and/or restated from time to time, the "Loan Agreement"), entered into by and among Tanknology-NDE International, Inc., (f/k/a NDE Environmental Corporation) et al., as Borrower, and Bank One, Texas, National Association and secured by the Collateral Documents (as such term is defined in the Loan Agreement). Reference is hereby made to the Loan Agreement for a statement of the prepayment rights and penalties and obligations of the Borrower, a description of the properties and assets mortgaged, encumbered and assigned, the nature and extent of the security and the rights of the parties to the Collateral Documents in respect of such security, and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Loan Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable in accordance with the Loan Agreement, and any indebtedness of the holder hereof to the Borrower may be appropriated and applied hereon.

     In addition to and not in limitation of the foregoing, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     All parties hereto, whether as makers, endorsees, or otherwise, severally waive presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration and notice of dishonor.

     This Note is issued in substitution for, and in replacement, modification, rearrangement, renewal and extension of, but not in extinguishment of, the outstanding principal indebtedness evidenced by that certain note of Tanknology-NDE International, Inc. (f/k/a NDE Environmental Corporation), Tanknology/NDE Corporation, ProEco, Inc., 2368692 Canada, Inc. (f/k/a/ Tanknology Canada (1988) Inc.) and Ustman Industries, Inc., dated October 25, 1996, payable to the order of Bank One, Texas, N.A. in the original principal sum of $5,000,000.00, (the "Prior Note"); it being acknowledged and agreed by Borrower that the indebtedness evidenced by this Note constitutes an extension and renewal of the outstanding principal indebtedness evidenced by the Prior Note, and that all security interests and other liens which secure the repayment of the Prior Note shall continue to secure the indebtedness evidenced by this Note.

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         EXECUTED this 23rd day of December, 1997.

TANKNOLOGY-NDE INTERNATIONAL,
   INC.

By:  //s//  JAY ALLEN CHAFFEE
    Jay Allen Chaffee
    Chairman of the Board

TANKNOLOGY/NDE CORPORATION


By:  //s//  JAY ALLEN CHAFFEE
    Jay Allen Chaffee
    Chairman of the Board

TANKNOLOGY-NDE CONSTRUCTION
SERVICES, INC.


By:  //s//  JAY ALLEN CHAFFEE
    Jay Allen Chaffee
    Chairman of the Board
PROECO, INC.


By:  //s//  JAY ALLEN CHAFFEE
    Jay Allen Chaffee
    Chairman of the Board


2368692 CANADA, INC.


By:  //s//  JAY ALLEN CHAFFEE
    Jay Allen Chaffee
    President

                                   EXHIBIT "B"

                             Agreement of Indemnity

                                   EXHIBIT "C"

                     Form of Surety Subordination Agreement

                                   EXHIBIT "D"

                Form of Intercreditor and Subordination Agreement

                                   EXHIBIT "E"

                        Form of Stock Warrant Certificate
                             (in favor of Bank One)

                                   EXHIBIT "F"

                           Form of Standby Commitment

                                  EXHIBIT "G-1"

                     Form of Opinion of Counsel for Borrower

                                  EXHIBIT "G-2"

                Form of Opinion of counsel for DH Holdings Corp.

                                 EXHIBIT 10.56




                     AMENDED AND RESTATED STANDBY COMMITMENT


     This AMENDED AND RESTATED STANDBY COMMITMENT (this "Agreement") is made as of this 23rd day of December, 1997, by and among Proactive Partners, L.P., a California limited partnership (the "Stockholder"); Tanknology-NDE International, Inc., a Delaware corporation (the "Borrower"); and Bank One, Texas, N.A., a national banking association (the "Lender").

     WHEREAS, the Lender, the Borrower, and certain of the Borrower's subsidiaries have entered into that certain Loan Agreement dated as of October 25, 1996, as amended by Amendment No. 1 and Amendment No. 2 thereto (the "Loan Agreement"), whereby the Lender agreed to make certain loans and other financial accommodations available to the Borrower upon the terms and conditions therein contained, such loans and accommodations evidenced by a Revolving Note and a Term Note dated as of October 25, 1996 (the "Notes"); and

     WHEREAS, Bank One Capital Partners, L.L.C., an Ohio limited liability company ("BOCP") (formerly Bank One Capital Partners, L.P.), the Borrower and certain of Borrower's subsidiaries entered into that certain Note and Warrant Purchase Agreement dated as of October 25, 1996 ("BOCP Note Purchase
Agreement"), whereby BOCP made a loan and other financial accommodations available to the Borrower on the terms and conditions therein contained; and

     WHEREAS, as a condition to the obligations of the Lender to make any loans under the Loan Agreement and the obligations of BOCP to make loans under the Note Purchase Agreement, the Stockholder executed a Standby Commitment, dated as of October 25, 1996 ("Standby Commitment"), to grant further assurance to the Lender and BOCP regarding the ability of the Borrower to pay its obligations under the Loan Agreement and the Note Purchase Agreement; and

     WHEREAS, the Borrower has requested that the Lender enter into Amendment No. 3, dated the date hereof, to the Loan Agreement ("Amendment No. 3 to the Loan Agreement") amending certain provisions thereof and permitting the Borrower to repay its obligations under, and terminate, the BOCP Note Purchase Agreement and the agreements and instruments entered into pursuant thereto and to enter into a Note, Preferred Stock, and Warrant Purchase Agreement with DH Holdings Corp., a Delaware Corporation ("DHH"), dated the date hereof ("DH Note Purchase Agreement"), and certain other documents and instruments pursuant thereto in substitution for and replacement of the BOCP Note Purchase Agreement; and

     WHEREAS, after the consummation of the transactions contemplated by the DH Note Purchase Agreement and Amendment No. 3 to the Loan Agreement, the Stockholder will be the owner of approximately 35% of the issued and outstanding shares of common stock of the Borrower (assuming that all shares of common stock of Borrower issuable (a) upon exercise of the Warrants under the Warrant Certificate, dated the date hereof, issued by the Borrower to the Lender pursuant to Amendment No. 3 to the Loan Agreement and (b) upon exercise of the Warrants under the Warrant Certificate, dated the date hereof, and upon conversion of the shares of Series A Redeemable Convertible Preferred Stock ("Preferred Stock"), dated the date hereof, issued by the Borrower to DH pursuant to the DH Note Purchase Agreement, were outstanding);

     WHEREAS, as the owner of such percentage of the issued and outstanding Common Stock of the Borrower, the Stockholder will benefit from the execution of Amendment No. 3 to the Loan Agreement and the execution by the Borrower of the DH Note Purchase Agreement; and

     WHEREAS, the execution of this Agreement is a condition precedent to the Lender's execution of Amendment No. 3 to the Loan Agreement;

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to enter into Amendment No. 3 to the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Stockholder's Contribution to Borrower.

     (a) The Stockholder hereby agrees that if a timely payment is not made on the Notes as required by the Loan Agreement or the Note, the Stockholder will, at the direction of the Lender, invest One Million Dollars ($1,000,000) in the Borrower and the Borrower shall contemporaneously execute and deliver to the Stockholder an unsecured subordinate note (the "Subordinate Note") substantially in the form and substance of Exhibit A attached hereto.

     (b) The Borrower agrees to use any loan made available to it under paragraph (a) to repay principal and interest on the Notes.

     2. Representations and Warranties. The Stockholder represents and warrants to the Lender that:

     (a) The Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. The Stockholder is qualified to transact business in, and is in good standing under the laws of, all jurisdictions in which the Stockholder is required by applicable law to maintain such qualification, except where the failure to so qualify would not have a material adverse effect on the Stockholder;

     (b) The Stockholder has full power, authority and legal right to execute this Agreement;

     (c) This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms;

     (d) No consent, approval or authorization of or designation or filing with any Person on the part of the Stockholder is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

     (e) The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the Stockholder's partnership agreement (as amended and supplemented, the "Partnership Agreement"), or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Stockholder is a party or which purports to be binding upon the Stockholder or upon any of its assets;

     (f) The Stockholder will at all times during the term of this Agreement possess, or have unrestricted access to, sources of cash sufficient to carry out its obligations hereunder; and

     (g) After giving effect to the transactions contemplated by Amendment No. 3 to the Loan Agreement and the DH Note Purchase Agreement, the Stockholder will be the beneficial owner of record of approximately 35% of the issued and outstanding common stock of the Borrower (assuming that all shares of common stock of Borrower issuable
          (a) upon exercise of the Warrants under the Warrant Certificate, dated the date hereof, issued by the Borrower to the Lender pursuant to Amendment No. 3 to the Loan Agreement and (b) upon exercise of the Warrants under the Warrant Certificate, dated the date hereof, and upon conversion of the shares of Preferred Stock, dated the date hereof, issued by the Borrower to DH under the DH Note Purchase Agreement, were outstanding).

     3. Termination. This Agreement shall terminate upon the payment in full of the Notes.

     4. Successors; Applicable Law. This Agreement and all obligations of the parties hereto shall be binding upon the successors and assigns of each of them and shall, together with the rights of the Lender and the Borrower, inure to the benefit of the Lender and the Borrower, and their respective successors and assigns. This Agreement shall be governed by, and be construed and interpreted in accordance with, the internal laws (as opposed to conflicts of law provisions) of the State of Texas.

     5. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

     6. Reliance by Lender. All covenants, agreements, representations and warranties made herein shall, notwithstanding any investigation by the Lender, be deemed to be material to, and to have been relied upon by, the Lender.

     7. Waiver. The Lender's failure, at any time or times hereafter, to require strict performance by any party hereto of any provision of this Agreement shall not waive, affect or diminish any right of the Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lender of a default under this Agreement shall not suspend, waive or affect any other default under this Agreement whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the parties hereto contained in this Agreement and no default by the parties under this Agreement shall be deemed to have been suspended or waived by the Lender, unless such suspension or waiver is in writing and signed by an officer of the Lender, and directed to the other parties hereto, specifying such suspension or waiver. This Agreement may not be modified or amended, except in a written agreement signed by all of the parties hereto.

     8. Parties. Whenever in this Agreement reference is made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of the parties hereto.

     9. Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

     10. Notices. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall, if sent by United States mail, certified or registered mail, return receipt requested, with proper postage prepaid, be deemed to have been validly served, given or delivered upon receipt by the sender of such notice of a return receipt or upon delivery by courier or upon transmission by telex, telecopy or similar electronic medium to the following addresses:

                           (i)      If to the Stockholder, at:

                                    Proactive Partners, L.P.
                                    50 Osgood Place, Penthouse
                                    San Francisco, CA 94153
                                    Attention:       Charles McGettigan

                           (ii)     If to the Lender, at:

                                    Bank One, Texas, N.A.
                                   910 Travis
                              Houston, Texas 77002
                                    Attention:       Charles Kingswell-Smith

                           (iii)    If to the Borrower, at:

                                    Tanknology-NDE International, Inc.
                                    8900 Shoal Creek Bldg. 200
                                    Austin, Texas 78757
                                    Attention:       Jay Allen Chaffee

or to such other address as each party designates to the other in the manner herein prescribed.

     12. No Fiduciary Relationship. No provision herein or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Lender to the Stockholder or any partner of the Stockholder.

     13. Definition of Stockholder. After completion of the Stockholder's funding obligations under Section 2, the term "Stockholder" shall include any assignee of the Stockholder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.

                                     PROACTIVE PARTNERS, L.P.

                                     By:   Proactive Investment Managers, L.P.,
                                              its General Partner

                                     By:  //s//  C. C. McGETTIGAN
                                          Charles C. McGettigan
                                          General Partner


                                     BANK ONE, TEXAS, N.A.

                                     By:   //s// GARY L. STONE
                                     Name:  Gary L. Stone
                                     Title:  Senior Vice President


                                     TANKNOLOGY-NDE INTERNATIONAL, INC.

                                     By:  //s//  JAY ALLEN CHAFFEE
                                     Jay Allen Chaffee
                                     Chairman of the Board

                                 EXHIBIT 10.57





--------------------------------------------------------------------------------


                              Termination Agreement

--------------------------------------------------------------------------------



                          Dated as of December 10, 1997

                                TABLE OF CONTENTS


ARTICLE 1      DEFINITIONS...................................................-2-
               1.01     "Closing" ...........................................-2-
               1.02     "Closing Date" ......................................-2-
               1.03     "Capital Stock" .....................................-2-
               1.04     "Note and Warrant Purchase Agreement"................-2-
               1.05     "Related Agreements" ................................-3-
               1.06     "Senior Subordinated Note"...........................-3-
               1.07     "Stated Interest Rate"...............................-3-
               1.08     "Subsidiaries" ......................................-3-

ARTICLE 2      CLOSING DATE..................................................-3-
               2.01     Closing Date.  ......................................-3-
               2.02     Extension of Closing Date............................-3-

ARTICLE 3      OBLIGATIONS OF NDE............................................-3-
               3.01     NDE Payment to BOCP..................................-3-
               3.02     Post Closing Agreement...............................-4-

ARTICLE 4      RELEASES BY NDE AND ITS SUBSIDIARIES..........................-4-
               4.01     Surrender of Claims and Rights by NDE and its
                        Subsidiaries.  ......................................-4-
               4.02     Release of BOCP and Related Parties..................-4-

ARTICLE 5      OBLIGATIONS OF BOCP...........................................-4-
               5.01     Cancellation of Senior Subordinated Note.............-4-
               5.02     Return of Certificates, etc..........................-4-
               5.03     Execution of Post Closing Agreement..................-4-
               5.04     Resignation of Director..............................-5-
               5.05     Consent of Bank One, Texas, N.A......................-5-

ARTICLE 6      RELEASES BY BOCP..............................................-5-
               6.01     Surrender of Claims and Rights by BOCP.  ............-5-
               6.02     Release of NDE and Related Parties...................-5-
               6.03     Release of Security Interests.  .....................-5-

ARTICLE 7      REPRESENTATIONS OF NDE AND ITS SUBSIDIARIES...................-5-
               7.01     Organization.  ......................................-5-
               7.02     No Conflicts.........................................-6-
               7.03     Enforceability.......................................-6-
               7.04     Authorization and Consents...........................-6-

ARTICLE 8      REPRESENTATIONS OF BOCP.......................................-6-
               8.01     Organization.........................................-6-
               8.02     Knowledge of BOCP....................................-6-
               8.03     No Conflicts.........................................-6-
               8.04     Enforceability.......................................-7-
               8.05     Authorization and Consents...........................-7-

ARTICLE 9      MISCELLANEOUS PROVISIONS......................................-7-
               9.01     Modifications, Amendments or Waivers.  ..............-7-
               9.02     Governing Law.  .....................................-7-
               9.03     Rules of Construction................................-7-
               9.04     Further Acts and Documents...........................-8-
               9.05     Counterparts.  ......................................-8-
               9.06     Terms and Conditions Contingent upon Closing.........-8-

                              TERMINATION AGREEMENT

          This is a Termination Agreement dated as of December 10, 1997 ("Termination Agreement") by and between Tanknology-NDE International, Inc., a Delaware corporation ("NDE"), Tanknology/NDE Corporation ("TNDE"), a Delaware corporation, ProEco, Inc. ("ProEco"), a Delaware corporation, and 2368692 Canada Inc., a Canadian Federal corporation ("Canada") and Banc One Capital Partners, LLC, a Delaware limited liability company and the successor by merger to Banc One Capital Partners, L.P., an Ohio limited partnership ("BOCP").

          NDE, TNDE, ProEco and Canada are sometimes referred to collectively as the "Debtors" and individually as a "Debtor". The Debtors and BOCP are referred to individually as a "Party" and collectively as the "Parties."

                                   WITNESSETH

          WHEREAS, Tanknology-NDE International, Inc. was formerly known as "NDE Environmental Corporation"; and

          WHEREAS, 2368692 Canada Inc. was formerly known as "Tanknology of Canada (1988), Inc."; and

          WHEREAS, Debtors entered into a Note and Warrant Purchase Agreement with BOCP dated as of October 25, 1996; and

          WHEREAS, pursuant to the Note and Warrant Purchase Agreement, Debtors and BOCP entered into (i) the Senior Subordinated Note, dated October 25, 1996, in the principal amount of $8,000,000 and due on December 31, 2001 and (ii) the Security Agreement - Personal Property, dated as of October 25, 1996; and

          WHEREAS, pursuant to the Note and Warrant Purchase Agreement, NDE and BOCP entered into the Security Agreement - Pledge of Subsidiary Stock, the Put Option Agreement, the Preemptive Rights Agreement, the Registration Rights Agreement, and the Co-Sale Agreement, each dated as of October 25, 1996; and

          WHEREAS, pursuant to the Note and Warrant Purchase Agreement, BOCP and certain shareholders of NDE entered into a Shareholder Agreement, dated as of October 25, 1996 (the "Shareholder Agreement"); and

          WHEREAS, pursuant to the Note and Warrant Purchase Agreement, BOCP, Bank One, Texas, N.A., NDE and Proactive Partners, L.P., a California limited partnership, entered into a Standby Commitment, dated as of October 25, 1996 (the "Standby Commitment"); and

          WHEREAS, USTMAN Industries, Inc., a Delaware corporation ("USTMAN"), was also a party to (i) the Note and Warrant Purchase Agreement, (ii) the Senior Subordinated Note and (iii) the Security Agreement - Personal Property; and USTMAN, formerly a subsidiary of NDE, has since been sold with the consent of BOCP and released from each of the foregoing; and

          WHEREAS, pursuant to the Note and Warrant Purchase Agreement, NDE issued a Warrant Certificate representing the grant to BOCP of warrants to purchase 13,022,920 shares of Capital Stock (the "Warrant Certificate"); and

          WHEREAS, pursuant to the Note and Warrant Purchase Agreement and the Shareholder Agreement, certain Shareholders of NDE caused the nominee of BOCP to be elected to NDE's Board of Directors, and NDE provided BOCP with financial and other information concerning the business, operations and conditions of NDE and its Subsidiaries; and

          WHEREAS, Debtors and BOCP desire that Debtors shall repay the Senior Subordinated Note and that BOCP shall terminate the Note and Warrant Purchase Agreement, Warrant Certificate, Related Agreements and Shareholder Agreement and the rights and obligations of BOCP under the Standby Commitment; and

          WHEREAS, the Senior Subordinated Note contains certain provisions prohibiting the prepayment of the Senior Subordinated Note before September 30, 1998 ("Prepayment Restriction"); and

          WHEREAS, the Parties have agreed upon the terms and conditions upon which the Note and Warrant Purchase Agreement, Warrant Certificate, Related Agreements and Shareholder Agreement and the rights and obligations of BOCP under the Standby Commitment will be terminated;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          1.01 "Closing" is defined in Section 2.01

          1.02 "Closing Date" is defined in Section 2.02.

          1.03 "Capital Stock" means the shares of common stock, par value $0.0001 per share, of NDE.

          1.04 "Note and Warrant Purchase Agreement" means the Note and Warrant Purchase Agreement dated as of October 25, 1996 by and between Debtors and BOCP.

          1.05 "Related Agreements" means the Senior Subordinated Note, Security Agreement - Personal Property, dated as of October 25, 1996 by and between BOCP and Debtors; Security Agreement - Pledge of Subsidiary Stock, dated as of October 25, 1996 by and between NDE and BOCP; the Put Option Agreement, dated as of October 25, 1996 by and between NDE and BOCP; the Preemptive Rights Agreement, dated as of October 25, 1996 by and between NDE and BOCP; the Registration Rights Agreement, dated as of October 25, 1996 by and between NDE and BOCP; and the Co-Sale Agreement, dated as of October 25, 1996 by and among NDE, BOCP and specified shareholders.

          1.06 "Senior Subordinated Note" means the Senior Subordinated Note dated October 25, 1996 in the principal amount of $8,000,000, due on December 31, 2001.

          1.07 "Stated Interest Rate" means the stated interest rate in the Senior Subordinated Note which is 13% per annum.

          1.08 "Subsidiaries" means TNDE, ProEco and Canada.

                                    ARTICLE 2
                                  CLOSING DATE

          2.01 Closing Date. Subject to any extension pursuant to Section 2.02 hereof, the closing of the transactions contemplated by this Termination Agreement (the "Closing") shall occur on December 31, 1997 ("Closing Date").

          2.02 Extension of Closing Date. NDE, in its sole discretion and upon 1 day's written notice to BOCP, may unilaterally extend the Closing Date of this Termination Agreement to any date not later than January 31, 1998; provided that, for any period after December 31, 1997 and until the Closing on such extended Closing Date, the interest payable pursuant to the Senior Subordinated Note shall be calculated by increasing the Stated Interest Rate by 3% (that is from 13% per annum to 16% per annum); further provided that, if the Closing does not occur, all interest payable pursuant to the Senior Subordinated Note shall be calculated using only the Stated Interest Rate in accordance with the terms of the Senior Subordinated Note. The term "Closing Date" shall refer to the closing date stated in Section 2.01 or extended in accordance with Section 2.02, as applicable.

                                    ARTICLE 3
                               OBLIGATIONS OF NDE

          3.01 NDE Payment to BOCP. Subject to the terms and conditions of this Termination Agreement and at the Closing, NDE shall pay to BOCP the sum of (a) the face amount of the Senior Subordinated Note (which is $8,000,000), plus (b) $500,000 in consideration of the waiver of the Prepayment Restriction, plus (c) all accrued but unpaid interest on the Senior Subordinated Note as of the Closing Date. Such payment shall be made in cash at the Closing.

          3.02 Post Closing Agreement. Subject to the terms and conditions of this Termination Agreement and at the Closing, NDE shall execute and deliver to BOCP the Post Closing Agreement in substantially the form attached hereto as Exhibit A.

                                    ARTICLE 4
                      RELEASES BY NDE AND ITS SUBSIDIARIES

          4.01 Surrender of Claims and Rights by NDE and its Subsidiaries. Subject to the terms and conditions of this Termination Agreement and at the Closing, NDE and its Subsidiaries shall release, discharge and surrender to BOCP, any and all rights and claims which they now have, then have, or in the future may have, either directly or indirectly, against BOCP or any other person or entity under or arising out of the Note and Warrant Purchase Agreement or any of the Related Agreements.

          4.02 Release of BOCP and Related Parties. Subject to the terms and conditions of this Termination Agreement and at the Closing, NDE and its Subsidiaries shall release and discharge all officers, partners, employees, agents, attorneys and controlling persons of BOCP from any and all claims which they now have, then have, or in the future may have, either directly or indirectly, under or arising out of the Note and Warrant Purchase Agreement or any of the Related Agreements.

                                    ARTICLE 5
                               OBLIGATIONS OF BOCP

          5.01 Cancellation of Senior Subordinated Note. Subject to the terms and conditions of this Termination Agreement and at the Closing, BOCP shall deliver to NDE for cancellation, at the Closing, the original Senior Subordinated Note with BOCP's notation on the face of the Senior Subordinated Note that the Senior Subordinated Note has been paid in full.

          5.02 Return of Certificates, etc. Subject to the terms and conditions of this Termination Agreement and at the Closing, BOCP shall deliver to NDE for cancellation or termination (as applicable) and NDE shall cancel or terminate (as applicable), any and all stock certificates, warrant certificates (including without limitation the Warrant Certificate), security instruments and all other instruments which were granted to BOCP pursuant to the Note and Warrant Purchase Agreement, any of the Related Agreements, Shareholder Agreement or Standby Commitment.

          5.03 Execution of Post Closing Agreement. Subject to the terms and conditions of this Termination Agreement and at the Closing, BOCP shall execute the Post Closing Agreement attached hereto as Exhibit A.

          5.04 Resignation of Director. Subject to the terms and conditions of this Termination Agreement and at the Closing, BOCP shall deliver to NDE, effective on the Closing Date, the written resignation of BOCP's nominee, Mark Bober, from the NDE Board of Directors.

          5.05 Consent of Bank One, Texas, N.A. BOCP shall use its commercially reasonable best efforts to obtain, and as a condition to the obligations of NDE and its Subsidiaries hereunder and subject to the terms and conditions of this Termination Agreement and at the Closing, BOCP shall deliver to NDE the written consent of Bank One, Texas, N.A. to all of the transactions contemplated by this agreement, including, but not limited to, NDE's payment of and BOCP's cancellation of the Senior Subordinated Note and the Warrant Certificate and the termination of the Note and Warrant Purchase Agreement, Related Agreements, Shareholder Agreement, and Standby Committment.

                                    ARTICLE 6
                                RELEASES BY BOCP

          6.01 Surrender of Claims and Rights by BOCP. Subject to the terms and conditions of this Termination Agreement and at the Closing, BOCP shall release, discharge and surrender to NDE, any and all rights and claims which it now has, then has, or in the future may have, either directly or indirectly, against NDE, the Subsidiaries, or any other person or entity under or arising out of the Note and Warrant Purchase Agreement, the Warrant Certificate or any of the Related Agreements, Shareholder Agreement and rights of BOCP under the Standby Commitment.

          6.02 Release of NDE and Related Parties. Subject to the terms and conditions of this Termination Agreement and at the Closing, BOCP shall release and discharge all officers, directors, employees, agents, attorneys and controlling persons of NDE or any of its Subsidiaries from any and all claims which it now has, then has, or in the future may have, either directly or indirectly, under or arising out of the Note and Warrant Purchase Agreement, Warrant Certificate or any of the Related Agreements, the Shareholder Agreement or the Standby Commitment.

          6.03 Release of Security Interests. Subject to the terms and conditions of this Termination Agreement and at the Closing, BOCP shall release any and all security interests in any assets or property of NDE or any of its Subsidiaries including any security interest in any stock of any of the Subsidiaries of NDE which it may hold pursuant to the Note and Warrant Purchase Agreement or any of the Related Agreements, including, without limitation, the Security Agreement - Personal Property and the Security Agreement - Pledge of Subsidiary Stock, and shall deliver in form suitable for filing releases of all recorded or filed security interests.

                                    ARTICLE 7
                   REPRESENTATIONS OF NDE AND ITS SUBSIDIARIES

          7.01 Organization. NDE and each of its Subsidiaries is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its formation. The execution and delivery of this Termination Agreement and any instrument or agreement required by this Termination Agreement are within the corporate powers of NDE and its Subsidiaries, have been duly authorized and are not in conflict with the terms of the respective charters, bylaws or other organizational documents of NDE or its Subsidiaries.

          7.02 No Conflicts. The execution, delivery and performance of this Termination Agreement and any other instrument or agreement required by this Termination Agreement are not, assuming that the consent of Bank One, Texas, N.A. referred to in Section 5.05 above is obtained, in conflict with any law or any material indenture, agreement or undertaking to which NDE or any one of its Subsidiaries is a party or by which NDE or any one of its Subsidiaries is bound or affected.

          7.03 Enforceability. This Termination Agreement is a legal, valid and binding agreement of NDE and its Subsidiaries enforceable against NDE and its Subsidiaries in accordance with its terms, and every instrument or agreement required under this Termination Agreement, when executed and delivered, will be legal, valid, binding and enforceable against NDE and its Subsidiaries in accordance its respective terms.

          7.04 Authorization and Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any governmental authority or any other person or entity (other than that of Bank One, Texas, N.A. referred to in Section 5.05 above) pursuant to applicable law, and no lapse of any waiting period under any applicable law, is necessary or required in connection with the execution, delivery and performance by NDE and its Subsidiaries or enforcement against NDE and its Subsidiaries of this Termination Agreement or the transactions contemplated hereby and thereby.

                                    ARTICLE 8
                             REPRESENTATIONS OF BOCP

          8.01 Organization. BOCP is a Delaware limited liability company duly organized and validly existing under the laws of the state of its formation. The execution and delivery of this Termination Agreement and any instrument or agreement required by this Termination Agreement are within BOCP's limited liability company powers, have been duly authorized and are not in conflict with the terms of the organization agreement or certificate or other organizational documents of BOCP.

          8.02 Knowledge of BOCP. BOCP is aware of and has investigated NDE and its Subsidiaries' business, management and financial condition, has had the opportunity to inspect NDE and its Subsidiaries' facilities and has had access to all such other information about NDE and its Subsidiaries' as BOCP has deemed necessary or desirable to reach an informed and knowledgeable decision to effect the transactions pursuant to the terms and conditions of this Termination Agreement.

          8.03 No Conflicts. The execution, delivery and performance of this Termination Agreement and any other instrument or agreement required by this Termination Agreement are not, assuming that the consent of Bank One, Texas,

N.A. referred to in Section 5.05 above is obtained, in conflict with any law or any material indenture, agreement or undertaking to which BOCP is a party or by which BOCP is bound or affected.

          8.04 Enforceability. This Termination Agreement is a legal, valid and binding agreement of BOCP enforceable against BOCP in accordance with its terms, and every instrument or agreement required under this Termination Agreement, when executed and delivered, will be legal, valid, binding and enforceable against BOCP in accordance with its respective terms.

          8.05 Authorization and Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any governmental authority or any other person or entity (other than Bank One, Texas, N.A. referred to in Section 5.05 above) pursuant to applicable law, and no lapse of any waiting period under any applicable law, is necessary or required in connection with the execution, delivery and performance by BOCP or enforcement against BOCP of this Termination Agreement or the transactions contemplated hereby and thereby.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

          9.01 Modifications, Amendments or Waivers. NDE, its Subsidiaries and BOCP may enter into written agreements amending or changing any provision of this Termination Agreement or the rights hereunder or give waivers or consents to a departure from the due performance of their obligations hereunder, with such waivers or consents not to be unreasonably withheld, provided that no departure from a Party's due performance of its obligations hereunder shall be effective unless agreed to in writing by the other Parties.

          9.02 Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

          9.03 Rules of Construction. Unless otherwise specified, the following rules shall be applied in construing the provisions of this Termination
Agreement:

               (i) Terms that imply gender shall be construed to apply to all genders.

               (ii) Headings  to the  various  Articles  and  Sections  of  this
                    Termination Agreement are included solely for purposes of reference and shall be ignored in construing the provisions of this Termination Agreement.

               (iii)"Herein",  "hereto",  "hereof"  and words of similar  import refer to this Termination Agreement.

               (iv) Any  reference to any  agreement  or other  document in this
                    Termination Agreement refers to that agreement or other document as amended from time to time.

               (v) The recitals included in this Termination Agreement are the mutual representations of the Parties and are a part of this Termination Agreement.

          9.04 Further Acts and Documents. Each of the Parties hereby agrees to execute and deliver all such further instruments and to do all such further acts and things requested by any of the other Parties hereto, or as may be necessary or desirable, to carry out the purposes of this Termination Agreement.

          9.05 Counterparts. This Termination Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

          9.06 Terms and Conditions Contingent upon Closing. All rights, duties, and obligations of the Parties pursuant to this Termination Agreement are contingent upon the receipt of payment by BOCP pursuant to Section 3.01 hereof, on or before January 31, 1998. In the event that BOCP does not receive such payment, this Termination Agreement shall be null and void and of no effect.

          The Parties have caused this Termination Agreement to be executed and delivered effective as of the date first written above.


TANKNOLOGY-NDE INTERNATIONAL, INC.       BANC ONE CAPITAL PARTNERS, LLC
                                         By: Banc One Capital Partners Holdings,
                                                  Ltd, Manager

                                         By: BOCP Holdings Corporation, Manager

By:  //s// JAY ALLEN CHAFFEE             By: //s// WILLIAM P. LEAHY
                                              William P. Leahy
                                              Authorized Signer
Its: Chairman of the Board

TANKNOLOGY/NDE CORPORATION


By:  //s//  JAY ALLEN CHAFFEE
Its:   Chairman of the Board


PROECO, INC.


By:  //s//  JAY ALLEN CHAFFEE
Its:   Chairman of the Board


2368692 CANADA INC.


By:  //s//  JAY ALLEN CHAFFEE
Its:   President

                                    EXHIBIT A




                   ------------------------------------------

                             Post Closing Agreement
                   ------------------------------------------


                           Dated as of ________, 1997

                             POST CLOSING AGREEMENT

          This is a Post Closing Agreement dated as of ___________, 1997 (the "Post Closing Agreement") by and between Tanknology-NDE International, Inc., a Delaware corporation ("NDE"), and Banc One Capital Partners, LLC, a Delaware limited liability company and the successor by merger to Banc One Capital Partners, L.P., an Ohio limited partnership ("BOCP").

          NDE  and  BOCP  are  referred  to   individually   as  a  "Party"  and
collectively as the "Parties."

                                   WITNESSETH

          WHEREAS, Tanknology-NDE International, Inc. was formerly known as "NDE Environmental Corporation"; and

          WHEREAS, Banc One Capital Partners, LLC, a Delaware limited liability company is the successor by merger to Banc One Capital Partners, L.P., an Ohio limited partnership; and

          WHEREAS, NDE and certain of its subsidiaries entered into a Note and Warrant Purchase Agreement with BOCP dated as of October 25, 1996 (the "Note and Warrant Purchase Agreement"); and

          WHEREAS, pursuant to the Note and Warrant Purchase Agreement, NDE (in some cases together with its subsidiaries) and BOCP entered into (i) the Senior Subordinated Note dated October 25, 1996 in the principal amount of $8,000,000 and due on December 31, 2001, (ii) the Security Agreement - Personal Property dated as of October 25, 1996, (iii) the Security Agreement - Pledge of Subsidiary Stock dated as of October 25, 1996, (iv) the Put Option Agreement dated as of October 25, 1996, (v) the Preemptive Rights Agreement dated as of October 25, 1996, (vi) the Registration Rights Agreement dated as of October 25, 1996, and (vi) the Co-Sale Agreement dated as of October 25, 1996 (hereinafter collectively referred to as the "Related Agreements"); and

          WHEREAS, the Parties have agreed upon the terms and conditions upon which the Note and Warrant Purchase Agreement, Related Agreements and certain other agreements will be terminated;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                              POST CLOSING PAYMENT

          Section 1.1 Post Closing Payment. In exchange for BOCP's surrender and release of all warrants which were issued pursuant to the Note and Warrant Purchase Agreement and Related Agreements or otherwise held by BOCP, NDE covenants and agrees that it will pay the Post Closing Payment Amount determined in accordance with Section 1.3 hereof upon the closing of any one of the Triggering Events as defined in Section 1.2 hereof.

          Section 1.2 Triggering Events. The entering into any written agreement, understanding or letter of intent providing for any one of the following transactions on or before March 31, 1999 shall constitute a "Triggering Event"; provided that the closing of such transaction occurs prior to the later of (i) three months after the date such written agreement, understanding or letter of intent is entered into, and (ii) March 31, 1999:

               (a) the dissolution or liquidation of NDE;

               (b) an event or series of events by which any Person (as defined in the Note and Warrant Purchase Agreement) or Persons (as defined in the Note and Warrant Purchase Agreement) or other entities acting in concert as a partnership or other group (a "Group of Persons") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Voting Power (as defined in the Note and Warrant Purchase Agreement) of the Company;

               (c) the Company is merged with or into another corporation or other entity with the effect that either (i) immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than 50% of the combined Voting Power (as defined in the Note and Warrant Purchase Agreement) of the corporation or other entity surviving the transaction, or (ii) the Company is not the surviving corporation of such transaction;

               (d) the Company or its subsidiaries, in a single transaction or in a series of transactions, directly or indirectly, sell or exchange for cash or other property or securities, lease or otherwise convey all or substantially all of the combined assets of the Company and its subsidiaries to any other Person (as defined in the Note and Warrant Purchase Agreement) or Group of Persons; or

               (e) the Company, any of its subsidiaries or any holders of shares of any class of its or their capital stock sells any shares of such capital stock or any securities convertible, directly or indirectly, into shares of such capital stock pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission; provided that the gross proceeds of such sale are at least $20,000,000.

          Section 1.3 Post Closing Payment Amount. The Post Closing Payment Amount shall be equal to 20% of the amount by which (a) the Market Determined Value at or as a result of the closing of the Triggering Event exceeds (b) the Target Amount as defined in Section 1.4 in effect as of the date of the first written agreement, understanding or letter of intent providing for such Triggering Event.

          The term "Market Determined Value" shall mean with respect to any Triggering Event (i) the fair market value of all of the then outstanding capital stock of the Company determined by the Appraiser based solely upon the terms and conditions of the Triggering Event and determined without giving consideration to the tax consequences of such sale to the Company or its stockholders or the existence of this Agreement; or (ii) such other amount as the Company and BOCP shall otherwise mutually agree upon within ten (10) days after the date of such closing.

          The term "Appraiser" means, with respect to any determination of the Market Determined Value, an independent appraiser (which shall be an accounting firm or investment banking firm that is not an affiliate of either the Company or BOCP) selected in the manner provided for in this definition. Within ten (10) days after the closing of any Triggering Event, the Company and BOCP shall endeavor in good faith to select a mutually acceptable Appraiser. If no such Appraiser is mutually selected within such time period or such longer time period as the Company and BOCP shall mutually agree upon, then within ten (10) days thereafter, the Company and BOCP shall each designate an investment banking firm that is not an Affiliate of either the Company or BOCP and within ten (10) days thereafter, such investment banking firms shall mutually select the Appraiser. The Company shall pay the reasonable fees and expenses of the Appraiser, and, if applicable, the Company and BOCP shall each pay the fees and expenses of the investment banking firm designated by each of them for the purpose of selecting the Appraiser.

          Section 1.4 Target Amount. The Target Amount shall be determined based upon the date of the first written agreement, understanding or letter of intent providing for such Triggering Event. The Target Amount for each of the indicated periods shall be as follows:

                  Date hereof thru March 31, 1998                  $10,000,000
                  April 1, 1998 thru June 30, 1998                 $12,500,000
                  July 1, 1998 thru September 30, 1998             $15,000,000
                  October 1, 1998 thru December 31, 1998           $17,500,000
                  January 1, 1999 thru March 31, 1999              $20,000,000

          Section 1.5 Payment of the Post Closing Payment Amount. Payment of the Post Closing Payment Amount shall be in kind such that BOCP will be entitled to receive the same type of consideration in the same relative proportion as the holders of Capital Stock. Payment shall be made to BOCP on the same date as the NDE shareholders receive such consideration in exchange for a written and final release of the obligations of NDE hereunder.

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

          Section 2.1 Modifications, Amendments or Waivers. NDE and BOCP may enter into written agreements amending or changing any provision of this Post Closing Agreement or the rights hereunder or give waivers or consents to a departure from the due performance of their obligations hereunder, with such waivers or consents not to be unreasonably withheld, provided that no departure from a Party's due performance of its obligations hereunder shall be effective unless agreed to in writing by the other Parties.

          Section 2.2 Governing Law. This Post Closing Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

          Section 2.3 Rules of Construction. Unless otherwise specified, the following rules shall be applied in construing the provisions of this Post Closing Agreement:

               (i) Terms that imply gender shall be construed to apply to all genders.

               (ii) Headings to the various  Articles  and Sections of this Post
                    Closing Agreement are included solely for purposes of reference and shall be ignored in construing the provisions of this Post Closing Agreement.

               (iii)"Herein",  "hereto",  "hereof"  and words of similar  import refer to this Post Closing Agreement.

               (iv) Any  reference to any  agreement  or other  document in this
                    Post Closing Agreement refers to that agreement or other document as amended from time-to-time.

               (v) The recitals included in this Post Closing Agreement are the mutual representations of the Parties and are a part of this Post Closing Agreement.

          Section 2.4 Further Acts and Documents. Each of the Parties hereby agrees to execute and deliver all such further instruments and to do all such further acts and things requested by any of the other Parties hereto, or as may be necessary or desirable, to carry out the purposes of this Post Closing Agreement.

          Section 2.5 Counterparts. This Post Closing Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

          Section 2.6 Shareholder Information. NDE will send BOCP copies of all public filings and such other information which is distributed by NDE to all holders of Capital Stock through the term of this Post Closing Agreement.

          The Parties have caused this Post Closing Agreement to be executed and delivered effective as of the date first written above.


TANKNOLOGY-NDE INTERNATIONAL, INC.      BANC ONE CAPITAL PARTNERS, LLC
                                        By: Banc One Capital Partners Holdings,
                                             Ltd, Manager

                                        By: BOCP Holdings Corporation, Manager


By:                                     By:    //s//  WILLIAM P. LEAHY
                                             William P. Leahy
                                             Authorized Signer
Its:

                                 EXHIBIT 10.58




                              EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") effective as of July 1, 1997 (the "Effective Date"), is entered into by and between Tanknology-NDE International, Inc., a Delaware corporation (the "Company"), and A. Daniel Sharplin (the "Executive").

     WHEREAS, the Executive is an employee of the Company; and

     WHEREAS, the parties hereto desire to set forth the terms of the Executive's employment with the Company.

     NOW, THEREFORE, in consideration of the agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Employment. Subject to the terms and conditions set forth below, the Company agrees to employ the Executive, and the Executive agrees to serve the Company, in the capacity and for the term specified below.

     2. Duties and Responsibilities. Subject to the other provisions hereof and to the power of the board of directors of the Company (the "Board") to manage the business and affairs of the Company and to elect and remove its officers and other managers, the Company will employ the Executive as the President and Chief Executive Officer of the Company, and the Executive will perform the duties, functions and services as are customarily or otherwise reasonably incidental to such positions and such other duties, functions and services as are not inconsistent with the Executive's status as a manager of the Company as the Board from time to time may request. The Executive will report directly to the Board or to such other person as the Board may from time to time determine.

     3. Compensation and Other Employee Benefits. As compensation for the Executive's services hereunder during the Employment Term (as defined in Section
4), the Company agrees as follows:

     a. Base Salary. The Company shall pay to the Executive an annual base salary (the "Base Salary"), subject to such withholdings or other deductions as may be required by applicable laws or regulations and in accordance with the then current payroll policies of the Company, of $200,000 during the period from the Effective Date to December 31, 1997, $225,000 during the period from January 1, 1998 to December 31, 1998, and $250,000 during all periods after December 31, 1998, in each case pro rated on a daily basis, which Base Salary will be subject to increase (but not decrease) at the discretion of Compensation Committee of the Board (the "Compensation Committee") or, in the absence of the Compensation Committee, at the discretion of the Board as a whole.

     b. Qualitative Bonus. The Company shall pay to the Executive a qualitative annual bonus (the "Qualitative Bonus") for each calendar year ending during the Employment Term. The maximum amount of the Qualitative Bonus, if any, shall be 25% of the Base Salary for the Executive during the calendar year for which such Qualitative Bonus is paid. Notwithstanding the preceding sentence, the maximum amount of the Qualitative Bonus for the calendar year 1997, if any, shall be 60% of the Base Salary for the Executive during the calendar year 1997. The Qualitative Bonus for each calendar year shall be paid on or before March 31 of the following calendar year. In all other respects, the payment and the amount of the Qualitative Bonus shall be in the discretion of the Compensation Committee or, in the absence of the Compensation Committee, at the discretion of the Board as a whole.

     c. Quantitative Bonus. The Company shall pay to the Executive a quantitative annual bonus (the "Quantitative Bonus") for each calendar year, other than calendar year 1997, ending during the Employment Term. The amount of the Quantitative Bonus, if any, shall be determined in accordance with the terms set forth on Schedule 1 hereto, and the Quantitative Bonus shall be paid on or before March 31 of the following calendar year.

     d. Benefits and Reimbursements. Subject to the right of the Company to amend or terminate any employee benefit, compensation or welfare plan, the Company shall (i) afford the Executive the right to participate in
          (A) such medical and dental plans as the Company makes available to its exempt salaried employees generally during the Employment Term and
          (B) any employee and/or group benefit plans that the Company makes available to its exempt salaried employees generally during the Employment Term (including, without limitation, disability, accident, medical, life insurance and hospitalization plans) and (ii) subject to the requirements of the business expense reimbursement policies and procedures of the Company as in effect from time to time, reimburse the Executive for the reasonable out-of-pocket expenses he incurs in the course of performing his duties hereunder.

     e. Stock Incentives. Pursuant to the Tanknology-NDE International, Inc. Amended and Restated 1989 Stock Option Plan, as adopted by the shareholders of the Company upon the recommendation of the Board at the annual meeting of the shareholders on August 14, 1997 (the "Incentive Plan"), the Compensation Committee hereby issues an Award (as defined in the Incentive Plan) to the Executive of cash stock appreciation rights (the "SARs") for an aggregate of 1,200,024 shares of Common Stock of the Company to accrue at a rate of 28,572 shares of Common Stock per month during the initial Employment Term. Except as otherwise provided herein, all accrued SARs shall vest on December 31, 2000. The strike price (the "Strike Price") of the SARs shall be the per share market price of the Common Stock as of the last trade prior to the close of business on the Effective Date. Except as otherwise provided in this Agreement, once the SARs have vested, (i) the value of the SARs shall be equal to (A) the excess of the average per share market price of the Common Stock for the 90 days immediately prior to the vesting date over the Strike Price multiplied by (B) the number of shares of Common Stock represented by the SARs and (ii) a cash payment equal to such amount shall be made to the Executive (or the Executive's estate) within 30 days after the date the SARs vest in accordance with the terms of this Agreement. Notwithstanding the foregoing, at any time prior to the earlier of (i) the vesting of the accrued SARs in accordance with this Agreement or (ii) December 31, 1998, the Company may, at its option, elect to convert the SARs into non-qualified options (the "Stock Options") to purchase up to a maximum of 1,200,024 shares of Common Stock at an exercise price equal to the Strike Price. The Stock Options shall accrue and vest under the terms set forth herein applicable to the accrual and vesting of the SARs and shall expire if not exercised within ten years after the date such Stock Options vest.

     4. Term. Unless earlier terminated in accordance with Section 6 of this Agreement, the term of the Executive's employment under this Agreement (the "Employment Term") will be for an initial term of three and one-half years commencing on the Effective Date of this Agreement and ending, without the necessity of further action by any person, on December 31, 2000; provided, that the Company and the Executive may extend the Employment Term for one or more additional periods by their mutual written consent signed by each of them.

     5. Restrictive Covenants.

     The Executive acknowledges that: (i) the Company is currently engaged in the underground storage tank testing, monitoring, construction and equipment business and that the Company may expand its operations into related or unrelated lines of business in the future (the business and operations of the Company at any time during the Employment Term or at the termination of the Executive's employment for any reason being referred to herein as the "Business"); (ii) the Company conducts and expects to continue to conduct the Business throughout the United States and in international markets; (iii) the Executive's work for the Company has given and will continue to give the Executive access to and knowledge of the trade secrets of and other confidential information concerning the Company; (iv) the Executive's covenants in this
Section 5 are essential to protect the Business and the goodwill of the Company; and (v) the Executive has the means to support himself and his dependents, other than by engaging in the Business in contravention of this Section 5, and this
Section 5 will not impair his ability to provide that support.

     a. Competition. In light of the foregoing, the Executive covenants that he will not, at any time during the Employment Term or the period of 730 consecutive days after the first to occur of the expiration of the Employment Term or the termination of the Executive's employment pursuant to Section 6(a), (c) or (d): (i) accept employment with or render service to any person, firm, corporation or other enterprise that is engaged in a business directly competitive with the Business and is operating or conducting its business within 200 miles of any office of the Company or any sales or service agent or any other representative of the Company as of the date of termination of the Executive's employment hereunder; (ii) directly or indirectly own, finance or control, or participate in the ownership or control of, or be connected as a principal, agent, representative, consultant, advisor, investor, owner, partner, financier, manager or joint venturer with, or permit his name to be used by or in connection with, any business or enterprise directly competitive with the Business (provided, however, that the Executive may invest as an investor in the voting securities of any person that is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so long as (A) the aggregate amount of those securities the Executive owns directly or indirectly is less than five percent of the total outstanding voting securities of that person and (B) the Executive has no other affiliation with that person); (iii) call on, solicit or perform services for, directly or indirectly, or aid, directly or indirectly, any other person, entity or organization (other than the Company) in calling on, soliciting or performing services for, directly or indirectly, any person that at that time is, or at any time within one year prior to that time was, a customer of the Company or any prospective customer that had or, to the knowledge of the Executive, was about to receive a business proposal from the Company, for the purpose of soliciting or selling any product or service in competition with the Company; (iv) accept (otherwise than on behalf of the Company), directly or indirectly, the business of any person that at that time is, or at any time prior to that time was, a customer of the Company, or request, advise or suggest to any such person that such person curtail, cancel or withdraw its business from the Company; or (v) otherwise than on behalf the Company, solicit the employment of any person who at that time is employed on a full- or part-time basis by the Company, or induce or advise any such person to leave the employ the Company.

     b. Confidential Information. The Executive acknowledges: (i) the Company has a legitimate business interest in the protection of its
          Confidential Information (as hereinafter defined); and (ii) the Company's Confidential Information is a valuable asset worthy of and subject to protection by the Company. Accordingly, the Executive covenants that: (i) during the Employment Term and thereafter, the Executive will keep confidential all Confidential Information of the Company which is known to him and, except with the specific prior written consent of the Company or as required to be disclosed by law or the order of any agency, court or other governmental authority, not disclose that Confidential Information to any person except the Company and its employees, accountants, counsel and other designated representatives. "Confidential Information" of the Company means all know-how, trade secrets and other confidential or nonpublic information prepared for, by or on behalf of, or in the possession of the Company, including (i) nonpublic Proprietary Information (as hereinafter defined), (ii) other information derived from reports, investigations, research, studies, work in progress, codes, marketing, sales or service programs, capital expenditure projects, cost summaries, equipment, product or system designs or drawings, pricing or other formulae, contract analyses, financial information, projections, customer lists, agreements with vendors, joint venture agreements, and confidential filings with any agency, court or other governmental authority and (iii) all other concepts, methods, techniques and processes of doing business, ideas or information that can be used in the operation of a business or other enterprise and is sufficiently valuable, or potentially valuable, and secret to afford an actual or potential economic advantage over others. Confidential Information of the Company does not include any information that currently is generally available to and generally known by the public or, through no fault of the Executive, hereafter becomes generally available to and generally known by the public.

     c. Proprietary Information. "Proprietary Information" means all the following that (i) relates to or is used or useful in the Business or any reasonably logical extension thereof or results from the Executive's work for the Company and (ii) is conceived or created by the Executive, either alone or in collaboration with any other person or persons, at any time and in any place on or after the Effective Date of this Agreement and prior to the termination of the Executive's employment for any reason: all conceptions and ideas for inventions, improvements or valuable discoveries, whether or not patentable, all trade secrets, all works of authorship (including illustrations, writings, computer programs and software) and all other business or technical information. The Executive will promptly disclose to the Company as it becomes available to the Executive all Proprietary Information and hereby assigns to the Company all his right, title and interest in all Proprietary Information available to him as of the Effective Date of this Agreement. The Executive covenants and agrees that the Executive will: (i) assign to the Company or its designee all his right, title and interest in all Proprietary Information that hereafter becomes available to him; and (ii) whenever requested by the Company to do so, execute and deliver such applications, assignments, licenses or other documents, and perform such other acts, as the Company may consider necessary to protect the rights, title and interest of the Company or its designee in all Proprietary Information assigned or to be assigned by the Executive pursuant to this Section 5(c).

     d. Return of Confidential and Proprietary Information. At any time at the request of the Company and promptly on the termination of the Executive's employment for any reason without the requirement of any request therefor, the Executive will deliver to the Company all the following then in the Executive's possession or subject to disposition by the Executive: (i) the originals and all copies of all Confidential Information; (ii) the originals and all copies of all Proprietary Information; (iii) the originals and all copies of all books, business forms, drawings, files, lists, memoranda, notebooks, notes, records and other documents (including all thereof stored in computer memories or on disks, on microfiche or by any other means) which relate to the Business or the Company, whether compiled, made or prepared by the Executive or by any other person; and (iv) all devices, equipment, tools and other tangible property owned or leased by the Company.

     e. Enforceability. It is the desire and intent of each of the parties that the covenants and agreements of the Executive in Sections 5(a),
          (b), (c) and (d) (the "Restrictive Covenants") be enforced to the fullest extent permissible under all applicable laws and public policies. Accordingly, if any particular portion of any Restrictive Covenant is adjudicated to be invalid or unenforceable, that Restrictive Covenant will be deemed amended (i) to reform the particular portion to provide for such maximum restrictions as will be valid and enforceable or, if that is not possible, then (ii) to delete therefrom the portion thus adjudicated to be invalid or unenforceable. The Restrictive Covenants will inure to the benefit of any successor or successors to the Company.

     f. Equitable Relief. The Executive acknowledges that (i) the Restrictive Covenants are expressly for the benefit of the Company, (ii) the Company would be irreparably injured by a violation of any of the Restrictive Covenants and (iii) the Company would have no adequate remedy at law in the event of such violation. Therefore, the Executive acknowledges and agrees that injunctive relief, specific performance or any other appropriate equitable remedy (without any bond or other security being required) are appropriate remedies to enforce compliance by the Executive with the Restrictive Covenants.

     6. Termination of Employment.

     a. For Due Cause. If the Company has Due Cause (as hereinafter defined) to terminate the Executive's employment, the Company will be entitled to terminate the Executive's employment at any time by delivering written notice of that termination to the Executive, in which event
          (i) that termination will be effective immediately on the delivery of that notice, (ii) the Company will pay to the Executive his Base Salary accrued and unpaid to the date of that termination, (iii) all of the SARs or Stock Options of the Executive granted pursuant to
          Section 3(e) of this Agreement which have not vested prior to the date of the termination will be canceled and (iv) all other rights and benefits the Executive may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs. "Due Cause" means: (i) the Executive has committed a willful serious act, such as fraud, embezzlement or theft, against the Company, intending to enrich himself at the expense of the Company;
          (ii) the Executive has been convicted of a felony (or entered a plea of nolo contendere to a felony charge); (iii) the Executive has engaged in conduct that has caused demonstrable and serious injury, monetary or otherwise, to the Company, except where such conduct was reasonable at the time taken in light of the then-current circumstances known to the Executive and/or such conduct was approved by the majority of the Board or a committee thereof; (iv) the Executive, in carrying out his duties hereunder, has been guilty of gross neglect or willful misconduct; (v) the Executive has refused to carry out his duties hereunder in dereliction of those duties and, after receiving written notice to such effect from the Company, failed to cure the existing problem within five days; or (vi) the Executive has materially breached this Agreement and has not remedied that breach within five days after receipt of written notice from the Company that the breach has occurred.

     b. Death. If the Executive dies, (i) the Executive's employment will terminate on the date of his death, (ii) the Company will pay to the Executive's estate the Executive's Base Salary accrued and unpaid through the end of the month in which he dies, (iii) all of the SARs or Stock Options of the Executive granted pursuant to Section 3(e) of this Agreement which have accrued but not vested prior to the date of his death will automatically vest as of the date of his death and (iv) all rights and benefits the Executive (or his estate) may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs.

     c. Disability. If the Executive suffers a Disability (as hereinafter defined), (i) the Executive's employment will terminate on the date on which the Company determines that Disability has occurred, (ii) the Company will pay to the Executive his Base Salary accrued and unpaid through the end of the month in which his employment is terminated because of that Disability, (iii) all of the SARs or Stock Options of the Executive granted pursuant to Section 3(e) of this Agreement which have accrued but not vested prior to the date on which the Company determines that Disability has occurred will automatically vest as of such date and (iv) all other rights and benefits the Executive may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs. "Disability" shall have the meaning ascribed to such term under any long-term disability insurance program of the Company applicable to the Executive or, in the absence of any such program, shall mean the inability or incapacity (by reason of a medically determinable physical or mental impairment) of the Executive to perform the duties and responsibilities then assigned to him hereunder for a period that can be reasonably expected to last more than 120 days. That inability or incapacity will be documented to the reasonable satisfaction of the Company by appropriate correspondence from registered physicians reasonably satisfactory to the Company.

     d. Voluntary Termination. The Executive may voluntarily terminate his employment at any time by providing at least 30 days' prior written notice to the Company, in which event, subject to the provisions of
          Section 6(e), (i) the termination will be effective 30 days after receipt of such notice by the Company or on such earlier date as the Company shall determine, (ii) the Company will pay to the Executive his Base Salary accrued and unpaid to the date his Employment terminates, (iii) all of the SARs or Stock Options of the Executive granted pursuant to Section 3(e) of this Agreement which have not vested prior to the date of the termination will be canceled and (iv) all other rights and benefits the Executive may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs. Notwithstanding the foregoing, the Executive may voluntarily terminate his employment at any time within 180 days following a Change in Control (as hereinafter defined) by providing at least 30 days' prior written notice to the Company, in which event (i) the termination will be effective 30 days after receipt of such notice by the Company or on such earlier date as the Company shall determine, (ii) the Company will pay to the Executive his Base Salary for a period equal to the lesser of one year or the remaining portion of the Employment Term, payable in accordance with the then-current payroll policies of the Company, (iii) all of the SARs or Stock Options of the Executive granted pursuant to Section 3(e) of this Agreement which have accrued but not vested prior to the date of such termination will automatically vest as of such date and
          (iv) all other rights and benefits the Executive may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of such plans and programs.

     e. Constructive Termination. If the Company (i) terminates the employment of the Executive other than for Due Cause or because of a Disability,
          (ii) effectively demotes the Executive to a lesser position than as provided in Section 2 or (iii) decreases the Executive's Base Salary below the level provided for by the terms of Section 3(a), then such action by the Company, unless consented to in writing by the Executive, shall be deemed to be a constructive termination
          ("Constructive Termination") by the Company of the Executive's employment. In the event of a Constructive Termination, (A) the Executive's employment will terminate immediately upon notice by the Company to the Executive pursuant to clause (i) above or 30 days after receipt of notice by the Executive to the Company of termination following either of events set forth in clauses (ii) and (iii) above (or on such earlier date as the Company shall determine), (B) the Executive shall be entitled to receive, from the date of Constructive Termination, his Base Salary for a period equal to the remaining portion of the Employment Term, payable in accordance with the then-current payroll policies of the Company, (C) all of the SARs or Stock Options of the Executive granted pursuant to Section 3(e) of this Agreement which have accrued but not vested prior to the date of such Constructive Termination will automatically vest as of the date of such termination and (D) all other rights and benefits the Executive may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of such plans and programs.

     7. Change in Control. Upon the occurrence of a Change in Control (as hereinafter defined), (i) if the employment of the Executive is terminated, (A) the Executive will be entitled to receive, from the date of such termination, his Base Salary for a period equal to the remaining portion of the Employment

Term, payable in accordance with the then-current payroll policies of the Company, (B) all of the SARs or Stock Options of the Executive granted pursuant to Section 3(e) of this Agreement which have accrued but not vested prior to the date on which the Change in Control has occurred will automatically vest as of such date and (C) all other rights and benefits the Executive may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs and (ii) if the employment of the Executive is not terminated, (A) the terms and provisions of this Agreement shall remain in full force and effect, (B) at the election of the Executive, the SARs or Stock Options of the Executive granted pursuant to Section 3(e) of this Agreement which have accrued but not vested prior to the date of such Change in Control shall either (x) vest or (y) remain accrued but not vested and (C) regardless of the election of the Executive pursuant to the immediately preceding clause, the SARs or Stock Options granted pursuant to Section 3(e) of this Agreement shall continue to accrue after the date of the Change in Control. In the event any accrued SARs vest as a result of a Change in Control (including pursuant to Section 6(d) above), whether automatically or upon the election of the Executive, the value of the SARs shall be calculated based on the average per share market price of the Common Stock for the 10 trading days immediately prior to the vesting date. A "Change in Control" means a change in control of the Company after the Effective Date, which shall be deemed to have occurred in any one of the following circumstances occurring after such date: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement;
(ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding voting securities; (iii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or
(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including, for this purpose, any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

     8. Notices. All notices, requests, demands and other communications given under or by reason of this Agreement must be in writing and will be deemed given when delivered in person or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as a party may specify by notice pursuant to this provision):

                  a.       If to the Company:

                           Tanknology-NDE International, Inc.
                           8900 Shoal Creek Boulevard
                           Austin, Texas 78758
                           Attn:  Chairman of the Board of Directors


                  b.       If to the Executive:

                           A. Daniel Sharplin
                           3509 Needles Drive
                           Austin, Texas  78746

     9. Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws (other than the rules governing conflicts of laws) of the State of Texas.

     10. Dispute Resolution. If any dispute arises between the Company and the Executive in connection with or related to the terms of this Agreement, the parties agree to promptly negotiate in good faith to resolve their differences and to mutually agree upon a resolution or resolutions to such disputes. If the parties fail to agree within 30 days after a dispute arises, either party shall have the right to submit the dispute for resolution to binding and final arbitration of a single arbitrator mutually agreed to by the Company and the Executive conducted in Austin, Texas in accordance with the rules of commercial arbitration of the American Arbitration Association. The prevailing party in any such arbitration proceeding shall be entitled to attorney's fees and other out-of-pocket expenses reasonably and necessarily incurred in connection with such proceeding, the amounts of which shall be contained in the award of the arbitrator.

     11. Additional Instruments. The Executive and the Company will execute and deliver any and all additional instruments and agreements that may be necessary or proper to carry out the purposes of this Agreement.

     12. Entire Agreement and Amendments. This Agreement contains the entire agreement of the Executive and the Company relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the Executive and the Company with respect to the subject matter hereof. This Agreement may not be amended or modified except by an agreement in writing signed by the party against whom enforcement of any waiver or modification is sought.

     13. Headings. The headings of Sections and subsections hereof are included solely for convenience of reference and will not control the meaning or interpretation of any of the provisions hereof.

     14. Tax Withholding. Notwithstanding any other provision hereof, the Company may withhold from amounts payable hereunder all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

     15. Separability. If any provision of this Agreement is rendered or declared illegal, invalid or unenforceable by reason of any existing or subsequently enacted legislation or by the final judgment of any court of competent jurisdiction, the Executive and the Company will promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

     16. Assignments. The Company may assign this Agreement to any person or entity succeeding to all or substantially all the business interests of the Company by merger or otherwise. The rights and obligations of the Executive under this Agreement are personal to him, and none of those rights, benefits or obligations will be subject to voluntary or involuntary alienation, assignment or transfer, except as otherwise contemplated hereby.

     17. Effect of Agreement. Subject to the provisions of Section 16 with respect to assignments, this Agreement will be binding on the Executive and his heirs, executors, administrators, legal representatives and assigns and on the Company and its successors and assigns, except as otherwise contemplated hereby.

     18. Execution. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which will constitute one and the same agreement.

     19. Waiver of Breach. The waiver by either party to this Agreement of a breach of any provision of the Agreement by the other party will not operate or be construed as a waiver by the waiving party of any subsequent breach by the other party.

     IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement effective as of the date first above written.


                                            TANKNOLOGY-NDE INTERNATIONAL, INC.



                                            By:  //s//  JAY ALLEN CHAFFEE
                                                  Jay Allen Chaffee
                                                  Chairman of the Board



                                            EXECUTIVE



                                              //s//  A. DANIEL SHARPLIN
                                            A. Daniel Sharplin

                       Schedule 1 to Employment Agreement

     Determination of Quantitative Bonus: The Quantitative Bonus to be paid to the Executive pursuant to Section 3.c. of the Employment Agreement will be based on achievement of "Target EBITDA" for the relative calendar year. Target EBITDA will be established by the Compensation Committee of the Board of Directors, and agreed to by the Executive, in conjunction with the Company's budgeting or budget revision processes. Target EBITDA will be closely related to, or equal to, the "mid-case" operating budget's EBITDA. Target EBITDA will be initially established as part of the Company's annual budget process and will be adjusted for subsequent significant transactions as part of the Company's budget revision process. The CEO's quantitative bonus will be equal to the sum of (i) a "Threshold bonus" as set forth in the table below for the achievement of 80% or greater of the Target EBITDA and (ii) an amount equal to a percentage of the amount of the excess of actual EBITDA less 80% of Target EBITDA as set forth in the table below. In the event the Compensation Committee and the Executive do not agree as to the Target EBITDA for any calendar year, Target EBITDA for such calendar year shall be $6,000,000.


                                                  additional
                                                 percentage of
                               threshold          EBITDA over
    actual EBITDA                bonus           baseline (80%)
    as % of target               amount             amount
----------------------------   ----------     ------------------
less than/equal to 79.5%               $0                  0.00%
79.6-84.5%                        $50,000                  0.00%
84.6-89.5%                        $50,000                  1.67%
89.6-94.5%                        $50,000                  2.50%
94.6%-99.5%                       $50,000                  3.33%
99.6-104.5%                       $50,000                  4.17%
104.6-109.5%                      $50,000                  5.00%
109.6-114.5%                      $50,000                  5.83%
114.6-119.5%                      $50,000                  6.67%
119.6-124.5%                      $50,000                  7.50%
greater than/equal to 124.6%      $50,000                  8.33%

                                 EXHIBIT 10.59




                         EXECUTIVE CONSULTING AGREEMENT

     This Executive Consulting Agreement (this "Agreement"), effective as of July 1, 1997 (the "Effective Date"), is entered into by and between Tanknology-NDE International, Inc., a Delaware corporation (the "Company"), and Bunker Hill Associates, Inc., a Delaware corporation (the "Contractor").

     WHEREAS, the Contractor is providing executive consulting services to the Company; and

     WHEREAS, the parties hereto desire to set forth the terms of the Contractor's engagement with the Company.

     NOW, THEREFORE, in consideration of the agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Engagement. Subject to the terms and conditions set forth below, the Company agrees to engage the Contractor, and the Contractor agrees to serve the Company, in the capacity and for the term specified below.

     2. Duties and Responsibilities. Contractor shall provide, during the Term of Agreement (as defined in Section 4), the services of Jay Allen Chaffee, or such other individual as the Company shall consent to in writing (the "Consultant"), who shall act for the Company in the capacity of Chairman of the Board. The Consultant is and shall remain an employee of the Contractor and shall not be an employee of the Company. The Consultant shall perform the duties, functions and services as are customarily or otherwise reasonably incidental to the position of Chairman of the Board, including assistance with
(i) strategic planning, (ii) negotiation of financing arrangements and (iii) negotiation of mergers, acquisitions, divestitures and other significant business transactions, provided that the Consultant shall not be obligated to expend in excess of 40 hours per month on the provision of such duties, functions or services.

     3. Consulting Compensation. As compensation for the Contractor's services hereunder during the Term of Agreement, the Company agrees as follows:

     a. The Company shall pay to the Contractor a monthly base retainer (the "Base Retainer") of $7,500 within 30 days after receipt of an invoice from the Contractor.

     b. The Company shall pay the Contractor $2,500 per month as a reimbursement for the executive secretarial support costs of the Contractor and shall reimburse the Contractor for the reasonable out-of-pocket expenses incurred by Consultant on behalf of Contractor in the course of performing the Contractor's duties hereunder. Contractor shall not be entitled to reimbursement for expenses incurred by any other personnel of Contractor unless such reimbursements shall have been approved by the Company in advance.

     c. The Company shall pay to the Contractor an annual bonus fee (the "Bonus Compensation") for each calendar year ending during the Term of Agreement, provided that the payment and amount of the Bonus Compensation, if any, shall be determined based on a qualitative review of the performance of the Consultant during the calendar year for which such Bonus Compensation is paid, shall be paid on or before March 31 of the following calendar year and shall be based upon the achievements of the Contractor during the applicable calendar year as compared to the value of comparable consulting services, as determined in the reasonable discretion of the Compensation Committee or, in the absence of the Compensation Committee, at the reasonable discretion of the Board as a whole.

     d. Pursuant to the Tanknology-NDE International, Inc. Amended and Restated 1989 Stock Option Plan, as adopted by the shareholders of the Company upon the recommendation of the Board at the annual meeting of the shareholders on August 14, 1997 (the "Incentive Plan"), the Compensation Committee hereby issues an Award (as defined in the Incentive Plan) to the Contractor of cash stock appreciation rights (the "SARs") for an aggregate of 800,016 shares of Common Stock of the Company to accrue at a rate of 19,048 shares of Common Stock per month during the initial Term of Agreement. Except as otherwise provided herein, all accrued SARs shall vest on December 31, 2000. The strike price (the "Strike Price") of the SARs shall be the per share market price of the Common Stock as of the last trade prior to the close of business on the Effective Date. Except as otherwise provided in this Agreement, once the SARs have vested, (i) the value of the SARs shall be equal to (A) the excess of the average per share market price of the Common Stock for the 90 days immediately prior to the vesting date over the Strike Price multiplied by (B) the number of shares of Common Stock represented by the SARs and (ii) a cash payment equal to such amount shall be made to the Contractor within 30 days after the date the SARs vest in accordance with the terms of this Agreement. Notwithstanding the foregoing, at any time prior to the earlier of (i) the vesting of the accrued SARs in accordance with this Agreement or
          (ii) December 31, 1998, the Company may, at its option, elect to convert the SARs into non-qualified options (the "Stock Options") to purchase up to a maximum of 800,016 shares of Common Stock at an exercise price equal to the Strike Price. The Stock Options shall accrue and vest under the terms set forth herein applicable to the accrual and vesting of the SARs and shall expire if not exercised within five years after the date such Stock Options vest.

     4. Term. Unless earlier terminated in accordance with Section 6 of this Agreement, the term of the Contractor's engagement under this Agreement (the "Term of Agreement") will be for an initial term of three and one-half years commencing on the Effective Date of this Agreement and ending, without the necessity of further action by any person, on December 31, 2000; provided, that the Company and the Contractor may extend the Term of Agreement for one or more additional periods by their mutual written consent signed by each of them.

     5. Restrictive Covenants.

     The Contractor acknowledges that: (i) the Company is currently engaged in the underground storage tank testing, monitoring, construction and equipment business and that the Company may expand its operations into related or unrelated lines of business in the future (the business and operations of the Company at any time during the Term of Agreement or at the termination of the Contractor's engagement for any reason being referred to herein as the "Business"); (ii) the Company conducts and expects to continue to conduct the Business throughout the United States and in international markets; (iii) the Contractor's work for the Company has given and will continue to give the Contractor access to and knowledge of the trade secrets of and other confidential information concerning the Company; and (iv) the Contractor's covenants in this Section 5 are essential to protect the Business and the goodwill of the Company. The Contractor covenants to cause each employee of the Contractor who works for or on behalf of the Company pursuant to this Agreement, including the Consultant, to enter into an agreement with the Contractor for the benefit of the Company providing for the restrictive covenants set forth in this
Section 5.

     a. Competition. In light of the foregoing, the Contractor covenants that the Contractor will not, at any time during the Term of Agreement or the period of 730 consecutive days after the first to occur of the expiration of the Term of Agreement or the termination of the Contractor's engagement pursuant to Section 6(a), (c) or (d):
          (i) accept employment with or render service to any person, firm, corporation or other enterprise that is engaged in a business directly competitive with the Business and is operating or conducting its business within 200 miles of any office of the Company or any sales or service agent or other representative of the Company as of the date of the termination of the engagement hereunder; (ii) directly or indirectly own, finance or control, or participate in the ownership or control of, or be connected as a principal, agent, representative, consultant, advisor, investor, owner, partner, financier, manager or joint venturer with, or permit the Contractor's name to be used by or in connection with, any business or enterprise directly competitive with the Business (provided, however, that the Contractor may invest as an investor in the voting securities of any person that is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so long as (A) the aggregate amount of those securities the Contractor owns directly or indirectly is less than five percent of the total outstanding voting securities of that person and (B) the Contractor has no other affiliation with that person); (iii) call on, solicit or perform services for, directly or indirectly, or aid, directly or indirectly, any other person, entity or organization (other than the Company) in calling on, soliciting or performing services for, directly or indirectly, any person that at that time is, or at any time within one year prior to that time was, a customer of the Company or any prospective customer that had or, to the knowledge of the Contractor, was about to receive a business proposal from the Company, for the purpose of soliciting or selling any product or service in competition with the Company; (iv) accept (otherwise than on behalf of the Company), directly or indirectly, the business of any person that at that time is, or at any time prior to that time was, a customer of the Company, or request, advise or suggest to any such person that such person curtail, cancel or withdraw its business from the Company; or (v) otherwise than on behalf the Company, solicit the employment of any person who at that time is employed on a full- or part-time basis by the Company, or induce or advise any such person to leave the employ the Company.

     b. Confidential Information. The Contractor acknowledges: (i) the Company has a legitimate business interest in the protection of its
          Confidential Information (as hereinafter defined); and (ii) the Company's Confidential Information is a valuable asset worthy of and subject to protection by the Company. Accordingly, the Contractor covenants that: (i) during the Term of Agreement and thereafter, the Contractor will keep confidential all Confidential Information of the Company which is known to the Contractor and, except with the specific prior written consent of the Company or as required to be disclosed by law or the order of any agency, court or other governmental authority, not disclose that Confidential Information to any person except the Company and its employees, accountants, counsel and other designated representatives. "Confidential Information" of the Company means all know-how, trade secrets and other confidential or nonpublic information prepared for, by or on behalf of, or in the possession of the Company, including (i) nonpublic Proprietary Information (as hereinafter defined), (ii) other information derived from reports, investigations, research, studies, work in progress, codes, marketing, sales or service programs, capital expenditure projects, cost summaries, equipment, product or system designs or drawings, pricing or other formulae, contract analyses, financial information, projections, customer lists, agreements with vendors, joint venture agreements, and confidential filings with any agency, court or other governmental authority and (iii) all other concepts, methods, techniques and processes of doing business, ideas or information that can be used in the operation of a business or other enterprise and is sufficiently valuable, or potentially valuable, and secret to afford an actual or potential economic advantage over others. Confidential Information of the Company does not include any information that currently is generally available to and generally known by the public or, through no fault of the Contractor, hereafter becomes generally available to and generally known by the public.

     c. Proprietary Information. "Proprietary Information" means all the following that (i) relates to or is used or useful in the Business or any logical extension thereof or results from the Contractor's work for the Company and (ii) is conceived or created by the Contractor, either alone or in collaboration with any other person or persons, at any time and in any place on or after the Effective Date of this Agreement and prior to the termination of the Contractor's engagement for any reason: all conceptions and ideas for inventions, improvements or valuable discoveries, whether or not patentable, all trade secrets, all works of authorship (including illustrations, writings, computer programs and software) and all other business or technical information. The Contractor will promptly disclose to the Company as it becomes available to the Contractor all Proprietary Information and hereby assigns to the Company all the Contractor's right, title and interest in all Proprietary Information available to the Contractor as of the Effective Date of this Agreement. The Contractor covenants and agrees that the Contractor will: (i) assign to the Company or its designee all the Contractor's right, title and interest in all Proprietary Information that hereafter becomes available to him; and
          (ii) whenever requested by the Company to do so, execute and deliver such applications, assignments, licenses or other documents, and perform such other acts, as the Company may consider necessary to protect the rights, title and interest of the Company or its designee in all Proprietary Information assigned or to be assigned by the Contractor pursuant to this Section 5(c).

     d. Return of Confidential and Proprietary Information. At any time at the request of the Company and promptly on the termination of the Contractor's engagement for any reason without the requirement of any request therefor, the Contractor will deliver to the Company all the following then in the Contractor's possession or subject to disposition by the Contractor: (i) the originals and all copies of all Confidential Information; (ii) the originals and all copies of all

          Proprietary Information; (iii) the originals and all copies of all books, business forms, drawings, files, lists, memoranda, notebooks, notes, records and other documents (including all thereof stored in computer memories or on disks, on microfiche or by any other means) which relate to the Business or the Company, whether compiled, made or prepared by the Contractor or by any other person; and (iv) all devices, equipment, tools and other tangible property owned or leased by the Company.

     e. Enforceability. It is the desire and intent of each of the parties that the covenants and agreements of the Contractor in Sections 5(a),
          (b), (c) and (d) (the "Restrictive Covenants") be enforced to the fullest extent permissible under all applicable laws and public policies. Accordingly, if any particular portion of any Restrictive Covenant is adjudicated to be invalid or unenforceable, that Restrictive Covenant will be deemed amended (i) to reform the particular portion to provide for such maximum restrictions as will be valid and enforceable or, if that is not possible, then (ii) to delete therefrom the portion thus adjudicated to be invalid or unenforceable. The Restrictive Covenants will inure to the benefit of any successor or successors to the Company.

     f. Equitable Relief. The Contractor acknowledges that (i) the Restrictive Covenants are expressly for the benefit of the Company, (ii) the Company would be irreparably injured by a violation of any of the Restrictive Covenants and (iii) the Company would have no adequate remedy at law in the event of such violation. Therefore, the Contractor acknowledges and agrees that injunctive relief, specific performance or any other appropriate equitable remedy (without any bond or other security being required) are appropriate remedies to enforce compliance by the Contractor with the Restrictive Covenants.

     6. Termination of Engagement.

     a. For Due Cause. If the Company has Due Cause (as hereinafter defined) to terminate the Contractor's or the Consultant's engagement, the Company will be entitled to terminate the Contractor's or the Consultant's engagement at any time by delivering written notice of that termination to the Contractor, in which event (i) that termination will be effective immediately on the delivery of that notice, (ii) the Company will pay to the Contractor the Contractor's Base Retainer accrued and unpaid to the date of that termination,
          (iii) all of the SARs or Stock Options of the Contractor granted pursuant to Section 3(d) of this Agreement which have not vested prior to the date of the termination will be canceled and (iv) all other rights and benefits the Contractor or the Consultant may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs. "Due Cause" means: (i) the Contractor or the Consultant has committed a willful serious act, such as fraud, embezzlement or theft, against the Company, intending to enrich the Contractor or the Consultant at the expense of the Company;
          (ii) the Consultant has been convicted of a felony (or entered a plea of nolo contendere to a felony charge); (iii) the Contractor or the Consultant has engaged in conduct that has caused demonstrable and serious injury, monetary or otherwise, to the Company, except where such conduct was reasonable at the time taken in light of the then-current circumstances known to the Contractor or the Consultant and/or such conduct was approved by a majority of the Board or a committee thereof; (iv) the Consultant, in carrying out the Consultant's duties hereunder, has been guilty of gross neglect or willful misconduct; (v) the Contractor or the Consultant has refused to carry out their duties hereunder in dereliction of those duties and, after receiving written notice to such effect from the Company, failed to cure the existing problem within five days; or (vi) the Contractor or the Consultant has materially breached this Agreement and has not remedied that breach within five days after receipt of written notice from the Company that the breach has occurred.

     b. Death. If the Consultant dies and is not replaced upon the mutual agreement of the Company and the Contractor, (i) the Contractor's engagement will terminate on the date of the Consultant's death, (ii) the Company will pay to the Contractor the Contractor's Base Retainer accrued and unpaid through the end of the month in which the Consultant dies, (iii) all of the SARs or Stock Options of the Contractor granted pursuant to Section 3(d) of this Agreement which have accrued but not vested prior to the date of the Consultant's death will automatically vest as of the date of the Consultant's death and (iv) all rights and benefits the Contractor may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs.

     c. Disability. If the Consultant suffers a Disability (as hereinafter defined) and is not replaced upon the mutual agreement of the Company and the Contractor, (i) the Contractor's engagement will terminate on the date on which the Company determines that Disability has occurred,
          (ii) the Company will pay to the Contractor the Contractor's Base Retainer accrued and unpaid through the end of the month in which the Contractor's engagement is terminated because of that Disability,
          (iii) all of the SARs or Stock Options of the Contractor granted pursuant to Section 3(d) of this Agreement which have accrued but not vested prior to the date on which the Company determines that Disability has occurred will automatically vest as of such date and
          (iv) all other rights and benefits the Contractor may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs. "Disability" shall have the meaning ascribed to such term under any long-term disability insurance program of the Company applicable to the Consultant or, in the absence of any such program, shall mean the inability or incapacity (by reason of a medically determinable physical or mental impairment) of the Consultant to perform the duties and responsibilities assigned to the Consultant hereunder for a period that can be reasonably expected to last more than 120 days. That inability or incapacity will be documented to the reasonable satisfaction of the Company by appropriate correspondence from registered physicians reasonably satisfactory to the Company.

     d. Voluntary Termination by the Contractor. The Contractor may voluntarily terminate the Contractor's engagement at any time by providing at least 30 days' prior written notice to the Company, in which event (i) the termination will be effective 30 days after receipt of such notice by the Company or on such earlier date as the Company shall determine, (ii) the Company will pay to the Contractor the Contractor's Base Retainer accrued and unpaid to the date the Contractor's engagement, (iii) all of the SARs or Stock Options of the Contractor granted pursuant to Section 3(d) of this Agreement which have not vested prior to the date of the termination will be canceled and (iv) all other rights and benefits the Contractor may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs.

     e. Voluntary Termination by the Company. The Company may voluntarily terminate the Contractor's engagement at any time, provided that if the Company terminates the engagement of the Contractor other than for Due Cause or because of a Disability, (i) the Contractor shall be entitled to receive, from the date of such termination, the Contractor's Base Retainer for a period equal to the remaining portion of the Term of Agreement, payable in accordance with the then-current payment arrangements between the Company and the Contractor, (ii) all of the SARs or Stock Options of the Contractor granted pursuant to
          Section 3(d) of this Agreement which have accrued but not vested prior to the date of such termination will automatically vest as of the date of such termination and (iii) all other rights and benefits the Contractor may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of such plans and programs.

     7. Change in Control. Upon the occurrence of a Change in Control (as hereinafter defined), (i) if the engagement of the Contractor is terminated, (A) the Contractor will be entitled to receive, from the date of such termination, the Contractor's Base Retainer for a period equal to the remaining portion of the Term of Agreement, payable in accordance with the then- current payment arrangements between the Company and the Contractor, (B) all of the SARs or Stock Options of the Contractor granted pursuant to Section 3(d) of this Agreement which have accrued but not vested prior to the date on which the Change in Control has occurred will automatically vest as of such date and (C) all other rights and benefits the Contractor may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs and (ii) if the engagement of the Contractor is not terminated, (A) the terms and provisions of this Agreement shall remain in full force and effect, (B) at the election of the Contractor, the SARs or Stock Options of the Contractor granted pursuant to Section 3(d) of this Agreement which have accrued but not vested prior to the date of such Change in Control shall either (x) vest or (y) remain accrued but not vested and (C) regardless of the election of the Contractor pursuant to the immediately preceding clause, the SARs or Stock Options granted pursuant to Section 3(d) of this Agreement shall continue to accrue after the date of the Change in Control. In the event any accrued SARs vest as a result of a Change in Control, whether automatically or upon the election of the Contractor, the value of the SARs shall be calculated based on the average per share market price of the Common Stock for the 10 trading days immediately prior to the vesting date. A "Change in Control" means a change in control of the Company after the Effective Date, which shall be deemed to have occurred in any one of the following circumstances occurring after such date:
(i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding voting securities; (iii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or
(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including, for this purpose, any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

     8. Notices. All notices, requests, demands and other communications given under or by reason of this Agreement must be in writing and will be deemed given when delivered in person or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as a party may specify by notice pursuant to this provision):

                  a.       If to the Company:

                           Tanknology-NDE International, Inc.
                           8900 Shoal Creek Boulevard
                               Austin, Texas 78758
                                 Attn: President


                  b.       If to the Contractor:

                          Bunker Hill Associates, Inc.
                           712 Main Street, Suite 1700
                              Houston, Texas 77002
                                 Attn: Chairman

     9. Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws (other than the rules governing conflicts of laws) of the State of Texas.

     10. Dispute Resolution. If any dispute arises between the Company and the Contractor in connection with or related to the terms of this Agreement, the parties agree to promptly negotiate in good faith to resolve their differences and to mutually agree upon a resolution or resolutions to such disputes. If the parties fail to agree within 30 days after a dispute arises, either party shall have the right to submit the dispute for resolution to binding and final arbitration of a single arbitrator mutually agreed to by the Company and the Contractor conducted in Austin, Texas in accordance with the rules of commercial arbitration of the American Arbitration Association. The prevailing party in any such arbitration proceeding shall be entitled to attorney's fees and other out-of-pocket expenses reasonably and necessarily incurred in connection with such proceeding, the amounts of which shall be contained in the award of the arbitrator.

     11. Additional Instruments. The Contractor and the Company will execute and deliver any and all additional instruments and agreements that may be necessary or proper to carry out the purposes of this Agreement.

     12. Entire Agreement and Amendments. This Agreement contains the entire agreement of the Contractor and the Company relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the Contractor and the Company with respect to the subject matter hereof, including without limitation that certain Executive Consulting Agreement between the Company and the Contractor dated May 30, 1991. This Agreement may not be amended or modified except by an agreement in writing signed by the party against whom enforcement of any waiver or modification is sought.

     13. Headings. The headings of Sections and subsections hereof are included solely for convenience of reference and will not control the meaning or interpretation of any of the provisions hereof.

     14. Tax Indemnification. Contractor hereby agrees to indemnify and hold harmless the Company from any loss, claim, liability or action arising out of or related to the failure of the Company to withhold from amounts payable hereunder any federal, state, local or foreign taxes required to be withheld by applicable laws or regulations.

     15. Separability. If any provision of this Agreement is rendered or declared illegal, invalid or unenforceable by reason of any existing or subsequently enacted legislation or by the final judgment of any court of competent jurisdiction, the Contractor and the Company will promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

     16. Assignments. The Company may assign this Agreement to any person or entity succeeding to all or substantially all the business interests of the Company by merger or otherwise. None of the rights and obligations of the Contractor under this Agreement will be subject to voluntary or involuntary alienation, assignment or transfer, except as otherwise contemplated hereby.

     17. Effect of Agreement. Subject to the provisions of Section 16 with respect to assignments, this Agreement will be binding on the Contractor and the Company and their respective successors and assigns, except as otherwise contemplated hereby.

     18. Execution. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which will constitute one and the same agreement.

     19. Waiver of Breach. The waiver by either party to this Agreement of a breach of any provision of the Agreement by the other party will not operate or be construed as a waiver by the waiving party of any subsequent breach by the other party.

     IN WITNESS WHEREOF, the Contractor and the Company have executed this Agreement effective as of the date first above written.


                                TANKNOLOGY-NDE INTERNATIONAL, INC.



                                By:  //s//  A. DANIEL SHARPLIN
                                      A. Daniel Sharplin
                                      President and Chief Executive Officer



                                BUNKER HILL ASSOCIATES, INC.



                                By:  //s//  JAY ALLEN CHAFFEE
                               Name:  Jay Allen Chaffee
                              Title:  President

                                 EXHIBIT 10.60




                               AMENDMENT NO. 1 TO
                            THE EMPLOYMENT AGREEMENT

     This Amendment No. 1 to the Employment Agreement (the "Amendment No. 1"), effective as of July 2, 1997, is entered into by and between Tanknology-NDE International, Inc., a Delaware corporation (the "Company") and A. Daniel Sharplin (the "Executive"). Capitalized terms used herein but not defined herein shall have the meaning assigned to them in the Employment Agreement (the
"Employment Agreement"), dated as of July 1, 1997, by and between the Company and the Executive.

     Pursuant to Section 3(e) of the Employment Agreement, the Company elects to convert the SARs granted to the Executive under the Employment Agreement into Stock Options to purchase up to a maximum of 1,200,024 shares of Common Stock at an exercise price equal to the Strike Price.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment No. 1 effective as of the date first above written.

                                         TANKNOLOGY-NDE INTERNATIONAL, INC.



                                       By:  //s//  JAY ALLEN CHAFFEE
                                               Jay Allen Chaffee
                                               Chairman of the Board


                                         EXECUTIVE



                                       By: //s//  A. DANIEL SHARPLIN
                                                A. Daniel Sharplin

                                 EXHIBIT 10.61




                               AMENDMENT NO. 1 TO
                       THE EXECUTIVE CONSULTING AGREEMENT

     This Amendment No. 1 to the Executive Consulting Agreement (the "Amendment No. 1"), effective as of July 2, 1997, is entered into by and between Tanknology-NDE International, Inc., a Delaware corporation (the "Company") and Bunker Hill Associates, Inc., a Delaware corporation (the "Contractor"). Capitalized terms used herein but not defined herein shall have the meaning assigned to them in the Executive Consulting Agreement (the "Executive Consulting Agreement"), dated as of July 1, 1997, by and between the Company and the Contractor.

     Pursuant to Section 3(e) of the Executive Consulting Agreement, the Company elects to convert the SARs granted to the Contractor under the Executive Consulting Agreement into Stock Options to purchase up to a maximum of 800,016 shares of Common Stock at an exercise price equal to the Strike Price.

     IN WITNESS WHEREOF, the Company and the Contractor have executed this Amendment No. 1 effective as of the date first above written.

                             TANKNOLOGY-NDE INTERNATIONAL, INC.



                             By:  //s//  A. DANIEL SHARPLIN
                                   A. Daniel Sharplin
                                   President and Chief Executive Officer


                             BUNKER HILL ASSOCIATES, INC.



                             By:  //s//  JAY ALLEN CHAFFEE
                                   Jay Allen Chaffee
                                    President

                                  EXHIBIT 10.62




                      AMENDMENT TO STOCK PURCHASE AGREEMENT


     This AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of October 30, 1997, is entered into by and between Watson General Corporation, a California corporation ("Buyer"), and Tanknology-NDE International, Inc. ("Seller"). This Amendment amends the Stock Purchase Agreement dated May 22, 1997, which was entered into by and between Buyer and Seller (the "Stock Purchase Agreement").

                                   WITNESSETH:

     WHEREAS, on August 13, 1996, NDE Environmental Corporation changed its name to Tanknology-NDE International, Inc; and

     WHEREAS, on May 22, 1997, Buyer and Seller entered into the Stock Purchase Agreement which provided for the sale by Seller of USTMAN Industries, Inc., a Delaware corporation to Buyer; and

     WHEREAS, pursuant to the Stock Purchase Agreement, certain adjustments to the purchase price were to be made in accordance with the terms and conditions of Section 2.4 of the Stock Purchase Agreement; and

     WHEREAS, a dispute has arisen regarding the calculation of the adjustment to the purchase price; and

     WHEREAS, Buyer and Seller desire to settle such dispute and have agreed upon the adjustment to the purchase price;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereby agree as follows:

                                    ARTICLE I

     Section 1.1 Post Closing Adjustment. The parties agree that the adjustment required pursuant to Section 2.4 of the Stock Purchase Agreement shall be $376,000 so that the purchase price shall be adjusted upward by $376,000 (the "Post Closing Adjustment Amount").

     Section 1.2 Payment of Post Closing Adjustment. Buyer agrees to pay the Post Closing Adjustment Amount within one business day of the date of this Amendment by wire transfer to an account designated by Seller.

                                   ARTICLE II

     Section 2.1 General Release. Buyer agrees to release any and all claims which relate to the calculation of the Post Closing Adjustment Amount, including but not limited to, claims which arise from any accounting issue which may have effected the calculation of the Post Closing Adjustment Amount.

     Section 2.2 Other Releases. Buyer agrees to release any and all claims which may arise or have arisen under Sections 4.13, 4.17 and 4.25 of the Stock Purchase Agreement. Buyer also agrees to release any and all claims which may arise or have arisen under Section 4.15 of the Stock Purchase Agreement; provided that, Buyer does not release any claims which may arise or have arisen under Section 4.15 and for which Seller has agreed to indemnify Buyer pursuant to Section 7.1(a)(iv) and (v) of the Stock Purchase Agreement; further provided that, Buyer does agree to release any and all claims which relate to any Gasamat contract credits and for which Seller has agreed to indemnify Buyer pursuant to
Section 7.1(a)(v) of the Stock Purchase Agreement.

                                   ARTICLE III

     Section 3.1 Pre-Closing Intercompany Accounts. Both Buyer and Seller agree to release any and all claims related to any and all billings for services rendered between the two parties prior to the closing date of the Stock Purchase Agreement.

                                   ARTICLE IV

     Section 4.1 Post Closing Billings - Buyer. Buyer agrees to process all outstanding billings related to services provided to Seller and which were rendered after the closing date of the Stock Purchase Agreement, through the date of this Amendment, within 5 business days of the date of this Amendment. Buyer agrees to pay any and all billings which are payable for services rendered by Seller and which are billed pursuant to Section 4.2 hereof within 30 days of the receipt of such billing.

     Section 4.2 Post Closing Billings - Seller. Seller agrees to process all outstanding billings related to services provided to Buyer and which were rendered after the closing date of the Stock Purchase Agreement, through the date of this Amendment, within 5 business days of the date of this Amendment. Seller agrees to pay any and all billings which are payable for services rendered by Buyer and which are billed pursuant to Section 4.1 hereof within 30 days of the receipt of such billing.

                                    ARTICLE V

     Section 5.1 Effect of Amendment. This Amendment constitutes the only amendment to the Stock Purchase Agreement. Except as expressly provided for or superseded by this Amendment, the original provisions of the Stock Purchase Agreement shall remain in effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

                                 WATSON GENERAL CORPORATION



                                 By:  //s//  RONALD G. CRANE
                                        Ronald G. Crane
                                        Chairman of the Board


                       TANKNOLOGY-NDE INTERNATIONAL, INC.



                                 By:  //s//  JAY ALLEN CHAFFEE
                                        Jay Allen Chaffee
                                        Chairman of the Board of Directors

                                 EXHIBIT 10.63



                         PRECISION TANK TESTING LIMITED
                               PURCHASE OF ASSETS
                                       OF
                          TANKNOLOGY CANADA (1988) INC.




                            ASSET PURCHASE AGREEMENT









                                   Smith Lyons

                                TABLE OF CONTENTS


ARTICLE 1         DEFINITIONS.................................................1
         1.1      Definitions.................................................1
         1.2      Schedules and Appendices....................................5
         1.3      Sections and Headings.......................................6
         1.4      Extended Meanings...........................................6
         1.5      Currency....................................................6

ARTICLE 2         PURCHASE AND SALE OF PURCHASED ASSETS.......................7
         2.1      Agreement to Purchase.......................................7
         2.2      Excluded Assets.............................................8
         2.3      Assumed Liabilities.........................................8
         2.4      No Assumption of Other Liabilities..........................9

ARTICLE 3         PURCHASE PRICE..............................................9
         3.1      Purchase Price..............................................9
         3.2      Business Expenses...........................................9
         3.3      Sales and Transfer Taxes...................................10
         3.4      GST Election...............................................10

ARTICLE 4         ADDITIONAL COVENANTS OF THE PARTIES........................10
         4.1      Additional Agreements......................................10
         4.2      New Lease..................................................11
         4.3      Offers of Employment.......................................11
         4.4      Bulk Sales Act.............................................11
         4.5      Transfer and Delivery of Purchased Assets..................11

ARTICLE 5         CLOSING ARRANGEMENTS.......................................11
         5.1      Closing....................................................11
         5.2      Closing Procedures.........................................12

ARTICLE 6         CONDITIONS OF CLOSING......................................12
         6.1      Conditions for Purchaser's Benefit.........................12
         6.2      Conditions for Vendor's Benefit............................13

ARTICLE 7         REPRESENTATIONS AND WARRANTIES.............................15
         7.1      Representations and Warranties of Vendor...................15
         7.2      Representations and Warranties of Purchaser................22
         7.3      Survival...................................................23

ARTICLE 8         INDEMNITY..................................................24
         8.1      Indemnity of Purchaser.....................................24
         8.2      Carriage of Legal Proceedings..............................24
         8.3      Settlement.................................................25
         8.4      Limitation on Liability....................................25
         8.5      Indemnity of Vendor........................................25

ARTICLE 9         POST-CLOSING COVENANTS.....................................25
         9.1      Corporate Name.............................................25
         9.2      Motor Vehicles.............................................26
         9.3      Collection of Accounts Receivable..........................26
         9.4      Administrative Assistance to Vendor........................26
         9.5      Sure-Test Western Canadian Licence.........................27

ARTICLE 10  ARBITRATION......................................................27
         10.1     Arbitration................................................27

ARTICLE 11  GENERAL..........................................................28
         11.1     Further Assurances.........................................28
         11.2     Entire Agreement...........................................28
         11.3     Invalidity of Provisions...................................28
         11.4     Applicable Law.............................................28
         11.5     Notices....................................................29
         11.6     No Brokers.................................................29
         11.7     Costs and Expenses.........................................30
         11.8     Announcements..............................................30
         11.9     Time of the Essence........................................30
         11.10    Successors and Assigns.....................................30
         11.11    Counterparts...............................................30

                            ASSET PURCHASE AGREEMENT


     THIS AGREEMENT made as of the 19th day of February, 1997 among PRECISION TANK TESTING LIMITED, a corporation incorporated under the laws of the Province of Ontario ("Purchaser"), TANKNOLOGY CANADA (1988) INC., a corporation incorporated under the federal laws of Canada ("Vendor"), NDE ENVIRONMENTAL CORPORATION, a corporation incorporated under the laws of Delaware ("Parent") and TANKNOLOGY/NDE CORPORATION, a corporation incorporated under the laws of the State of Delaware ("Tanknology-USA").

     WHEREAS Vendor carries on the business of the testing and analysis of underground storage tanks in Canada (the "Business"), which Purchaser wishes to acquire pursuant to the provisions hereof;

     NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

     1.1 Definitions: In this Agreement, the recitals and the Schedules and in any amendments hereto, unless the context otherwise requires or unless otherwise defined in any such Schedule or amendment, the following words and phrases shall have the meanings set forth after them:

          "Accounts Receivable" means the accounts receivable of Vendor in connection with the Business conducted on or before the Effective Date and as listed on Schedule 7.1.26;

          "Affiliate" and "Associate" have the meanings ascribed thereto in the Business Corporations Act (Ontario);

          "Agreement" means this agreement and all Schedules, Appendices and all instruments supplemental hereto or in amendment or confirmation hereof, and "hereof", "hereto", "hereunder" and similar expressions, mean and refer to this Agreement as a whole and not to any particular Article or section or subsection, and "Article" or "section" or "subsection" or "paragraph" mean and refer to the specified Article or section or subsection or paragraph of this Agreement;

          "Appendices" means the appendices attached to and forming part of this Agreement;

          "Assignment,   Conveyance   and   Assumption   Agreement"   means  the
          assignment, conveyance and assumption agreement in the form attached hereto as Appendix 1.1;

          "Business" has the meaning ascribed thereto in the recitals of this Agreement;

          "Business Day" means any day other than Saturday, Sunday and statutory holidays in the Province of Ontario;

          "Claims" has the meaning ascribed thereto in section 8.1;

          "Closing" means the closing of the purchase and sale of the Purchased Assets as contemplated hereunder;

          "Closing Date" means February 19, 1997 or such other date as may be agreed to in writing by the parties hereto;

          "Contract" means any agreement, obligation, license, joint venture agreement, contract, understanding, commitment, engagement, indenture or instrument to which Vendor is a party or by which it is bound, whether written or oral, including, without limitation, the Customer Contracts, Other Contracts, Equipment Leases and Real Property Leases;

          "Customer   Contracts"   has   the   meaning   ascribed   thereto   in
          section 2.1(i);

         "Customer Lists" has the meaning ascribed thereto in section 2.1(i);

          "Effective Date" means February 1, 1997, the effective date of completion of the within asset purchase transaction;

          "Employees" means the employees of Vendor employed on the date of this Agreement including those on pregnancy or sick leave, temporary lay-off or short term or long term disability and who are listed in
          Schedule 7.1.17;

          "Equipment" has the meaning ascribed thereto in section 2.1(b);

          "Equipment Leases" means the lease agreements relative to the Leased Equipment listed in Schedule 7.1.15;

          "Excluded Assets" has the meaning ascribed thereto in section 2.2;

          "Existing Tanknology Licence Agreement" means the agreement dated as of the 1st day of September, 1997, between Vendor and Tanknology Corporation International (a predecessor corporation of Tanknology-USA) pursuant to which Vendor was granted a licence to use certain Intellectual Property;

          "GST" means any and all taxes payable under Part IX of the Excise Tax Act (Canada);

          "Goodwill" has the meaning ascribed thereto in section 2.1(l);

          "Intellectual Property" means patents, patent applications, inventions, licences, designs, registered designs, applications to register designs, registered and unregistered copyright and applications to register copyright, trade secrets, confidential information, know-how, trade names, registered and unregistered trade marks and applications to register trade marks, personalty rights and other proprietary rights used or proposed to be used;

          "Inventory" has the meaning ascribed therein in section 2.1(d);

          "Leased Equipment" means the leased equipment currently used in the Business, as listed in Schedule 7.1.15;

          "Leased Premises" means all of the lands and buildings leased by Vendor and used to carry on the Business including, without limitation, the leased real property interests listed in Schedule
          7.1.14 hereto;

          "Office Equipment" has the meaning ascribed thereto in section 2.1(e);

          "Other Contracts" has the meaning ascribed thereto in section 2.1(j);

          "Patents" means the patents and patent application comprising the Tanknology Intellectual Property and listed in Schedule 2.1(f);

          "Person" means an individual, corporation, partnership, trust, trustee or any unincorporated organization, and words importing persons have a similar meaning;

          "Pro  Eco"  means  Pro  Eco,  Inc.,  a  Delaware   corporation  and  a
          wholly-owned subsidiary of Parent;

          "Purchase Price" has the meaning ascribed thereto in section 3.1;

          "Purchased Assets" has the meaning ascribed thereto in section 2.1;

          "Purchaser's Counsel" means Smith Lyons of Toronto, Ontario or such other firm of solicitors reasonably acceptable to Vendor as Purchaser may appoint with respect to this Agreement and the matters contemplated hereby;

          "Purchaser's   Counsel's   Closing   Opinion"   means  an  opinion  of
          Purchaser's Counsel addressed to Vendor and in the form appended hereto as Appendix 6.2.5;

          "Real Property Leases" means the lease agreements relating to the Leased Premises listed in Schedule 7.1.14;

          "Records" has the meaning ascribed thereto in section 2.1(m);

          "Schedules" means the schedules attached to and forming part of this Agreement;

          "Sure-Test Licence Agreement" means the amended and restated licence agreement between Pro Eco and Purchaser in the form attached hereto as Appendix 4.1.4 pursuant to which Pro Eco grants an exclusive, transferable, perpetual, fully-paid licence to use the Sure-Test software and related intellectual property in Canada;

          "Sure-Test Licence Fee" means the initial licence fee in the amount of $10,000 payable by Purchaser to Pro Eco pursuant to the Sure-Test Licence Agreement;

          "Sure-Test Support Agreement" means the technology and software support agreement dated as of the date hereof between Purchaser and Pro Eco in the form attached hereto as Appendix 4.1.5;

          "Tanknology Intellectual Property" means the Intellectual Property licensed to Vendor pursuant to the Existing Tanknology Licence Agreement;

          "Tanknology Intellectual Property Price" means the acquisition price in the amount of $1,000,000 for the Patents and $25,000 for the Trade-marks payable by Purchaser to Tanknology-USA pursuant to the Tanknology's Intellectual Property Transfer Agreement;

          "Tanknology Intellectual Property Transfer Agreement" means the agreement between Tanknology-USA and Purchaser in the form appended as Appendix 4.1.1 pursuant to which Tanknology-USA sells, transfers and assigns to Purchaser all of its rights in certain software, patents, trade-marks and trade secrets relating to the Business;

          "Tanknology Licence Agreement" means an agreement between Tanknology-USA and Purchaser in the form attached hereto as Appendix
          4.1.2 pursuant to which Tanknology-USA grants to Purchaser an exclusive, transferable, perpetual, fully-paid licence to use, throughout Canada, certain computer programs and related intellectual property;

          "Tanknology Licence Fee" means the fee in the amount of $125,000 payable by Purchaser to Tanknology-USA pursuant to the Tanknology Licence Agreement;

          "Tanknology Support Agreement" means the technology and software support agreement between Purchaser, Tanknology-USA and Parent in the form attached hereto as Appendix 4.1.3;

          "Tax" or "Taxes" means all federal, state, provincial, local and foreign income, estimated income, business, occupation, franchise, ad valorem, property, value added, sales, use, gross receipts, employment or withholding taxes or assessments, including any interest, penalties or additions thereon or in respect thereof for which a party is or may become liable;

          "Tax Returns" means any return or statement filed or to be filed with any Tax authority by or including the Vendor in connection with the determination, assessment, collection or administration of any Tax;

          "Test Vans" has the meaning ascribed thereto in section 2.1(a);

          "Tools" has the meaning ascribed thereto in section 2.1(c);

          "Trade-marks"   means  the   trade-marks   comprising  the  Tanknology
          Intellectual Property and listed in Schedule 2.1(f);

          "USTMAN" means USTMAN Industries, Inc., a Delaware corporation, and a wholly-owned subsidiary of Parent;

          "USTMAN SIR Licence Agreement" means the licence agreement between USTMAN and Purchaser in the form attached hereto as Appendix 4.1.7-A;

          "USTMAN SIR Support Agreement" means the licence agreement between USTMAN and Purchaser in the form attached hereto as Appendix 4.1.7-B;

          "Vendor's Counsel" means Baker & Botts, L.L.P. of Houston, Texas, as United States legal counsel to the Vendor, and Lucas, Bowker and White of Edmonton, Alberta, as Canadian counsel to the Vendor, or such other counsel reasonably acceptable to Purchaser as Vendor may appoint with respect to this Agreement and the matters contemplated hereby; and

          "Vendor's Counsel's Closing Opinion" means the two opinions of Vendor's Counsel addressed to Purchaser and in the forms appended hereto as Appendix 6.1.7; and

          "Vendor Financial Statements" means the unaudited financial statements of Vendor for the fiscal period ended on October 24, 1996 prepared in accordance with generally accepted accounting principles of the United States of America applied on a consistent basis, which financial statements are attached hereto as Appendix 7.1.10.

          "Western Canada Licence Agreement" means the agreement made the fourth day of April, 1995 between Parent, as licensor, and Sure Test Canada Ltd., as licencee.

     1.2  Schedules  and  Appendices:   The  following  are  the  Schedules  and
Appendices attached to and forming part of this Agreement:

       Schedule 2.1(a)      Test Vans
       Schedule 2.1(b)      Equipment
       Schedule 2.1(c)      Tools
       Schedule 2.1(d)      Inventory
       Schedule 2.1(e)      Office Equipment
       Schedule 2.1(f)      Intellectual Property
       Schedule 2.1(i)-A    Customer Contracts
       Schedule 2.1(i)-B    Customer Lists
       Schedule 2.1(j)      Other Contracts
       Schedule 7.1.14      Leased Premises and Real Property Leases
       Schedule 7.1.15      Leased Equipment and Equipment Leases
       Schedule 7.1.16      Litigation
       Schedule 7.1.17      Employees
       Schedule 7.1.18      Warranties and Guarantees
       Schedule 7.1.20      Consents
       Schedule 7.1.23      Environmental Matters
       Schedule 7.1.25      Licences, Permits and Registrations
       Schedule 7.1.26      Accounts Receivable

       Appendix 1.1         Assignment, Conveyance and Assumption Agreement
       Appendix 4.1.1       Tanknology Intellectual Property Transfer Agreement
       Appendix 4.1.2       Tanknology Licence Agreement
       Appendix 4.1.3       Tanknology Support Agreement
       Appendix 4.1.4       Sure-Test Licence Agreement
       Appendix 4.1.5       Sure-Test Support Agreement
       Appendix 4.1.6       Non-Competition Agreement
       Appendix 4.1.7-A     USTMAN SIR Licence Agreement
       Appendix 4.1.7-B     USTMAN SIR Support Agreement
       Appendix 6.1.7       Vendor's Counsel's Closing Opinion
       Appendix 6.2.5       Purchaser's Counsel's Closing Opinion
       Appendix 7.1.10      Vendor Financial Statements

     1.3 Sections and Headings: The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings and any index are for convenience of reference only and shall not affect the construction or interpretation hereof.

     1.4 Extended Meanings: Words importing the singular number include the plural and vice-versa; words importing gender include all genders.

     1.5 Currency: All dollar amounts referred to in this Agreement are in lawful currency of the United States.

                                    ARTICLE 2
                      PURCHASE AND SALE OF PURCHASED ASSETS

     2.1 Agreement to Purchase: Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties contained herein, Purchaser shall purchase and Vendor shall sell, transfer and assign to Purchaser on the Closing Date, free and clear of all liens, claims, security interests, encumbrances or obligations of any nature whatsoever, substantially all of the assets, tangible and intangible, real and personal, rights and undertakings, used in connection with the Business as at the Effective Date, except as expressly excluded in Section 2.2 hereof, including, without limitation, all right, title and interest of Vendor in and to:

               (a) all trucks, cars and other vehicles owned by Vendor and used in connection with the Business, together with all testing and analysis equipment attached to or stored therein, including, without limitation, those items listed in
                    Schedule 2.1(a) hereto (the "Test Vans");

               (b) all machinery, equipment, spare parts and supplies owned by Vendor and used in connection with the Business, including without limitation the items listed in Schedule 2.1(b) hereto (the "Equipment");

               (c)  all  small  tools  used in  connection  with  the  Business,
                    including,   without  limitation,   those  items  listed  in
                    Schedule 2.1(c) hereto (the "Tools");

               (d) all inventory for resale owned by Vendor and used in connection with the Business, including, without limitation, those items listed in Schedule 2.1(d) hereto (the "Inventory");

               (e) all furniture, furnishings, accessories and office equipment owned by Vendor and used in connection with the Business, including, without limitation, those items listed in
                    Schedule 2.1(e) hereto (the "Office Equipment");

               (f) all Intellectual Property owned by Vendor (with the exception of Intellectual Property licensed to Vendor under the Existing Tanknology Licence Agreement), including, without limitation, those items listed in Schedule 2.1(f) hereto;

               (g) Vendor's leasehold interest in the Leased Premises and all improvements, appurtenances and fixtures situate thereon or forming part thereof;

               (h)  Vendor's leasehold interest in the Leased Equipment;

               (i) all of Vendor's rights pursuant to all written or oral contracts to provide testing and analysis services to its customers as listed on Schedule 2.1(i)-A hereto (the

                    "Customer Contracts") together with Vendor's list of all current and prospective customers of the Business as listed on Schedule 2.1(i)-B hereto (the "Customer Lists");

               (j) all of Vendor's rights to non-competition, non-solicitation and confidentiality agreements and licences listed on
                    Schedule 2.1(j) hereto and other Contracts pertaining to the Business and not otherwise expressly provided for herein (collectively, the "Other Contracts");

               (k)  prepaids  consisting  of  workers'  compensation   payments,
                    equipment rentals, utilities and subscriptions and other like items which corporations normally treat as prepaids provided they relate to the Business and are transferable, but excluding insurance prepaids;

               (l) the goodwill of the Business, as well as the exclusive right of Purchaser, at its option, to represent itself as carrying on the Business in continuation of and in succession to Vendor, and all of Vendor's right, subject to the provisions of section 9.1, to use the names "Tanknology Canada", "Tanknology" or any variation thereof, all of the Vendor's rights to its telephone numbers and all other intangibles used in connection with the Business (collectively referred to as the "Goodwill");

               (m) all documents, or copies thereof, and other data, technical or otherwise, owned by Vendor that relate to the Business and which are in the possession of Vendor (the "Records"); and

               (n) all other assets, rights or undertakings (other than the Excluded Assets) used or in any way associated with the Business of whatever nature or kind and wherever situated;

collectively, the "Purchased Assets".

     2.2 Excluded Assets: There shall be specifically excluded from the Purchased Assets: (i) all Accounts Receivable, (ii) all cash on hand and in bank accounts of Vendor, and (iii) all insurance prepaids and/or insurance premiums termination credits of Vendor (the "Excluded Assets").

     2.3 Assumed Liabilities: As of the Effective Date, Purchaser shall assume and thereafter pay, perform and discharge all obligations and liabilities of Vendor in respect of the Customer Contracts, Other Contracts, Equipment Leases, Real Property Leases and all employment obligations in respect of the Employees, including, without limitation, notice, severance and accrued vacation entitlements.

     2.4 No Assumption of Other Liabilities: Other than the liabilities of Vendor assumed pursuant to section 2.3, it is expressly understood and agreed between the parties hereto that Purchaser shall not assume and is not assuming, nor shall Purchaser become liable, obligated or responsible for the payment of any debts, liabilities or obligations or the performance of any duties of Vendor of any kind or nature whatsoever, whether arising before, on or subsequent to the Effective Date and whether contingent or liquidated in amount, including, without limitation, any debts, liabilities, obligations or duties arising out of accounts payable, tax liabilities, environmental matters, Contracts, or other liabilities of Vendor or related to the operation of the Business.


                                    ARTICLE 3
                                 PURCHASE PRICE

     3.1 Purchase Price: The purchase price payable by Purchaser for the Purchased Assets (the "Purchase Price") (subject to the adjustments, if any, to be made pursuant to section 3.2) shall be the sum of Fifty Thousand Dollars ($50,000) and shall be allocated to the Purchased Assets as follows:

                  Test Vans                        $  12,963
                  Equipment                        $   8,796
                  Tools                            $   9,559
                  Office Equipment                 $  10,000
                  Inventory                        $   4,667
                  Goodwill                         $   4,014
                  All other Purchased Assets       $       1

                                                   $  50,000

The Purchase Price shall be satisfied in full by wire transfer of immediately available funds to the order of the Vendor on Closing.

     3.2 Business Expenses: All expenses of the Business attributable to the period on and prior to the Effective Date, including, without limitation, accrued and/or unpaid wages, salaries and commissions (exclusive of all accrued vacation obligations which shall be the responsibility of Purchaser), and all accrued and/or unpaid sales tax, lease payments and telephone and other utility charges of the Business shall be borne by Vendor. All expenses of the Business attributable to the period after the Effective Date shall be borne by Purchaser. In the event that Purchaser and Vendor fail to agree on which party is responsible for any such payment obligation, such parties shall retain, at their joint expense, the firm of Ernst & Young, Chartered Accountants, or such other national firm of chartered accountants mutually acceptable to the parties hereto to determine the party responsible for such payment obligation and whose determination shall be final and binding on the parties. Any and all obligations required to be paid by the responsible party pursuant to this section shall be made to the applicable payee within 15 days after determination of the amount of such payment.

     3.3 Sales and Transfer Taxes: All Canadian federal, provincial and municipal GST, sales and transfer taxes payable in connection with the transfer of the Purchased Assets shall be borne by Purchaser.

     3.4 GST Election: Each of Vendor and Purchaser is a registrant under the Excise Tax Act (Canada) for the purposes of the GST. Vendor's GST registration number is 13070 0727 RT. Purchaser's GST registration number is 89813 9837 RT. Vendor and Purchaser elect for the provisions of subsection 167(1) of the Excise Tax Act (Canada) to apply to the sale of the Purchased Assets. The parties hereto shall take all necessary actions in order to complete and file a valid joint election as provided in subsection 167(1) of the Excise Tax Act (Canada). If GST is payable in respect of this asset sale transaction, such tax liability shall be for the account of Purchaser, and Purchaser agrees to remit forthwith Vendor the amount of such GST together with any interest and penalties levied in respect thereof.


                                    ARTICLE 4
                       ADDITIONAL COVENANTS OF THE PARTIES

     As an inducement to all parties hereto to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser and Vendor hereby covenant and agree to the following, and acknowledge that each such covenant and agreement is material to and relied upon by each party hereto:

     4.1 Additional Agreements: On or prior to the Closing Date:

              4.1.1 Tanknology   Intellectual   Property   Transfer   Agreement:
                    Purchaser and Tanknology-USA shall enter into the Tanknology Intellectual Property Transfer Agreement and shall complete the transactions contemplated thereunder on Closing;

              4.1.2 Tanknology Licence  Agreement:  Purchaser and Tanknology-USA
                    shall enter into the Tanknology Licence Agreement and Purchaser shall pay the Tanknology Licence Fee to Tanknology-USA;

              4.1.3 Tanknology  Support  Agreement:  Parent,  Tanknology-USA and
                    Purchaser shall enter into the Tanknology Support Agreement;

              4.1.4 Sure-Test  Licence  Agreement:  Purchaser  shall enter into, and Parent shall cause Pro Eco to enter into, the Sure-Test Licence Agreement and Purchaser shall pay the initial licence fee in the amount of $10,000 to Pro Eco on Closing;

              4.1.5 Sure-Test  Support  Agreement:  Purchaser  and Parent  shall enter into, and Parent shall cause Pro Eco to enter into, the Sure-Test Support Agreement;

              4.1.6 Non-Competition:    Vendor,   Tanknology-USA,   Parent   and
                    Purchaser shall enter into a non-competition and non-solicitation agreement substantially in the form attached hereto as Appendix 4.1.6;

              4.1.7 USTMAN  Agreements:  Purchaser  shall enter into, and Parent shall cause USTMAN to enter into, the USTMAN SIR Licence Agreement and the USTMAN SIR Support Agreement;

     4.2 New Lease: It is mutually understood and agreed that Purchaser will make a good faith effort to negotiate new lease agreements for the Leased Premises for effect on the Closing Date or as soon as is practicable thereafter.

     4.3 Offers of Employment: Purchaser shall offer employment as of the Closing Date to all Employees on terms and conditions at least equivalent on an overall basis to those enjoyed by each such Employee as of the Closing Date and reflected in Schedule 7.1.17. Purchaser will be responsible for any termination and severance costs with respect to all Employees.

     4.4 Bulk Sales Act: Purchaser hereby waives compliance of the Bulk Sales Act (Ontario). Vendor and Parent hereby, jointly and severally, shall pay and satisfy all bona fide claims of trade creditors of the Business relating to all periods on and before the Closing Date forthwith upon such claims becoming due and payable. Vendor and Parent hereby jointly and severally agree to indemnify and hold harmless Purchaser from any liability or other consequence arising out of the waiver of such Act.

     4.5 Transfer and Delivery of Purchased Assets: On Closing, Vendor shall execute and deliver to Purchaser all bills of sale, assignments, instruments of transfer, assurances, consents and other documents as shall be necessary to effectively transfer to Purchaser all the Purchased Assets, and shall deliver up to Purchaser possession of the Purchased Assets and Records, free and clear of any liens, charges or encumbrances or rights of third persons (other than permitted encumbrances and any liens, charges or encumbrances imposed or created by the actions of Purchaser).


                                    ARTICLE 5
                              CLOSING ARRANGEMENTS

     5.1 Closing: The Closing of the transactions contemplated hereby shall take place on the Closing Date at the offices of Purchaser's solicitors, Suite 5800, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3Z7, or at such other place or time as may be approved by Vendor and Purchaser.

     5.2 Closing Procedures: At or before the Closing on the Closing Date, the parties shall take or cause to be taken all actions, steps and corporate proceedings necessary or desirable to validly and effectively approve or authorize the completion of the transactions contemplated hereby.


                                    ARTICLE 6
                              CONDITIONS OF CLOSING

     6.1 Conditions for Purchaser's Benefit: Purchaser shall not be obligated to complete the transaction contemplated hereby unless, on the Closing Date, each of the following conditions has been satisfied, it being understood that these conditions are included for the exclusive benefit of Purchaser and may be waived in writing in whole or in party by Purchaser at any time:

              6.1.1 Approvals: All necessary legal and corporate proceedings and approvals, regulatory or otherwise, applicable to Vendor, Parent, Tanknology-USA and Pro Eco, shall have been taken or obtained to permit the parties to complete the transactions provided for herein.

              6.1.2 Representations:   The  representations  and  warranties  of
                    Vendor, Parent and Tanknology-USA, set forth in this Agreement shall be true and correct at the time of Closing with the same force and effect as if made at and as of such time.

              6.1.3 Compliance:  All of the terms,  covenants and agreements set forth in this Agreement to be complied with or performed by Vendor, Parent and/or Tanknology-USA on or before the Closing Date shall have been complied with or performed by Vendor, Parent and/or Tanknology-USA in all respects on or before the Closing Date.

              6.1.4 Enforceable Agreement: This Agreement and all agreements and documents delivered at Closing or contemplated in this Agreement shall have been duly authorized, executed and delivered to Purchaser by Vendor, Parent, Tanknology-USA, USTMAN and Pro Eco as applicable, and shall be, at Closing, valid and binding obligations of Vendor, Parent, Tanknology-USA, USTMAN and Pro Eco respectively, enforceable in accordance with their respective terms, subject to all applicable laws, including, without limitation, bankruptcy and creditors rights law and equitable principles.

              6.1.5 Vendor  Deliveries:  Vendor,  Parent  and/or  Tanknology-USA
                    shall have delivered to Purchaser:

                    (a) each of the Tanknology Intellectual Property Transfer Agreement, Tanknology Licence Agreement, Tanknology Support Agreement, Sure-Test Licence Agreement,

                         Sure-Test  Support  Agreement,  USTMAN   Agreement  and
                         Non-Competition   Agreement   duly   executed   by  all
                         respective parties thereto other than Purchaser;

                    (b) the Assignment Conveyance and Assumption Agreement to be executed by all parties thereto;

                    (c) a certificate dated as of Closing executed by a duly authorized officer of each of Vendor, Parent and Tanknology-USA to the effect that all representations and warranties of Vendor, Parent and Tanknology- USA contained in this Agreement are true and correct at and as of the Closing and all conditions precedent to the obligations of Purchaser to consummate the transactions contemplated herein and not waived by Purchaser have been fulfilled by Vendor, Parent and Tanknology- USA;

                    (d) certified copies (dated as of the Closing) of the Shareholders of Vendor and the Board of Directors of Parent and Tanknology-USA authorizing and approving the execution and delivery of this Agreement and the consummation of each and every transaction contemplated by this Agreement;

                    (e)  a  certificate   of   incumbency  of  Vendor,   Parent,
                         Tanknology-USA, Pro Eco and USTMAN dated as of the Closing;

                    (f)  the Vendor's Counsel's Closing Opinion; and

                    (g) the consent and release of Bank One, Texas, N.A. and Bank One, Capital Partners L.P., the consent of the landlord to Purchaser's assumption of the Mississauga office lease, the waiver required by ULC Underwriters Laboratory of Canada and the Bell Canada assumption of Vendor's phone line, each as referred to in Schedule 7.1.20.

     6.2 Conditions for Vendor's Benefit: None of Vendor, Parent and Tanknology-USA shall be obligated to consummate the transactions herein provided for unless, on the Closing Date, each of the following conditions has been satisfied, it being understood that these conditions are included for the exclusive benefit of Vendor, Parent and Tanknology-USA and may be waived in writing in whole or in part by Vendor, Parent and Tanknology-USA at any time:

              6.2.1 Approvals: All necessary legal and corporate proceedings and approvals, regulatory or otherwise, applicable to Purchaser, shall have been taken or obtained to permit the parties to complete the transactions provided for herein.

              6.2.2 Representations  and  Warranties:  The  representations  and warranties of Purchaser set forth in this Agreement shall be true and correct at the time of Closing with the same force and effect as if made at and as of such time.

              6.2.3 Compliance:  All of the terms,  covenants and agreements set forth in this Agreement to be complied with or performed by Purchaser at or before the Closing Date shall have been complied with or performed by Purchaser in all respects.

              6.2.4 Enforceable Agreement: This Agreement and all agreements and documents delivered at Closing or contemplated in this Agreement shall have been duly authorized, executed and delivered to Vendor by Purchaser and shall be, at Closing, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, subject to all applicable laws including, without limitation, bankruptcy and creditors rights law and equitable principles.

              6.2.5 Purchaser's  Deliveries:  Purchaser  shall have delivered to
                    Vendor, Parent and Tanknology-USA:

                    (a) each of the Tanknology Intellectual Property Transfer Agreement, Tanknology Licence Agreement, Tanknology Support Agreement, Sure-Test Licence Agreement, Sure-Test Support Agreement, USTMAN Agreement and Non-Competition Agreement duly executed by Purchaser;

                    (b) the Assignment, Conveyance and Assumption Agreement to be executed by all parties thereto;

                    (c)  payment of the  Purchase  Price as  provided in section
                         3.1;

                    (d)  payment of the Tanknology Intellectual Property Price;

                    (e)  payment of the Tanknology Licence Fee;

                    (f)  payment of the Sure-Test Licence Fee;

                    (g) a certificated dated as of Closing executed by a duly authorized officer of Purchaser to the effect that all representations and warranties of Purchaser, contained in this Agreement are true and correct at and as of the

                         Closing and all conditions precedent to the obligations of Vendor, Parent and Tanknology-USA to consummate the transactions contemplated herein not waived by Vendor, Parent and Tanknology-USA have been fulfilled by Purchaser;

                    (h) a certificate of incumbency of Purchaser dated as of the Closing;

                    (i) certified copies (dated as of the Closing) of the Board of Directors of Purchaser authorizing and approving the execution and delivery of this Agreement and the consummation of each and every transaction contemplated by this Agreement; and

                    (j)  the Purchaser's Counsel's Closing Opinion.


                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

     7.1 Representations and Warranties of Vendor: As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, each of Vendor, Parent and Tanknology-USA, jointly and severally, hereby represents and warrants to Purchaser, and acknowledges that each such representation and warranty set forth in section 7.1 is material to and is relied upon by Purchaser:

              7.1.1 Corporate Status:  Each of Vendor,  Parent,  Tanknology-USA,
                    USTMAN and Pro Eco is a corporation duly incorporated and organized and validly existing under the laws of its jurisdiction of incorporation with all requisite corporate power and capacity to execute and deliver this Agreement and all other instruments and documents relating hereto and perform all of its obligations hereunder and thereunder. Vendor has all requisite power and capacity to own and operate the Business and to lease and dispose of the Purchased Assets and Vendor is qualified and in good standing in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified shall not, alone or in the aggregate, have a material adverse effect on the Business.

              7.1.2 Effect of  Agreement:  The  execution  and  delivery of this
                    Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of each of Vendor, Parent and Tanknology-USA. The execution and delivery of the USTMAN Agreement by USTMAN, and the Sure-test Support
                    Agreement by Pro Eco, and the consummation of the transactions contemplated thereunder have been duly authorized by all necessary corporate action on the part of USTMAN and Pro Eco, respectively. This Agreement and all agreements and documents executed and delivered pursuant to this Agreement constitute valid and binding obligations of Vendor, Parent, Tanknology-USA, USTMAN and Pro Eco, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws or equitable principles of general application affecting the rights of creditors generally.

              7.1.3 No Breach  Caused by this  Agreement:  Neither the execution nor delivery of this Agreement nor the fulfilment or compliance with any of the terms hereof will, with or without the giving of notice and/or the passage of time, (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the articles or by-laws, as amended, of Vendor, Parent and Tanknology-USA or, if the consents contemplated in Schedule
                    7.1.20 are obtained, any Contract or any judgment, decree or order to which Vendor, Parent or Tanknology-USA is subject or by which they are bound, or (ii) require any consent or other action by any administrative or governmental body. The execution, delivery and performance of this Agreement and compliance with the provisions hereof by Vendor, Parent and Tanknology-USA will not violate any provision of law or any regulation by which Vendor, Parent and Tanknology-USA are bound.

              7.1.4 Title to Assets: Vendor has good and marketable title to the
                    Purchased Assets (and a valid and enforceable leasehold interest in all assets subject to the Equipment Leases), free and clear of all liens, privileges, pledges, options, mortgages, hypothecs, charges or other encumbrances or security interests of whatsoever nature or kind.

              7.1.5 Condition  of  Tangible  Assets:   All  Test  Vans,   Tools,
                    Equipment, Office Equipment and Leased Equipment are in good, serviceable condition and fit for the particular purposes for which they are used in the Business, subject only to normal maintenance requirements and normal wear and tear reasonably expected in the ordinary course of business.

              7.1.6 Options:  Except as set out in this Agreement, no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from Vendor of any of the Purchased Assets, other than pursuant to purchase orders accepted by Vendor in the ordinary course of the Business.

              7.1.7 Inventory: All items of Inventory are merchantable.  None of
                    such  items  is  below   standard   quality,   obsolete   or
                    obsolescent.

              7.1.8 All Assets: The Purchased Assets, the Intellectual  Property
                    listed on  Schedule  2.1(f)  and all  assets  subject to the
                    Equipment Leases constitute all material assets of any nature with which Vendor has conducted the Business for the twelve months prior to the date hereof, other than additional Test Vans provided by Affiliates of the Vendor from time to time during periods of increased business activity, and subject to the addition and deletion of assets in the ordinary course of business. All Leased Premises are supplied with utilities and other services necessary for the operation of such facilities in connection with the Business.

              7.1.9 Customers  and  Suppliers:  Vendor has no  knowledge  of any termination, cancellation or modification, not in the ordinary course of business, in the business relationships of Vendor with any of its material customers and suppliers which may reasonably be expected, alone or in the aggregate, to have a material adverse effect on the Business.

             7.1.10 Financial  Statements:  The Vendor Financial  Statements are
                    accurate, complete, true and correct in all material respects and fairly present in all material respects the financial condition and results of operations of Vendor and the Business as of the date of such statements.

             7.1.11 Records  Complete:   All   material  transactions   of   the
                    Business are properly recorded in the books and records of Vendor.

             7.1.12 Intellectual  Property:  Vendor  has full  right,  title and interest to each item of Intellectual Property owned, licensed or used by Vendor in connection with the Business as set forth on Schedule 2.1(f). There are no pending or threatened claims against Vendor alleging that the conduct of the Business infringes or conflicts with the rights of others under patents, trade-marks, copyrights or trade secrets. The Business as now conducted does not infringe or conflict with the rights of others, including, without limitation, to patent, trade-mark, copyright and trade secret rights, and Vendor owns or possesses all the patents, trade-marks, trade names, copyrights, trade secrets, service marks, licences and rights with respect to the foregoing necessary for the operation of the Business as now conducted. None of Vendor, Parent or Tanknology-USA is aware of any violation by a third party of any patents, trade-marks, trade names, copyrights, trade secrets, services marks, licences or other proprietary rights owned by Vendor, Parent and Tanknology-USA and used in connection with the Business.

             7.1.13 Contracts:    Vendor is not a party to any Contract relating
                    to the Business, except as listed in the Schedules to this Agreement. Vendor is not in default under or in breach of any Customer Contract, Other Contract, Equipment Lease or

                    Real Property Lease except for defaults or breaches which individually or in the aggregate are not material and, to the knowledge of Vendor or Parent, there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach by Vendor or any other party thereto. Each of such Contracts is now in good standing and in full force and effect and Vendor is entitled to all rights and benefits thereunder.

             7.1.14 Real  Property:  Vendor  is not the  owner of or tenant or a party to any agreement to own or lease any real property of or pertaining to the Business, except for the Leased Premises.

             7.1.15 Leased  Equipment:  Schedule  7.1.15 contains a complete and accurate list of all Equipment Leases and all Leased Equipment used in the Business.

             7.1.16 Litigation:  Except as disclosed in Schedule  7.1.16,  there are no law suits, actions, governmental investigations, claims or demands or other proceedings pending or, to the best of the knowledge of Vendor, threatened against Vendor. To the knowledge of Vendor or Parent, there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such action, governmental investigations, claims or demands or other proceedings, or which requires or may require, the expenditure of money as a condition to or a necessity for, the right or ability of Vendor to conduct the Business in the manner in which the Business has been carried on prior to the date hereof. All threatened or pending claims, suits or actions against Vendor or any of its officers or directors in their capacities as such which could affect Vendor have been described in Schedule 7.1.16.

             7.1.17 Employee  Matters:  Except as set forth in  Schedule  7.1.17 hereto, Vendor:

                    (a) Collective Agreements: is not a party to any collective agreement with, or commitment to, any trade union or employee association and has not made any commitments to or extended voluntary recognition to or conducted negotiations with any trade union or employee association with respect to any future agreements. Vendor is not aware of any current attempts to organize any employees or establish any trade union or employee association in connection with Vendor other than as disclosed on Schedule 7.1.17;

                    (b) Benefit Plans: except as set forth in Schedule 7.1.17, is not a party to nor operates any bonus, pension, profit sharing, deferred compensation, retirement, hospitalization insurance, life insurance, drug or dental insurance, eye care, weekly indemnity, long term disability, medical insurance, or similar plan or practice, formal or informal, with respect to any Employee or any other Person;

                    (c) Employment Contracts: is not bound by any agreement whether written or oral with any Employee providing for a specified period of notice of termination or providing for any fixed term of employment, and has no Employee who cannot be dismissed upon such period of notice as may be required by applicable law. Schedule
                         7.1.17 contains a complete and accurate list of Employees as at the Closing Date, each Employee's annual remuneration, date of commencement of employment and the amount of any accrued vacation benefit; and

                    (d) Inactive Employees: Schedule 7.1.17 contains a complete and accurate list of Employees of Vendor who are no longer on the payroll by reason of pregnancy or sick leave, temporary lay-off or short term or long term disability.

                    (e) Employee Plans: all employee benefit and welfare plans to which Vendor contributes, or in which any of its Employees participate or are eligible to participate, have been established, qualified and administered, in all material respects, in accordance with all applicable laws, regulations, orders or other legislative, administrative or judicial promulgations and in accordance with all agreements or understandings, written or oral, between Vendor and its Employees. None of such plans, nor any related trusts thereunder, is subject to any pending investigation, examination or other proceeding initiated by any governmental agency or instrumentality and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination or other proceeding. All contributions required by the terms of such plans or by applicable laws have been made, and Vendor has no liability (other than liabilities accruing after the Closing Date) with respect to any such plans, except for current contributions not yet due and payable based on compensation paid by Vendor, as the case may be.

             7.1.18 Fulfilment  of  Guarantees:  There have been no  requests or demands for treatment or other services by customers of Vendor to fulfil warranties or guarantees made or given by Vendor to its customers which services have not been provided to such customers, except as set forth in Schedule 7.1.18.

             7.1.19 Taxes and Assessment:    Vendor has filed, or will file when
                    and as due,  all  foreign,  federal,  provincial  and local, sales, payroll, excise, GST and business tax returns required by law to be filed by Vendor with respect to the Business or the ownership of the Purchased Assets for all periods prior to and including the Closing Date. Vendor has paid or will pay all federal, provincial, local or foreign taxes or other governmental charges, including interest and penalties imposed, with respect to the Business of Vendor or the ownership of the Purchased Assets for all periods prior to and including the Closing Date.

             7.1.20 Consents:  Except as listed in Schedule 7.1.20,  no consents or approvals are required under any Contract pertaining to the Business or to which Vendor, Parent or Tanknology-USA is a party in order to permit the consummation of the transactions provided for under this Agreement.

             7.1.21 No Material  Change:  Except as disclosed or provided for in this Agreement, since October 24, 1996;

                    (a) no material adverse change, financial or otherwise, in the condition of the Business or the Purchased Assets shall have occurred; and

                    (b) Vendor shall have operated the Business consistently with prior practices and shall not have made any material change to the Business.

             7.1.22 Solvency:  Vendor is  solvent  and the  consummation  of the transactions provided for in this Agreement will not render it insolvent. There are no conditions, obligations or commitments of Vendor which will render Vendor insolvent.

             7.1.23 Environmental Matters:

                7.1.23.1 Other  than as set forth on  Schedule  7.1.23  attached hereto, no environmental license, permit or approval relating to the Purchased Assets or the Business will become void or voidable as a result of the completion of the transactions contemplated hereby.

                7.1.23.2 To the best knowledge of the Vendor,  other than as set orth on Schedule 7.1.23 attached hereto, Vendor is not responsible or potentially responsible for the remediation or cost of remediation of any pollutants, contaminants, chemicals or industrial, hazardous or toxic substances or wastes of any kind ("Hazardous Materials") regulated under any environmental law or regulation at, on or under the Leased Premises, any land adjacent thereto or any other property owned, leased or occupied by Vendor.

                7.1.23.3 Other than as s et forth on  Schedule  7.1.23  attached hereto, Vendor has not been nor is it the subject of any federal, provincial, local or private litigation or proceeding involving a demand for damages or other potential liability with respect to violations of any environmental law, regulation or order.

                7.1.23.4 Other than as s et forth on  Schedule  7.1.23  attached hereto, no notice or warning has been issued or given by any governmental or regulatory authority with respect to any failure or alleged failure of, or necessity for, Vendor to have any environmental license, permit or approval required in connection with the conduct of the Business, except where such failure has been fully resolved or cured or other required action taken, nor, to the knowledge of the Vendor, is any such notice or warning proposed or threatened; nor has a notice or warning been issued or given by any governmental or regulatory authority with respect to the generation, treatment, storage, handling, recycling, transportation, disposal or discharge of a Hazardous Material by Vendor or the treatment, storage, handling, recycling, disposal or discharge of a Hazardous Material at the Leased Premises.

                7.1.23.5 Other than as set forth on Schedule 7.1.23 hereto,  the
                         Company has not handled any Hazardous Material at the Leased Premises or any property owned, leased or occupied by Vendor, other than in substantial compliance with applicable environmental laws, regulations and orders. No polychlorinated biphenyl or asbestos material is or has been present at the Leased Premises or any property owned, leased or otherwise occupied by Vendor.

               7.1.24 Copies of Agreement:  True, correct and complete copies of all Contracts relating to the Business or by which Vendor is bound and all Real Property Leases and Equipment Leases have bene provided to Purchaser.

             7.1.25 Compliance  with Applicable  Laws:  Vendor is conducting the
                    Business in compliance in all material respects with all applicable federal, provincial, municipal and local laws, rules and regulations of each jurisdiction in which it carries on the Business including, without limitation, zoning by-laws and regulations, and Vendor is not in breach of any such laws, rules or regulations, except for breaches which in the aggregate are not material or which have been disclosed in writing to Purchaser. Vendor is duly licensed or registered and has obtained all permits in each jurisdiction in which it owns or leases property or carries on the Business, to enable the Business to be carried on as now conducted and the Purchased Assets to be owned, leased and operated, and all such licences, permits and registrations are valid and subsisting and in good standing. A complete and accurate description of all such licences, permits and registrations held by Vendor is set forth in
                    Schedule 7.1.25 hereto.

             7.1.26 Accounts  Receivable:  Schedule  7.1.26  is a  complete  and accurate list of all Accounts Receivable. Vendor has not rendered any invoice for services performed or products sold after the Effective Date.

             7.1.27 Residency: Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

             7.1.28 No  Forbidden  Disclosure:  There  is no  information  which
                    Vendor is prevented by contract from disclosing to third parties, in respect to the transactions herein described.

             7.1.29 Not Misleading: The foregoing representations and warranties and statements of fact (including the Schedules and Appendices related thereto) do not contain any untrue statement of material fact or omit to state any material fact necessary to make any such representation, warranty or statement not misleading.

     7.2 Representations and Warranties of Purchaser: As an inducement to Vendor to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser hereby represents and warrants to Vendor, and acknowledges that each such representation and warranty set forth in section 7.2 is material to and is relied upon by Vendor.

              7.2.1 Good Standing:  Purchaser is a corporation duly incorporated and organized and validly existing under the laws of Ontario.

              7.2.2 Authority  Relative to  Agreement:  Purchaser has the right, power and authority to consummate the transactions contemplated hereby, including the execution, delivery and performance of this Agreement and all agreements, instruments and documents being or to be executed and delivered by Purchaser in connection with such transactions and the performance of all obligations of Purchaser that arise under this Agreement or under such other agreements, instruments or documents or in connection herewith, and execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and effectively authorized and approved by all necessary corporate action. This Agreement constitutes, and each such other agreement, instrument, and document, upon due execution by Purchaser will constitute, the legal, valid, and binding obligation of Purchaser enforceable against Purchaser, in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization, and other laws or equitable principles of general application affecting the rights of creditors generally. The Board of Directors of Purchaser have approved the consummation of the transactions contemplated hereby.

              7.2.3 No Breach  Caused by this  Agreement:  Neither the execution nor delivery of this Agreement nor the fulfilment or compliance with any of the terms hereof will, with or without the giving of notice and/or the passage of time, (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the articles or by-laws, as amended, of Purchaser or any contract to which Purchaser is a party or by which it is bound or any judgment, decree or order to which Purchaser is subject or by which it is bound, or (ii) require any consent or other action by any administrative or governmental body. The execution, delivery and performance of this Agreement and compliance with the provisions hereof by Purchaser will not violate any provision of law or any regulation by which Purchaser is bound.

     7.3 Survival: Except as otherwise specifically provided, all representations, warranties, covenants and agreements contained in this Agreement on the part of each of the parties shall survive the Closing, the execution and delivery of any bills of sale, instruments of conveyance, assignments or other instruments for transfer of title to any of the Purchased Assets and the payment of the consideration therefor and shall continue in full force and effect for the benefit of the respective party, subject to the following provisions:

                    (a) in respect to any Claim arising under Section 8.1, other than a Claim based upon intentional misrepresentation or fraud, or pertaining to Taxes, for a period of three (3) years following the Closing Date; and

                    (b) in respect to any Claim arising under Section 8.5 or any Claim based upon intentional misrepresentation or fraud, or pertaining to Taxes, for an unlimited period.

                                    ARTICLE 8
                                    INDEMNITY

     8.1 Indemnity of Purchaser: Subject to the limitations set forth in sections 7.3 and 8.4 hereof, each of Vendor and Parent hereby jointly and severally covenants and agrees to indemnify and save harmless Purchaser from and against all claims, demands, actions, causes of action, liabilities, obligations (including, without limitation, any removal or remedial action required by law, regulation or order) damages, losses, costs and expenses (including, without limitation, reasonable legal fees) (hereinafter sometimes collectively referred to as the "Claims") which may be made or brought against Purchaser or which Purchaser may suffer or incur as a result of, in respect of or arising out of any matter or thing relating to: (i) the conduct of the Business prior to the Closing Date, including, without limitation, the pre-Closing Date liabilities set forth on the balance sheet included in the Vendor Financial Statements and incurred in the ordinary course of business; (ii) any non-fulfillment of any covenant or agreement on the part of Vendor, Parent or Tanknology-USA under this Agreement; (iii) any breach of any representation or warranty of Vendor, Parent or Tanknology-USA contained herein or in any certificate or other document furnished by Vendor, Parent or Tanknology-USA pursuant to this Agreement; or
(iv) Claims in respect of litigation or threatened litigation whether or not referred to in Schedule 7.1.16, arising from actions of Vendor, Parent or Tanknology-USA (including a failure to act) taken or not taken prior to the Closing Date, provided that this section 8.1 shall not cover any Claims relating to vacation accruals of Employees, and provided further, that this section 8.1 shall not be applicable to any Claim based upon any representation, warranty, covenant or agreement contained in this Agreement where notice of such Claim is not given in accordance with section 8.2 prior to the expiration of such representation, warranty, covenant or agreement pursuant to section 7.3. For greater certainty, the provisions of this Article 8 shall apply to any Claim arising under the indemnity set out in section 4.4 relating to the Bulk Sales Act (Ontario). Subject to the provisions of section 10.1, the indemnity provisions of this Article 8 shall be Purchaser's exclusive remedy in respect of any such Claim.

     8.2 Carriage of Legal Proceedings: If a Claim should arise and Purchaser wishes to claim indemnification under section 8.1 hereof, Purchaser shall give notice within 30 days of the Purchaser becoming aware of such Claim in writing to Vendor, Parent and Tanknology-USA stating the nature and basis of the Claim. Upon receipt of such notice, Vendor, Parent and Tanknology-USA shall have the right by notice to Purchaser not later than thirty days after receipt of the initial notice described above, to assume control of the defense, compromise or settlement of any Claim, provided that such assumption shall, by its terms, be without cost to Purchaser, subject to the right of reimbursement provided for below. Upon assumption of control by Vendor, Parent and/or Tanknology-USA as aforesaid, such indemnifying party or parties shall at their expense diligently proceed with the defense, compromise or settlement of the Claim, including employment of counsel reasonably satisfactory to Purchaser and, in connection therewith, Purchaser shall cooperate fully but at the expense of the indemnifying party or parties to make available to the indemnifying party or parties all pertinent information and witnesses under the control of Purchaser, make such assignments and take such other steps as in the opinion of Purchaser's Counsel, acting reasonably, are necessary to enable the indemnifying party or parties to conduct such defense, provided always that Purchaser shall be


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




entitled to reasonable security from the indemnifying party or parties for any expense, cost and other liabilities to which each of them may or may become exposed by reason of such cooperation.

     8.3 Settlement: In the event that Vendor, Parent and/or Tanknology-USA have assumed the defense of any Claim and have obtained or received an offer to compromise or settle such Claim on terms and conditions acceptable to such indemnifying party or parties (which offer provides for a monetary settlement and any non-monetary terms or conditions that are not material and adverse to the interests of Purchaser) and Purchaser refuses for any reason whatsoever to agree to the terms and conditions of such compromise or settlement, such indemnifying party or parties may continue to defend the action or claim or tender the further defense of such Claim to Purchaser and, in either case, the liability of the indemnifying party or parties to Purchaser shall not exceed the cost of implementation of such compromise or settlement. If Vendor, Parent and Tanknology-USA do not give notice to Purchaser of their desire to control the defense, compromise or settlement of any Claim as provided for above, Purchaser shall be entitled to make such settlement of the Claim as in its sole discretion may appear advisable, and such settlement or any other final determination of such third party Claim shall be binding on Vendor, Parent and Tanknology-USA.

     8.4 Limitation on Liability: The maximum aggregate amount of all liability of Vendor, Parent and Tanknology-USA, collectively, pursuant to section 8.1 herein, and pursuant to each of the other agreements between or among any of the parties specifically referencing this section 8.4, other than any liability arising from any fraudulent acts of Vendor, Parent or Tanknology-USA or in respect of Taxes, shall be limited to the sum of Two Million Dollars ($2,000,000.00), regardless of whether such liability is in the form of payment or performance obligations.

     8.5 Indemnity of Vendor: Purchaser hereby covenants and agrees to indemnify and save harmless Vendor, Parent and Tanknology-USA from and against all Claims which may be made or brought against Vendor, Parent or Tanknology-USA or which they may suffer or incur as a result of, in respect of or arising out of any matter or thing relating to: (i) the conduct of the Business after the Closing Date; (ii) any non-fulfillment of any covenant or agreement on the part of Purchaser under this Agreement, (iii) any breach of any representation or warranty of Purchaser contained herein or in any certificate or other document furnished by Purchaser pursuant to this Agreement or (iv) arising from actions of Purchaser (including failure to act) taken or not taken after the Closing Date. Subject to the provisions of section 10.1, the indemnity provisions of this Article 8 shall be the exclusive remedy of Vendor, Parent and Tanknology-USA in respect of any such Claim.


                                    ARTICLE 9
                             POST-CLOSING COVENANTS

     9.1 Corporate Name: Immediately following the Closing, Vendor shall take all necessary steps and corporate proceedings as may be necessary to change its name to a new name which does not contain the word "Tanknology", "Vacutect" or "Sure-Test." Except for the purposes of carrying out administrative functions


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



relating to the wind-up of its financial affairs, Vendor shall not use the words "Tanknology" or "Tanknology Canada" or any other trade mark or trade name listed on Schedule 2.1(f) after the Closing Date. Notwithstanding the provisions of section 7.3 or anything else to the contrary contained herein, the parties covenant and agree that:

                    (a) for as long as Purchaser or any successor thereto is in existence, neither Parent nor any of Parent's Affiliates shall conduct any business of any nature in Canada under any name containing the words "Tanknology", "Vacutect" or "Sure-Test"; and

                    (b) for as long as Parent or any Affiliate of Parent or any successor to Parent or any such Affiliate is in existence, neither Purchaser nor any of Purchaser's Affiliates shall conduct any business of any nature outside of Canada under any name containing the words "Tanknology", "Vacutect" or "Sure-Test";

     9.2 Motor Vehicles: Purchaser shall be responsible for the transfer of ownership under applicable motor vehicle legislation of all motor vehicles and trailers owned by Vendor and forming part of the Purchased Assets. Purchaser shall complete the transfer of such ownership within 30 days of the Closing, and shall indemnify and save harmless Vendor from and against all claims, liabilities, costs, damages and expenses made against or sustained by Vendor as a result of Purchaser operating such motor vehicles and/or trailers following the Closing.

     9.3 Collection of Accounts Receivable: Purchaser shall use reasonable efforts, consistent with the practice of a Person carrying on a business of a similar nature to the Business, for a period of one year following the Closing Date, to collect those Accounts Receivable owing by customers of the Business which request future services from the Purchaser. Any payments received by Purchaser in respect of the Accounts Receivable shall be remitted by Purchaser to Vendor on a monthly basis together with a written report in respect of such collections. Any payments received by Purchaser from customers in connection with the conduct of the Business during the one year following the Closing date from customers who are debtors in respect of the Accounts Receivable shall be firstly applied against the applicable accounts receivable on an oldest invoice first basis.

     9.4 Administrative Assistance to Vendor: Purchaser shall, in addition to the assistance to be provided pursuant to section 9.3, for a period of one year following the Closing Date, provide reasonable assistance to Vendor in the following administrative matters:

                    (a) the processing and mailing of test reports to customers of the Business in respect of all testing and analysis completed by Vendor from January 1, 1997 to and including January 31, 1997;

                    (b) the preparation and mailing of all invoices for all services rendered and products sold by Vendor in the ordinary course of business from January 1, 1997 to and including January 31, 1997;

                    (c) the processing and payment of all accounts payable of Vendor relating to the Business and incurred in the ordinary course of business from January 1 to and including January 31, 1997, provided that Vendor shall fund Purchaser to pay all such accounts payable prior to the payment deadline specified in the respective invoice. Purchaser shall be entitled to use the proceeds of the Accounts Receivable collected on behalf of Vendor pursuant to the provisions of section 9.3 to satisfy payment of such accounts payable; and

                    (d)  the attendance to limited  accounting  tasks in closing the books and records of Vendor for the period commencing September 30, 1996 and ending on February 19, 1997.

The foregoing assistance to be provided by Purchaser to Vendor shall be without cost to Vendor except for any third party expenses necessarily incurred in respect of the performance thereof. Vendor shall remit to Purchaser full payment of any such third party expenses forthwith upon Purchaser's written request therefor (including delivery of a copy of the related invoice). Purchaser shall be entitled to use the proceeds of the Accounts Receivable collected on behalf of Vendor pursuant to the provisions of section 9.3 to satisfy such third party expenses.

     9.5 Sure-Test Western Canadian Licence: Parent hereby acknowledges that Purchaser has entered into discussions with Sure Test Canada Ltd., the licencee under the Western Canada Licence Agreement, for the purpose of acquiring the business of such licencee. If, as a result of such discussions, Parent and/or Pro Eco (as licensor under the Western Canada Licence Agreement) receives a request from Purchaser or the said Sure Test Canada Ltd. to terminate the Western Canada Licence Agreement, Parent shall consent, and shall cause Pro Eco to consent, to such termination in consideration of the increased licence fee which would arise under section 6.2 of the Sure-Test Licence Agreement. Parent hereby waives, and agrees to cause Pro Eco to waive, any and all of their respective rights contained in the Western Canada Licence Agreement to repurchase any equipment and other assets owned and used by Sure Test Canada Ltd. in the operation of its business.


                                   ARTICLE 10
                                   ARBITRATION

     10.1 Arbitration: Any dispute between the parties that cannot be resolved by discussion between the parties hereto, shall be submitted to binding arbitration. The arbitration shall be held in the Province of Ontario and shall be settled in accordance with the provisions of the Arbitration Act (Ontario) or The International Commercial Arbitration Act (Ontario), as appropriate. An arbitrator shall be selected by the parties within thirty (30) days after written notice is received from any other party hereto invoking this section
10.1 (the "Arbitration Notice Date"). If the parties are unable to agree upon an arbitrator on or before thirty (30) days after such written notice, any party hereto may apply to a judge of the Ontario Court of Justice (General Division) to choose an arbitrator. There shall be a single arbitrator who shall order the full exchange of documents before the commencement of any arbitration proceedings, but no other discovery process shall be permitted. It is the intent of the parties that the arbitration shall be concluded as expeditiously as possible. The arbitrator shall be instructed that time is of the essence in proceeding with the determination of the dispute and, in any event, the arbitrator's decision shall be rendered within thirty (30) days of the selection of an arbitrator. The arbitration award shall be given in writing and shall be final and binding on the parties, and not subject to any appeal, provided, however, that the arbitrator shall have no authority to award punitive or consequential damages under any circumstances regardless of whether such damages may be available under the laws of the Province of Ontario or the applicable laws of Canada, the parties hereby waiving their right, if any, to recover punitive or consequential damages in connection with any dispute submitted to an arbitrator pursuant to this section 10.1. The arbitrator shall have the right to award costs of the arbitration. Judgment upon the award rendered may be entered in any court of competent jurisdiction, or application may be made to such court for judicial recognition of the award or an order of enforcement thereof, as the case may be.


                                                    ARTICLE 11
                                                      GENERAL

     11.1 Further Assurances: Each of the parties hereto shall from time to time at the other's request and expense and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment and take such further action as the other may require to more effectively complete any matter provided for herein.

     11.2 Entire Agreement: This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof except as specifically set forth or referred to herein. This Agreement supersedes any prior or contemporaneous agreements, negotiations and discussions of the parties in respect of the subject matter hereof, including without limitation a letter of intent dated November 6, 1996. No amendment or waiver of this Agreement shall be binding unless executed in writing by the parties and no such amendment or waiver shall extend to anything other than the specific subject matter thereof. The failure at any time of any party to insist on strict performance of any provision of this Agreement shall not limit the ability of that party to insist at any future time whatsoever on the performance of the same or any other provision (except insofar as that party may have given a valid and effective written waiver or release).

     11.3 Invalidity of Provisions: The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof and any such invalid or unenforceable provision shall be deemed to be severable.

     11.4 Applicable Law: This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     11.5 Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (i) delivered personally, or
(ii) sent on any Business Day by telecopier, addressed, as follows:

                    (a) in the case of notice to Parent, Tanknology-USA, or Vendor,

                           Tanknology/NDE Corporation
                        8900 Shoal Creek Blvd., Bldg. 200
                               Austin, Texas 78757

                         Attention:       President, Dan Sharplin
                         Telecopier:      (512) 459-1459

                    (b)  with a copy to:

                          NDE Environmental Corporation
                           712 Main Street, Suite 1700
                              Houston, Texas 77002

                         Attention:       Chairman, Jay Allen Chaffee
                         Telecopier:      (713) 223-5379

                    (c) and in the case of notice to Purchaser, addressed as follows:

                         Precision Tank Testing Limited
                          2550 Argentia Road, Suite 215
                         Mississauga, Ontario
                         L5N 5R1

                         Attention:       Mr. David Lowndes, President
                         Telecopier:      (905) 826-5315

and in all cases so sent by means of electronic communication, so confirmed. Any notice so given is deemed conclusively to have been given and received on the date when so personally delivered or sent by telex, telecopier or other electronic communication. Any party hereto or others mentioned above may change any particulars of its address for notice by notice of at least five (5) Business Days to the others in the manner aforesaid.

     11.6 No Brokers: None of the parties to this Agreement has entered into any agreement that would entitle any Person to any valid claim against any such party or parties for a broker's commission, finder's fee or any like payment in respect of the purchase and sale of the Purchased Assets or any other matters contemplated by this Agreement.

     11.7 Costs and Expenses: Each party to this Agreement shall be responsible for its own legal and audit fees and other charges incurred in connection with the purchase and sale of the Purchased Assets, including, without limitation, the preparation of this Agreement, all negotiations between the parties hereto and the consummation of all transactions contemplated hereunder.

     11.8 Announcements: All public announcements about the transactions provided for herein or contemplated hereby, or about the termination of this Agreement prior to the Closing Date for any reason, shall be approved as to form, content and timing by Vendor and Purchaser.

     11.9 Time of the Essence: Time shall be of the essence with regard to the performance of obligations set forth in this Agreement.

     11.10 Successors and Assigns: This Agreement enures to the benefit of and is binding upon the parties hereto and their respective successors and permitted assigns. No party hereto may assign any of its rights under this Agreement without the prior written consent of the other parties hereto.

     11.11 Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and which taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

                                               PRECISION TANK TESTING LIMITED



                                               Per:    //s// DAVID LOWNDES
                                                        David Lowndes,
                                                        President

                                               TANKNOLOGY CANADA (1988) INC.



                                               Per:    //s// JAY ALLEN CHAFFEE
                                                        Jay Allen Chaffee,
                                                        President

                                               NDE ENVIRONMENTAL CORPORATION



                                               Per:    //s// JAY ALLEN CHAFFEE
                                                        Jay Allen Chaffee,
                                                        Chairman

                                               TANKNOLOGY/NDE CORPORATION



                                               Per:    //s// JAY ALLEN CHAFFEE
                                                        Jay Allen Chaffee,
                                                        Chairman




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